EXHIBIT 10.2
EXECUTION VERSION

8 July ....2021

THE ENTITIES LISTED IN PART A OF SCHEDULE 1
as Borrowers
and
THE ENTITIES LISTED IN PART B OF SCHEDULE 1
as Guarantors
and

arranged by
LLOYDS BANK PLC
with
LLOYDS BANK PLC
acting as Agent
and
LLOYDS BANK PLC
acting as Security Agent

SUPPLEMENTAL AGREEMENT Amending a Facility Agreement dated 13 August 2018

Herbert Smith Freehills LLP

Clause                    Headings                 Page

THIS SUPPLEMENTAL AGREEMENT is dated      8 July                   2021 and made between:
(1)EACH OF THE ENTITIES listed in Part A of Schedule 1 (The Original Parties) as borrowers (the "Borrowers");
(2)EACH OF THE ENTITIES listed in Part B of Schedule 1 (The Original Parties) as original guarantors (the "Guarantors");
(3)ARC GLOBAL II (MIDCO) S.À R.L., a company organised and existing as a private limited liability company (société à responsabilité limitée) under the laws of the Grand Duchy of Luxembourg, having its registered office at 46, boulevard Grande Duchesse Charlotte, L-1330 Luxembourg, Grand Duchy of Luxembourg, registered with the Luxembourg Register of Commerce and Companies under number B201048 ("First Holdco");
(4)ARC GLOBAL HOLDCO, LLC ("Second Holdco");
(5)ARC GLOBAL II (UK) HOLDINGS S.À R.L., a company organised and existing as a private limited liability company (société à responsabilité limitée) under the laws of the Grand Duchy of Luxembourg, having its registered office at 46, boulevard Grande Duchesse Charlotte, L-1330 Luxembourg, Grand Duchy of Luxembourg, registered with the Luxembourg Register of Commerce and Companies under number B197949 ("First Shareholder");
(6)ARC HPDFS HOLDCO, LLC ("Second Shareholder");
(7)GLOBAL NET LEASE, INC., a Maryland corporation (the "Ultimate Owner");
(8)LLOYDS BANK PLC as mandated lead arranger and bookrunner (the "Arranger");
(9)THE FINANCIAL INSTITUTIONS listed in Part C of Schedule 1 (The Original Parties) as lenders (the "Original Lenders");
(10)LLOYDS BANK CORPORATE MARKETS PLC as hedge counterparty ("Original Hedge Counterparty");
(11)LLOYDS BANK PLC as agent of the other Finance Parties (the "Agent"); and
(12)LLOYDS BANK PLC as security trustee for the Secured Parties (the "Security Agent").
BACKGROUND:
(A)Pursuant to a facility agreement dated 13 August 2018 (the "Facility Agreement") made between, among others, the Borrowers and the Agent, the Original Lenders agreed to make available to the Obligors' Agent a credit facility of up to £230,000,000 as amended in accordance with a side letter dated 13 August 2019 between, among others, the Borrowers and the Agent and further amended and restated from time to time.
(B)The parties to the Facility Agreement have agreed to amend the Facility Agreement as set out in this Supplemental Agreement.
IT IS AGREED as follows:
1.DEFINITIONS AND INTERPRETATION
1.1Definitions
Terms defined in the Facility Agreement shall, unless otherwise defined in this Supplemental Agreement or a contrary intention appears, bear the same meaning when used in this Supplemental Agreement and the following terms shall have the following meanings:
"Amended and Restated Facility Agreement" means the Facility Agreement as amended and restated in accordance with Clause 3 (Amendments) and Schedule 3 (Restated Facility Agreement) of this Supplemental Agreement.
“Claim” means any claim, counterclaim, right, remedy, right of action, cause of action (in each case of whatever kind or nature, whether in law, equity, regulation, statute, contract or otherwise, whether known or unknown, whether suspected or unsuspected, whether present, future or otherwise, whether actual, prospective, contingent, potential, alleged or other and however and whether it is held for itself or as agent or trustee for any other person and whenever arising and in whatever jurisdiction) and all rights, title and interests in each of the foregoing, including for or by reason of or arising in connection with any undertaking, obligation, liability, occurrence, act, omission, circumstance, event, transaction, payment (in cash or in kind), matter or thing, whether actual or contingent and whether or not attributable to one cause or event.
"Effective Date" means the date on which the Agent notifies the Obligors and the Lenders that it has received the documents specified in Schedule 2 (Conditions Precedent) in form and substance satisfactory to it, in accordance with Clause 3.3 of this Supplemental Agreement.
"Longstop Date" means 16 July 2021 or such later date as the Agent may agree in writing (acting on the instructions of the Lenders).
"Luxembourg Security Confirmation" means a Luxembourg law security confirmation dated on or about the date of the Effective Date between, among others, First Shareholder, First Holdco and the Security Agent.
"Specified Event of Default" has the meaning given to this term in Clause 2.1 (Waivers).
    "Transaction Obligor" means:
(a)    each Borrower;
(b)    each Guarantor;
(c)    First Holdco;
(d)    Second Holdco;
(e)    First Shareholder;
(f)    Second Shareholder; and
(g)    the Ultimate Owner.
1.2Interpretation
The provisions of clause 1.2 (Construction) of the Facility Agreement shall also apply to this Supplemental Agreement but references to Clauses and Schedules are to clauses and schedules of this Supplemental Agreement unless otherwise specified.
1.3Third party rights
The provisions of clause 1.6 (Third Party Rights) of the Facility Agreement shall apply to this Supplemental Agreement.
1.4Claims
In consideration of the Finance Parties agreeing to the amendments contemplated by this Supplemental Agreement, each Transaction Obligor releases, waives and/or treats as satisfied fully and absolutely, any Claim it may have against any Finance Party or any of its officers, employees or agents in respect of the amendments to the definition of "Cash Trap Event" in clause 1.1 (Definitions) of the Facility Agreement contemplated by this Supplemental Agreement and agrees that it will not commence any process, action or other legal proceeding or other judicial, quasi-judicial, administrative or regulatory process in any jurisdiction whatsoever against any Finance Party or any of its officers, employees or agents in respect of any such Claim.
2.CONFIRMATIONS AND WAIVER
2.1The Obligors have confirmed that as at the date of this Supplemental Agreement, ARC PFBFDUK001, LLC has failed to pay and discharge Taxes imposed on it by the State of Delaware in breach of clause 22.15 (Taxes) of the Facility Agreement and as a result, an Event of Default has occurred and is continuing under clause 24.3.2 (Other obligations) of the Facility agreement (such Event of Default being the "Specified Event of Default" for the purposes of this Supplemental Agreement).

2.2With effect from the Effective Date and without prejudice to the Finance Parties' rights in relation to any Default (other than the Specified Event of Default) which may currently be continuing or which may occur in the future) the Original Lenders agree to waive the Specified Event of Default.
3.AMENDMENTS
3.1The Facility Agreement shall be amended and restated with effect from (and including) the Effective Date so that it reads as if it were restated in the form set out in Schedule 3 (Restated Facility Agreement) and so that the rights and obligations of the parties to this Supplemental Agreement relating to their performance under the Facility Agreement from (and including) the Effective Date shall be governed by and construed in accordance with the terms of the Amended and Restated Facility Agreement.
3.2The parties to this Supplemental Agreement agree that, with effect from (and including) the Effective Date, they shall have the rights and take on the obligations ascribed to them under the Amended and Restated Facility Agreement.
3.3The Agent shall promptly notify the Obligors' Agent and the Lenders when it has received the documents specified in Schedule 2 (Conditions Precedent) in form and substance satisfactory to it.
3.4If the Effective Date has not occurred by the Longstop Date, the Facility Agreement will not be amended in the manner contemplated by this Supplemental Agreement.
4.PREPAYMENT
4.1The Obligors hereby irrevocably instruct the Security Agent to withdraw from, and apply, an amount equal to £11,411,407 standing to the credit of the Cash Trap and Cure Account (the "Prepayment Amount") in or towards prepayment of the Loans, such payment to be made as soon as reasonably practicable (and in any event no later than three Business Days or such later date agreed between the Agent and the Borrower) following the date of this Agreement.
4.2The payment referred to in Clause 4.1 above shall be in addition to any payment due under clause 6.2 (Repayment instalments) of the Facility Agreement (as amended by this Supplemental Agreement).
4.3The Obligors hereby irrevocably instruct the Security Agent to withdraw from, and apply, an amount standing to the credit of the Cash Trap and Cure Account representing Cash Trap Payments in or towards payment to the Agent and Security Agent in respect of any fees, costs and expenses payable by the Borrower pursuant to Clause 10 (Fees and Expenses) as soon as reasonably practicable following the date of this Agreement.
4.4Following the application of the amounts referred to in Clause 4.1 above, the Original Lenders agree that the Security Agent shall as soon as reasonably practicable (and in any event no later than three Business Days) withdraw the balance of any Cash Trap Payments remaining standing to the credit of the Cash Trap and Cure Account (less the amounts referred to in Clause 4.3 above) and transfer all such amounts to a General Account.
5.VALUATIONS
5.1Without prejudice to Agent’s other rights under clause 16.3 (Valuations) of the Facility Agreement, the Obligors acknowledge and agree that the Agent may instruct a Valuer to prepare a Valuation of the Properties:
5.1.1in August 2021, to be issued with a valuation date of no later than 1 October 2021; and
5.1.2in August 2022, to be issued with a valuation date of no later than 1 October 2022,

in each case without prior consultation with the Obligors’ Agent.
5.2The Original Lenders hereby instruct the Agent to instruct a Valuer to prepare the Valuations referred to Clauses 5.1.1 and 5.1.2 above at the times set out therein, unless otherwise instructed by all Lenders.
5.3The Borrowers shall promptly on demand pay to the Agent the costs of any Valuation referred to in Clause 5.1 above.
6.GUARANTEE AND SECURITY
Each Transaction Obligor:
6.1agrees to the amendment and restatement of the Facility Agreement as contemplated by this Supplemental Agreement; and
6.2with effect from the Effective Date, confirms that any security or guarantee created or given by it under the Finance Documents (including under clause 18 (Guarantee and Indemnity) of the Amended and Restated Facility Agreement and the GNL Guarantee) will:
6.2.1continue in full force and effect; and
6.2.2extend to all liabilities and obligations owing or incurred by it to any Secured Party (as defined in the Amended and Restated Facility Agreement) arising under or pursuant to the Amended and Restated Facility Agreement and the other Finance Documents.
7.REPRESENTATIONS AND WARRANTIES
7.1Each Obligor makes the representations and warranties set out in clause 19 (Representations) of the Facility Agreement as at the date of this Supplemental Agreement, by reference to the facts and circumstances now existing as if references to the Finance Documents included references to this Supplemental Agreement.
7.2Each Obligor makes the representations and warranties set out in clause 19 (Representations) of the Amended and Restated Facility Agreement as at the Effective Date, by reference to the facts and circumstances then existing.
8.CONTINUATION
8.1This Supplemental Agreement is supplemental to, and shall be construed as one with, the Facility Agreement.
8.2Except as varied by the terms of this Supplemental Agreement, the Facility Agreement will remain in full force and effect and any reference in the Facility Agreement to the Facility Agreement or to any provision of the Facility Agreement will be construed as a reference to the Facility Agreement, or that provision, as amended and restated by this Supplemental Agreement.
8.3The Agent and the Obligors hereby designate this Supplemental Agreement as a Finance Document.
8.4Except as otherwise provided in this Supplemental Agreement, the Finance Documents remain in full force and effect.
9.FURTHER ASSURANCE
Each Obligor agrees that it shall promptly, upon the request of the Agent, execute and deliver at its own expense any document and do any act or thing in order to confirm or establish the validity and enforceability of this Supplemental Agreement.

10.FEES AND EXPENSES
The Obligors shall within seven Business Days of demand reimburse each of the Agent and the Security Agent for the amount of all costs and expenses (including legal fees) reasonably incurred by it in connection with the matters referred to in this Supplemental Agreement.
11.GOVERNING LAW
This Supplemental Agreement and any dispute or claim arising out of or in connection with it or its subject matter, existence, negotiation, validity, termination or enforceability (including any non-contractual disputes or claims) shall be governed by and construed in accordance with English law.
This Supplemental Agreement has been entered into on the date stated at the beginning of this Supplemental Agreement.

Schedule 1
THE ORIGINAL PARTIES

Schedule 2

CONDITIONS PRECEDENT
1.TRANSACTION OBLIGORS
1.1A copy of the constitutional documents of each Transaction Obligor (and if any such documents are not written in the English language they must be accompanied by a certified translation), or a certificate of an authorised signatory of each Transaction Obligor (other than the Ultimate Owner) confirming that its constitutional documents delivered pursuant to clause 4.1.1 (Initial conditions precedent) of the Facility Agreement on or before the Utilisation Date remain correct, complete and in full force and effect.
1.2A copy of a resolution of the managing member, general partner, board of directors or manager (as applicable) of each Transaction Obligor:
1.2.1approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it execute, deliver and perform the Finance Documents to which it is a party;
1.2.2authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf; and
1.2.3authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, any Utilisation Request) to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party.
1.3A specimen of the signature of each person authorised by the resolution referred to in paragraph 1.2 above.
1.4A certificate of each Transaction Obligor (signed by a managing member, general partner or director (as applicable)) confirming that borrowing or guaranteeing or securing, as appropriate, the Total Commitments would not cause any borrowing, guarantee, security or similar limit binding on it to be exceeded.
1.5A certificate of an authorised signatory of the relevant Transaction Obligor certifying that each copy document relating to it specified in this Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of this Supplemental Agreement.
1.6A solvency certificate signed by an Authorised Signatory of each Transaction Obligor.
1.7A true, complete and up-to-date copy of an excerpt (extrait) issued by the Luxembourg Register of Commerce and Companies pertaining to each Transaction Obligor incorporated and established in Luxembourg dated no earlier than the date of this Supplemental Agreement.
1.8A true, complete and up-to-date copy of a non-registration certificate (certificat de non-inscription d'une décision judiciaire) pertaining to each Transaction Obligor incorporated and established in Luxembourg, each issued by the Luxembourg Register of Commerce and Companies dated as at a date no earlier than the date of this Supplemental Agreement.
1.9A certificate of a manager of each Transaction Obligor incorporated in Luxembourg certifying that:
1.9.1it is not subject to bankruptcy (faillite), voluntary or judicial liquidation (liquidation volontaire ou judiciaire), composition with creditors (concordat préventif de la faillite), suspension of payments (sursis de paiement), controlled management (gestion contrôlée), general settlement with creditors, reorganisation or similar legal provisions affecting the rights of creditors generally in Luxembourg or, to the best of my knowledge, in any other jurisdiction nor, to the best of my knowledge, subject to any other proceedings under the Regulation (EU) 2015/848 of the European Parliament and of the Council of 20 May 2015 on insolvency proceedings, recast and none of the corporate actions, legal proceedings or other procedures or steps referred to under Clause 24.7 of the Facility Agreement (Insolvency Proceedings) have been taken by it in England;

1.9.2to the best of its knowledge, none of its managers or other person entitled has made any corporate action, legal proceedings or other procedure or step in connection with, nor have been notified of, any bankruptcy (faillite), voluntary or judicial liquidation (liquidation volontaire ou judiciaire), composition with creditors (concordat préventif de la faillite), suspension of payments (sursis de paiement), controlled management (gestion contrôlée), general settlement with creditors, reorganisation or similar legal provisions affecting the rights of creditors generally in Luxembourg or abroad, or any analogous procedure in any jurisdiction, nor subject to any proceedings under the Regulation (EU) 2015/848 of the European Parliament and of the Council of 20 May 2015 on insolvency proceedings, recast; and
1.9.3it is not, on the date of this Supplemental Agreement and as a result of the execution of the Finance Documents to which it is a party, in a state of cessation of payments (cessation de paiements) and does not lost its creditworthiness (ébranlement de crédit).
2.LEGAL OPINIONS
2.1A legal opinion of Herbert Smith Freehills LLP, legal advisers to the Arranger and the Agent in England.
2.2A corporate and finance legal opinion of Duane Morris LLP, legal advisers to the Obligors in Delaware and the Ultimate Owner in Maryland.
2.3A legal opinion of Potter Anderson & Corroon LLP, legal advisers to the Arranger and the Agent in Delaware.
2.4A legal opinion of Stibbe, legal advisers to the Arranger and the Agent in Luxembourg.
3.TRANSACTION DOCUMENTS
3.1This Supplemental Agreement.
3.2The Luxembourg Security Confirmation.
4.GENERAL
4.1Evidence that an amount equal to £11,411,407 standing to the credit of the Cash Trap and Cure Account has been or will be applied in prepayment of the Loans.
4.2Evidence that all outstanding Taxes imposed by the State of Delaware on ARC PFBFDUK001, LLC have been paid and discharged in full and that ARC PFBFDUK001, LLC has been restored to the status of good standing with the Secretary of State of the State of Delaware.
4.3Evidence that the fees, costs and expenses then due from the Borrower pursuant to Clause 10 (Fees and Expenses) have been paid or will be paid by the Effective Date.
4.4A copy of any other Authorisation or other document, opinion or assurance which the Agent considers to be necessary or desirable in connection with the entry into and performance of the transactions contemplated by any Finance Document or for the validity and enforceability of any Finance Document.

Schedule 3

RESTATED FACILITY AGREEMENT

EXECUTION VERSION
ORIGINALLY DATED 13 AUGUST 2018
AND AMENDED AND RESTATED BY A SUPPLEMENTAL
AGREEMENT DATED _______________ 2021

THE ENTITIES LISTED IN PART A OF SCHEDULE 1
as Borrowers
and
THE ENTITIES LISTED IN PART B OF SCHEDULE 1
as Original Guarantors
arranged by
LLOYDS BANK PLC
with
LLOYDS BANK PLC
acting as Agent
and
LLOYDS BANK PLC
acting as Security Agent

Up to £230,000,000 investment facility agreement in connection with financing a portfolio of properties in the United Kingdom owned by Subsidiaries of Global Net Lease, Inc.

Herbert Smith Freehills LLP

Clause    Headings                                        Page

40. Counterparts	153
41. Governing Law	154
42. Enforcement	154
43. Bankruptcy Code	154
Schedule 1 The Original Parties and Properties	156
Part A THE BORROWERS	156
Part B The Guarantors	159
Part C The Original Lenders	161
Part D Property Schedule	162
Schedule 2 Conditions Precedent	166
Part A Conditions precedent to the loan	166
[All conditions precedent in this Part A of Schedule 2 were satisfied at or prior to the Utilisation of the Loan]	166
Part B Conditions Precedent – Additional Obligors	172
Schedule 3 Utilisation Request	173
Schedule 4 Amortisation Schedule	174
Schedule 5 Form of Transfer Certificate	175
Schedule 6 Form of Assignment Agreement	178
Schedule 7 Form of Hedge Counterparty Accession Letter	181
Schedule 8 Form of Resignation Letter	182
Schedule 9 Form of Compliance Certificate	183
Schedule 10 Form of Accession Letter	184
Schedule 11 Structure Chart	185
Schedule 12 Closing Accounts	186
Schedule 13 Property Monitoring Report	187
Schedule 14 GNL Guarantee	188
Schedule 15 REFERENCE RATE	205

THIS AGREEMENT is dated 13 August 2018 and is amended and restated on _________________ 2021 and made between:
(1) THE ENTITIES listed in Part A of Schedule 1 (The Original Parties and Properties) as borrowers (the "Borrowers");
(2) THE ENTITIES listed in Part B of Schedule 1 (The Original Parties and Properties) as original guarantors (the "Original Guarantors");
(3) LLOYDS BANK PLC as mandated lead arranger and bookrunner (the "Arranger");
(4) THE FINANCIAL INSTITUTIONS listed in Part C of Schedule 1 (The Original Parties and Properties) as lender (the "Original Lenders");
(5) LLOYDS BANK CORPORATE MARKETS PLC as hedge counterparty ("Original Hedge Counterparty");
(6) LLOYDS BANK PLC as agent of the other Finance Parties (the "Agent"); and
(7) LLOYDS BANK PLC as security trustee for the Secured Parties (the "Security Agent").
IT IS AGREED as follows:
1.Definitions and Interpretation
1.1Definitions
In this Agreement:
12"Acceptable Letter of Credit" means a letter of credit in form and substance satisfactory to the Agent (acting on the instructions of the Majority Lenders acting reasonably and in consultation with the Obligors' Agent), including the Agent being satisfied that:
(a)the letter of credit is issued by Société Générale, London Branch or any other bank with a branch located in London, that is acceptable to the Agent and (in the case of Société Générale, London Branch or any other bank) whose rating satisfies paragraphs (a)(i) and (ii) of the definition of Rating Criteria;
(b)the letter of credit must not comprise more than one document;
(c)payments under the letter of credit must be unconditionally payable on demand;
(d)the letter of credit must comply with and be subject to the then applicable uniform customs and practice for documentary credits;
(e)the terms of the letter of credit must explicitly state that payment obligations under the letter of credit must not be subject to any claim or setoff which the issuing bank may have or may acquire against any member of the Group or any Finance Party;
(f)the letter of credit must be effective from the date of delivery to the Agent for a period expiring no earlier than the Termination Date; and
(g)the letter of credit must be governed by English law.
"Accession Letter" means a document substantially in the form set out at Schedule 10 (Form of Accession Letter).
"Account" means each General Account, each Lux Account, the Deposit Account, the Disposals Account, the Cash Trap and Cure Account or the Rent Account.
"Account Charge" means a first ranking pledge granted or to be granted in favour of the Security Agent in respect of a Lux Account.

"Acquisition Agreement" means each sale and purchase agreement under which an Obligor purchased its Property or any shares in a Borrower.
"Acquisition Documents" means:
(a)an Acquisition Agreement;
(b)any Transfer Agreement;
(c)any document entered into pursuant to a document referred to in paragraphs (a) or (b) above; and
(d)any other document designated as such in writing by both the Agent and an Obligor.
"Additional Hedge Counterparty" means a bank or financial institution which becomes a Hedge Counterparty in accordance with Clause 25.8 (Additional Hedge Counterparties).
"Additional Obligor" means a company which becomes an Additional Obligor in accordance with Clause 26 (Changes to the Transaction Obligors).
"Advance Notice" means an advance notice as defined in section 56 of the Land Registration etc. (Scotland) Act 2012.
"Affiliate" means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.
"Agreement for Lease" means an agreement to grant an Occupational Lease of all or part of a Property.
"Allocated Loan Amount" means with respect to a Property, the amount set opposite that Property in the Property Schedule.
"Amortisation Requirement" means the requirement that, as at any date, the aggregate of:
(a)all Cash Trap Payments standing to the credit of the Cash Trap and Cure Account at that date;
(b)all Cash Trap Payments which have been applied in prepayment of the Loans pursuant to Clause 17.6.3(C) (Cash Trap and Cure Account) prior to that date; and
(c)all prepayments of the Loans made in accordance with Clause 7.5 (Voluntary prepayment of Loans), including any prepayment pursuant to Clause 21.4.4(E)(Cure rights), prior to that date, is greater than £37,915,000.
"Asset Management Agreement" means each agreement in form and substance satisfactory to the Agent appointing an Asset Manager to a Property.
"Asset Manager" means any asset manager appointed in accordance with Clause 23.10 (Asset managers).
"Asset Manager Duty of Care Agreement" means a duty of care agreement between an Asset Manager, an Obligor, the Agent and the Security Agent in form and substance satisfactory to the Agent.
"Assignation of Rent" means an assignation of rent derived from a Property located in Scotland entered into or to be entered into by an Obligor in favour of the Security Agent in an agreed form.
"Assignment Agreement" means an agreement substantially in the form set out in Schedule 6 (Form of Assignment Agreement) or any other form agreed between the relevant assignor, the relevant assignee and the Agent.

"Authorisation" means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration.
"Authorised Signatory" means:
(a)in the case of any Luxembourg Obligor, an A manager or a B manager; and
(b)in the case of any other Obligor, any person authorised under the jurisdiction of incorporation or establishment of that Obligor and that Obligor's constitutional documents, by-laws, articles of association or equivalent documents to enter into the Finance Documents or sign notices, certificates or other documents and board resolutions to be delivered under the Finance Documents.
"Availability Period" means the period from the date of this Agreement to and including the date falling 20 Business Days after the date of this Agreement.
"Bail-In Action" means the exercise of any Write-down and Conversion Powers.
"Bail-In Legislation" means:
(a)in relation to an EEA Member Country which has implemented, or which at any time implements, Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms, the relevant implementing law or regulation as described in the EU Bail-In Legislation Schedule from time to time;
(b)in relation to any other state other than such an EEA Member Country and the United Kingdom, any analogous law or regulation from time to time which requires contractual recognition of any Write-down and Conversion Powers contained in that law or regulation; and
(c)in relation to the United Kingdom, the UK Bail-In Legislation.
"Balance Sheet Management Transaction" means:
(a)a syndication, loan tranching, bifurcation or any form of distribution of credit exposure (including synthetic or off balance sheet distribution of credit exposure) of the whole or any part of a Facility;
(b)a German law mortgage bond issued in accordance with § 32 of the German Banking Act or any other covered bond in respect of which the whole or any part of a Facility related security forms part of the covered assets; and
(c)any other transaction intended to have a similar effect.
"Banking Day" has the meaning given to such term in Schedule 15 (Reference Rate).
"Break Costs" means:
(a)in respect of any period when LIBOR is greater than or equal to zero, the amount (if any) by which:
(i)the interest (excluding Margin) which a Lender should have received for the period from the date of receipt of all or any part of its participation in a Loan or Unpaid Sum to the last day of the current Interest Period in respect of that Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period;
exceeds:
(ii)the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank in the Relevant Market for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period; or
(b)in respect of any period when LIBOR is less than zero, the sum of:
(i)the interest (excluding Margin) which a Lender should have received for the period from the date of receipt of all or any part of its participation in the Loans or Unpaid Sum to the last day of the current Interest Period in respect of the Loans or Unpaid Sum, had the principal amount received been paid on the last day of that Interest Period; and
(ii)the cost to a Lender for placing any part of its participation in the Loans or Unpaid Sum received by it on deposit with a leading bank in the Relevant Market for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period in respect of the Loans or Unpaid Sum.
"Business Day" means a day (other than a Saturday or Sunday) on which banks are open for general business in London and New York, USA.
"Business Plan" means a business plan of the Obligors in the form most recently submitted to and approved by the Agent, for the period beginning on the date of the Business Plan and ending on the Termination Date, which includes details of the letting and marketing plan for the whole or any part of a Property which is vacant, subject to a Lease Document which terminates or entitles the tenant to terminate that Lease Document within 12 Months of the date of the Business Plan, or any Property which is subject to a Lease Document but not occupied by the relevant tenant together with details of any tenant incentives, plans to split any units forming part of a Property, the letting agent or agents appointed to market the relevant Property or any part thereof, an overview of historic marketing activity to include dates and minutes of meetings with and visits by prospective tenants together with, if requested by the Agent, confirmation by the Valuer of the attainable estimated rental value on a fully let basis for the relevant Property or any part thereof and that any assumptions or projections in the letting plan are in line with such attainable estimated rental values, and details of any proposed material structural alterations to a Property, in each case in a form and substance satisfactory to the Agent, as the same may be amended from time to time with the prior written consent of the Agent (acting reasonably).
"Cash Trap and Cure Account" means the account designated as such under Clause 17.1 (Designation of Accounts) and includes any replacement of that Account.
"Cash Trap Payment" has the meaning given to that term in Clause 17.6.2 (Cash Trap and Cure Account).
"Cash Trap Event" means the occurrence of any of the following:
(a)Historical Interest Cover is less than or equal to 325% on any Quarter Date;
(b)on any Interest Payment Date, Projected Interest Cover for the three Month period or 12 Month period commencing on that Interest Payment Date is less than or equal to 325%; or
(c)the Loan to Value exceeds or is equal to:
(i)55% at any time on or prior to the second anniversary of the date of this Agreement; or
(ii)50% at any time after the second anniversary of the date of this     Agreement,
provided that, in calculating such financial covenants:

(B)any amounts standing to the credit of the Cash Trap and Cure     Account shall be ignored;
(C)during the period commencing on the date immediately following the Effective Date to but excluding 25 October 2022, the following amounts shall be taken into account:
(1)if a GNL Guarantee is in full force and effect and provided a GNL Ineligibility Event is not continuing, an amount equal to the Maximum GNL Guarantee Amount less the relevant Prepayment Amounts which would be payable if the Maximum GNL Guarantee Amount were applied in prepayment of the Loans; and
(2)up to 50% of the amount which the Agent is satisfied (acting reasonably) is capable of being drawn pursuant to an Acceptable Letter of Credit (less the relevant Prepayment Amounts which would be payable if such drawings were applied in prepayment of the Loans) which is unconditionally held by the Security Agent; and
(D)on and from 25 October 2022, any amounts which are capable of being drawn or claimed (as the case may be) pursuant to an Acceptable Letter of Credit or the GNL Guarantee shall be ignored.
"Central Bank Rate" has the meaning given to such term in Schedule 15 (Reference Rate).
"Central Bank Rate Adjustment" has the meaning given to such term in Schedule 15 (Reference Rate).
"Central Bank Rate Spread" has the meaning given to such term in Schedule 15 (Reference Rate).
"Closing Accounts" means each of the bank accounts specified in Schedule 12 (Closing Accounts).
"Code" means the US Internal Revenue Code of 1986.
"Commitment" means a Facility A Commitment or a Facility B Commitment.
"Compensation Prepayment Proceeds" means the proceeds of all compensation and/or damages for the compulsory purchase of, or any blight or disturbance affecting, any Property.
"Compounded Rate" has the meaning given to such term in Schedule 15 (Reference Rate).
"Compliance Certificate" means a certificate substantially in the form set out in Schedule 9 (Form of Compliance Certificate).
"Confidential Information" means all information relating to any Obligor, the Finance Documents or a Facility of which a Finance Party becomes aware in its capacity as, or for the purpose of becoming, a Finance Party or which is received by a Finance Party in relation to, or for the purpose of becoming a Finance Party under, the Finance Documents or a Facility from either:
(a)an Obligor or any of its advisers; or

(b)another Finance Party, if the information was obtained by that Finance Party directly or indirectly from an Obligor or any of its advisers, in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes:
(c)information that:
(i)is or becomes public information other than as a direct or indirect result of any breach by that Finance Party of Clause 38 (Confidential Information); or
(ii)is identified in writing at the time of delivery as non-confidential by an Obligor or any of its advisers; or
(iii)is known by that Finance Party before the date the information is disclosed to it in accordance with paragraphs (a) or (b) above or is lawfully obtained by that Finance Party after that date, from a source which is, as far as that Finance Party is aware, unconnected with the Obligors and which, in either case, as far as that Finance Party is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality; and
(d)any Funding Rate or a Reference Bank Quotation.
"Confidentiality Undertaking" means a confidentiality undertaking substantially in a recommended form of the LMA or in any other form agreed between the Obligors' Agent and the Agent.
"Contaminative Use" means any use of land which is specified as being contaminative by any Environmental Law or regulation or any use of or activity on land which requires an Environmental Permit or which results or would be reasonably likely to result in an Environmental Claim.
"Credit Adjustment Spread" means 0.1193 per cent.
"Cure Notification" means a notification given pursuant to Clause 21.4.1 or Clause 21.4.2 (Cure rights) and in accordance with Clause 21.4.3 (Cure rights).
"Cure Payment" has the meaning given to that term in Clause 17.6.4 (Cash Trap and Cure Account).
"Cure Right" has the meaning given to that term in Clause 21.4.4 (Cure rights).
"CTA" means the Corporation Tax Act 2009.
"Daily Rate" has the meaning given to such term in Schedule 15 (Reference Rate).
"Dangerous Substance" means any natural or artificial substance (whether in a solid or liquid form or in the form of a gas or vapour and whether alone or in combination with any such other substance) capable of causing harm to the Environment or damaging the Environment or public health or welfare including any noxious, hazardous, toxic, dangerous, special or controlled waste or other polluting substance or matter.
"Debt Purchase `Transaction" means, in relation to a person, a transaction where such person:
(a)purchases by way of assignment or transfer;
(b)enters into any sub-participation in respect of; or

(c)enters into any other agreement or arrangement having an economic effect substantially similar to an assignment, transfer or sub-participation in respect of, any Commitment or amount outstanding under this Agreement.
"Default" means an Event of Default or any event or circumstance specified in Clause 24 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default.
"Delegate" means any delegate, agent, attorney or co-trustee appointed by the Security Agent.
"Deposit Account" means the account designated as such under Clause 17.1 (Designation of Accounts) and includes any replacement of that account.
"Disposals Account" means the account designated as such under Clause 17.1 (Designation of Accounts) and includes any replacement of that account.
"Disruption Event" means either or both of:
(a)a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with a Facility (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; or
(b)the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party preventing that, or any other Party:
(i)from performing its payment obligations under the Finance Documents; or
(ii)from communicating with other Parties in accordance with the terms of the Finance Documents, and which (in either such case) is not caused by, and is beyond the control of, the Party whose operations are disrupted.
"Duty of Care Agreement" means:
(a)a Managing Agent Duty of Care Agreement; and
(b)any Asset Manager Duty of Care Agreement.
"EEA Member Country" means any member state of the European Union, Iceland, Liechtenstein and Norway.
"Effective Date" has the meaning given to such term in the Supplemental Agreement.
"Environment" means humans, animals, plants and all other living organisms including the ecological systems of which they form part and the following media:
(a)air (including air within natural or man-made structures, whether above or below ground);
(b)water (including territorial, coastal and inland waters, water under or within land and water in drains and sewers); and
(c)land (including land under water).

"Environmental Claim" means any claim, proceeding, formal notice or investigation by any person in respect of any Environmental Law.
"Environmental Law" means any applicable law or regulation which relates to:
(a)the pollution or protection of the Environment;
(b)environmental conditions in the workplace; or
(c)the generation, handling, storage, use, release or spillage of any substance which, alone or in combination with any other, is capable of causing harm to the Environment, including any waste.
"Environmental Permit" means any permit and other Authorisation and the filing of any notification, report or assessment required under any Environmental Law for the operation of the business of any Obligor conducted on or from any property owned or used by any Obligor.
"EPC" means:
(a)in respect of a Property located in England or Wales, an energy performance certificate and recommendation report as defined in the Energy Performance of Buildings (Certificate and Inspections) (England and Wales) Regulations 2007; or
(b)in respect of a Property located in Scotland, an energy performance certificate and recommendation report as defined in the Energy Performance of Buildings (Scotland) Regulations 2008 (as amended).
"ERISA" means the Employees Retirement and Income Security Act of 1974, as amended from time to time.
"Estimated Rental Value" and "ERV" means the estimated rental value of each Property as provided for in the most recent Valuation.
"EU Bail-In Legislation Schedule" means the document described as such and published by the Loan Market Association (or any successor person) from time to time.
"Event of Default" means any event or circumstance specified as such in Clause 24 (Events of Default).
"Excluded Recovery Proceeds" means any proceeds of a Recovery Claim which a Borrower notifies the Agent are, or are to be, applied:
(a)to satisfy (or reimburse an Obligor which has discharged) any liability, charge or claim upon an Obligor by a person which is not an Obligor or an Affiliate of an Obligor; or
(b)in the replacement, reinstatement and/or repair of assets of an Obligor which have been lost, destroyed or damaged, in each case as a result of the events or circumstances giving rise to that Recovery Claim, if those proceeds are so applied as soon as reasonably practicable after receipt (but in any event not later than 90 days, or such longer period as the Majority Lenders may agree, after receipt).
"Facility" means Facility A or Facility B.
"Facility A" means the term loan facility made available under this Agreement as described in Clause 2.1.1 (The Facilities).

"Facility A Commitment" means:
(a)in relation to an Original Lender, the amount set opposite its name under the heading "Facility A Commitment" in Part C of Schedule 1 (The Original Parties and Properties) and the amount of any other Facility A Commitment transferred to it under this Agreement; and
(b)in relation to any other Lender, the amount of any Facility A Commitment transferred to it under this Agreement, to the extent not cancelled, reduced or transferred by it under this Agreement.
"Facility A Lender" means a Lender with a Facility A Commitment.
"Facility A Loan" means a loan made or to be made under Facility A or the principal amount outstanding for the time being of that loan.
"Facility B" means the term loan facility made available under this Agreement as described in Clause 2.1.1 (The Facilities).
"Facility B Commitment" means:
(a)in relation to an Original Lender, the amount set opposite its name under the heading "Facility B Commitment" in Part C of Schedule 1 (The Original Parties and Properties) and the amount of any other Facility B Commitment transferred to it under this Agreement; and
(b)in relation to any other Lender, the amount of any Facility B Commitment transferred to it under this Agreement,
86to the extent not cancelled, reduced or transferred by it under this Agreement.
"Facility B Lender" means a Lender with a Facility B Commitment.
"Facility B Loan" means a loan made or to be made under Facility B or the principal amount outstanding for the time being of that loan.
"Facility Office" means the office or offices notified by a Lender to the Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than five Business Days' written notice) as the office or offices through which it will perform its obligations under this Agreement.
"Factored ALA" means in respect of a Property being disposed of or a Property owned by a Borrower being disposed of in accordance with this Agreement:
(a)if at the time of the disposal:
(i)Loan to Value is less than or equal to 45%;
(ii)Historical Interest Cover on the most recent Quarter Date was greater than 400%; and
(iii)on the most recent Interest Payment Date, Projected Interest Cover for each of the three Month period and 12 Month period commencing on such Interest Payment Date was greater than 400%, an amount equal to the Relevant Percentage of the Allocated Loan Amount for the Property; or
(b)in any other case, the greater of:

(i)an amount equal to the Relevant Percentage of the Allocated Loan Amount for that Property; and
(ii)the aggregate of net disposal proceeds received and to be received by a Transaction Obligor as a result of the relevant disposal.
"FATCA" means:
(a)sections 1471 to 1474 of the Code or any associated regulations or other official guidance;
(b)any treaty, law, regulation or other official guidance of any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of any law, regulation or other official guidance referred to in paragraph (a) above; or
(c)any agreement pursuant to the implementation of any treaty, law regulation, or other official guidance referred to in paragraphs (a) or (b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction.
"FATCA Application Date" means:
(a)in relation to a "withholdable payment" described in section 1473(1)(A)(i) of the Code (which relates to payments of interest and certain other payments from sources within the US), 1 July 2014;
(b)in relation to a "withholdable payment" described in section 1473(1)(A)(ii) of the Code (which relates to "gross proceeds" from the disposition of property of a type that can produce interest from sources within the US), 1 January 2019; or
(c)in relation to a "passthru payment" described in section 1471(d)(7) of the Code not falling within paragraphs (a) or (b) above, 1 January 2019, or, in each case, such other date from which such payment may become subject to a deduction or withholding required by FATCA as a result of any change in FATCA after the date of this Agreement.
"FATCA Deduction" means a deduction or withholding from a payment under a Finance Document required by FATCA.
"FATCA Exempt Party" means a Party that is entitled to receive payments free from any FATCA Deduction.
"FATCA FFI" means a foreign financial institution as defined in section 1471(d)(4) of the Code which, if any Finance Party is not a FATCA Exempt Party, could be required to make a FATCA Deduction.
"Fee Letter" means any letter or letters between any of the Arranger, the Agent, the Security Agent and an Obligor setting out any of the fees referred to in Clause 11 (Fees).
"Finance Document" means:
(a)this Agreement;
(b)the Supplemental Agreement;
(c)any Security Document;
(d)any Hedging Agreement;
(e)the Subordination Agreement;

(f)any Fee Letter;
(g)each Subordinated Creditor's Security Agreement;
(h)each Duty of Care Agreement;
(i)any GNL Guarantee;
(j)any Transfer Certificate;
(k)any Hedge Counterparty Accession Letter;
(l)any Assignment Agreement;
(m)any Resignation Letter;
(n)the Utilisation Request;
(o)any Accession Letter; or
(p)any other document designated as such by the Agent and an Obligor.
"Finance Party" means the Agent, the Security Agent, the Arranger, a Hedge Counterparty or a Lender.
"Financial Indebtedness" means any indebtedness for or in respect of:
(a)moneys borrowed;
(b)any amount raised by acceptance under any acceptance credit facility or dematerialised equivalent;
(c)any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;
(d)the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with GAAP, be treated as a balance sheet liability;
(e)receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis with the prior written consent of the Agent);
(f)any amount raised under any other transaction (including any forward sale or purchase agreement) of a type not referred to in any other paragraph of this definition having the commercial effect of a borrowing;
(g)any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value (or, if any actual amount is due as a result of the termination or close-out of that derivative transaction, that amount) shall be taken into account);
(h)any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution; and
(i)the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (h) above.
"First Shareholder" means ARC Global II (UK) Holdings S.à r.l., a company organised and existing as a private limited liability company (société à responsabilité limitée) under the laws of the Grand Duchy of Luxembourg, having its registered office at 46, boulevard Grande Duchesse Charlotte, L-1330 Luxembourg, Grand Duchy of Luxembourg, registered with the Luxembourg Register of Commerce and Companies under number B197949.
"First Holdco" means ARC Global II (Midco) S.à r.l., a company organised and existing as a private limited liability company (société à responsabilité limitée) under the laws of the Grand Duchy of Luxembourg, having its registered office at 46, boulevard Grande

Duchesse Charlotte, L-1330 Luxembourg, Grand Duchy of Luxembourg, registered with the Luxembourg Register of Commerce and Companies under number B201048.
"Floating Charge" means the bond and floating charge entered into or to be entered into by each of HC Glasgow S.à r.l., ARC Global II NCR S.à r.l. and ARC SLKRFCP001, LLC in favour of the Security Agent in the agreed form.
"Full Sweep Disposal" means a disposal of a Property or shares in a Borrower in accordance with this Agreement at any time when any of the following conditions are satisfied:
(a)Loan to Value is greater than 45%;
(b)Historical Interest Cover on the most recent Quarter Date is less than or equal to 400%; or
(c)on the most recent Interest Payment Date, Projected Interest Cover for each of the three Month period and 12 Month period commencing on such Interest Payment Date was less than or equal to 400%.
"Funding Rate" means any individual rate notified by a Lender to the Agent pursuant to Clause 10.4.1(B) (Cost of funds).
"Funds Flow Statement" means the funds flow statement setting out the sources and uses of funds in relation to refinancing the existing Financial Indebtedness secured against the Properties and paying fees, costs and expenses incurred under the Finance Documents to the extent approved in writing by the Agent, as supplied as a condition precedent under this Agreement on or before the Utilisation Date.
"GAAP" means generally accepted accounting principles in the US (including IFRS).
"General Account" means each account designated as such under Clause 17.1 (Designation of Accounts) and includes any replacement of that Account.
"GNL Default" means:
(a)a breach of any term of the GNL Guarantee by the Ultimate Owner which has not been remedied or waived in writing by the Security Agent within 10 Business Days;
(b)a change of control (as defined in Clause 7.2.2(A)(3) (Change of control)) occurs or the Ultimate Owner ceases to be listed on the New York Stock Exchange, the National Association of Securities Dealers Automated Quotations exchange, the London Stock Exchange or any other publicly recognised stock exchange approved by the Majority Lenders (acting reasonably);
(c)an Event of Default is continuing pursuant to Clause 24.5 (Cross default), Clause 24.6 (Insolvency), Clause 24.7 (Insolvency proceedings) or Clause 24.8 (Creditors' process) in respect of the Ultimate Owner; or
(d)an Event of Default occurs under and as defined in the RCF (as defined in the GNL Guarantee).
"GNL Ineligibility Event" means:
(a)a GNL Default; or
(b)the Ultimate Owner has notified the Agent or the Security Agent of an event of the type referred to in clause 6.2 or 6.3 (Financial statements, certificates and information) of the GNL Guarantee and the Agent has notified the Obligors' Agent that in the opinion of the Majority Lenders (acting reasonably) that such event adversely affects the credit support or covenant protection provided by the GNL Guarantee.
"GNL Guarantee" means a guarantee from the Ultimate Owner in favour of the Security Agent in the form set out in Schedule 14 (GNL Guarantee).
"Group" means each Transaction Obligor and the Ultimate Owner.
"Headlease" means a lease under which a Borrower holds title to a Property.
"Hedge Counterparty" means the Original Hedge Counterparty or any Additional Hedge Counterparty.
"Hedge Counterparty Accession Letter" means a document substantially in the form set out in Schedule 7 (Form of Hedge Counterparty Accession Letter).
"Hedging Agreement" means any master agreement, confirmation, transaction, schedule or other agreement in agreed form entered into or to be entered into by a Borrower with the Hedge Counterparty for the purpose of hedging interest payable under this Agreement.
"Hedging Prepayment Proceeds" means any amount payable to any Borrower as a result of termination or closing out under a Hedging Agreement.
"Historical Interest Cover" means, as at any date, passing rental as a percentage of finance costs at that date. For the purposes of this definition:
(a)"calculation period" means a period of 12 months or, if less, the period from the Utilisation Date to the date as at which the relevant calculation is made;
(b)"finance costs" means the aggregate amount of interest and periodic agency and trustee fees paid to the Finance Parties under this Agreement during any calculation period in respect of which passing rental has been calculated;
(c)"passing rental" means, as at any date, the passing Net Rental Income that was received on a regular quarterly basis by the Obligors under the Lease Documents during the calculation period ending on that date;
(d)in calculating finance costs:
(i)any amount payable or receivable by a Borrower during the relevant calculation period under any Hedging Agreements will be taken into account; and
(ii)any Cure Payments standing to the credit of the Cash Trap and Cure Account (other than amounts representing Prepayment Amounts and payments made to cure breaches of Clause 21.3 (Loan to Value)) on the last day of that calculation period and any amounts which the Agent is satisfied are capable of being drawn pursuant to any Acceptable Letter of Credit (less the relevant Prepayment Amounts which would be payable if such drawings were applied in prepayment of the Loans) which is unconditionally held by the Security Agent on the last day of the relevant calculation period will be deemed to have been applied in prepayment of the Loans at the start of that calculation period;
(e)in calculating passing rental:
(i)Net Rental Income will be ignored:
1if paid by a tenant that is an Obligor or affiliated or related to an Obligor; and

2if not paid under a binding Lease Document where the obligation to pay rent is unconditional;
(ii)Net Rental Income will be reduced by the amount of any Non Deductible Interest Tax and by the amount of any deduction or withholding for or on account of Tax from that Net Rental Income; and
(iii)Net Rental Income will be reduced by the amounts (together with any related VAT):
(A)of ground rent, rates and insurance premia;
(B)in respect of costs and expenses incurred in complying with applicable laws and regulations relating to any Property;
(C)in respect of management, maintenance, repair or similar fees, costs and expenses in relation to any Property; and
(D)in respect of the provision of services relating to any Property, to the extent that any of those items are not funded by any tenant, by way of Tenant Contributions or otherwise, under the Lease Documents (including as a result of any lettable space in any Property being vacant); and
(f)the Obligors' Agent shall calculate Historical Interest Cover pursuant to Clause 20.2 (Compliance Certificate) or at the request of the Agent. However if:
(i)the Obligors' Agent does not provide a calculation pursuant to Clause 20.2 (Compliance Certificate) or when requested by the Agent (as applicable); or
(ii)the Agent disagrees with the calculation provided;
then the Agent may calculate Historical Interest Cover in accordance with Clause 20.2.3 (Compliance Certificate) and that calculation of the Agent shall (in the absence of manifest error) prevail over any calculation of the Obligors' Agent.
"Holdco" means each of First Holdco and Second Holdco.
"Holdco Security Agreement" means a Security over the shares of each Shareholder and a Security over a Holdco's Subordinated Debt entered into or to be entered into by a Holdco in favour of the Security Agent in an agreed form including, for the First Holdco, a Luxembourg law share pledge and intercompany loan pledge agreement over the shares issued by the First Shareholder and any receivables owed by the First Shareholder to their shareholder, in each case in an agreed form.
"Holding Company" means, in relation to a person, any other person in respect of which it is a Subsidiary.
"IFRS" means international accounting standards within the meaning of the IAS Regulation 1606/2002 to the extent applicable to the relevant financial statements.
"Incoming Property" means a property which becomes a Property for the purposes of this Agreement in accordance with Clause 22.5 (Substitution).
"Initial Properties" means all the land and buildings described in the Property Schedule as at the date of this Agreement.

"Initial Valuation" means:
(a)in respect of the Initial Properties, the valuation of such Properties prepared by the Valuer and supplied to the Agent as a condition precedent under this Agreement on or before the Utilisation Date; or
(b)in respect of an Incoming Property, the valuation of such Incoming Property prepared by the Valuer and provided pursuant to Clause 22.5.4(F)(1) (Substitution).
"Insurance Prepayment Proceeds" means any proceeds of Insurances required to be paid into the Deposit Account in accordance with Clause 23.11.10 (Insurances).
"Insurances" means any contract of insurance required under Clause 23.11 (Insurances).
"Intellectual Property" means:
(a)any patents, trademarks, service marks, designs, business names, copyrights, database rights, design rights, domain names, moral rights, inventions, confidential information, knowhow and other intellectual property rights and interests (which may now or in the future subsist), whether registered or unregistered; and
(b)the benefit of all applications and rights to use such assets of each Obligor (which may now or in the future subsist).
"Interest Payment Date" means 25 January, 25 April, 25 July and 25 October in each year, the Termination Date, with the first Interest Payment Date being 25 January 2019. If, however, any such day is not a Business Day, the Interest Payment Date will instead be the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).
"Interest Period" means, in relation to a Loan, each period determined in accordance with Clause 9 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 8.4 (Default interest).
"Interpolated Screen Rate" means, in relation to any Loan, the rate (rounded to the same number of decimal places as the two relevant Screen Rates) which results from interpolating on a linear basis between:
(a)the applicable Screen Rate for the longest period (for which that Screen Rate is available) which is less than the Interest Period of that Loan; and
(b)the applicable Screen Rate for the shortest period (for which that Screen Rate is available) which exceeds the Interest Period of that Loan, each as of 11.00am on the Quotation Day for the currency of that Loan.
"ITA" means the Income Tax Act 2007.
"Lag Time" has the meaning given to such term in Schedule 15 (Reference Rate).
"Lease Document" means:
(a)an Agreement for Lease;
(b)an Occupational Lease; or
(c)any other document designated as such by the Agent and an Obligor.

"Lease Prepayment Proceeds" means any premium or other amount paid to an Obligor in respect of any agreement to amend, supplement, extend, waive, surrender or release a Lease Document.
"Legal Reservations" means:
(a)the principle that equitable remedies may be granted or refused at the discretion of a court and the limitation of enforcement by laws relating to insolvency, reorganisation and other laws generally affecting the rights of creditors;
(b)the time barring of claims under the Limitation Acts, the possibility that an undertaking to assume liability for or indemnify a person against non-payment of UK stamp duty may be void and defences of set-off or counterclaim;
(c)the limitation of the enforcement of the terms of leases of real property by laws of general application to those leases;
(d)similar principles, rights and remedies under the laws of any Relevant Jurisdiction; and
(e)any other matters which are set out as qualifications or reservations as to matters of law of general application in any legal opinions supplied to the Agent as a condition precedent under this Agreement on or before the Utilisation Date.
"Lender" means:
(a)any Original Lender; and
(b)any other person which has become a Lender in accordance with Clause 25 (Changes to the Lenders and Hedge Counterparties),
which in each case has not ceased to be a Party in accordance with the terms of this Agreement.
"LIBOR" means, in relation to any Loan:
(a)the applicable Screen Rate as of 11.00am on the Quotation Day for that Loan for sterling and for a period equal in length to the Interest Period of that Loan; or
(b)as otherwise determined pursuant to Clause 10.1 (Unavailability of Screen Rate), and if, in either case, that rate is less than zero, LIBOR shall be deemed to be zero.
"Limitation Acts" means the Limitation Act 1980, the Foreign Limitation Periods Act 1984 and the Prescription and Limitation (Scotland) Act 1973.
"LMA" means the Loan Market Association.
"Loan" means a loan made or to be made under this Agreement or the principal amount outstanding for the time being of that loan.
"Loan to Cost" means, at any time, the ratio (expressed as a percentage) that the Loans and any other amounts outstanding under the Finance Documents, bear to the aggregate amount of costs incurred in respect of the original acquisition of the Properties.
"Loan to Value" means, at any time, the aggregate of the Loans and any other amounts outstanding under the Finance Documents, less:
(a)provided a GNL Ineligibility Event is not continuing, the amount that can be claimed in respect of the Guaranteed Obligations (as defined in the GNL Guarantee) up to a maximum of £20,000,000 less the relevant Prepayment

Amounts which would be payable if the proceeds of such claim were applied in prepayment of the Loans;
(b)so much of the amount standing to the credit of the Disposals Account or the Deposit Account as is unconditionally required to be applied in prepayment of the Loans;
(c)any Cure Payments (other than amounts representing Prepayment Amounts) standing to the credit of the Cash Trap and Cure Account; and
(d)the amount which the Agent is satisfied is capable of being drawn pursuant to an Acceptable Letter of Credit (less the relevant Prepayment Amounts which would be payable if such drawings were applied in prepayment of the Loans) which is unconditionally held by the Security Agent, as a percentage of the aggregate Market Value of the Properties (determined in accordance with the most recent Valuation of the Properties at that time).
"Lux Account" means each account designated as such under Clause 17.1 (Designation of Accounts) and includes any replacement of that Account.
"Luxembourg" means the Grand Duchy of Luxembourg.
"Luxembourg Obligor" means any Obligor whose registered office or place of central administration is located in Luxembourg.
"Majority Lenders" means:
(a)if there is no Loan outstanding, a Lender or Lenders whose Commitments aggregate more than 66 2/3% of the Total Commitments or, if the Total Commitments have been reduced to zero, aggregated more than 66 2/3% of the Total Commitments immediately prior to the reduction; or
(b)at any other time, a Lender or Lenders whose participations in the Loans then outstanding aggregate more than 66 2/3% of the Loans then outstanding.
"Management Company" means each of
(a)Central Park Management (2002) Limited, a company registered in England and Wales with company number 04410233; and
(b)Kembrey Park Management Limited, a company registered in England and Wales with company number 05877049.
"Managing Agent" means CBRE Limited or any other managing agent appointed in respect of a Property in accordance with Clause 23.9 (Managing Agents).
"Managing Agent Agreement" means each agreement (in form and substance satisfactory to the Agent) appointing a Managing Agent to manage a Property.
"Managing Agent Duty of Care Agreement" means in relation to the Properties an agreement made between an Obligor, any Managing Agent, the Agent and the Security Agent in form and substance satisfactory to the Agent.
"Margin" means 1.975% per annum.
"Market Value" has the meaning given to that term in the then current Statement of Asset Valuation Practice and Guidance Notes prepared by the Assets Valuation Standards Committee of the Royal Institution of Chartered Surveyors.
"Material Adverse Effect" means a material adverse effect on:

(a)the business, assets or condition of the Transaction Obligors (taken as a whole);
(b)the ownership, condition or use of the Properties (taken as a whole); or
(c)the ability of the Transaction Obligors (taken as a whole) to perform any of their obligations under the Finance Documents; or
(d)the validity or enforceability of, or the effectiveness or ranking of any Security granted or purported to be granted pursuant to any of, the Finance Documents; or
(e)the rights or remedies of any Finance Party under any of the Finance Documents.
"Maximum GNL Guarantee Amount" means an amount equal to 50% of an amount equal to £20,000,000 (being the maximum amount that can be claimed in respect of the Guaranteed Obligations (as defined in the GNL Guarantee) as at the Effective Date) less any amounts paid pursuant to clause 2 (Guarantee and Indemnity) of the GNL Guarantee.
"Month" means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:
(a)(subject to paragraph (c) below) if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;
(b)if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and
(c)if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.
The above rules will only apply to the last Month of any period.
"Moorclose Road Freehold" has the meaning given to it in Clause 22.29.1 (Condition subsequent – Freehold title at Salterbeck)
"Net Rental Income" means Rental Income other than Tenant Contributions.
"New Lender" has the meaning given to that term in Clause 25 (Changes to the Lenders and Hedge Counterparties).
"Non-Consenting Lender" means any Lender (other than an Original Lender or an Affiliate of an Original Lender) which:
(a)has not agreed to an amendment, waiver or consent referred to in Clause 37.2 (All Lender matters) which has otherwise been agreed by the Majority Lenders; or
(b)a Lender which has failed to respond to a request for an amendment, waiver or consent which has been delivered to it in accordance with this Agreement within 30 days of such delivery.
"Non-Deductible Interest Tax" means, if Tax is payable by an Obligor as computed for tax purposes not recognising in full any deduction for interest payable in respect of Financial Indebtedness, an amount equal to the aggregate amount of such Tax that was paid, or is expended to be payable in the relevant period.
"Obligor" means each Original Obligor and each Additional Obligor.
"Obligors' Agent" means the Second Shareholder.

"Observation Period" has the meaning given to such term in Schedule 15 (Reference Rate).
"Occupational Lease" means any lease or licence or other right of occupation or right to receive rent to which a Property may at any time be subject and includes any guarantee of a tenant's obligations under the same.
"Original Financial Statements" means in relation to the Borrowers, their unaudited annual financial statements for the financial year ended 2017.
"Original Jurisdiction" means, in relation to any Obligor, the jurisdiction under whose laws that Obligor is incorporated or formed as at the date of this Agreement.
"Original Obligor" means each Borrower and each Original Guarantor.
"Outgoing Property" means:
(a)a Property disposed of; or
(b)a Property owned by a Borrower the shares of which are disposed of,
(in each case) in accordance with Clause 22.4.3 (Disposals).
"Party" means a party to this Agreement.
"Permitted Contract" means any agreement (other than a Transaction Document) entered into on arms' length terms with unrelated third parties which is required for the day to day management and operation of a Borrower's business entered into in the ordinary course of its business which has been conducted in accordance with this Agreement and provided that the aggregate liability (whether present or future, actual or contingent) of the Obligors under all such agreements is not greater than £500,000 per annum .
"Permitted Payment" means:
(a)a payment by an Obligor to another Obligor solely for the purpose of paying amounts due and payable under the Finance Documents; or
(b)a payment by an Obligor to a Subordinated Creditor out of moneys standing to the credit of the General Account provided that no Default and no Cash Trap Event is continuing at the time of the payment nor will a Default nor a Cash Trap Event result from the payment.
"Perfection Requirements" means the making or the procuring of filings, stampings, registrations, notarisations, endorsements, translations and/or notifications of any Finance Document (and/or any Security created under it) necessary for the validity, enforceability (as against any Obligor or any relevant third party) and/or perfection of that Finance Document.
"Planning Laws" means:
(a)in respect of a Property located in England or Wales, the Town and Country Planning Act 1990, the Planning (Listed Buildings and Conservation Areas) Act 1990, the Planning (Hazardous Substances) Act 1990, the Planning (Consequential Provisions) Act 1990, the Planning and Compensation Act 1991, the Planning and Compulsory Purchase Act 2004, the Planning Act 2008, the Localism Act 2011; and
(b)in respect of a Property located in Scotland, the Town and Country Planning (Scotland) Act 1997, the Planning (Listed Buildings and Conservation Areas)

(Scotland) Act 1997, the Planning (Hazardous Substances) (Scotland) Act 1997, the Planning (Consequential Provisions) (Scotland) Act 1997, the National Parks (Scotland) Act 2000 and the Planning, etc. (Scotland) Act 2006, the Local Government (Scotland) Act 1973, the Roads (Scotland) Act 1984,
and, in any case, any other enactment for the time being in force relating to the use, development and enjoyment of land and buildings.
"Prepayment Amount" means, in respect of a Relevant Cure Amount, the Agent's estimate (acting reasonably) of the aggregate of such amounts which would be due and payable under Clause 7.8.2 (Restrictions) if that Relevant Cure Amount were applied in prepayment of the Loans.
"Projected Interest Cover" means, as at any date passing rental as a percentage of finance costs at that date. For the purposes of this definition:
(a)"calculation period" means a period of 3 Months or 12 Months or, if less, the period from the date as at which the relevant calculation is made to the Termination Date;
(b)"finance costs" means the aggregate amount of interest and periodic agency and trustee fees payable to the Finance Parties under the Finance Documents during any calculation period in respect of which passing rental has been calculated;
(c)"passing rental" means, as at any date, the passing Net Rental Income That will be received on a regular periodical basis by the Borrowers under the Lease Documents during each the calculation period commencing on that date;
(d)in calculating finance costs:
(i)any amount payable or receivable by a Borrower during the relevant calculation period under any Hedging Agreements will be taken into account; and
(ii)any Cure Payments standing to the credit of the Cash Trap and Cure Account (other than amounts representing Prepayment Amounts and payments made to cure breaches of Clause 21.3 (Loan to Value)) on the first day of that calculation period and any amounts which the Agent is satisfied are capable of being drawn pursuant to any Acceptable Letter of Credit (less the relevant Prepayment Amounts which would be payable if such drawings were applied in prepayment of the Loans) which is unconditionally held by the Security Agent on the first day of that calculation period will be deemed to have been applied in prepayment of the Loans at the start of that calculation period;
(e)in calculating three month passing rental and twelve month passing rental:
(i)a break clause under any Lease Document will be deemed to be exercised at the earliest date available to the relevant tenant in accordance with the terms of the relevant Lease Document;
(ii)Net Rental Income for the whole of the relevant period will be ignored:
1if payable by a tenant that is an Obligor or affiliated or related to an Obligor;
2if not paid under a binding Lease Document where the obligation to pay rent is unconditional; or
3if payable by a tenant that is the subject of any corporate action, legal proceeding or other procedure or step described in Clause 24.7.1 (Insolvency proceedings);

(iii)potential Net Rental Income increases as a result of rent reviews will be ignored until unconditionally ascertained;
(iv)Net Rental Income for the whole of the relevant period payable by a tenant that is more than one month in arrears on any of its rental payments will be ignored;
(v)Net Rental Income will be reduced by the amount of any Non Deductible Interest Tax and by the amount of any deduction or withholding for or on account of Tax from that Net Rental Income;
(vi)Net Rental Income for the whole of the relevant period will be reduced by the amounts (together with any related VAT) payable during the whole of the relevant period:
1of ground rent and other sums payable under Headleases, rates and insurance premia;
2in respect of costs and expenses incurred in complying with applicable laws and regulations relating to any Property;
3in respect of management, maintenance, repair or similar fees, costs and expenses in relation to any Property; and
4in respect of the provision of services relating to any Property, to the extent that any of those items are not funded by the tenants, by way of Tenant Contributions or otherwise, under the Lease Documents provided that if any tenant is obliged to fund such items but the Net Rental Income of that tenant is excluded from the calculation of passing rental as a result of the operation of any provisions of this Agreement, Net Rental Income shall be reduced by such amounts; and
(f)in calculating finance costs prior to the Transition Date, LIBOR shall be:
(i)in relation to an amount of the Loans equal to the then aggregate notional amount of the transactions in respect of the Hedging Agreements, deemed to be a rate equal to the cap rate or fixed rate under those transactions;
(ii)in relation to the remaining amount of the Loans, be calculated assuming a 12 Month interest period beginning on the first day of the relevant calculation period;
(g)in calculating finance costs on and from the Transition Date, the Reference Rate shall be:
(i)in relation to an amount of the Loans equal to the then aggregate notional amount of the transactions in respect of the Hedging Agreements, deemed to be a rate equal to the cap rate or fixed rate under those transactions; and
(ii)in relation to the remaining amount of the Loans, the Screen Rate prevailing on the date falling 10 Banking Days before the Interest Payment Date;
(h)for any calculation period commencing on or after the fourth Interest Payment Date prior to the Termination Date, it shall be assumed that interest and fees continue to be payable under the Finance Documents up to and including the last day of that calculation period; and
(i)the Obligors' Agent shall calculate Projected Interest Cover pursuant to Clause 20.2 (Compliance Certificate) or at the request of the Agent. However if:

(i)the Obligors' Agent does not provide a calculation pursuant to Clause 20.2 (Compliance Certificate) or when requested by the Agent (as applicable); or
(ii)the Agent disagrees with the calculation provided;
then the Agent may calculate Projected Interest Cover in accordance with Clause 20.2.3 (Compliance Certificate) and that calculation of the Agent shall (in the absence of manifest error) prevail over any calculation of the Obligors' Agent.
"Property" means each property listed in the Property Schedule as more particularly described in a Security Document and, where the context so requires, includes the buildings on the Property.
"Property Protection Loan" means a loan made by a Lender to a Borrower to finance:
(a)the payment of rent or any other amount, or any cost or expense, under or in connection with a Headlease;
(b)the payment of any premium for insurance, or any cost or expense required to keep any insurance in force, in accordance with this Agreement; or
(c)the payment of any amount which, in the opinion of the Lender concerned, is required to preserve or protect any Security Asset, in circumstances where an Obligor is obliged under a Finance Document but has failed to pay the relevant amount prior to the expiry of any applicable notice procedures and grace periods.
"Property Report" means, in respect of any Property, any certificate of or report on title (including any Certificate of Title in the form of the City of London Law Society (Seventh Edition 2012) Wrapper or a Property Standardisation Group Certificate of Title (Based on the CLLS Certificate of Title format (Seventh Edition 2016 update) in Scotland) and any other environmental report, insurance report or any other report or survey relating to any Property supplied to and approved by the Agent under this Agreement.
"Property Schedule" means Part D of Schedule 1 (The Original Parties and Properties) subject to any updates or amendments as may be specified, or approved, by the Agent.
"Qualifying Lender" has the meaning given to it in Clause 12 (Tax Gross-Up and Indemnities).
"Quarter Date" means 31 March, 30 June, 30 September and 31 December in each year,
"Quotation Day" in relation to any period for which an interest rate is to be determined, means:
(a)in relation to an interest rate to be determined in respect of a Loan B, the date falling 2 Business Days prior to the first day of that period; and
(b)in any other case, the first day of that period unless market practice differs in the Relevant Market in which case the Quotation Day will be determined by the Agent in accordance with market practice in the Relevant Market (and if quotations would normally be given on more than one day, the Quotation Day will be the last of those days).
"Rating Agency" means:
(a)Moody's Investor Services, Inc. ("Moody's"), Standard & Poor's Rating Services ("S&P") or Fitch Ratings Limited ("Fitch") (or, in each case its successor rating business); and

(b)any other rating agency or other person engaged by any Finance Party to provide a rating of any debt instrument to be issued in connection with any Balance Sheet Management Transaction.
"Rating Criteria" means:
(a)in relation to a bank (other than Lloyds Bank plc) at which an Account or a Managing Agent's account is held or a bank which is the provider of a letter of credit:
(i)at least two ratings of at least F-2 by Fitch, P-2 by Moody's or A-2 by S&P (or, in each case, its successor rating business) in respect of its short term instruments; and
(ii)at least two ratings of at least BBB+ by Fitch, Baa1 by Moody's or BBB+ by S&P (or, in each case, its successor rating business) in respect of its long term instruments in each case with a stable outlook or better; and
(b)in relation to any insurance company or underwriter, at least two ratings of at least BBB+ by Fitch, Baa1 by Moody's or BBB+ by S&P (or, in each case, its successor rating business) with, in each case, a stable outlook or better; and
(c)in relation to a Hedge Counterparty (other than the Original Hedge Counterparty):
(i)at least two ratings of at least A-2 by S&P, P-2 by Moody's and F2 by Fitch (or, in each case, its successor rating business) in respect of its short term instruments; and
(ii)at least two ratings of at least A- by S&P, A3 by Moody's and A- by Fitch (or its successor rating business) in respect of its long term instruments with a stable outlook or better, and in each case where such long or short term instruments are unsecured debt instruments which are neither subordinated nor guaranteed.
"Receiver" means a receiver or receiver and manager or administrative receiver of the whole or any part of the Security Assets.
"Recovery Prepayment Proceeds" means the proceeds of a claim (a "Recovery Claim") against:
(a)the vendor of the shares in any Borrower or any Property or any of its Affiliates (or any employee, officer or adviser); or
(b)the provider of any Property Report or the provider of any other due diligence report (in its capacity as provider of the same) in connection with the acquisition, development, financing or refinancing of the shares in any Borrower or any Property, except for Excluded Recovery Proceeds, and after deducting:
(i)any reasonable expenses incurred by an Obligor to a person who is not an Obligor or an Affiliate of an Obligor; and
(ii)any Tax incurred and required to be paid by an Obligor (as reasonably determined by that Obligor on the basis of existing rates and taking into account any available credit, deduction or allowance), in each case in relation to that Recovery Claim.
"Reference Bank Quotation" means any quotation of a rate supplied to the Agent by a Reference Bank.

"Reference Bank Rate" means the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Agent at its request by the Reference Banks:
(a)(other than where paragraph (b) below applies) as the rate at which the relevant Reference Bank could borrow funds in the London interbank market in sterling for the relevant period were it to do so by asking for and then accepting interbank offers for deposits in reasonable market size in that currency and for that period; or
(b)if different, as the rate (if any and applied to the relevant Reference Bank and the relevant currency and period) which contributors to the Screen Rate are asked to submit to the relevant administrator.
"Reference Banks" means the principal London offices of Lloyds Bank plc or such other entities as may be appointed by the Agent in consultation with the Obligors' Agent.
"Reference Rate" has the meaning given to such term in Schedule 15 (Reference Rate).
"Related Fund" in relation to a fund (the "first fund"), means a fund which is managed or advised by the same investment manager or investment adviser as the first fund or, if it is managed by a different investment manager or investment adviser, a fund whose investment manager or investment adviser is an Affiliate of the investment manager or investment adviser of the first fund.
"Release Amount" means, in respect of the disposal of a Property or the shares in a Borrower, the aggregate of:
(a)the applicable Factored ALA for that Property or, in the case of the disposal of a Borrower's shares, each Property owned by the Borrower whose shares are to be disposed; and
(b)an amount calculated by the Agent in consultation with each Lender (and, in connection with the Hedging Agreements only, in consultation with the Hedge Counterparty) that will become due and payable under the Hedging Agreements and to provide for prepayment fees and any other amount that is or will become due and payable in accordance with Clause 7.8.2 (Restrictions) as a result of the application of the amount referred to in paragraph (a) above in prepayment of the Loans, less any amounts which have been funded from equity contributions or Subordinated Debt made available directly to an Obligor in accordance with the Finance Documents and deposited in the Disposals Account after the Obligors have given written notice to the Agent that such amounts will be so deposited for the purpose of paying the costs referred to in this paragraph (b) in connection with the relevant disposal.
"Relevant Cure Amount" means, at any time, an amount equal to the Agent's estimate of the amount the Loans would need to be reduced to ensure:
(a)in the case of a cure of Clause 21.1 (Historical Interest Cover) and Clause 21.2 (Projected Interest Cover), Historical Interest Cover and Projected Interest Cover are each at least 325%; and
(b)in the case of a cure of Clause 21.3 (Loan to Value), Loan to Value is not greater than 55%.
"Relevant Jurisdiction" means, in relation to an Obligor:
(a)its Original Jurisdiction;
(b)any jurisdiction where any asset subject to or intended to be subject to the Transaction Security to be created by it is situated;

(c)any jurisdiction where it conducts its business; and
(d)the jurisdiction whose laws govern the perfection of any of the Security Documents entered into by it.
"Relevant Legal Matters" means matters of law set out in any legal opinion delivered to the Agent under Clause 4.1 (Initial conditions precedent).
"Relevant Percentage" means on any day on which a Release Amount is required to be determined for the purposes of this Agreement:
(a)if on that day WAULT is equal to or greater than 7 years, 120%; or
(b)if on that day WAULT at that time is less than 7 years, 130%.
"Relevant Market" has the meaning given to such term in Schedule 15 (Reference Rate).
"Rent Account" means the account designated as such under Clause 17.1 (Designation of Accounts) and includes any replacement of that Account.
"Rental Income" means the aggregate of all amounts paid or payable to or for the account of any Obligor in connection with the letting, licence or grant of other rights of use or occupation of any part of a Property, including each of the following amounts:
(a)rent, licence fees and equivalent amounts paid or payable;
(b)any sum received from any deposit held as security for performance of a tenant's obligations;
(c)a sum equal to any apportionment of rent allowed in favour of any Obligor;
(d)any other moneys paid or payable in respect of occupation and/or usage of that Property and any fixture and fitting on that Property including any fixture or fitting on that Property for display or advertisement, on licence or otherwise;
(e)any sum paid or payable under any policy of insurance in respect of loss of rent or interest on rent;
(f)any sum paid or payable, or the value of any consideration given, for the grant, surrender, renunciation, amendment, supplement, waiver, extension or release of any Lease Document;
(g)any sum paid or payable in respect of a breach of covenant, undertaking or dilapidations under any Lease Document;
(h)any sum paid or payable by or distribution received or receivable from any guarantor of any occupational tenant under any Lease Document;
(i)any Tenant Contributions; and
(j)any interest paid or payable on, and any damages, compensation or settlement paid or payable in respect of, any sum referred to above less any related fees and expenses incurred (which have not been reimbursed by another person) by any Obligor.
"Repayment Instalment" means each scheduled instalment for the repayment of the Loans under Clause 6.2 (Repayment Instalments).
"Repeating Representations" means each of the representations set out in Clause 19.1 (Status) to Clause 19.6 (Governing law and enforcement) and Clause 19.10 (VAT) to Clause 19.35 (ERISA) other than Clause 19.19 (Environmental Matters).
"Representative" means any delegate, agent, manager, administrator, nominee, attorney, trustee or custodian.

"Resignation Letter" means a letter substantially in the form set out in Schedule 8 (Form of Resignation Letter).
"Restricted Affiliate" means each Obligor and its respective Affiliates, any trust of which an Obligor or any of its Affiliates is a trustee, any partnership of which an Obligor or any of its Affiliates is a partner and any trust, fund or other entity which is managed by, or is under the control of, an Obligor or any of its Affiliates and any person with whom any Obligor or its respective Affiliates is or are acting in concert (as defined in Clause 7.2 (Change of Control)).
"Resolution Authority" means any body which has authority to exercise any Write-down and Conversion Powers.
"Sanctioned Person" means a person that is listed on, or owned or controlled by, or acting on behalf of, a person listed on any Sanctions List, or who is otherwise the target of Sanctions.
"Sanctions" means any laws or regulations relating to economic or financial sanctions or trade embargoes or related restrictive measures imposed, administered or enforced from time to time by a Sanctions Authority.
"Sanctions Authority" means (i) the United Nations Security Council, (ii) the United States government, (iii) the European Union, (iv) the United Kingdom government, (v) the respective governmental institutions and agencies of any of the foregoing, including the Office of Foreign Assets Control of the US Department of Treasury ("OFAC"), the United States Department of State and Department of Commerce, and Her Majesty’s Treasury, and (vi) any other governmental institution or agency with responsibility for imposing, administering or enforcing Sanctions with jurisdiction over any Finance Party or any member of the Group (together, "Sanctions Authorities").
"Sanctions List" means the Specially Designated Nationals and Blocked Persons list maintained by OFAC, the Denied Persons List maintained by the US Department of Commerce, the Consolidated List of Financial Sanctions Targets maintained by Her Majesty’s Treasury, or any other list issued or maintained by any Sanctions Authorities of persons subject to Sanctions (including investment or related restrictions), each as amended, supplemented or substituted from time to time.
"Screen Rate" means:
(a)prior to the Transition Date, the London interbank offered rate administered by ICE Benchmark Administration Limited (or any other person which takes over the administration of that rate) for sterling for the relevant period, displayed (before any correction, recalculation or republication by the administrator) on page LIBOR01 or LIBOR02 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters. If such page or service ceases to be available, the Agent may specify another page or service displaying the relevant rate after consultation with the Borrower; and
(b)on and from the Transition Date, the meaning given to such term in Schedule 15 (Reference Rate).
"Screen Rate Replacement Event" has the meaning given to it in Clause 37.4.1 (Replacement of Screen Rate).
"Second Holdco" means ARC Global Holdco, LLC.

"Second Shareholder" means ARC HPDFS Holdco, LLC.
"Secured Liabilities" means all present and future obligations and liabilities (whether actual or contingent and whether owed jointly or severally or in any other capacity whatsoever) of each Transaction Obligor to any Secured Party under each Finance Document.
"Secured Party" means a Finance Party, a Receiver or any Delegate.
"Security" means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.
"Security Agreement" means a Security over the assets of an Obligor entered into or to be entered into by that Obligor in favour of the Security Agent in an agreed form.
"Security Asset" means all of the assets of the Transaction Obligors which from time to time are, or are expressed to be, the subject of the Transaction Security.
"Security Document" means:
(a)a Security Agreement, a Shareholder's Security Agreement, a Holdco Security Agreement, a Subordinated Creditor's Security Agreement, an Account Charge, a Standard Security, the Floating Charge or an Assignation of Rent;
(b)any other document evidencing or creating Security over any asset to secure any obligation of any Obligor to a Secured Party under the Finance Documents; or
(c)any other document designated as such by the Security Agent and an Obligor.
"Security Property" means:
(a)the Transaction Security expressed to be granted in favour of the Security Agent as trustee for the Secured Parties and all proceeds of that Transaction Security;
(b)all obligations expressed to be undertaken by a Transaction Obligor to pay amounts in respect of the Secured Liabilities to the Security Agent as trustee for the Secured Parties and secured by the Transaction Security together with all representations and warranties expressed to be given by a Transaction Obligor or any other person in favour of the Security Agent as trustee for the Secured Parties; and
(c)any other amounts or property, whether rights, entitlements, choses in action or otherwise, actual or contingent, which the Security Agent is required by the terms of the Finance Documents to hold as trustee on trust for the Secured Parties.
"Shareholder" means each of the First Shareholder and the Second Shareholder.
"Shareholder's Security Agreement" means a Security over the shares of each Obligor and a Security over a Shareholder's Subordinated Debt entered into or to be entered into by a Shareholder in favour of the Security Agent in an agreed form including, for the Luxembourg Obligors, any Luxembourg law pledge agreement over the shares issued by such Luxembourg Obligors or any receivables owed by such Luxembourg Obligors to their shareholder, in each case in an agreed form.
"Standard Security" means a standard security over a Property located in Scotland entered into or to be entered into by an Obligor in favour of the Security Agent in an agreed form.

"Structure Chart" means the structure chart certified by an Authorised Signatory of the Obligors' Agent showing the ownership of each Obligor up to the Ultimate Owner as at the Utilisation Date together with the other matters required by Clause 19.23 (Ownership) and substantially in the form set out in Schedule 11 (Structure Chart).
"Subordinated Creditor" means:
(a)an Obligor;
(b)First Holdco;
(c)Second Holdco; and
(d)any other person who becomes a Subordinated Creditor in accordance with this Agreement.
"Subordinated Creditor's Security Agreement" means a Security over Subordinated Debt entered into or to be entered into by a Subordinated Creditor in favour of the Security Agent in an agreed form including any Luxembourg law receivables pledge agreement entered into by any Subordinated Creditor in the agreed form.
"Subordinated Debt", in relation to a Subordinated Creditor, has the meaning given to it in the Subordination Agreement entered into by that Subordinated Creditor.
"Subordination Agreement" means a subordination agreement entered into or to be entered into by a Subordinated Creditor, an Obligor and the Security Agent in an agreed form.
"Subsidiary" means in relation to any partnership, company, corporation, unit trust or an unincorporated corporation (in this definition, an "entity"), an entity:
(a)which is controlled, directly or indirectly, by the first mentioned entity;
(b)more than half of the issued shares of which is beneficially owned, directly or indirectly by the first mentioned entity; or
(c)which is a Subsidiary of another Subsidiary of the first mentioned entity, and for this purpose, an entity shall be treated as being controlled by another if that other entity is able to direct its affairs and/or to control the composition of its board of directors or equivalent body.
"Substitution" means the replacement of an Outgoing Property with an Incoming Property in accordance with Clause 22.5 (Substitution).
"Substitution Request" has the meaning given to that term in Clause 22.5.1 (Substitution).
"Supplemental Agreement" means the supplemental agreement amending and restating this Agreement dated _____________ 2021 and made between, amongst others, the Borrowers and the Agent.
"Tax" means any tax, levy, impost, duty, deduction, withholding, assessments, fees or other charges of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same). For the avoidance of doubt, 'tax' includes the community infrastructure levy under the Planning Act 2008 and related legislation.
"Tenant Contributions" means any amount paid or payable to an Obligor by any tenant under a Lease Document or any other occupier of a Property, by way of:

(a)contribution to:
(i)ground rent;
(ii)insurance premia;
(iii)the cost of an insurance valuation;
(iv)a service or other charge in respect of an Obligor's costs in connection with any management, repair, maintenance or similar obligation or in providing services to a tenant of, or with respect to, a Property; or
(v)a reserve or sinking fund; or
(b)VAT.
"Termination Date" means the fifth anniversary of the date of this Agreement.
"Total Facility A Commitments" means the aggregate of the Facility A Commitments, being £100,000,000 as at the date of this Agreement.
"Total Facility B Commitments" means the aggregate of the Facility B Commitments, being £130,000,000 as at the date of this Agreement.
"Total Commitments" means the aggregate of the Total Facility A Commitments and the Total Facility B Commitments, being £230,000,000 as at the date of this Agreement.
"Transaction Document" means:
(a)a Finance Document;
(b)a Lease Document;
(c)a Headlease;
(d)a Managing Agent Agreement;
(e)any Asset Management Agreement;
(f)an Acquisition Document;
(g)any Acceptable Letter of Credit;
(h)any document evidencing or under which Subordinated Debt is made available; or
(i)any other document designated as such by the Agent and the Borrowers.
"Transaction Obligor" means:
(a)an Obligor;
(b)a Subordinated Creditor; and
(c)at any time whilst the GNL Guarantee is in effect, the Ultimate Owner.
"Transaction Security" means the Security created or evidenced or expressed to be created or evidenced under the Security Documents.
"Transfer Agreement" means each deed of transfer under which the legal and beneficial title in the relevant Property was transferred to the relevant Borrower.
"Transfer Certificate" means a certificate substantially in the form set out in Schedule 5 (Form of Transfer Certificate) or any other form agreed between the Agent and the Obligors' Agent.
"Transfer Date" means, in relation to an assignment or a transfer, the later of:

(a)the proposed Transfer Date specified in the relevant Assignment Agreement or Transfer Certificate; and
(b)the date on which the Agent executes the relevant Assignment Agreement or Transfer Certificate.
"Transferee" means any person with which a Finance Party enters into, or may enter into, any arrangement in respect of a Balance Sheet Management Transaction.
"Transition Date" means the first day of the next Interest Period beginning on or after 1 January 2022.
"UK Bail-In Legislation" means Part I of the United Kingdom Banking Act 2009 and any other law or regulation applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings).
"Ultimate Owner" means Global Net Lease, Inc., a Maryland corporation.
"Unpaid Sum" means any sum due and payable but unpaid by an Obligor under the Finance Documents.
"Unresponsive Agent" has the meaning given in Clause 27.14 (Replacement of Unresponsive Agent).

"US" means the United States of America.

"US Tax Obligor" means:
(a)an Obligor which is resident for tax purposes in the US; or
(b)an Obligor some or all of whose payments under the Finance Documents are from sources within the US for US federal income tax purposes.
"Utilisation" means a utilisation of a Facility.
"Utilisation Date" means the date of the Utilisations, being the date on which the Loans are to be made.
"Utilisation Request" means a notice substantially in the form set out in Schedule 3 (Utilisation Request).
"Vacant Possession Value" means the vacant possession value of the Properties shown by the most recent Valuation.
"Valuation" means the Initial Valuation or any other valuation prepared:
(a)on a desktop or full basis; and
(b)of a Property or the Properties,
in each case, as the context requires by the Valuer, supplied at the request of the Agent, addressed to the Finance Parties on a full reliance basis and including the following:
(a)the Market Value;
(b)the reinstatement value of the Properties;
(c)estimates of the Estimated Rental Values and the stabilised value of the Properties based on the Business Plan being implemented;

(d)the Vacant Possession Value of the Properties;
(e)the mortgage lending value of the Properties (BelWertV) for the purposes of any Balance Sheet Management Transaction;
(f)a commentary on any pertinent environmental matters affecting the Properties; and
(g)such other requirements as the Finance Parties may require (acting reasonably), and, in the case of a Valuation prepared on a full basis, reflecting the outcome of any due diligence carried out from time to time, including the findings of any Property Report, any other report delivered as a condition precedent under this Agreement and any subsequent report delivered pursuant to the terms of this Agreement or any other report made available to the Valuer for the purposes of that Valuation.
"Valuer" means C&W (U.K.) LLP or any other surveyor or valuer appointed by the Agent.
"VAT" means:
(a)any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112); and
(b)any other tax of a similar nature, whether imposed in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in paragraph (a) above, or imposed elsewhere.
"VAT Group" means any group of companies for VAT purposes, including (in relation to the United Kingdom) any group of companies for the purposes of sections 43 to 43D of the Value Added Tax Act 1994 and the Value Added Tax (Groups: Eligibility) Order 2004.
"WAULT" means, at any time, the aggregate of the weighted average lengths of the unexpired lease terms under all Occupational Leases as at that time. The weighted average length of the unexpired lease term under such Occupational Leases shall be determined by the Agent (acting reasonably) applying the following formula:
A/B
Where:
A =    the aggregate of the passing rental for the 12 Month period beginning on that date (as determined in accordance with paragraph (e) of the definition of "Projected Interest Cover") payable under each Occupational Lease in each case multiplied by the current unexpired term under that Occupational Lease (where the expiry of such lease is assumed to be the earlier of (a) the expiry date; and (b) if the Occupational Lease contains a break option exercisable by the tenant, the date of the first such break option)
B =    the sum of all passing rental for the relevant 12 Month period payable in respect of all such Occupational Leases.
"Write-down and Conversion Powers" means:
(a)in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule; and
(b)in relation to any other applicable Bail-In Legislation other than the UK Bail-In Legislation:

(i)any powers under that Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers; and
(ii)any similar or analogous powers under that Bail-In Legislation; and
(iii)in relation to the UK Bail-In Legislation powers under that UK Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that UK Bail-In Legislation that are related to or ancillary to any of those powers.
1.2Construction
1.2.1Unless a contrary indication appears, a reference in this Agreement to:
(A)the "Agent", the "Arranger", any "Finance Party", any "Lender", any "Borrower", any "Obligor", any "Party", any "Secured Party", the "Security Agent", any "Transaction Obligor", any "Hedge Counterparty" or any other person shall be construed so as to include its successors in title, permitted assigns and permitted transferees to, or of, its rights and/or obligations under the Finance Documents and, in the case of the Security Agent, any person for the time being appointed as Security Agent or Security Agents in accordance with the Finance Documents;
(B)a document in "agreed form" is a document which is previously agreed in writing by or on behalf of the Borrowers and the Agent or, if not so agreed, is in the form specified by the Agent;
(C)"assets" includes present and future properties, revenues and rights of every description;
(D)"disposal" includes a sale, transfer, disposition, assignment, grant, assignation, lease, licence, declaration of trust or other disposal, whether voluntary or involuntary, any other arrangement which has the same economic effect, and "dispose" will be construed accordingly;
(E)"net disposal proceeds" means the gross proceeds of any disposal less an amount agreed by the Agent and an Obligor as the costs and expenses associated with that disposal;
(F)a "Finance Document" or "Transaction Document" or any other agreement or instrument is a reference to that Finance Document or Transaction Document or other agreement or instrument as amended, novated, supplemented, extended or restated;

(G)"guarantee" means (other than in Clause 18 (Guarantee and Indemnity)) any guarantee, letter of credit, bond, indemnity or similar assurance against loss, or any obligation, direct or indirect, actual or contingent, to purchase or assume any indebtedness of any person or to make an investment in or loan to any person or to purchase assets of any person where, in each case, such obligation is assumed in order to maintain or assist the ability of such person to meet its indebtedness;
(H)"indebtedness" includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;
(I)a "person" includes any individual, firm, company, corporation, government, intergovernmental or supranational body, department, state or agency of a state, regulatory, self-regulatory or other authority or organisation or any association, trust, joint venture, consortium or partnership or other entity (whether or not having separate legal personality);
(J)a "regulation" includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or of any regulatory, self-regulatory or other authority or organisation;
(K)a provision of law is a reference to that provision as amended or re-enacted;
(L)a Clause or a Schedule is a reference to a clause of or a schedule to this Agreement;
(M)a time of day is a reference to London time;
(N)“judgment” shall be deemed to include a decree in Scotland;
(O)“set-off” includes rights of retention, claims of compensation and rights to balance accounts on insolvency;
(P)the word "including" is without limitation and "include" shall be construed accordingly;
(Q)"repay" (or any derivative form thereof) shall, subject to any contrary indication, be construed to include "prepay" (or, as the case may be, the corresponding derivative form thereof);
(R)a person, at any time when the grant of an interest in, right over or licence to occupy a Property would, if made by that person, be treated pursuant to paragraph 40, schedule 10 of the Value Added Tax Act 1994 as having been made by any other person, includes (where appropriate for VAT purposes) a reference to such other person, and "the grant of an interest in right over or licence to occupy" is to be construed in accordance with paragraph 40 of that schedule;
(S)an option to tax exercised or to be exercised by a person pursuant to part 1 of schedule 10 to the Value Added Tax Act 1994 includes a reference to an option exercised or to be made pursuant to that part by a relevant associate of that person, and "relevant associate" is to be construed in accordance with paragraph 3 of that schedule; and
(T)references to the "date of this Agreement" shall mean 13 August 2018.
1.2.2Where a provision of a Finance Document provides that a Finance Party must act reasonably and/or without delay in considering a request for consent from an Obligor, the requirement to act reasonably and/or without delay shall not apply after an Event of Default which is continuing.

1.2.3The determination of the extent to which a rate is "for a period equal in length" to an Interest Period shall disregard any inconsistency arising from the last day of that Interest Period being determined pursuant to the terms of this Agreement.
1.2.4Section, Clause and Schedule headings are for ease of reference only.
1.2.5Unless a contrary indication appears, a term used in any other Finance Document or in any notice or certificate given under or in connection with any Finance Document has the same meaning in that Finance Document or notice or certificate as in this Agreement.
1.2.6A Default (other than an Event of Default) is "continuing" if it has not been remedied or waived and an Event of Default is "continuing" if it has not been waived.
1.2.7In any provision of this Agreement where any Finance Party is required to "consult" with any Obligor before making any decision, such Finance Party's obligation to consult will be treated as being discharged if it follows the following procedure:
(A)the consultation period will start upon the relevant Finance Party's notice (giving reasonable detail of the relevant matter in writing to the Obligors' Agent and will last for the period (the "Consultation Period") required by the relevant provision and if no period is specified the Consultation Period shall be seven Business Days;
(B)during the Consultation Period the Obligors' Agent may submit comments and/or suggestions in writing to the relevant Finance Party relating to the relevant decision for consideration by that Finance Party; and
(C)the relevant Finance Party will not take the relevant decision prior to the expiry of the Consultation Period and in taking the decision will take account of any comments or suggestions submitted to it by the Obligors' Agent during the Consultation Period but shall not be bound by them.
1.2.8Where a provision of a Finance Document provides that a Finance Party must consult an Obligor, the obligation to consult shall not apply after an Event of Default which is continuing.
1.2.9If a moratorium occurs in respect of an Obligor, the ending of that moratorium will not remedy any Event of Default caused by the moratorium and, notwithstanding any other term of the Finance Documents, that Event of Default will continue to be outstanding unless and until it is expressly waived by the Agent (acting on the instructions of the Majority Lenders)
1.2.10Any reference in a Finance Document to the Agent or the Security Agent providing approval or consent or making a request, or to an item or a person being acceptable or satisfactory to, to the satisfaction of, or approved by the Agent or the Security Agent, are to be construed, unless otherwise specified, as references to the Agent or the Security Agent (as applicable) taking such action or refraining from acting on the instructions of the Majority Lenders, and reference in the Finance Documents to:
(A)the Agent or the Security Agent acting reasonably;
(B)a matter being in the reasonable opinion of the Agent or the Security Agent;
(C)the Agent's or the Security Agent’s approval or consent not being unreasonably withheld or delayed; or
(D)any document, report, confirmation or evidence being required to be reasonably satisfactory to the Agent or the Security Agent,

shall be construed, unless otherwise specified in the relevant Finance Document, as the Agent or the Security Agent (as applicable) acting on the instructions of the Majority Lenders (and each Lender shall act reasonably in circumstances where the Agent or the Security Agent (as applicable) would otherwise be required to act reasonably if this Clause 1.2.10 did not apply, and for this purpose any action taken or instruction given by any Lender (or any action taken or discretion exercised by the Agent or Security Agent) in order to enhance the prospects of successfully implementing a Balance Sheet Management Transaction shall for the purposes of the Finance Documents be deemed to be reasonable). Where the Agent or the Security Agent is obliged to consult under the terms of the Finance Documents, unless otherwise specified each Lender shall instruct the Agent or the Security Agent (as applicable) to consult in accordance with the terms of the relevant Finance Document and the Agent or the Security Agent (as applicable) shall carry out that consultation in accordance with the instructions it receives from the Lenders. The Agent or the Security Agent (as applicable) shall be under no obligation to determine the reasonableness or otherwise of such circumstances or whether in giving any instruction the Lenders or the Majority Lenders (as applicable) are acting in a reasonable manner.
1.2.11Without prejudice to Clause 1.2.10 above and without limitation to any other powers or discretions of any Finance Party or to the generality of any powers or discretions of any Finance Party under the Finance Documents or otherwise, any reference in a Finance Document to any Finance Party providing approval or consent or exercising any discretion, or to an item or a person being acceptable or satisfactory to, to the satisfaction of, or approved by, any Finance Party shall be construed as expressly permitting such Finance Party to exercise such power or discretion in a manner solely for the purpose of enhancing, and in order to enhance, the prospects of successfully achieving a Balance Sheet Management Transaction and without regard to any other consideration.
1.3Luxembourg terms
In this Agreement, where it relates to a Luxembourg entity, a reference to:
1.3.1a moratorium of any indebtedness, winding-up, administration or dissolution includes, without limitation, bankruptcy "faillite", insolvency, voluntary or judicial liquidation "liquidation volontaire ou judiciaire", composition with creditors "concordat préventif de faillite", moratorium or reprieve from payment "sursis de pajement", controlled management "gestion contrôlée", general settlement with creditors, reorganisation or similar laws affecting the rights of creditors generally;
1.3.2a receiver, administrative receiver, administrator or the like includes, without limitation, a "juge délégué", "commissaire", "juge-commissaire", "liquidateur" or "curateur";
1.3.3a security interest includes any "hypothèque", "nantissement", "gage", "privilège", "sûreté réelle", "droit de retention" and any type of real security "sûreté réelle" or agreement or arrangement having a similar effect and any transfer of title by way of security;
1.3.4a person being unable to pay its debts includes that person being in a state of cessation of payments "cessation de paiements";
1.3.5by-laws or constitutional documents includes its up-to-date (restated) articles of association (statuts coordonnés); and
1.3.6a director includes a "gérant" or an "administrateur".
1.4Scottish terms

Without prejudice to the generality of any provision of this Agreement, in this Agreement where it relates to a Property situated in Scotland, the following provisions shall apply:
1.4.1covenants shall be deemed to include references to obligations burdens or undertakings;
1.4.2easements shall be deemed to include reference to servitudes or rights of way;
1.4.3"Land Registry" shall be deemed to be a reference to the General Register of Sasines and/or the Land Register of Scotland (as applicable); and
1.4.4"mortgagee" shall be deemed to include, without limitation, a heritable creditor and a security holder.
1.5Currency symbols and definitions
"£", "GBP" and "sterling" denote the lawful currency of the United Kingdom.
1.6Third party rights
1.6.1Unless expressly provided to the contrary in a Finance Document a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 (the "Third Parties Act") to enforce or to enjoy the benefit of any term of this Agreement.
1.6.2Notwithstanding any term of any Finance Document, the consent of any person who is not a Party is not required to rescind or vary this Agreement at any time.
1.6.3Any Receiver, Delegate or any person described in Clause 27.11.2 (Exclusion of liability) may, subject to this Clause 1.6 and the Third Parties Act, rely on any Clause of this Agreement which expressly confers rights on it.
1.7Obligations joint and several
The obligations of the Obligors under this Agreement are joint and several.
2.The Facilities
2.1The Facilities
Subject to the terms of this Agreement:
2.1.1the Facility A Lenders make available to the Borrowers a sterling term loan facility in an aggregate amount equal to the Total Facility A Commitments; and
2.1.2the Facility B Lenders make available to the Borrowers a sterling term loan facility in an aggregate amount equal to the Total Facility B Commitments.
2.2Property Protection Loans
2.2.1A Lender may, with the consent of the Majority Lenders, make a Property Protection Loan whether requested by an Obligor or not.
2.2.2Each Property Protection Loan shall:
(A)be repayable on demand made by the relevant Lender with the consent Agent (acting on the instructions of the Majority Lenders) and in any event shall be repayable on the Termination Date; and
(B)bear interest in accordance with Clause 8.4 (Default interest) as if it were an overdue amount.
2.3Finance Parties' rights and obligations

2.3.1The obligations of each Finance Party under the Finance Documents are several. Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.
2.3.2The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from an Obligor is a separate and independent debt in respect of which a Finance Party shall be entitled to enforce its rights in accordance with Clause 2.3.3 below. The rights of each Finance Party include any debt owing to that Finance Party under the Finance Documents and, for the avoidance of doubt, any part of a Loan or any other amount owed by an Obligor which relates to a Finance Party's participation in a Facility or its role under a Finance Document (including any such amount payable to the Agent on its behalf) is a debt owing to that Finance Party by that Obligor.
2.3.3A Finance Party may not, except as specifically provided in the Finance Documents, separately enforce its rights under or in connection with the Finance Documents.
2.4Obligors' Agent
2.4.1Each Obligor by its execution of this Agreement irrevocably appoints the Obligors' Agent to act on its behalf as its agent in relation to the Finance Documents and irrevocably authorises:
(A)the Obligors' Agent on its behalf to supply all information concerning itself contemplated by this Agreement to the Finance Parties and to give all notices and instructions (including Utilisation Requests), to make such agreements and to effect the relevant amendments, supplements and variations capable of being given, made or effected by any Obligor notwithstanding that they may affect the Obligor, without further reference to or the consent of that Obligor; and
(B)each Finance Party to give any notice, demand or other communication to that Obligor pursuant to the Finance Documents to the Obligors' Agent, and in each case the Obligor shall be bound as though the Obligor itself had given the notices and instructions (including, without limitation, any Utilisation Requests) or executed or made the agreements or effected the amendments, supplements or variations, or received the relevant notice, demand or other communication.
2.4.2Every act, omission, agreement, undertaking, settlement, waiver, amendment, supplement, variation, notice or other communication given or made by the Obligors' Agent or given to the Obligors' Agent under any Finance Document on behalf of a Obligor or in connection with any Finance Document (whether or not known to any Obligor) shall be binding for all purposes on that Obligor as if that Obligor had expressly made, given or concurred with it. In the event of any conflict between any notices or other communications of the Obligors' Agent and any Obligor, those of the Obligors' Agent shall prevail.
3.Purpose
3.1Purpose
Each Borrower shall apply all amounts borrowed by it under a Facility towards:

3.1.1refinancing all existing Financial Indebtedness secured against and in relation to its Property;
3.1.2payment of any fees, costs and expenses incurred by any Obligor; and
3.1.3any general working capital and general corporate purposes, in each case, as set out in the Funds Flow Statement.
3.2Monitoring
No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.
4.Conditions of Utilisation
4.1Initial conditions precedent
4.1.1The Lenders will only be obliged to comply with Clause 5.4 (Lenders' participation) in relation to a Utilisation if on or before the Utilisation Date all of the documents and other evidence listed in Part A of Schedule 2 (Conditions Precedent) in form and substance satisfactory to the Agent or to the extent it has not received the same, it has waived receipt of the same with the consent of the Lenders. The Agent shall notify the Obligors' Agent and the Lenders promptly upon being so satisfied.
4.1.2Other than to the extent that the Lenders notify the Agent in writing to the contrary before the Agent gives the notification described in Clause 4.1.1 above, the Lenders authorise (but do not require) the Agent to give that notification. The Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification.
4.1.3The Agent may refuse to accept the Utilisation Request if the Agent believes that the notification described in Clause 4.1.1 above will not be capable of being given on or before the Utilisation Date.
4.2Further conditions precedent
The Lenders will only be obliged to comply with Clause 5.4 (Lenders' participation) if:
4.2.1on the date of the Utilisation Request and on the proposed Utilisation Date:
(A)no Default is continuing or would result from the proposed Loans; and
(B)each of the representations in Clause 19 (Representations) to be made by each Obligor on those dates are true in all respects; and
4.2.2in the case of the making of the Loans, immediately following the making of the Loans:
(A)Projected Interest Cover for each of the 3 Month period and 12 Month period commencing on the proposed Utilisation Date will be at least 460%;
(B)Loan to Value will not be greater than 51%; and
(C)Loan to Cost will not be greater than 50%.
5.Utilisation
5.1Delivery of the Utilisation Request

The Borrowers may utilise the Facilities by the Obligors' Agent delivering a duly completed Utilisation Request on their behalf to the Agent by not later than 11am on the date falling three Business Days prior to the proposed Utilisation Date.
5.2Completion of a Utilisation Request
5.2.1The Utilisation Request is irrevocable and will not be regarded as having been duly completed unless:
(A)each Borrower is borrowing a Facility A Loan and a Facility B Loan in the proportions that the Total Facility A Commitments and the Total Facility B Commitments each bear to the Total Commitments;
(B)it specifies the purpose of each Loan to be used;
(C)the proposed Utilisation Date is a Business Day within the Availability Period; and
(D)the currency and amount of the Utilisation comply with Clause 5.3 (Currency and amount).
5.2.2Each Borrower may only draw one Facility A Loan and one Facility B Loan, and each such Loan must have the same Utilisation Date. The Obligors' Agent shall request the respective Loans on behalf of each Borrower and each such request shall be made in the same Utilisation Request.
5.2.3Only one Utilisation Request may be delivered to the Agent.
5.3Currency and amount
5.3.1The currency specified in the Utilisation Request must be sterling.
5.3.2The aggregate amount of the Facility A Loans shall not exceed the Total Facility A Commitments.
5.3.3The aggregate amount of the Facility B Loans shall not exceed the Total Facility B Commitments.
5.4Lenders' participation
5.4.1If the conditions set out in this Agreement have been met:
(A)each Facility A Lender shall make each Facility A Loan available by the Utilisation Date through its Facility Office; and
(B)each Facility B Lender shall make each Facility B Loan available by the Utilisation Date through its Facility Office.
5.4.2The amount of each Lender's participation in a Loan will be equal to the proportion borne by its relevant Commitment to the Total Commitments immediately prior to making each Loan.
5.4.3The Agent shall promptly notify each Lender of the amount of each Loan and the amount of its participation in that Loan.
5.5Cancellation of Commitment
The Commitments which, at that time, are unutilised shall be immediately cancelled at the end of the Availability Period.
6.Repayment
6.1Repayment of the Loans on the Termination Date

The Borrowers shall repay the Loans and all other amounts outstanding under the Finance Documents in full on the Termination Date.
6.2Repayment Instalments
The Borrowers shall repay the Loans on each Interest Payment Date specified in the table at Schedule 4 (Amortisation Schedule) by the amount set opposite that date under the heading "Repayment Instalment".
6.3Reborrowing
No Borrower may reborrow any part of a Facility which is repaid.
7.Prepayment and Cancellation
7.1Illegality
If, in any applicable jurisdiction, it becomes unlawful for any Lender to perform any of its obligations as contemplated by this Agreement or to fund or maintain its participation in any Loan or it becomes unlawful for any Affiliate of a Lender for that Lender to do so:
7.1.1that Lender shall promptly notify the Agent upon becoming aware of that event;
7.1.2upon the Agent notifying the Borrowers, the Commitments of that Lender will be immediately cancelled; and
7.1.3the Borrowers shall repay that Lender's participation in the Loans made to it on the last day of the Interest Period for each Loan occurring after the Agent has notified the Borrowers or, if earlier, the date specified by the Lender (if any) in the notice delivered to the Agent under Clause 7.1.1 above (being no earlier than the last day of any applicable grace period permitted by law) and that Lender's corresponding Commitments shall be cancelled in the amount of the participation repaid.
7.2Change of control
7.2.1If a change of control occurs:
(A)the Obligors' Agent shall promptly notify the Agent upon any Obligor becoming aware of that event;
(B)a Lender shall not be obliged to fund a Utilisation; and
(C)if a Lender so requires and notifies the Agent, the Agent shall, by notice to the Obligors' Agent, cancel the Commitment of that Lender and declare the participation of that Lender in all outstanding Loans, together with accrued interest, and all other amounts accrued under the Finance Documents immediately due and payable, whereupon the Commitments of that Lender will be cancelled and all such outstanding Loans and amounts will become immediately due and payable.
7.2.2For the purpose of Clause 7.2.1 above:
(A)"change of control" means:
(1)any Holdco ceases to be legally and beneficially wholly-owned and controlled (directly or indirectly through wholly-owned Subsidiaries) by Global Net Lease Operating Partnership, LP;
(2)Global Net Lease Operating Partnership, LP ceases to be legally and beneficially wholly-owned and controlled (directly or indirectly through wholly-owned Subsidiaries) by the Ultimate Owner; or

(3)any person or group of persons acting in concert gains direct or indirect control of the Ultimate Owner,
(B)"control" means:
(1)the power (whether by way of ownership of shares, proxy, contract, agency or otherwise, and whether directly or indirectly) to:
(a)cast, or control the casting of, more than one half of the maximum number of votes that might be cast at a general meeting of that entity;
(b)appoint or remove all, or the majority, of the directors or other equivalent officers of that entity; or
(c)give directions with respect to the operating and financial policies of that entity with which the directors or other equivalent officers of that entity are obliged to comply; or
(2)the holding (directly or indirectly) beneficially of more than one half of the issued share capital of that entity (excluding any part of that issued share capital that carries no right to participate beyond a specified amount in a distribution of either profits or capital); and
(C)"acting in concert" means, a group of persons who, pursuant to an agreement or understanding (whether formal or informal), actively co-operate, through the acquisition directly or indirectly of shares in that entity by any of them, directly or indirectly, to obtain or consolidate control of that entity.
7.2.3The Obligors' Agent shall promptly notify the Agent if any person (directly or indirectly) holds or controls more than 10% of the total ownership interests in the Ultimate Owner. If as a result of any person so holding or controlling more than 10% of the total ownership interests in the Ultimate Owner a Lender is unable to comply with its “know your customer” or similar identification procedures as that Lender reasonably considers necessary under applicable law or regulation:
(A)that Lender shall not be obliged to fund a Utilisation; and
(B)if that Lender so requires and notifies the Agent the Agent shall, by notice to the Obligors' Agent, cancel the Commitment of that Lender and declare the participation of that Lender in all outstanding Loans, together with accrued interest, and all other amounts accrued under the Finance Documents immediately due and payable, whereupon the Commitments of that Lender will be cancelled and all such outstanding Loans and amounts will become immediately due and payable.
7.3Mandatory prepayment
The Borrowers must apply the following amounts in prepayment of the Loans, and payment of prepayment fees and other amounts referred to in Clause 7.8.2 (Restrictions) at the time, amounts and in the order of application contemplated by Clause 7.4 (Application of mandatory prepayments):
7.3.1the net disposal proceeds referred to in Clauses 17.5.3 (Disposals Account);
7.3.2the proceeds required to be applied in prepayment of the Loans under Clause 17.6.3(C) (Cash Trap and Cure Account);
7.3.3the proceeds required to be applied in prepayment of the Loans under Clause 17.6.5(B) (Cash Trap and Cure Account);

7.3.4the amount of Lease Prepayment Proceeds;
7.3.5subject to Clause 23.11.11 (Insurances), the amount of Insurance Prepayment Proceeds;
7.3.6the amount of Compensation Prepayment Proceeds;
7.3.7the amount of Hedging Prepayment Proceeds; and
7.3.8the amount of Recovery Prepayment Proceeds.
7.4Application of mandatory prepayments
7.4.1The net disposal proceeds referred to in Clause 7.3.1 (Mandatory prepayment) shall be applied on the date provided for in accordance with Clauses 17.5.3 or 17.5.5 (Disposals Account) by an aggregate amount equal to the applicable Release Amount as follows:
(A)in or towards:
(1)first, prepayment of the Loans pro rata made to the relevant Borrower;
(2)secondly, prepayment of the other Loans pro rata; and
(B)following such prepayments, in or towards payment of all amounts that are or will become due and payable under Clause 7.8.2 (Restrictions) as a result of those prepayments.
7.4.2An amount referred to in Clauses 7.3.2 or 7.3.3 (Mandatory prepayment) shall be applied on the date provided for in accordance with Clauses 17.6.3(C) or 17.6.5(B) (Cash Trap and Cure Account) (as applicable) pro rata as follows:
(A)in or towards prepayment of the Loans pro rata; and
(B)following such prepayments, in or towards payment of all amounts that are or will become due and payable under Clause 7.8.2 (Restrictions) as a result of those prepayments.
7.4.3An amount referred to in Clauses 7.3.4 to 7.3.8 (Mandatory prepayment) shall be applied on the date provided for in accordance with Clause 17.4.3 (Deposit Account) as follows:
(A)in or towards,
(1)first, prepayment of the Loans pro rata made to the relevant Borrower; and
(2)secondly, prepayment of the other Loans pro rata; and
(B)following such prepayments, in or towards payment of all amounts that are or will become due and payable under Clause 7.8.2 (Restrictions) as a result of those prepayments.
7.4.4For the purposes of Clauses 7.4.1(A) and 7.4.3(A) above, the relevant Borrower is:
(A)insofar as the relevant amount to be applied in prepayment is derived from or relates to a Borrower or the assets of or shares in a Borrower, that Borrower; and
(B)otherwise, such Borrower or Borrowers as the Majority Lenders elect (having first consulted with the Obligors' Agent).
7.5Voluntary prepayment of Loans

7.5.1A Borrower may, if it gives the Agent not less than ten Business Days' (or such shorter period as the Majority Lenders may agree) prior written notice (which may be revoked up to a maximum of 5 Business Days prior to the proposed date of prepayment), prepay the whole or any part of any Loan (but, if in part, being an amount that reduces the amount of the Loans by a minimum amount of £1,000,000 and in integral multiples of £1,000,000) on a day which is not an Interest Payment Date, provided that the number of times the right of prepayment in this Clause 7.5.1 is exercised is not more than three times in an Interest Period.
7.5.2Any prepayment by a Borrower pursuant to Clause 7.5.1 above shall be applied in prepayment of that Borrower's Loans pro rata.
7.6Right of repayment and cancellation in relation to a single Lender
7.6.1If:
(A)any sum payable to any Lender by an Obligor is required to be increased under Clause 12.2.3 (Tax gross-up); or
(B)any Lender claims indemnification from the Obligors under Clause 12.3 (Tax indemnity) or Clause 13.1 (Increased costs), the Obligors' Agent may, whilst the circumstance giving rise to the requirement for that increase or indemnification continues, give the Agent notice of cancellation of the Commitment of that Lender and its intention to procure the repayment of that Lender's participation in the Loans.
7.6.2On receipt of a notice of cancellation referred to in Clause 7.6.1 above, the Commitment of that Lender shall immediately be reduced to zero.
7.6.3On the last day of each Interest Period which ends after a Borrower has given notice of cancellation under Clause 7.6.1 above (or, if earlier, the date specified by the relevant Borrower in that notice), the relevant Borrower shall repay that Lender's participation in the Loans.
7.7Right of replacement of a Non-Consenting Lender
7.7.1By no later than 30 days after the date a Lender has become a Non-Consenting Lender, the Obligors may, on ten Business Days' prior notice to the Agent, replace that Lender by requiring that Lender to (and, to the extent permitted by law, that Lender shall) transfer all of its rights and obligations under this Agreement to a Lender or other reputable bank or financial institution selected by the Obligors' Agent and approved by the Majority Lenders and in accordance with Clause 25.1 (Assignments and transfers by the Lenders) for a purchase price in cash payable at the time of the transfer equal to the outstanding principal amount of such Lender's participation in the outstanding Loans and all accrued interest and other amounts payable to such Lender.
7.7.2The replacement of a Lender pursuant to Clause 7.7.1 above shall be subject to the following conditions:
(A)the Obligors shall have no right to replace the Agent or the Security Agent;
(B)no Finance Party shall have any obligation to find a replacement Lender;
(C)in no event shall a Lender replaced pursuant to Clause 7.7.1 above be required to pay or surrender any of the fees received by that Lender pursuant to the Finance Documents;
(D)a Lender shall only be obliged transfer its rights and obligations pursuant to Clause 7.7.1 above once it and the Agent are satisfied they have complied with all necessary "know you customer" or other similar checks under applicable laws and regulations in relation to that transfer;
(E)where the Lender is also a Hedge Counterparty, any Hedging Agreements (excluding any fully funded interest rate caps or captions) in place with that Hedge Counterparty must be closed out and all amounts payable to the Hedge Counterparty paid to it no later than the time of the relevant transfer pursuant to Clause 7.7.1 above and the Borrower must procure that replacement Hedging Agreements are entered into in compliance with Clause 8.3 (Hedging); and
(F)other than in respect of a Lender that is being replaced pursuant to this Clause 7.7 because they are a Non-Consenting Lender within the meaning paragraph (b) of that definition only, the Borrowers shall pay to the Lender being replaced no later than the time of the relevant transfer pursuant to Clause 7.7.1 above, a fee in the amount it would have received pursuant to Clause 11.4 (Prepayment fees) had its participation in the Loans been prepaid at that time.
7.8Restrictions
7.8.1Any notice of cancellation or prepayment given by any Party under this Clause 7, unless a contrary indication appears in this Agreement shall be irrevocable and shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.
7.8.2Any prepayment or cancellation under this Agreement shall be made together with accrued interest (including Margin) on the amount prepaid together with any Break Costs payable pursuant to Clause 10.5 (Break Costs), any amounts that have or will become payable to a Hedge Counterparty under any Hedging Agreement and any prepayment and cancellation fees payable under this Agreement, without premium or penalty.
7.8.3The Borrowers may not reborrow any part of a Facility which is prepaid.
7.8.4The Borrowers shall not repay or prepay all or any part of the Loans or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement.
7.8.5No amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated.
7.8.6If all or part of any Lender's participation in a Loan is repaid or prepaid, an amount of that Lender's Commitment (equal to the amount of the participation which is repaid or prepaid) will be deemed to be cancelled on the date of repayment or prepayment.
7.8.7Any partial repayment of the Loans:
(A)from the proceeds of a Full Sweep Disposal will be applied against the Repayment Instalments in inverse order of maturity to the extent the aggregate net disposal proceeds received by a Transaction Obligor as a result of the relevant disposal and applied in repayment of the Loans exceed the Relevant Percentage of the Allocated Loan Amount for that Property or Properties (as the case may be); and
(B)pursuant to Clause 7.5 (Voluntary prepayment of the Loans) or Clause 17.6.3(C) (Cash Trap and Cure Account) will be applied against the Repayment Instalments in inverse order of maturity.
No other repayment or prepayment of the Loans shall reduce any amount payable under Clause 6.2 (Repayment Instalments)

7.8.8Any prepayment of a Loan (other than a prepayment to a single Lender pursuant to Clause 7.1 (Illegality), Clause 7.2 (Change of control) or Clause 7.6 (Right of repayment and cancellation in relation to a single Lender)) shall be applied pro rata to each Lender's participation in that Loan.
8.Interest
8.1Calculation of interest
The rate of interest on each Loan for each Interest Period is the aggregate of:
8.1.1the Margin; and
8.1.2
(A)prior to the Transition Date, the applicable LIBOR; and
(B)on and from the Transition Date, the Reference Rate and the Credit Adjustment Spread provided always that if the sum of the Reference Rate and the Credit Adjustment Spread is less than zero, the sum of the Reference Rate and the Credit Adjustment Spread shall be deemed to be zero.
8.2Payment of interest
The Borrowers shall pay accrued interest on the Loans on each Interest Payment Date.
8.3Hedging
8.3.1On or before the Utilisation Date, the Borrowers shall enter into and shall thereafter maintain Hedging Agreements which are interest rate swaps or interest rate caps in accordance with this Clause 8.3. An Obligor may not otherwise enter into any Hedging Agreement.
8.3.2    The aggregate notional amount of the transactions in respect of the Hedging Agreements shall be at least 75% of the Total Commitments.
(B)Each Hedging Agreement shall:
(1)be with a Hedge Counterparty;
(2)be for a term ending on the Termination Date;
(3)on and from the Transition Date, be for a rate matching the Reference Rate of the Loan at all times;
(4)have settlement dates coinciding with the Interest Payment Dates; and
(5)be based on an ISDA Master Agreement and otherwise in form and substance satisfactory to the Agent (acting reasonably).
(C)The rights of the Borrowers under the Hedging Agreements shall be charged or assigned by way of security under a Security Agreement.
8.3.3    The parties to each Hedging Agreement must comply with the terms of that Hedging Agreement.
(B)Neither the Hedge Counterparty nor a Borrower may amend, supplement, extend or waive the terms of any Hedging Agreement without the consent of the Agent.

(C)Paragraph (B) above shall not apply to an amendment, supplement, extension or waiver that is administrative and mechanical in nature and does not give rise to a conflict with any provision of this Agreement.
8.3.4    If, at any time, the aggregate notional amount of the transactions under the Hedging Agreements exceeds or, as a result of a prepayment, will exceed 100% of the aggregate amount of the Total Commitments then, or which will be, outstanding, the Borrowers must promptly notify the Agent and must, at the request of the Agent, reduce the aggregate notional amount of those transactions by an amount and in a manner satisfactory to the Agent so that it no longer exceeds or will not exceed 100% of the Total Commitments.
(B)Any reductions in the aggregate notional amount of the transactions in respect of the Hedging Agreements in accordance with paragraph (A) above will be apportioned as between those transactions pro rata.
(C)Paragraph (A) above shall not apply to any transactions in respect of any Hedging Agreement under which a Borrower has no actual or contingent indebtedness.
(D)The Agent must make a request under paragraph (A) above if so required by the Hedge Counterparty.
8.3.5Without prejudice to a Borrower's obligations under Clause 8.3.1 above, neither the Hedge Counterparty nor any Borrower may terminate or close out any transactions in respect of any Hedging Agreement (in whole or in part) except:
(A)in accordance with Clause 8.3.4 above;
(B)if an "Illegality", a "Tax Event", "Force Majeure Event" or "Tax Event Upon Merger" (as those terms are defined in the applicable ISDA Master Agreement) has occurred;
(C)in the case of a termination or closing out by the Hedge Counterparty only, if a Borrower has failed to pay on the due date any amount payable to the Hedge Counterparty under the Hedging Agreement and such failure is not remedied within 10 Business Days;
(D)if the Loans and other amounts outstanding under the Finance Documents (other than the Hedging Agreements) have been unconditionally and irrevocably paid and discharged in full;
(E)in the case of termination or closing out by the Hedge Counterparty, if the Agent serves notice under Clause 24.19.1(B) (Acceleration) or, having served notice under Clause 24.19.1(C) (Acceleration), makes a demand;
(F)in the case of termination or closing out by a Hedge Counterparty which is a Lender or an Affiliate of a Lender only, if the Borrower has repaid that Lender pursuant to Clause 7.1 (Illegality) or Clause 7.6 (Right of repayment and cancellation in relation to a single Lender);
(G)in the case of termination or closing out by the Hedge Counterparty, an Event of Default occurs under Clauses 24.6 (Insolvency), 24.7 (Insolvency proceedings) or 24.8 (Creditors' process); or
(H)in the case of any other termination or closing out by a Borrower where the Borrower is entitled to do so under the terms of the relevant Hedging Agreement, provided that the Borrower enters into replacement Hedging Agreements in accordance with Clause 8.3.2 above with Additional Hedge Counterparties which accede to this Agreement in accordance with Clause 25.8 (Additional Hedge Counterparties).
(I)in the case of any other termination or closing out by the Hedge Counterparty, with the consent of the Agent.

8.3.6If the Hedge Counterparty or a Borrower terminates or closes out a transaction in respect of a Hedging Agreement (in whole or in part) in accordance with Clauses 8.3.5(B), 8.3.5(C) or (in the case of the Hedge Counterparty only) 8.3.5(E) above, it shall promptly notify the Agent of that termination or close out.
8.3.7If the Hedge Counterparty is entitled to terminate or close out any transaction in respect of any Hedging Agreement in accordance with Clause 8.3.5(E) above, such Hedge Counterparty shall promptly terminate or close out such transaction following a request to do so by the Security Agent.
8.3.8The Hedge Counterparty may only suspend making payments under a transaction in respect of a Hedging Agreement if a Borrower is in breach of its payment obligations under any transaction in respect of that Hedging Agreement.
8.3.9If at any time a Hedge Counterparty (other than the Original Hedge Counterparty) fails to satisfy the relevant Rating Criteria, the Borrower will notify the Agent and procure that, within 30 days of that ratings downgrade, a person that does satisfy the Rating Criteria accedes to this Agreement as a new Hedge Counterparty in accordance with Clause 25.8 (Additional Hedge Counterparties). Immediately upon the accession of the new Hedge Counterparty, the Borrower will procure that the Hedge Counterparty whose rating was downgraded will, and that Hedge Counterparty shall, novate its rights and obligations under each of the Hedging Agreements to which it is a party to the new Hedge Counterparty and the Borrowers hereby consents to that novation.
8.3.10    The Hedge Counterparty consents to, and acknowledges notices of, the charging or assigning by way of security by each Borrower pursuant to the relevant Security Documents of its rights under the Hedging Agreements to which it is party in favour of the Security Agent.
(B)Any such charging or assigning by way of security is without prejudice to, and after giving effect to, the operation of any payment or close-out netting in respect of any amounts owing under any Hedging Agreement.
(C)The Security Agent shall not be liable for the performance of any Borrower's obligations under a Hedging Agreement.
8.4Default interest
8.4.1If an Obligor fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate which, subject to Clause 8.4.3 below, is two per cent. per annum higher than the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan in the currency of the overdue amount for successive Interest Periods, each of a duration selected by the Agent (acting reasonably) bearing an interest rate per annum which is the aggregate of:
(A)the Margin; and
(B)
(1)prior to the Transition Date, the applicable LIBOR; and
(2)on and from the Transition Date, the Reference Rate and the Credit Adjustment Spread.
8.4.2Any interest accruing under this Clause 8.4 shall be immediately payable by the relevant Obligor on demand by the Agent.
8.4.3If any overdue amount consists of all or part of a Loan which became due on a day which was not the last day of an Interest Period relating to that Loan:

(A)the first Interest Period for that overdue amount shall have a duration equal to the unexpired portion of the current Interest Period relating to that Loan; and
(B)the rate of interest applying to the overdue amount during that first Interest Period shall be two per cent. per annum higher than the rate which would have applied if the overdue amount had not become due.
8.4.4Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable.
8.5Notification of rates of interest
8.5.1The Agent shall promptly notify the relevant Lenders and the Borrowers of the determination of a rate of interest under this Agreement.
8.5.2The Agent shall promptly notify the Borrowers of each Funding Rate relating to a Loan.
9.Interest Periods
9.1Length of Interest Periods
Each Interest Period for a Loan shall start on its Utilisation Date or (if already made) on the last day of its preceding Interest Period and end on the next Interest Payment Date.
9.2Non-Business Days
If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).
9.3Shortening Interest Periods
If an Interest Period would otherwise overrun the Termination Date it shall be shortened so that it ends on the Termination Date;
10.Changes to the Calculation of Interest
1.1Unavailability of Screen Rate
10.3.1Interpolated Screen Rate: If no Screen Rate is available for LIBOR for the Interest Period of a Loan, the applicable LIBOR shall be the Interpolated Screen Rate for a period equal in length to the Interest Period of that Loan.
10.3.2Reference Bank Rate: If no Screen Rate is available for LIBOR for:
(A)sterling; or
(B)the Interest Period of a Loan and it is not possible to calculate the Interpolated Screen Rate, the applicable LIBOR shall be the Reference Bank Rate as of noon on the Quotation Day and for a period equal in length to the Interest Period of that Loan.
10.3.3Cost of funds: If Clause 10.1.2 above applies but no Reference Bank Rate is available for sterling or the relevant Interest Period, there shall be no LIBOR for that Loan and Clause 10.4 (Cost of funds) shall apply to that Loan for that Interest Period.

10.2Calculation of Reference Bank Rate
10.2.1Subject Clause 10.2.2 below, if LIBOR is to be determined on the basis of a Reference Bank Rate but a Reference Bank does not supply a quotation by noon on the Quotation Day, the Reference Bank Rate shall be calculated on the basis of the quotations of the remaining Reference Banks.
10.2.2If at or about noon on the Quotation Day, none or only one of the Reference Banks supplies a quotation, there shall be no Reference Bank Rate for the relevant Interest Period.
10.3Market disruption
If before close of business in London on the Quotation Day for the relevant Interest Period of a Loan, the Agent receives notifications from a Lender or Lenders (whose participations in a Loan exceed 35% of that Loan) that the cost to it of funding its participation in that Loan from whatever source it may reasonably select would be in excess of LIBOR then Clause 10.4 (Cost of funds) shall apply to that Loan for the relevant Interest Period.
10.4Cost of funds
10.4.1If this Clause 10.4 applies, the rate of interest on the relevant Loan for the relevant Interest Period shall be the percentage rate per annum which is the sum of:
(A)the Margin; and
(B)the rate notified to the Agent by that Lender as soon as practicable and in any event before interest is due to be paid in respect of that Interest Period, to be that which expresses as a percentage rate per annum the cost to the relevant Lender of funding its participation in that Loan from whatever source it may reasonably select.
10.4.2If this Clause 10.4 applies, a Lender (the "Relevant Lender") may elect that the rate applicable to its participation in the Loan for the purposes of Clause 10.4.1(B) above is:
(A)such rate as it may specify pursuant to Clause 10.4.1(B) above;
(B)the same as the rate specified to the Agent by another Lender for the purposes of Clause 10.4.1(B) above as being, expressed as a percentage rate per annum, that Lender's cost of funding its participation in that Loan; or
(C)determined on the basis of a Replacement Benchmark (as that term is defined in Clause 37.4 (Replacement of Screen Rate) but read as if references in that definition to the Majority Lenders and the Obligors' Agent were solely to that Relevant Lender.
10.4.3If this Clause 10.4 applies and the Agent or the Borrowers so require, the Agent and the Borrowers shall enter into negotiations (for a period of not more than 30 days) with a view to agreeing a substitute basis for determining the rate of interest.
10.4.4Any alternative basis agreed pursuant to Clause 10.4.3 above shall, with the prior consent of all the Lenders and the Borrowers, be binding on all Parties.
10.5Break Costs
10.5.1The Borrowers shall, within seven Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs attributable to all or any part of a Loan or Unpaid Sum being paid by the Obligors on a day other than the last day of an Interest Period for that Loan or Unpaid Sum.
10.5.2Each Lender shall, as soon as reasonably practicable after a demand by the Agent, provide a certificate confirming the amount of its Break Costs for any Interest Period in which they accrue.
10.5.3Clause 10.5.1 above shall not apply in respect of a Compounded Rate Loan.
10.6Transition Date
This Clause 10 shall cease to apply from the Transition Date.
11.Fees
11.1Arrangement fee
The Obligors shall pay to the Arranger (for its own account) a fee in respect of the arrangement of Facility in the amount and at the times agreed in a Fee Letter.
11.2Agency fee
The Obligors shall pay to the Agent (for its own account) an agency fee in the amount and at the times agreed in a Fee Letter.
11.3Security agency fee
The Obligors shall pay to the Security Agent (for its own account) a security agency fee in the amount and at the times agreed in a Fee Letter.
11.4Prepayment fee
11.4.1The Obligors must pay to the Agent for the account of each Lender a prepayment fee on the date of:
(A)prepayment of all or any part of a Loan; and
(B)on the date of cancellation of any part of the Total Commitments, except no such fee shall be payable as a result of a prepayment or cancellation which occurs pursuant to Clause 7.1 (Illegality) or Clause 7.6 (Right of repayment and cancellation in relation to a single Lender).
11.4.2The amount of each prepayment fee is:
(A)if the prepayment or cancellation occurs on or before the first anniversary of the date of this Agreement, 3.00% of the amount prepaid;
(B)if the prepayment or cancellation occurs after the first anniversary of the date of this Agreement but on or before the second anniversary of the date of this Agreement, 2.00% of the amount prepaid;
(C)if the prepayment or cancellation occurs after the second anniversary of the date of this Agreement but on or before the third anniversary of the date of this Agreement, 1.00% of the amount prepaid; and
(D)if the prepayment or cancellation occurs after the third anniversary of the date of this Agreement, nil.
12.Tax Gross-Up and Indemnities
12.1Definitions

12.1.1In this Agreement:
"Borrower DTTP Filing" means an HM Revenue & Customs Form DTTP2 duly completed and filed by the Borrowers, which:
(A)where it relates to a Treaty Lender that is an Original Lender, contains the scheme reference number and jurisdiction of tax residence stated opposite that Lender's name in Part C of Schedule 1 (The Original Parties and ), and is filed with HM Revenue & Customs within 30 days of the date of this Agreement; or
(B)where it relates to a Treaty Lender that is a New Lender, contains the scheme reference number and jurisdiction of tax residence stated in respect of that Lender in the relevant Transfer Certificate or Assignment Agreement, and is filed with HM Revenue & Customs within 30 days of that Transfer Date.
"Protected Party" means a Finance Party which is or will be subject to any liability, or required to make any payment, for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document.
"Qualifying Lender" means:
(A)a Lender which is beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document and is:
(1)a Lender:
(a)which is a bank (as defined for the purpose of section 879 of the ITA) making an advance under a Finance Document and is within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance or would be within such charge as respects such payments apart from section 18A of the CTA; or
(b)in respect of an advance made under a Finance Document by a person that was a bank (as defined for the purpose of section 879 of the ITA) at the time that that advance was made and within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance; or
(2)a Lender which is:
(a)a company resident in the United Kingdom for United Kingdom tax purposes;
(b)a partnership each member of which is:
(i)a company resident in the United Kingdom for United Kingdom tax purposes; or
(ii)a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA;
(c)a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing its chargeable profits (within the meaning of section 19 of the CTA); or
(3)a Treaty Lender; or
(B)a Lender which is a building society (as defined for the purpose of section 880 of the ITA) making an advance under a Finance Document.
"Tax Confirmation" means a confirmation by a Lender that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document is either:
(A)a company resident in the United Kingdom for United Kingdom tax purposes;
(B)a partnership each member of which is:
(1)a company resident in the United Kingdom for United Kingdom tax purposes; or
(2)a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or
(C)a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing its chargeable profits (within the meaning of section 19 of the CTA).
"Tax Credit" means a credit against, relief or remission for, or repayment of any Tax.
"Tax Deduction" means a deduction or withholding for or on account of Tax from a payment under a Finance Document, other than a FATCA Deduction.
"Tax Payment" means either the increase in a payment made by an Obligor to a Finance Party under Clause 12.2 (Tax gross-up) or a payment under Clause 12.3 (Tax indemnity).
"Treaty Lender" means a Lender which:
(A)is treated as a resident of a Treaty State for the purposes of the Treaty; and
(B)does not carry on a business in the United Kingdom through a permanent establishment with which that Lender's participation in the Loans is effectively connected; and
(C)fulfils any other conditions which must be fulfilled under the Treaty by residents of that Treaty State for such residents to obtain full exemption from taxation on interest imposed by the United Kingdom on interest payable to them in respect of an advance under a Finance Document, subject to the completion of procedural formalities.
"Treaty State" means a jurisdiction having a double taxation agreement (a "Treaty") with the United Kingdom which makes provision for full exemption from tax imposed by the United Kingdom on interest.
"UK Non-Bank Lender" means where a Lender becomes a Party after the day on which this Agreement is entered into, a Lender which gives a Tax Confirmation in the Assignment Agreement or Transfer Certificate which it executes on becoming a Party.
12.1.2Unless a contrary indication appears, in this Clause 12 a reference to "determines" or "determined" means a determination made in the absolute discretion of the person making the determination.
12.1.3This Clause 12 shall not apply to any Hedging Agreement.
12.2Tax gross-up
12.2.1Each Obligor shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law.
12.2.2Each Obligor shall promptly upon becoming aware that it must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Agent accordingly. Similarly, a Lender shall notify the Agent on becoming so aware in respect of a payment payable to that Lender. If the Agent receives such notification from a Lender it shall notify that Obligor.
12.2.3If a Tax Deduction is required by law to be made by an Obligor, the amount of the payment due from that Obligor shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.
12.2.4A payment shall not be increased under Clause 12.2.3 above by reason of a Tax Deduction on account of Tax imposed by the United Kingdom, if on the date on which the payment falls due:
(A)the payment could have been made to the relevant Lender without a Tax Deduction if the Lender had been a Qualifying Lender, but on that date that Lender is not or has ceased to be a Qualifying Lender other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or Treaty or any published practice or published concession of any relevant taxing authority; or
(B)the relevant Lender is a Qualifying Lender solely by virtue of paragraph 12.1.1(A)(2) of the definition of Qualifying Lender; and:
(1)an officer of H.M. Revenue & Customs has given (and not revoked) a direction (a "Direction") under section 931 of the ITA which relates to the payment and that Lender has received from the Obligor making the payment a certified copy of that Direction; and
(2)the payment could have been made to the Lender without any Tax Deduction if that Direction had not been made; or
(C)the relevant Lender is a Qualifying Lender solely by virtue of paragraph 12.1.1(A)(2) of the definition of Qualifying Lender and:
(1)the relevant Lender has not given a Tax Confirmation to the relevant Obligor; and

(2)the payment could have been made to the Lender without any Tax Deduction if the Lender had given a Tax Confirmation to the Borrowers, on the basis that the Tax Confirmation would have enabled the Borrowers to have formed a reasonable belief that the payment was an "excepted payment" for the purpose of section 930 of the ITA; or
(D)the relevant Lender is a Treaty Lender and the Obligor making the payment is able to demonstrate that the payment could have been made to the Lender without the Tax Deduction had that Lender complied with its obligations under Clause 12.2.7 below.
12.2.5If an Obligor is required to make a Tax Deduction, that Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.
12.2.6Within 30 days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, each Obligor making that Tax Deduction shall deliver to the Agent for the Finance Party entitled to the payment a statement under section 975 of the ITA or other evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.
12.2.7    Subject to paragraph (B) below, a Treaty Lender and each Obligor which makes a payment to which that Treaty Lender is entitled shall co-operate in completing any procedural formalities necessary for that Obligor to obtain authorisation to make that payment without a Tax Deduction.
(B)    A Treaty Lender which becomes a Party on the day on which this Agreement is entered into that holds a passport under the HMRC DT Treaty Passport scheme, and which wishes that scheme to apply to this Agreement, shall confirm its scheme reference number and its jurisdiction of tax residence opposite its name in Part C of Schedule 1 (The Original Parties and ); and
(2)a New Lender that is a Treaty Lender that holds a passport under the HMRC DT Treaty Passport scheme, and which wishes that scheme to apply to this Agreement, shall confirm its scheme reference number and its jurisdiction of tax residence in the Transfer Certificate or Assignment Agreement which it executes, and, having done so, that Lender shall be under no obligation pursuant to paragraph (A) above.
12.2.8If a Lender has confirmed its scheme reference number and its jurisdiction of tax residence in accordance with Clause 12.2.7(B) above and:
(A)the relevant Borrower making a payment to that Lender has not made a Borrower DTTP Filing in respect of that Lender; or
(B)the relevant Borrower making a payment to that Lender has made a Borrower DTTP Filing in respect of that Lender but:
(1)that Borrower DTTP Filing has been rejected by HM Revenue & Customs; or
(2)HM Revenue & Customs has not given the relevant Borrower authority to make payments to that Lender without a Tax Deduction within 60 days of the date of the Borrowers DTTP Filing; or

(C)the relevant Borrower has received authority from HM Revenue & Customs to make payments to such Lender without a deduction for tax as a result of a Borrower DTTP Filing, but as a result of:
(1)a withdrawal or expiry of that authority; or
(2)a withdrawal or cessation of the DTTP passport scheme due to any change in law or change in practice of HM Revenue & Customs, it is no longer possible for that Borrower to make payments to the Lender without Tax Deduction by virtue of that authority, and, in each case, the relevant Borrower has notified that Lender in writing, that Lender and the Borrowers shall co-operate in completing any additional procedural formalities necessary for that Borrower to obtain authorisation to make that payment without a Tax Deduction.
12.2.9If a Lender has not confirmed its scheme reference number and jurisdiction of tax residence in accordance with Clause 12.2.7(B) above, no Borrower shall make a Borrower DTTP Filing or file any other form relating to the HMRC DT Treaty Passport scheme in respect of that Lender's Commitment or its participation in any Loan unless the Lender otherwise agrees.
12.2.10Each Borrower shall, promptly on making a Borrower DTTP Filing, deliver a copy of that Borrower DTTP Filing to the Agent for delivery to the relevant Lender.
12.2.11Nothing in this Clause 12.2 shall require a Treaty Lender to:
(A)register under the HMRC DT Treaty Passport scheme;
(B)apply the HMRC DT Treaty Passport scheme to any Loan if it has so registered; or
(C)file Treaty forms if it has included an indication to the effect that it wishes the HMRC DT Treaty Passport scheme to apply to this Agreement in accordance with Clause 12.2.7(B)(1) above and an Obligor making that payment has not complied with its obligations under Clause 12.2.8 above.
12.2.12A UK Non-Bank Lender which becomes a Party on the day on which this Agreement is entered into gives a Tax Confirmation to the Borrowers by entering into this Agreement.
12.2.13A UK Non-Bank Lender shall promptly notify the Borrowers and the Agent if there is any change in the position from that set out in the Tax Confirmation.
12.3Tax indemnity
12.3.1The Borrowers shall (within seven Business Days of demand by the Agent) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party in respect of a Finance Document.
12.3.2Clause 12.3.1 above shall not apply:
(A)with respect to any Tax assessed on a Finance Party:
(1)under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or

(2)under the law of the jurisdiction in which that Finance Party's Facility Office is located in respect of amounts received or receivable in that jurisdiction, if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party; or
(B)to the extent a loss, liability or cost:
(1)is compensated for by an increased payment under Clause 12.2 (Tax gross-up);
(2)would have been compensated for by an increased payment under Clause 12.2 (Tax gross-up) but was not so compensated solely because one of the exclusions in Clause 12.2.4 (Tax gross-up) applied; or
(3)relates to a FATCA Deduction required to be made by a Party.
12.3.3A Protected Party making, or intending to make, a claim under Clause 12.3.1 above shall promptly notify the Agent of the event which will give, or has given, rise to the claim, following which the Agent shall notify the Borrowers.
12.3.4A Protected Party shall, on receiving a payment from an Obligor under this Clause 12.3, notify the Agent.
12.4Tax Credit
If an Obligor makes a Tax Payment and the relevant Finance Party determines that:
12.4.1a Tax Credit is attributable to an increased payment of which that Tax Payment forms part, to that Tax Payment or to a Tax Deduction in consequence of which that Tax Payment was required; and
12.4.2that Finance Party has obtained and utilised that Tax Credit, the Finance Party shall pay an amount to that Obligor which that Finance Party determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by that Obligor.
12.5Lender Status Confirmation
Each Lender which becomes a Party to this Agreement after the date of this Agreement shall indicate, in the Transfer Certificate or Assignment Agreement which it executes on becoming a Party, and for the benefit of the Agent and without liability to any Obligor, which of the following categories it falls in:
12.5.1not a Qualifying Lender;
12.5.2a Qualifying Lender (other than a Treaty Lender); or
12.5.3a Treaty Lender.
If a New Lender fails to indicate its status in accordance with this Clause 12.5 then such New Lender shall be treated for the purposes of this Agreement (including by each Obligor) as if it is not a Qualifying Lender until such time as it notifies the Agent which category applies (and the Agent, upon receipt of such notification, shall inform the Borrowers). For the avoidance of doubt, a Transfer Certificate or Assignment Agreement shall not be invalidated by any failure of a Lender to comply with this Clause 12.5.
12.6Stamp taxes

The Borrowers shall pay and, within seven Business Days of demand, indemnify each Secured Party against any cost, loss or liability that Secured Party incurs in relation to all stamp duty, land and buildings transaction tax, registration and other similar Taxes payable in respect of any Finance Document unless, in the case of registration, such registration is due to a voluntary registration of any Finance Document by a Secured Party which is not required or desirable to maintain, preserve, establish, perfect or enforce any right, title or interest of a Secured Party under any Finance Document and such registration is not requested by the Borrowers.
12.7VAT
12.7.1All amounts expressed to be payable under a Finance Document by any Party to a Finance Party which (in whole or in part) constitute the consideration for any supply for VAT purposes are deemed to be exclusive of any VAT which is chargeable on that supply, and accordingly, subject to Clause 12.7.2 below, if VAT is or becomes chargeable on any supply made by any Finance Party to any Party under a Finance Document and such Finance Party is required to account to the relevant tax authority for the VAT, that Party must pay to such Finance Party (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of that VAT (and such Finance Party must promptly provide an appropriate VAT invoice to that Party).
12.7.2If VAT is or becomes chargeable on any supply made by any Finance Party (the "Supplier") to any other Finance Party (the "Recipient") under a Finance Document, and any Party other than the Recipient (the "Relevant Party") is required by the terms of any Finance Document to pay an amount equal to the consideration for that supply to the Supplier (rather than being required to reimburse or indemnify the Recipient in respect of that consideration):
(A)(where the Supplier is the person required to account to the relevant tax authority for the VAT) the Relevant Party must also pay to the Supplier (at the same time as paying that amount) an additional amount equal to the amount of the VAT. The Recipient must (where this paragraph (A) applies) promptly pay to the Relevant Party an amount equal to any credit or repayment the Recipient receives from the relevant tax authority which the Recipient reasonably determines relates to the VAT payable on that supply; and
(B)(where the Recipient is the person required to account to the relevant tax authority for the VAT) the Relevant Party must promptly, following demand from the Recipient, pay to the Recipient an amount equal to the VAT chargeable on that supply but only to the extent that the Recipient reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of that VAT.
12.7.3Where a Finance Document requires any Party to reimburse or indemnify a Finance Party for any cost or expense, that Party shall reimburse or indemnify (as the case may be) such Finance Party for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that such Finance Party reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority.
12.7.4Any reference in this Clause 12.7 to any Party shall, at any time when such Party is treated as a member of a group for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the representative member of such group at such time (the term "representative member" to have the same meaning as in the Value Added Tax Act 1994).

12.7.5In relation to any supply made by a Finance Party to any Party under a Finance Document, if reasonably requested by such Finance Party, that Party must promptly provide such Finance Party with details of that Party's VAT registration and such other information as is reasonably requested in connection with such Finance Party's VAT reporting requirements in relation to such supply.
12.8FATCA Information
12.8.1Subject to Clause 12.8.3 below, each Party shall, within 10 Business Days of a reasonable request by another Party:
(A)confirm to that other Party whether it is:
(1)a FATCA Exempt Party; or
(2)not a FATCA Exempt Party;
(B)supply to that other Party such forms, documentation and other information relating to its status under FATCA as that other Party reasonably requests for the purposes of that other Party's compliance with FATCA; and
(C)supply to that other Party such forms, documentation and other information relating to its status as that other Party reasonably requests for the purposes of that other Party's compliance with any other law, regulation, or exchange of information regime.
12.8.2If a Party confirms to another Party pursuant to Clause 12.8.1(A) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly.
12.8.3Clause 12.8.1 above shall not oblige any Finance Party to do anything, and Clause 12.8.1(C) above shall not oblige any other Party to do anything, which would or might in its reasonable opinion constitute a breach of:
(A)any law or regulation;
(B)any fiduciary duty; or
(C)any duty of confidentiality.
12.8.4If a Party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with Clause 12.8.1(A) or (B) above (including, for the avoidance of doubt, where Clause 12.8.3 above applies), then such Party shall be treated for the purposes of the Finance Documents (and payments under them) as if it is not a FATCA Exempt Party until such time as the Party in question provides the requested confirmation, forms, documentation or other information.
12.8.5If an Obligor is a US Tax Obligor or the Agent reasonably believes that its obligations under FATCA or any other applicable law or regulation require it, each Lender shall, within 10 Business Days of:
(A)where the relevant Obligor is a US Tax Obligor and the relevant Lender is an Original Lender, the date of this Agreement;
(B)where the relevant Obligor is a US Tax Obligor on a Transfer Date and the relevant Lender is a New Lender, the relevant Transfer Date;
(C)the date a new US Tax Obligor accedes as an Obligor; or
(D)where the relevant Obligor is not a US Tax Obligor, the date of a request from the Agent,

supply to the Agent:
(1)a withholding certificate on Form W-8, Form W-9 or any other relevant form; or
(2)any withholding statement or other document, authorisation or waiver as the Agent may require to certify or establish the status of such Lender under FATCA or that other law or regulation.
12.8.6The Agent shall provide any withholding certificate, withholding statement, document, authorisation or waiver it receives from a Lender pursuant to Clause 12.8.5 above to the relevant Obligor.
12.8.7If any withholding certificate, withholding statement, document, authorisation or waiver provided to the Agent by a Lender pursuant to Clause 12.8.5 above is or becomes materially inaccurate or incomplete, that Lender shall promptly update it and provide such updated withholding certificate, withholding statement, document, authorisation or waiver to the Agent unless it is unlawful for the Lender to do so (in which case the Lender shall promptly notify the Agent). The Agent shall provide any such updated withholding certificate, withholding statement, document, authorisation or waiver to the relevant Obligor.
12.8.8The Agent may rely on any withholding certificate, withholding statement, document, authorisation or waiver it receives from a Lender pursuant to Clause 12.8.5 or 12.8.7 above without further verification. The Agent shall not be liable for any action taken by it under or in connection with Clauses 12.8.5, 12.8.6 or 12.8.7 above.
12.9FATCA Deduction
12.9.1Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction.
12.9.2Each Party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction), notify the Party to whom it is making the payment and, in addition, shall notify the Borrowers and the Agent and the Agent shall notify the other Finance Parties.
13.Increased Costs
13.1Increased costs
13.1.1Subject to Clause 13.3 (Exceptions) the Obligors shall, within seven Business Days of a demand by the Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of:
(A)the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation;
(B)compliance with any law or regulation made after the date of this Agreement; or
(C)the implementation or application of or compliance with Basel III or CRD IV or any other law or regulation which implements Basel III or CRD IV (whether such implementation, application or compliance is by a government, regulator, Finance Party or any of its Affiliates) made after the date of this Agreement, provided that, in the case of this Clause 13.1.1(C), such Increased Costs result only from a Finance Party’s minimum compliance with the mandatory provisions of Basel III.
13.1.2In this Agreement:
"Basel III" means:
(a)    the agreements on capital requirements, a leverage ratio and liquidity standards contained in "Basel III: A global regulatory framework for more resilient banks and banking systems", "Basel III: International framework for liquidity risk measurement, standards and monitoring" and "Guidance for national authorities operating the countercyclical capital buffer" published by the Basel Committee on Banking Supervision in December 2010, each as amended, supplemented or restated;
(b)    the rules for global systemically important banks contained in "Global systemically important banks: assessment methodology and the additional loss absorbency requirement – Rules text" published by the Basel Committee on Banking Supervision in November 2011, as amended, supplemented or restated; and
(c)    any further guidance or standards published by the Basel Committee on Banking Supervision relating to "Basel III"; and
"CRD IV" means:
(i)    Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms; and
(ii)    Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, in each case as it forms part of domestic law of the United Kingdom by virtue of the European Union (Withdrawal) Act 2018.
"Increased Costs" means:
(a)    a reduction in the rate of return from a Facility or on a Finance Party's (or its Affiliate's) overall capital;
(b)    an additional or increased cost; or
(c)    a reduction of any amount due and payable under any Finance Document, which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitment or funding or performing its obligations under any Finance Document.
13.2Increased cost claims
13.2.1A Finance Party intending to make a claim pursuant to Clause 13.1 (Increased costs) shall notify the Agent of the event giving rise to the claim, following which the Agent shall promptly notify the Obligors' Agent.

13.2.2Each Finance Party shall, as soon as practicable after a demand by the Agent, provide a certificate confirming the amount of its Increased Costs.
13.2.3A claim made by a Finance Party for Increased Costs must be accompanied by confirmation from the relevant Finance Party to the Obligors' Agent that where that Finance Party has comparable borrowers it is claiming such costs from comparable borrowers where the facilities extended to such borrowers include a right to claim such costs.
13.3Exceptions
13.3.1Clause 13.1 (Increased costs) does not apply to the extent any Increased Cost is:
(A)attributable to a Tax Deduction required by law to be made by an Obligor;
(B)attributable to a FATCA Deduction required to be made by a Party;
(C)compensated for by Clause 12.3 (Tax indemnity) (or would have been compensated for under Clause 12.3 (Tax indemnity) but was not so compensated solely because any of the exclusions in Clause 12.3.2 (Tax indemnity) applied);
(D)attributable to the wilful breach by the relevant Finance Party or its Affiliates of any law or regulation; or
(E)attributable to the implementation or application of or compliance with the "International Convergence of Capital Measurement and Capital Standards, a Revised Framework" published by the Basel Committee on Banking Supervision in June 2004 in the form existing on the date of this Agreement (but excluding any amendment arising out of Basel III) ("Basel II") or any other law or regulation which implements Basel II (whether such implementation, application or compliance is by a government, regulator, Finance Party or any of its Affiliates).
13.3.2Clause 13.1 (Increased costs) does not apply to the extent the Increased Cost is incurred by a Hedge Counterparty in its capacity as such.
13.3.3In this Clause 13.3, a reference to a "Tax Deduction" has the same meaning given to the term in Clause 12.1 (Definitions).
14.Other Indemnities
14.1Currency indemnity
14.1.1If any sum due from an Obligor under the Finance Documents (a "Sum"), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the "First Currency") in which that Sum is payable into another currency (the "Second Currency") for the purpose of:
(A)making or filing a claim or proof against that Obligor; or
(B)obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings, that Obligor shall as an independent obligation, within three Business Days of demand, indemnify each Secured Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (i) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (ii) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

14.1.2Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.
14.1.3This Clause 14.1 does not apply to any sum due under a Hedging Agreement.
14.2Other indemnities
Each Obligor, within seven Business Days of demand, indemnify each Secured Party against any cost, loss or liability incurred by that Secured Party as a result of:
14.2.1the occurrence of any Event of Default;
14.2.2a failure by an Obligor to pay any amount due under a Finance Document on its due date, including any cost, loss or liability arising as a result of Clause 30 (Sharing Among the Finance Parties);
14.2.3funding, or making arrangements to fund, its participation in a Loan requested by a Borrower in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement including where the Agent has not given the notification referred to in Clause 4.1.1 (Initial conditions precedent) (but in any case other than by reason of default or negligence by that Secured Party alone); or
14.2.4a Loan (or part of a Loan) not being prepaid in accordance with a notice of prepayment given by an Obligor (including where such notice has been revoked).
14.3Indemnity to the Agent
Each Obligor shall within seven Business Days of demand, indemnify the Agent against:
14.3.1any cost, expense (including legal fees) loss or liability incurred by the Agent (acting reasonably) as a result of:
(A)investigating any event which it reasonably believes is a Default; or
(B)acting or relying on any notice, request or instruction from or on behalf of a Transaction Obligor which it reasonably believes to be genuine, correct and appropriately authorised; or
(C)instructing lawyers, accountants, tax advisers, surveyors or other professional advisers or experts as permitted under this Agreement; and
14.3.2any cost, loss or liability (including for negligence or any other category of liability whatsoever) incurred by the Agent (otherwise than by reason of the Agent's gross negligence or wilful misconduct) (or, in the case of any cost, loss or liability pursuant to Clause 31.10 (Disruption to Payment Systems etc.) notwithstanding the Agent's negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent in acting as Agent under the Finance Documents.
14.4Indemnity to the Security Agent
14.4.1Each Obligor shall, within seven Business Days of demand, jointly and severally indemnify the Security Agent and every Receiver and Delegate against any cost, expense (including legal fees), loss or liability incurred by any of them as a result of:
(A)any failure by any Obligor to comply with its obligations under Clause 16 (Costs and Expenses);
(B)acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised;

(C)the taking, holding, protection or enforcement of the Transaction Security;
(D)the exercise of any of the rights, powers, discretions, authorities and remedies vested in the Security Agent and each Receiver and Delegate by the Finance Documents or by law;
(E)any default by any Transaction Obligor in the performance of any of the obligations expressed to be assumed by it in the Finance Documents;
(F)instructing lawyers, accountants, tax advisers, insurance advisers, surveyors or other professional advisers or experts as permitted under this Agreement; or
(G)acting as Security Agent, Receiver or Delegate under the Finance Documents or which otherwise relates to any of the Security Property (otherwise, in each case, than by reason of the relevant Security Agent's, Receiver's or Delegate's gross negligence or wilful misconduct).
14.4.2The Security Agent and every Receiver and Delegate may, in priority to any payment to the Secured Parties, indemnify itself out of the Security Assets in respect of, and pay and retain, all sums necessary to give effect to the indemnity in this Clause 14.4 and shall have a lien on the Transaction Security and the proceeds of the enforcement of the Transaction Security for all moneys payable to it.
15.Mitigation by the Lenders
15.1Mitigation
15.1.1Each Finance Party shall, in consultation with the Obligors' Agent, take all reasonable steps to mitigate any circumstances which arise and which would result in a Facility ceasing to be available or any amount becoming payable under or pursuant to, or cancelled pursuant to, any of Clause 7.1 (Illegality), Clause 12 (Tax Gross-Up and Indemnities) or Clause 13 (Increased Costs) including transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.
15.1.2Clause 15.1.1 above does not in any way limit the obligations of any Obligor under the Finance Documents.
15.2Limitation of liability
15.2.1The Borrowers shall, within seven Business Days of demand, indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 15.1 (Mitigation).
15.2.2A Finance Party is not obliged to take any steps under Clause 15.1 (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.
16.Costs and Expenses
16.1Transaction expenses
The Borrowers shall, within seven Business Days of demand, pay each of the Agent, the Arranger and the Security Agent the amount of all costs and expenses (including legal fees (in the case of paragraph (a) below, as agreed, and in the case of paragraph (b) below, as are reasonable) incurred by any of them (and, in the case of the Security Agent, by any Receiver or Delegate) in connection with the negotiation, preparation, printing, execution and perfection of:

16.1.1this Agreement and any other documents referred to in this Agreement or in a Security Document; and
16.1.2any other Finance Documents executed after the date of this Agreement.
16.2Amendment costs
If:
16.2.1any Obligor requests an amendment, waiver or consent; or
16.2.2an amendment is required pursuant to Clause 22.5 (Substitution) or Clause 31.9 (Change of currency), the Borrowers shall, within seven Business Days of demand, reimburse each of the Agent and the Security Agent for the amount of all costs and expenses (including legal fees) reasonably incurred by the Agent or the Security Agent (and, in the case of the Security Agent, by any Receiver or Delegate) in responding to, evaluating, negotiating or complying with that request or requirement.
16.3Valuations
16.3.1The Agent may request a Valuation:
(A)at any time on or after the first anniversary of the date of this Agreement after consulting with the Obligors' Agent; and
(B)at any time if a Default is continuing.
16.3.2The Agent shall request a Valuation at any time upon request by an Obligor.
16.3.3The Borrowers shall promptly on demand pay to the Agent the costs of:
(A)an Initial Valuation;
(B)a Valuation of each Property (performed on a desktop basis) obtained by the Agent on an annual basis on or prior to the second anniversary of the date of this Agreement;
(C)a Valuation of each Property obtained by the Agent on an annual basis after the second anniversary of the date of this Agreement;
(D)a Valuation obtained by the Agent in connection with the compulsory purchase of all or part of any Property;
(E)a Valuation obtained pursuant to Clause 16.3.2 above; and
(F)a Valuation of any or all of the Properties obtained by the Agent at any time when the Agent reasonably believes a Default is continuing or is likely to occur as a result of obtaining that Valuation provided that the Borrowers shall not be required to pay the costs of the Agent in respect of such Valuation if no Default is continuing and such Valuation does not disclose that a Default is continuing.
16.3.4The Borrowers must supply to the Agent a copy of any valuation of any Property an Obligor obtains, promptly upon obtaining it.
16.3.5Any Valuation not referred to in Clause 16.3.3 above will be at the cost of the Lenders
16.3.6If the Agent requests a Valuation in accordance with Clause 16.3.1(A) above, the Agent will provide contact details of the relevant Valuer to the Obligors' Agent.
16.4Enforcement and preservation costs

The Obligors shall, within seven Business Days of demand, pay to each Secured Party the amount of all costs and expenses (including legal fees) incurred by that Secured Party in connection with the enforcement (or attempted enforcement) of, or the preservation (or attempted preservation) of any rights under, any Finance Document or the Transaction Security and with any proceedings instituted by or against that Secured Party as a consequence of it entering into a Finance Document, taking or holding the Transaction Security, or enforcing those rights and, following the occurrence of any Default, any special servicing, liquidation or work-out fees, and any other costs, fees and expenses, payable to any Finance Party or any of their professional advisers.
17.Bank Accounts
17.1Designation of Accounts
17.1.1ARC ALSFDUK001, LLC must maintain the following bank accounts in its name:
(A)a rent account designated the "Rent Account";
(B)a deposit account designated the "Deposit Account";
(C)a deposit account designated the "Disposals Account";
(D)a deposit account designated the "Cash Trap and Cure Account"; and
(E)a current account designated the "General Account".
17.1.2Each Borrower may maintain a current account in its name designated its "General Account".
17.1.3HC Glasgow S.à r.l. may maintain a Euro denominated account in its name designated its "Lux Account".
17.1.4ARC Global II (UK) Holdings Sarl may maintain a Euro denominated account in its name designated its "Lux Account".
17.1.5Subject to Clause 22.27 (Condition subsequent – Closing Accounts), no Obligor may, without the prior consent of the Agent, maintain any other bank account.
17.2Account bank
17.2.1As at the date of this Agreement, each Account must be held at Lloyds Bank plc except for each Lux Account which shall be held with Société Générale Bank & Trust.
17.2.2An Account must be replaced with an account at the same or another bank or financial institution at any time if the Agent so requires or the relevant Obligor so requests and the Agent consents (such consent not to be unreasonably withheld or delayed), provided that such other bank or financial institution shall meet the relevant Rating Criteria or shall otherwise be approved in writing by the Agent (acting reasonably).
17.2.3The replacement of an Account only becomes effective when the relevant bank agrees with the Agent and the relevant Obligor, in a manner satisfactory to the Agent, to fulfil the role of the bank holding that Account and acknowledges that such Account shall be the subject of the Transaction Security.
17.2.4If any bank or financial institution at which an Account is held (other than any bank or financial institution at which an Account is held as at the date of this Agreement) ceases to meet the relevant Rating Criteria, the Agent may request in writing that any Account held with such bank or financial institution is transferred to a new bank or financial institution that meets the relevant Rating Criteria (a "Replacement Bank"). As soon as practicable after receipt of such request (but in any event within 30 days of such receipt) the relevant Obligor shall, unless

Clause 17.2.5 below applies, transfer (and shall do all other things reasonably necessary to effect such transfer) that Account to a Replacement Bank (and shall provide account details as may be reasonably required by the Agent). The Security Agent shall provide assistance as is required for such transfer in respect of any Account on which it has sole signing rights.
17.2.5If a bank or financial institution with which an Account is held ceases to meet the relevant Rating Criteria and following receipt of a request from the Agent to transfer any Account to a Replacement Bank in accordance with Clause 17.2.4 above it is not possible to find a Replacement Bank, the Agent and the relevant Obligor will consult with each other (for a period of no more than five Business Days and both acting reasonably) with a view to agreeing a substitute bank or financial institution that may be used to hold the Accounts. At the end of that period of consultation, the Agent shall specify which alternative bank or financial institution may be used.
17.2.6Each Obligor shall do all such things as the Agent reasonably requests in order to facilitate any change of bank (including the execution of bank mandate forms, transfer of balances, issue of revised payment instructions relating to any tenant or guarantor under any Occupational Lease, the delivery of relevant corporate authorisations and legal opinions and the grant and/or perfection of Transaction Security over any new accounts).
17.3Rent Account
17.3.1The Security Agent has sole signing rights in relation to the Rent Account.
17.3.2Each Obligor must ensure that:
(A)all Rental Income; and
(B)any amounts payable by it under any Hedging Agreements are, paid into the Rent Account.
17.3.3Clause 17.3.2 above shall not apply to Hedging Prepayment Proceeds or Lease Prepayment Proceeds.
17.3.4An Obligor may satisfy its obligations under Clause 17.3.2 above by ensuring that:
(A)a Managing Agent promptly collects all Rental Income and at least 2 Business Days before each Interest Payment Date pays all Net Rental Income received by it into the Rent Account; and
(B)pending payment into the Rent Account, the Managing Agent holds that Net Rental Income in a trust account in the name of the Managing Agent, into which only amounts representing Rental Income are paid, with a bank approved by the Agent.
17.3.5If any payment of any amount referred to in Clause 17.3.2 above is paid into an Account other than the Rent Account, that payment must be paid immediately into the Rent Account.
17.3.6On any day on which an amount is due under a Headlease, the Security Agent may, and is irrevocably authorised by each Obligor to:
(A)withdraw from the Rent Account an amount necessary to meet that due amount; and
(B)apply that amount in payment of that due amount.
17.3.7Except as provided in Clause 31.5 (Partial payments) and Clause 17.3.8 below, on each Interest Payment Date, the Security Agent must withdraw from, and apply amounts standing to the credit of, the Rent Account, in the following order:

(A)first, in or towards payment pro rata of any unpaid amounts owing to the Agent, the Arranger or the Security Agent under the Finance Documents;
(B)secondly, in or towards payment pro rata to the Agent for the relevant Lenders of any accrued interest on any Property Protection Loans due but unpaid under this Agreement;
(C)thirdly, in or towards payment pro rata to the Agent for the relevant Lenders of any principal of any Property Protection Loans due but unpaid under this Agreement;
(D)fourthly, in or towards payment to the Agent for the Lenders of any accrued interest and fees due but unpaid under this Agreement;
(E)fifthly, in or towards payment pro rata:
(1)to the Agent for the Lenders of any accrued interest and fees due but unpaid under this Agreement; and
(2)to the Hedge Counterparty of any periodical payments (not being payments as a result of termination or closing out) due but unpaid under the Hedging Agreements;
(F)sixthly, in or towards payment pro rata
(1)to the Agent for the Lenders of any principal due but unpaid under this Agreement; and
(2)to the Hedge Counterparty of any payments as a result of termination or closing out due but unpaid under the Hedging Agreements;
(G)seventhly, if a Cash Trap Event has occurred and is continuing, payment of any surplus into the Cash Trap and Cure Account; and
(H)eighthly, payment of any surplus into ARC ALSFDUK001, LLC 's General Account.
17.3.8The Security Agent is obliged to make a withdrawal from the Rent Account in accordance with Clause 17.3.6 above only if:
(A)no Default is continuing; and
(B)the Repeating Representations are correct and will be correct immediately after the withdrawal.
17.3.9The Security Agent shall, if so directed by the Majority Lenders and the Hedge Counterparty, vary the order of payments set out in Clauses 17.3.7(D) to 17.3.7(F) or any sub-paragraph therein.
17.4Deposit Account
17.4.1The Security Agent has sole signing rights in relation to the Deposit Account.
17.4.2    The Obligors must ensure that all Lease Prepayment Proceeds are promptly upon receipt paid into the Deposit Account.
(B)Subject to Clause 23.11.10(A) (Insurances), the Obligors must ensure that all Insurance Prepayment Proceeds are promptly upon receipt paid into the Deposit Account.
(C)The Obligors must ensure that all Compensation Prepayment Proceeds are promptly upon receipt paid into the Deposit Account.
(D)The Obligors must ensure that all Recovery Prepayment Proceeds are promptly upon receipt paid into the Deposit Account.

(E)The Obligors must ensure that all Hedging Prepayment Proceeds are promptly upon receipt paid into the Deposit Account.
17.4.3Except as provided in Clause 31.5 (Partial payments) and Clause 17.4.4 below, at the request of the Obligors' Agent if it gives the Security Agent not less than five Business Days' written notice, the Security Agent must withdraw from, and apply amounts standing to the credit of, the Deposit Account in accordance with Clause 7.3 (Mandatory prepayment) on the Interest Payment Date falling immediately after receipt by the Security Agent of that notice.
17.4.4The Security Agent is obliged to make a withdrawal from the Deposit Account in accordance with Clause 17.4.3 above only if:
(A)no Default is continuing; and
(B)the Repeating Representations are correct and will be correct immediately after the withdrawal.
17.5Disposals Account
17.5.1The Security Agent has sole signing rights in relation to the Disposals Account.
17.5.2The Obligors must ensure that all net disposal proceeds derived from the disposal or proposed disposal of a Property or the shares in a Borrower are, unless immediately applied in accordance with Clause 7.3.1 (Mandatory prepayment), paid into the Disposals Account in accordance with Clause 22.4.4 (Disposals).
17.5.3Except as provided in Clause 31.5 (Partial payments) and subject to Clause 17.5.7 below, at the request of the Obligors' Agent if it gives the Security Agent not less than five Business Days' written notice, the Security Agent must withdraw from, and apply amounts standing to the credit of, the Disposals Account in accordance with Clause 7.3.1 (Mandatory prepayment) on the Interest Payment Date falling immediately after receipt by the Security Agent of that notice.
17.5.4Except as provided in Clause 31.5 (Partial payments) and subject to Clause 17.5.7 below, the Security Agent shall withdraw from, and apply net disposal proceeds standing to the credit of the Disposals Account which have been designated as relating to an Outgoing Property in accordance with Clause 22.5 (Substitution) in accordance with Clause 22.5.5 (Substitution) and, if applicable, Clause 22.5.6 (Substitution).
17.5.5Subject to 17.5.7 below, any net disposal proceeds which have not been designated as relating to an Outgoing Property in accordance with Clause 22.5 (Substitution) and remain standing to the credit of the Disposals Account after all withdrawals contemplated by Clause 17.5.3 above have been made shall:
(A)if no Cash Trap Event is continuing, be transferred by the Security Agent to a General Account; or
(B)otherwise, be transferred by the Security Agent to the Cash Trap and Cure Account.
17.5.6If an Event of Default is continuing, the Security Agent may elect to immediately withdraw from, and apply any amounts standing to the credit of the Disposals Account, in prepayment of the Loans and all other amounts outstanding under the Finance Documents.
17.5.7The Security Agent shall only be obliged to withdraw an amount in accordance with Clause 17.5.3 above where:
(A)no Default is continuing or would result from such withdrawal; and

(B)the Repeating Representations are correct and will be correct immediately after the withdrawal.
17.6Cash Trap and Cure Account
17.6.1The Security Agent has sole signing rights in relation to the Cash Trap and Cure Account.
17.6.2The Security Agent shall pay amounts into the Cash Trap and Cure Account in accordance with Clause 17.3.7(G) (Rent Account) (each such payment being a "Cash Trap Payment").
17.6.3Except as provided in Clause 31.5 (Partial payments) and Clause 17.6.8 below:
(A)if, on each of the two consecutive Interest Payment Dates immediately following the occurrence of a Cash Trap Event, no Cash Trap Event is continuing, the Obligors' Agent may in writing request that the Security Agent withdraws, and following any such written request the Security Agent shall promptly and in any event within 5 Business Days of receipt of such written request withdraw any Cash Trap Payment remaining standing to the credit of the Cash Trap and Cure Account and transfer all such amounts to a General Account provided no Cash Trap Event is continuing and will not occur following such withdrawal and the Amortisation Requirement is met and will remain met following such withdrawal;
(B)if a GNL Guarantee is in full force and effect and a GNL Ineligibility Event is not continuing, the Obligors' Agent may in writing request that the Security Agent withdraws, and following any such written request the Security Agent shall promptly and in any event within 5 Business Days of receipt of such written request withdraw any Cash Trap Payment remaining standing to the credit of the Cash Trap and Cure Account up to an aggregate amount equal to the amount that can be claimed in respect of the Guaranteed Obligations (as defined in the GNL Guarantee) less the relevant Prepayment Amounts which would be payable if the proceeds of such claim were applied in prepayment of the Loans and transfer all such amounts to a General Account provided no Cash Trap Event is continuing and will not occur following such withdrawal;
(C)if, following the payment of a Cash Trap Payment into the Cash Trap and Cure Account, a Cash Trap Event is continuing on at least two consecutive Interest Payment Dates, the Security Agent may, and must if so requested by the Majority Lenders, on or at any time following the Interest Payment Date on which the Cash Trap Event is continuing withdraw any Cash Trap Payment standing to the credit of the Cash Trap Account and apply the proceeds of such withdrawals and claims, on behalf of the Obligors, in prepayment of the Loans in accordance with Clause 7.3.2 (Mandatory prepayment) but may only do so on an Interest Payment Date; and
(D)the Security Agent must, if so requested by the Obligors' Agent, withdraw any Cash Trap Payment standing to the credit of the Cash Trap Account and apply the proceeds of such withdrawals, on behalf of the Obligors, in prepayment of the Loans in accordance with Clause 7.5 (Voluntary prepayment of Loans).
17.6.4The Obligors may pay amounts into the Cash Trap and Cure Account in accordance with Clause 21.4 (Cure rights) (each such payment being a "Cure Payment").
17.6.5Except as provided in Clause 31.5 (Partial payments) and Clause 17.6.8 below:

(A)if, on each of the two consecutive Interest Payment Dates immediately following the payment of a Cure Payment into the Cash Trap and Cure Account, the Obligors are in compliance with the requirements of Clause 21 (Financial Covenants) without taking into account any amount standing to the credit of the Cash Trap and Cure Account or any amounts which can be drawn or claimed (as the case may be) pursuant to an Acceptable Letter of Credit and the GNL Guarantee, the Obligors' Agent may request that the Security Agent withdraws and/or returns to an Obligor, and following any such request the Security Agent shall promptly and in any event within 5 Business Days of receipt of such written request:
(1)instruct the relevant account bank to withdraw all amounts standing to the credit of the Cash Trap and Cure Account representing Cure Payments and transfer all such amounts to the General Account; and
(2)return to an Obligor each Acceptable Letter of Credit unconditionally held by the Security Agent; or
(B)if, following the payment of a Cure Payment into the Cash Trap and Cure Account, the Obligors are not in compliance with the requirements of Clause 21 (Financial Covenants) on either of the two consecutive Interest Payment Dates immediately following that payment without taking into account any amount standing to the credit of the Cash Trap and Cure Account or any amounts which can be drawn or claimed (as the case may be) pursuant to an Acceptable Letter of Credit and the GNL Guarantee, the Security Agent may, and must if so requested by the Majority Lenders, on or at any time following the Interest Payment Date on which the Obligors are not in compliance with the requirements of Clause 21 (Financial Covenants):
(1)instruct the relevant account bank to withdraw all amounts standing to the credit of the Cash Trap and Cure Account; and
(2)call upon all amounts which may be drawn or claimed (as the case may be) pursuant to each Acceptable Letter of Credit and the GNL Guarantee, and, in each case, apply the proceeds of all such withdrawals, calls and claims on behalf of the Obligors in prepayment of the Loans in accordance with Clause 7.3 (Mandatory prepayment).
17.6.6The Obligors' Agent may request the Agent accept an Acceptable Letter of Credit with a face value equal to the amount of any or all Cure Payments standing to the credit of the Cash Trap and Cure Account at that time (such amount being the "Substitute Amount"). If the Agent gives written confirmation to the Obligors' Agent that it agrees to such a request then within 5 Business Days of the Agent being satisfied such an Acceptable Letter of Credit has been unconditionally and irrevocably delivered to the Security Agent, the Security Agent shall withdraw an amount equal to the lesser of:
(A)the balance of all Cure Payments standing to the credit of the Cash Trap and Cure Account; and
(B)the Substitute Amount,
and transfer such amount to the General Account.
17.6.7The Obligors' Agent may at any time elect that all or part of any amounts standing to the credit of the Cash Trap and Cure Account are applied in prepayment of the Loans in accordance with Clause 7.5 (Voluntary prepayment of Loans).

17.6.8The Security Agent is obliged to make a withdrawal from the Cash Trap and Cure Account or retain, call or claim upon (as the case may be) an Acceptable Letter of Credit or the GNL Guarantee in accordance with Clauses 17.6.3 or 17.6.5 above only if:
(A)no Default is continuing; and
(B)the Repeating Representations are correct and will be correct immediately after the withdrawal.
17.7General Accounts and Lux Accounts
17.7.1Except as provided in Clause 17.7.5 below, each Obligor shall have signing rights in relation to its General Account and its Lux Account.
17.7.2Each Obligor must ensure that all Tenant Contributions received or receivable by it, unless held in a trust account in the name of the Managing Agent, are paid into either the Rent Account or its General Account.
17.7.3Each Obligor must ensure that any other amount received or receivable by it, other than any amount specifically required under this Agreement to be paid into any other Account, is paid into either into ARC ALSFDUK001, LLC 's General Account or its General Account.
17.7.4Except as provided in Clause 17.7.5 below and subject to:
(A)any restriction in any Subordination Agreement; and
(B)the requirement that amounts paid into a General Account or a Lux Account for a particular purpose must be used for that purpose, an Obligor may withdraw any amount from its General Account or its Lux Account for any purpose.
17.7.5At any time when a Default is continuing or the Repeating Representations are not correct, the Security Agent may:
(A)operate each General Account and each Lux Account;
(B)notify an Obligor that its rights to operate its General Account and its Lux Account are suspended, such notice to take effect in accordance with its terms; and
(C)withdraw from, and apply amounts standing to the credit of, any General Account and any Lux Account in or towards any purpose for which moneys in any Account may be applied.
17.8Miscellaneous Accounts provisions
17.8.1The Obligors must ensure that no Account goes into overdraft.
17.8.2Any amount received or recovered by an Obligor otherwise than by credit to an Account must be held subject to the security created by the Finance Documents and immediately be paid to the relevant Account or to the Agent in the same funds as received or recovered.
17.8.3If any payment is made into an Account in relation to which the Security Agent has sole signing rights which should have been paid into another Account, then, unless a Default is continuing, the Security Agent must, at the request of the Obligors' Agent and on receipt of evidence satisfactory to the Security Agent that the payment should have been made to that other Account, pay that amount to that other Account.
17.8.4The moneys standing to the credit of an Account and any amount which may be called upon pursuant to an Acceptable Letter of Credit may be withdrawn or called upon (as applicable) and applied by the Security Agent in payment of any amount due but unpaid to a Finance Party under the Finance Documents.
17.8.5No Finance Party is responsible or liable to any Obligor for:
(A)any non-payment of any liability of an Obligor which could be paid out of moneys standing to the credit of an Account; or
(B)any withdrawal wrongly made, if made in good faith.
17.8.6The Borrowers must, within five Business Days of any request by the Agent, supply the Agent with the following information in relation to any payment received in an Account:
(A)the date of payment or receipt;
(B)the payer; and
(C)the purpose of the payment or receipt.
17.8.7If monies will be paid into an Account by any Obligor who is not the account holder, the Parties acknowledge that corresponding intra-group balances will arise between each such Obligor and the relevant account holder.
18.Guarantee and Indemnity
18.1Guarantee and indemnity
Each Obligor irrevocably and unconditionally jointly and severally:
18.1.1guarantees to each Finance Party punctual performance by each Obligor of all that Obligor's obligations under the Finance Documents;
18.1.2undertakes with each Finance Party that whenever another Obligor does not pay any amount when due or expressed to be due under or in connection with any Finance Document, that Obligor shall immediately on demand pay that amount as if it was the principal obligor; and
18.1.3agrees with each Finance Party that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation, indemnify that Finance Party immediately on demand against any cost, loss or liability it incurs as a result of an Obligor not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it under any Finance Document on the date when it would have been due. The amount payable by an Obligor under this indemnity will not exceed the amount it would have had to pay under this Clause 18 if the amount claimed had been recoverable on the basis of a guarantee.
18.2Continuing guarantee
The guarantee under this Clause 18 is continuing and will extend to the ultimate balance of sums payable by any Obligor under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.
18.3Reinstatement
If any discharge, release or arrangement (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is made by a Finance Party in whole or in part on the basis of any payment, security or other disposition which is avoided or must be restored in insolvency, liquidation, administration or otherwise, without limitation, then the liability of each Obligor under this Clause 18 will continue or be reinstated as if the discharge, release or arrangement had not occurred.

18.4Waiver of defences
The obligations of each Obligor under this Clause 18 will not be affected by (and the intention of each Obligor is that its obligation shall continue in full force and effect notwithstanding) an act, omission, matter or thing which, but for this Clause, would reduce, release or prejudice any of its obligations under this Clause 18 (without limitation and whether or not known to it or any Finance Party) including:
18.4.1any time, waiver or consent granted to, or composition with, any Obligor or other person;
18.4.2the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of any member of the Group;
18.4.3the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;
18.4.4any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person;
18.4.5any amendment, novation, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of any Finance Document or any other document or security including any change in the purpose of, any extension of or any increase in any facility or the addition of any new facility under any Finance Document or other document or security;
18.4.6any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security; or
18.4.7any insolvency or similar proceedings.
18.5Guarantor Intent
18.5.1Without prejudice to the generality of Clause 18.4 (Waiver of defences), each Obligor expressly confirms that it intends that this guarantee shall extend from time to time to any (however fundamental) variation, increase, extension or addition of or to any of the Finance Documents and/or any facility or amount made available under any of the Finance Documents for the purposes of or in connection with any of the following: acquisitions of any nature; increasing working capital; enabling distributions to be made; carrying out restructurings; refinancing existing facilities; refinancing any other indebtedness; making facilities available to new borrowers; any other variation or extension of the purposes for which any facility or amount might be made available from time to time; and any fees, costs and/or expenses associated with any of the foregoing.
18.5.2The guarantee under this Clause 18 is an independent guarantee and shall not be construed as a suretyship (cautionnement). In this respect, any Obligor incorporated in Luxembourg hereby fully waives any rights it may have under the laws of Luxembourg to claim the benefit of the bénéfice de division (under article 2026 of the Luxembourg Civil Code) and the bénéfice de discussion (under article 2021 of the Luxembourg Civil Code).
18.6Immediate recourse
Each Obligor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from that Obligor under this Clause 18.

This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.
18.7Appropriations
Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may:
18.7.1refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Obligor shall be entitled to the benefit of the same; and
18.7.2hold in a suspense account (which, to the extent available to the relevant Finance Party, shall be interest bearing) any moneys received from any Obligor or on account of any Obligor's liability under this Clause 18.
18.8Deferral of Obligors' rights
18.8.1Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full and unless the Agent otherwise directs, no Obligor will exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents or by reason of any amount being payable, or liability arising, under this Clause 18:
(A)to be indemnified by an Obligor;
(B)to claim any contribution from any other guarantor of any Obligor's obligations under the Finance Documents;
(C)to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Finance Party;
(D)to bring legal or other proceedings for an order requiring any Obligor to make any payment, or perform any obligation, in respect of which any Obligor has given a guarantee, undertaking or indemnity under Clause 18.1 (Guarantee and indemnity); and/or
(E)to exercise any right of set-off against any Obligor or to exercise or claim any right of set-off or counterclaim against any other Obligor or any other person liable or claim or prove in competition with the Finance Parties in the bankruptcy, administration, liquidation or any other analogous procedure of any other Obligor or any other person liable or have the benefit of, or share in, any payment from or composition with, any other Obligor or any other person liable or any other Security now or hereafter held by the Finance Parties in respect of the obligations of any Obligor under the Finance Documents or for the obligations or liabilities of any other person liable but so that, if so directed by the Agent, it will prove for the whole or any part of its claim in the liquidation, administration, bankruptcy or any other analogous procedure of any other Obligor on terms that the benefit of such proof and of all of the money received by it in respect thereof shall be held on trust for the Finance Parties and applied in or towards discharge of the obligations of the Obligors under the Finance Documents in such manner as the Agent shall deem appropriate.

18.8.2If an Obligor receives any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Finance Parties by the Obligors under or in connection with the Finance Documents to be repaid in full on trust for the Finance Parties and shall promptly pay or transfer the same to the Agent or as the Agent may direct for application in accordance with Clause 31 (Payment mechanics).
18.9Agent's authority
If any Obligor fails to claim or prove in the liquidation, administration, bankruptcy or any other analogous procedure of any other Obligor promptly upon being directed to do so by the Agent as contemplated by Clause 18.8.1(E) (Deferral of Obligors' rights):
18.9.1the Agent may, and is irrevocably authorised on behalf of such Obligor to, file any claims or proofs in such liquidation, administration or bankruptcy or any other analogous procedure on its behalf; and
18.9.2the trustee in bankruptcy, liquidator, assignee or other person distributing the assets of any Obligor or their proceeds is directed to pay distributions on the obligations or liabilities of such Obligor direct to the Agent on behalf of the Finance Parties until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full.
18.10Release of Obligor's right of contribution
If any Obligor (a "Retiring Obligor") ceases to be an Obligor for the purpose of any sale or other disposal of that Retiring Obligor in accordance with the terms of the Finance Documents or as a result of the enforcement of any Transaction Security then on the date such Retiring Obligor ceases to be an Obligor:
18.10.1that Retiring Obligor is released by each other Obligor from any liability (whether past, present or future and whether actual or contingent) to make a contribution to any other Obligor arising by reason of the performance by any other Obligor of its obligations under the Finance Documents or the enforcement of any Transaction Security; and
18.10.2each other Obligor waives any rights it may have by reason of the performance of its obligations under the Finance Documents or the enforcement of any Transaction Security to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under any Finance Document or of any other security taken pursuant to, or in connection with, any Finance Document where such rights or security are granted by or in relation to the assets of the Retiring Obligor.
18.11Additional security
This guarantee described in this Clause 18 is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Finance Party.
18.12Further assurance
Each Obligor agrees that it shall promptly, following reasonable written request from the Agent, execute and deliver at its own expense any document (executed as a deed or under hand in such form as the Agent may reasonably request and provided that it is on no more onerous terms than the terms of this Clause 18) and do any act or thing, in each case only so far as is necessary in order to confirm or establish the validity and enforceability of the guarantee and indemnity intended to be created by it under this Clause 18.

18.13Limitations for Luxembourg Obligors
18.13.1Notwithstanding any other provisions to the contrary in this Agreement, the aggregate liability and exposure of any Luxembourg Obligor for the obligations of any Obligor which is not a direct or indirect subsidiary of such Luxembourg Obligor shall be limited at any time to an aggregate amount not exceeding the higher of:
(A)90 per cent. of such Luxembourg Obligor's capitaux propres (as referred to in Annex I to the Grand-Ducal Regulation dated 18 December 2015 setting out the form and content of the presentation of the balance sheet and profit and loss account, enforcing Article 34 of the Luxembourg law of 19 December 2002 on the register of commerce and companies, accounting and companies annual accounts, as amended) determined as at the date on which a demand is made under the guarantee under this Clause 18 or the date on which any Security Document is enforced, increased by the amount of any Intra-Group Liabilities; and
(B)90 per cent. of such Luxembourg Obligor's capitaux propres (as calculated as referred to in Annex I to the Grand-Ducal Regulation dated 18 December 2015 setting out the form and content of the presentation of the balance sheet and profit and loss account, enforcing Article 34 of the Luxembourg law of 19 December 2002 on the register of commerce and companies, accounting and companies annual accounts, as amended) determined as at the date of this Agreement, increased by the amount of any Intra-Group Liabilities.
18.13.2For the purposes of this Clause 18.13, "Intra-Group Liabilities" shall mean any amounts owed by the Luxembourg Obligor to any other member of the group of companies to which it belongs and that have not been financed (directly or indirectly) by a borrowing under the Finance Documents.
18.13.3The above limitation shall not apply to:
(A)any amounts borrowed by a Luxembourg Obligor or any of its direct or indirect subsidiaries under the Finance Documents; and
(B)any amounts borrowed under the Finance Documents and on-lent, or otherwise made available, to the Luxembourg Obligor or any of its direct or indirect subsidiaries (in any form whatsoever).
19.Representations
Each Obligor makes the representations and warranties set out in this Clause 19 to each Finance Party on the date of this Agreement, the date of the Supplemental Agreement and the Effective Date.
19.1Status
19.1.1In the case of an Obligor whose Original Jurisdiction is Delaware, it is a limited liability company duly formed and validly existing under the law of its Original Jurisdiction.
19.1.2In the case of an Obligor whose Original Jurisdiction is not Delaware, it is a limited liability corporation, duly incorporated and validly existing under the law of its Original Jurisdiction.
19.1.3It has the power to own its assets and carry on its business as it is being conducted.
19.1.4It is a passive non-financial entity for the purposes of FATCA.

19.2Binding obligations
The obligations expressed to be assumed by it in each Transaction Document to which it is a party are, subject to the Legal Reservations, legal, valid, binding and enforceable obligations.
19.3Non-conflict with other obligations
The entry into and performance by it of, and the transactions contemplated by, the Transaction Documents and the granting of the Transaction Security to which it is a party do not and will not conflict with:
19.3.1any law or regulation applicable to it;
19.3.2its constitutional documents; or
19.3.3from the Utilisation Date, any agreement or instrument binding upon it or any of its assets or constitute a default or termination event (however described) under any such agreement or instrument.
19.4Power and authority
19.4.1It has the power to enter into, exercise its rights under, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Transaction Documents to which it is or will be a party and the transactions contemplated by those Transaction Documents.
19.4.2No limit on its powers will be exceeded as a result of the borrowing, grant of security or giving of guarantees or indemnities contemplated by the Transaction Documents to which it is a party.
19.5Validity and admissibility in evidence
19.5.1All Authorisations required or desirable:
(A)to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Transaction Documents to which it is a party; and
(B)to make the Transaction Documents to which it is a party admissible in evidence in its Relevant Jurisdictions, have been obtained or effected and are in full force and effect.
19.5.2All Authorisations necessary for the conduct of the business, trade and ordinary activities of the Obligors have been obtained or effected and are in full force and effect.
19.6Governing law and enforcement
19.6.1Subject to the Legal Reservations, the choice of the governing law specified in each Finance Document will be recognised and enforced in its Relevant Jurisdictions.
19.6.2Subject to the Legal Reservations, any judgment obtained in relation to a Finance Document in the jurisdiction of the governing law of that Finance Document will be recognised and enforced in its Relevant Jurisdictions.
19.7Insolvency
No:

19.7.1corporate action, legal proceeding or other procedure or step described in Clause 24.7.1 (Insolvency proceedings); or
19.7.2creditors' process described in Clause 24.8 (Creditors' process), has been taken or, to the knowledge of the Obligors, threatened in relation to any Obligor; and none of the circumstances described in Clause 24.6 (Insolvency) applies to any Obligor.
19.8Tax
19.8.1It is resident for Tax purposes solely in the jurisdiction of its incorporation and does not have a permanent establishment for Tax purposes through which it carries on a trading activity in any jurisdiction other than its Original Jurisdiction.
19.8.2All the Obligors organised as US LLCs are disregarded for US tax purposes and accordingly are not subject to Tax in the US and are not required to withhold or deduct from payments of interest made by them and are not tax resident and do not have a permanent establishment for Tax purposes through which any of them carry on a trading activity in any other jurisdiction.
19.8.3All the Obligors entities organised as Luxembourg limited liability entities are tax resident in Luxembourg.
19.8.4It has duly and punctually paid and discharged all Taxes imposed upon it or its assets within the time period allowed without incurring interest or penalties (save to the extent that (i) payment is being contested in good faith, (ii) it has maintained adequate reserves for the payment of such Taxes and (iii) payment can be lawfully withheld).
19.8.5It is not overdue in the filing of any Tax returns in any material respect.
19.8.6No claims are being or so far as any Obligor is aware (having made due enquiry) are reasonably likely to be asserted against it with respect to Taxes such that a liability of, or claim against it of, a material amount is reasonably likely to arise.
19.8.7It is not required to make any Tax Deduction (as defined in Clause 12.1 (Definitions)) from any payment it may make under any Finance Document to a Lender which is:
(A)a Qualifying Lender:
(1)falling within paragraph (A)(1) of the definition of "Qualifying Lender"; or
(2)except where a Direction has been given under section 931 of the ITA in relation to the payment concerned, falling within paragraph (A)(2) of the definition of "Qualifying Lender"; or
(3)falling within paragraph (B) of the definition of Qualifying Lender; or
(B)a Treaty Lender and the payment is one specified in a direction given by the Commissioners of Revenue & Customs under Regulation 2 of the Double Taxation Relief (Taxes on Income) (General) Regulations 1970 (SI 1970/488).
19.8.8It (and, where a Managing Agent is appointed pursuant to Clause 23.9 (Managing Agents), that Managing Agent) is entitled to receive all Rental Income free from any deduction or withholding for on account of any Tax (whether pursuant to section 971 of ITA or otherwise).
19.8.9Except for ARC NRSLDUK001, LLC, ARC BKSCOUK001, LLC, and ARC BBWYKUK001, LLC, it has exercised its option to charge VAT in respect of supplies made in relation to each Property and has received confirmation from HM Revenue & Customs in writing that such option is acknowledged.
19.8.10Except ARC NRSLDUK001, LLC, ARC BKSCOUK001, LLC, and ARC BBWYKUK001, LLC, it has, prior to the date of the transfer to it of any Property notified the vendor of that Property that paragraph (2B) of Article 5 of the Value Added Tax (Special Provisions) Order 1995 does not apply to it.
19.8.11None of the transactions entered into by any Obligor when it acquired its interest in a Property or an Obligor constituted "notifiable arrangements" within the definition set out in section 306(1) Finance Act 2004 which are of a description prescribed in Statutory Instrument 2005/1868 (The Stamp Duty Land Tax Avoidance Schemes (Prescribed Description of Arrangements) Regulations 2005).
19.8.12It holds its Property as an investment for United Kingdom Tax purposes.
19.9No filing or stamp taxes
19.9.1Under the laws of its Relevant Jurisdiction it is not necessary that the Finance Documents be registered, filed, recorded, notarised or enrolled with any court or other authority in that jurisdiction or that any stamp, registration, notarial or similar Taxes or fees be paid on or in relation to the Finance Documents or the transactions contemplated by the Finance Documents except registration:
(A)of the Security Agreement at the Land Registry or Land Charges Registry in England and Wales and the Standard Securities at the Land Register of Scotland payment of associated fees;
(B)of Finance Documents which have the form of public deeds (actes publics) which are subject to mandatory registration in Luxembourg, or in case registration is required if the Finance Documents (i) are appended to a deed which is mandatorily subject to registration or (ii) are lodged with the notary for his records (déposé au rang des minutes d'un notaire). or in case of registration on a voluntary basis or if such registration is required pursuant to a contractual obligation in the Finance Documents; and
(C)a Uniform Commercial Code financing statement in relation to the Security Agreement, the Shareholder’s Security Agreement granted by the Second Shareholder and the Holdco Security Agreement granted by Second Holdco, each filed with the Secretary of State of Delaware;
in each case which registrations, filings, taxes and fees will be made and paid promptly after the date of the relevant Security Document.
19.9.2Any disclosure required to be made by it to any relevant taxing authority in relation to stamp duty land tax or land and buildings transaction tax payable on any transactions contemplated by or being financed by the Transaction Documents has been made.
19.10VAT
19.10.1Except for ARC NRSLDUK001, LLC, ARC BKSCOUK001, LLC, and ARC BBWYKUK001, LLC, it is registered for United Kingdom VAT.
19.10.2It is not a member of a VAT Group other than a VAT Group made up solely of Obligors.
19.11No default
19.11.1No Event of Default and, as at the date of this Agreement, the date of the Supplemental Agreement, the Effective Date and each Utilisation Date, no Default is continuing or is reasonably likely to result from the making of any Utilisation or the entry into, or the performance of, or any transaction contemplated by, any Transaction Document.
19.11.2No other event or circumstance is outstanding which constitutes (or, with the expiry of a grace period, the giving of notice, the making of any determination or any combination of any of the foregoing, would constitute) a default or a termination event (however described) under any other agreement or instrument which is binding on it or to which any of its assets are subject which has or is reasonably likely to have a Material Adverse Effect.
19.12Information
19.12.1All information (not including, for the avoidance of doubt, any Relevant Legal Matters) supplied by it or on its behalf to any Finance Party in connection with the Transaction Documents was true and accurate in all material respects as at the date it was provided or as at any date at which it was stated to be given.
19.12.2Any financial projections contained in the Business Plan and any other information referred to in Clause 19.12.1 above have been prepared as at their date on the basis of then recent historical information and on the basis of reasonable assumptions.
19.12.3It has not omitted to supply any information which, if disclosed, would make the information referred to in Clause 19.12.1 above untrue or misleading in any respect.
19.12.4As at the Utilisation Date, nothing has occurred since the date of the information referred to in Clause 19.12.1 above which, if disclosed, would make that information untrue or misleading in any material respect.
19.13Financial statements
19.13.1Its Original Financial Statements were prepared in accordance with GAAP consistently applied.
19.13.2Its Original Financial Statements give a true and fair view of its financial condition as at the date as at which they were prepared.
19.13.3There has been no material adverse change in its business or financial condition since the date as at which the Original Financial Statements were prepared.
19.13.4Its most recent financial statements delivered pursuant to Clause 20.1 (Financial statements):
(A)have been prepared in accordance with GAAP; and
(B)give a true and fair view of (if audited) or fairly represent (if unaudited) its financial condition as at the end of the relevant financial year and operations during the relevant financial year.
19.13.5So far as each Obligor is aware (having made due and careful enquiry), since the date of the most recent financial statements delivered pursuant to Clause 20.1 (Financial statements) there has been no material adverse change in its business, assets or financial condition.
19.14Pari passu ranking
Its payment obligations under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.
19.15No proceedings pending or threatened

19.15.1No litigation, arbitration or administrative proceedings or investigations of, or before, any court, arbitral body or agency which, if adversely determined, are reasonably likely to have a Material Adverse Effect have (to the best of its knowledge and belief (having made due and careful enquiry)) been started or threatened.
19.15.2No judgment or order of a court, arbitral tribunal or other tribunal or any order or sanction of any governmental or other regulatory body which is reasonably likely to have a Material Adverse Effect has (to the best of its knowledge and belief (having made due and careful enquiry)) been made against it.
19.16Valuation
19.16.1All information (not including, for the avoidance of doubt, any Relevant Legal Matters) supplied by it or on its behalf to the Valuer for the purposes of each Valuation was true and accurate in all material respects as at its date or (if appropriate) as at the date (if any) at which it is stated to be given.
19.16.2Any financial projections contained in the information referred to in Clause 19.16.1 above have been prepared as at their date, on the basis of recent historical information and on the basis of reasonable assumptions.
19.16.3It has not omitted to supply any information to the Valuer which, if disclosed, would adversely affect the Valuation in any material respect.
19.16.4So far as the Obligors are aware (having made due and careful enquiry), as at the Utilisation Date, nothing material has occurred since the date the information referred to in Clause 19.16.1 above was supplied which, if it had occurred prior to an Initial Valuation, would have adversely affected that Initial Valuation in any material respect (in the reasonably of the Agent).
19.17Title to Property
19.17.1The relevant Obligor listed in the Property Schedule is:
(A)the legal and beneficial owner of each Property listed opposite its name in the Property Schedule and situated in England;
(B)the heritable proprietor of each Property listed opposite its name in the Property Schedule and situated in Scotland (free from any trust interest or overriding interest in favour of a third party); and
(C)has good, valid and marketable title to each Property listed opposite its name in the Property Schedule, in each case free from Security (other than those created by or pursuant to the Security Documents or which shall be irrevocably and unconditionally released on the Utilisation Date) and restrictions and covenants or title conditions (other than those set out in the Property Report in relation to that Property).
19.17.2No Obligor has sold, transferred or otherwise disposed of the benefit of or agreed to sell, transfer or otherwise dispose of the benefit of any of its rights, title and interest in and to any assets over which Security is, or is expressed to be, created under the Security Documents (other than as expressly permitted under this Agreement).
19.17.3Except as disclosed in the Property Report relating to a Property:
(A)no breach of any law, regulation, covenant or title condition is outstanding which adversely affects or might reasonably be expected to adversely affect the value, saleability or use of that Property in a material respect;

(B)to the best of each Obligor's knowledge, there is no covenant, agreement, stipulation, reservation, restriction, condition, interest, right, easement, wayleave or other matter whatsoever adversely affecting that Property or the income or revenue derived, or capable of being derived, from that Property;
(C)to the best of the Obligors’ knowledge nothing has arisen or has been created or is outstanding which would be an overriding interest (including a right or restriction not requiring registration at a Land Registry to make it real), or an unregistered interest which overrides first registration or a registered disposition, over that Property;
(D)all facilities necessary for the enjoyment and use of that Property (including those necessary for the carrying on of its business at that Property) are enjoyed by that Property;
(E)none of the facilities referred to in paragraph (A) above are enjoyed on terms:
(1)entitling any person to terminate or curtail its use of that Property; or
(2)which conflict with or restrict its use of that Property;
(F)there is not nor is there contemplated any application to the Lands Tribunal of Scotland to vary or discharge any real burdens or servitudes affecting any Property located in Scotland;
(G)the relevant Obligor has not received any notice of any adverse claim by any person in respect of the ownership of that Property or any interest in it which might reasonably be expected to be determined in favour of that person, nor has any acknowledgement been given to any such person in respect of that Property;
(H)that Property is held by the relevant Borrower free from any lease or licence (other than those entered into in accordance with this Agreement); and
(I)to the best of the knowledge of each Obligor, there is no material breach of, or material non-compliance with, the terms of any Headlease or Lease Document.
19.17.4The Properties are not:
(A)registered; or
(B)subject to any pending application for registration,
as a freehold estate in commonhold land under Part 1 of the Commonhold and Leasehold Reform Act 2002.
19.17.5From the Utilisation Date, the Properties are insured under insurance policies which are in full force and effect in the manner and to the extent required by the Finance Documents.
19.17.6From the Utilisation Date, all premiums due under each insurance policy under which a Property is insured have been paid in full, no notice of any payment default in relation to any such insurance policy has been received by any Obligor and no claim has been made and is outstanding or (to the best of its knowledge and belief) is to be made against any such insurance policy.
19.17.7All deeds and documents necessary to show good, valid and marketable title to the interests of a Borrower in a Property will from the Utilisation Date be:
(A)in possession of the Security Agent;

(B)held to the order of the Security Agent; or
(C)held to the order of the Agent by a firm of solicitors approved by the Security Agent for that purpose.
19.17.8In relation to any Property situated in Scotland, no notice, application or invitation to make representations has been received in terms of the Land Reform (Scotland) Act 2003.
19.18Information for Property Reports
19.18.1The information (not including, for the avoidance of doubt any Relevant Legal Matters) supplied by it or on its behalf to the lawyers who prepared any Property Report for the purpose of that Property Report was true and accurate as at the date of the Property Report or (if appropriate) as at the date (if any) at which it is stated to be given.
19.18.2The information referred to in Clause 19.18.1 above was at the date it was expressed to be given complete and did not omit any information which, if disclosed would make that information untrue or misleading in any material respect.
19.18.3As at the Utilisation Date, nothing has occurred since the date of any information referred to in Clause 19.18.1 above which, if disclosed, would make that information untrue or misleading in any material respect.
19.19Environmental Matters
19.19.1To the best of its knowledge and belief, having made due and proper enquiry, no Contaminative Use has been or is being carried on at or within the immediate vicinity of the relevant Property.
19.19.2To the best of its knowledge and belief, having made due and proper enquiry, no Dangerous Substance has been used, generated, stored, transported, treated, dumped, released, deposited, buried, emitted or disposed of at, on, from or under the relevant Property in circumstances where this might result in any Environmental Claim on the relevant Borrower or any occupier of that Property.
19.19.3It has no notice of any Environmental Claim or of any circumstances which might result in any Environmental Claim being made against it, any occupier of the relevant Property or otherwise in relation to that Property.
19.19.4It is and has been in full compliance with all applicable Environmental Laws and there are, to the best of its knowledge and belief after all due enquiry, no circumstances that may prevent or interfere with such full compliance in the future.
19.19.5It is and has been in compliance with the terms of all Environmental Permits necessary for the ownership and operation of the Properties and its activities on the Properties as presently owned and operated and as presently proposed to be owned and operated.
19.19.6So far as it is aware, having made all reasonable enquiries, the past and present occupiers of each Property have been and are in full compliance with all applicable Environmental Laws and the terms and conditions of all Environmental Permits necessary for their activities and operations now and as proposed and it is not aware, having made all reasonable enquiries, of any circumstance which might prevent or interfere with such compliance in the future.
19.20No other business
19.20.1No Obligor has traded or carried on any business since the date of its incorporation or formation except for:

(A)in the case of the Shareholders, the ownership of the Borrowers; and
(B)in the case of each Borrower, the ownership and management of its interests in the Properties and any Management Company.
19.20.2On and from the Utilisation Date:
(A)no Shareholder has any Subsidiaries other than those shown in the Structure Chart; and
(B)no Borrower has any Subsidiaries other than a Management Company.
19.20.3No Obligor nor any Management Company has:
(A)or has had, any employees; or
(B)any obligation in respect of any retirement benefit or occupational pension scheme.
19.21Centre of main interests and establishments
For the purposes of Regulation (EU) 2015/848 of the European Parliament and of the Council of 20 May 2015 on insolvency proceedings (recast) (the "Recast Insolvency Regulation") and The Cross-Border Insolvency Regulations 2006, its centre of main interest (as that term is used in Article 3(1) of the Recast Insolvency Regulation) is situated in England and Wales or its Original Jurisdiction and it has no "establishment" (as that term is used in Article 2(10) of the Recast Insolvency Regulation) in any other jurisdiction.
19.22Ranking of Security
Subject to the Legal Reservations and the Perfection Requirements, the security conferred by each Security Document constitutes a valid and effective first priority security interest of the type described, over the assets referred to, in that Security Document and those assets are not subject to any prior or pari passu Security.
19.23Ownership
From the Utilisation Date, except for changes to which the Agent (acting on the instructions of all the Lenders) has given its prior written consent or which are expressly permitted by this Agreement:
19.23.1each Borrower's entire issued share capital is legally and beneficially owned and controlled by a Shareholder
19.23.2First Shareholder's entire issued share capital is owned (including, to the extent applicable, legally and beneficially owned) and controlled by First Holdco;
19.23.3Second Shareholder's entire issued share capital is legally and beneficially owned and controlled by Second Holdco; and
19.23.4the Structure Chart delivered to the Agent pursuant to Clause 4.1.1 (Initial conditions precedent) is true, accurate and complete.
19.24Shares
19.24.1All shares which are expressed to be subject to any Security created or expressed to be created pursuant to a Security Document are fully paid and none are subject to any option to purchase, cancel or similar rights.
19.24.2Any shares which are subject to such Security are free from any restrictions as to transfer or registration.
19.25No contracts

No Obligor is a party to nor has entered into any material contracts, other than:
19.25.1the Transaction Documents (but, in the case of Transaction Documents entered into after the date of this Agreement, only if entered into in accordance with this Agreement);
19.25.2any contract which is unconditionally and irrevocably discharged or terminated on or prior to the Utilisation Date; and
19.25.3any other contracts to which the Agent has given its prior written consent.
19.26Acquisitions on arms' length
19.26.1The acquisitions pursuant to the Acquisition Documents were carried out on arms' length terms for full market value and are not liable, and will not be liable, to be set aside or unwound by any applicable insolvency or other laws.
19.26.2As at the date of this Agreement, the date of the Supplemental Agreement, the Effective Date and the Utilisation Date, there is no breach of any warranty given by any party to an Acquisition Document which has not been disclosed in a Property Report.
19.26.3All obligations and liabilities (whether actual or contingent, present or future) of any Transaction Obligor under or in connection with the Acquisition Documents have been fully and finally discharged.
19.27Financial Indebtedness
From the Utilisation Date, each Obligor has no Financial Indebtedness other than Financial Indebtedness incurred pursuant to a Finance Document or Subordinated Debt.
19.28Shareholder Investment
From the Utilisation Date, the Subordinated Debt and equity identified in the Funds Flow Statement has been and remains invested in the Obligors.
19.29No adverse consequences
19.29.1It is not necessary under the laws of its Relevant Jurisdictions:
(A)in order to enable any Finance Party to enforce its rights under any Finance Document; or
(B)by reason of the execution of any Finance Document or the performance by it of its obligations under any Finance Document, that any Finance Party should be licensed, qualified or otherwise entitled to carry on business in any of its Relevant Jurisdictions.
19.29.2No Finance Party is or will be deemed to be resident, domiciled or carrying on business in its Relevant Jurisdictions by reason only of the execution, performance and/or enforcement of any Finance Document.
19.30Subordinated Debt Documents
Each Subordinated Debt Document is governed by Delaware, New York or Luxembourg law.
19.31Intellectual Property
It:

19.31.1is the sole legal and beneficial owner of or has licensed to it on arms' length terms all the Intellectual Property which is material to the conduct by it of its business and where failure to do so is in the Agent’s opinion (acting reasonably) likely to have a Material Adverse Effect;
19.31.2does not, in carrying on its businesses, infringe any Intellectual Property of any third party; and
19.31.3has taken all formal or procedural actions (including payment of fees) required to maintain any Intellectual Property owned or licensed by it.
19.32Transaction Documents
19.32.1The Transaction Documents (other than the Subordination Agreement, any Duty of Care Agreement, any Hedging Agreement and the Security Documents) are in full force and effect in accordance with their terms, they have been validly executed and they are enforceable by the Obligor that is party to the Transaction Document against the other parties thereto.
19.32.2On and from the Utilisation Date, the Subordination Agreement, any Duty of Care Agreement, any Hedging Agreement and the Security Documents are in full force and effect in accordance with their terms, they have been validly executed and they are enforceable by the Obligor that is party to the Transaction Document against the other parties thereto.
19.32.3Neither it nor (to the best of its knowledge and belief) any other party to any Transaction Document is in breach of or in default of any of the terms and conditions of such Transaction Document.
19.32.4It is not aware of any circumstances in which any other party to any Transaction Document to which it is party would be entitled not to honour or otherwise to avoid its obligations under that Transaction Document.
19.33Anti-corruption law
Each member of the Group has conducted its businesses in compliance with applicable anti-corruption laws and has instituted and maintains policies and procedures designed to promote and achieve compliance with anti-corruption laws.
19.34Sanctions
19.34.1No member of the Group or their respective directors and employees or any Subsidiary of any member of the Group, is a Sanctioned Person, and none of any member of the Group or any member of the Group's directors and employees acts directly or indirectly on behalf of a Sanctioned Person.
19.34.2No member of the Group is incorporated, located or resident in a country which is subject to Sanctions.
19.34.3Each member of the Group and their respective Subsidiaries are in compliance with all applicable Sanctions and is not engaged in any activities that would reasonably be expected to result in any member of the Group or such Subsidiaries being designated as a Sanctioned Person.
19.35ERISA
19.35.1Each Obligor acknowledges that as at the date of this Agreement the source of funds from which the Original Lenders (other than Lloyds Bank plc) is extending its participation in each Loan will include one or more of the following:
(A)an "insurance company general account" as that term is defined in Prohibited Class Exemption ("PTE") 95-60 (60 Fed. Reg. 35925 (Jul. 12,

1995)), as to which each of the Original Lenders meets the conditions for relief in Sections I and IV of PTE 95-60;
(B)pooled and single client insurance company separate accounts which are subject to the provisions of ERISA;
(C)one or more insurance company separate accounts maintained solely in connection with fixed contractual obligations of the insurance company, under which the amounts payable or credited to the plan are not affected in any matter by the investment performance of the separate account; and
(D)an account of one or more entities, the assets of which do not constitute "plan assets" of one or more plans within the meaning of 29 C.F.R. Section 2510.3-101 and Section 3(42) of ERISA.
19.35.2No Obligor is an "employee benefit plan" as defined in Section 3(3) of ERISA, or a "governmental plan" within the meaning of Section 3(32) of ERISA.
19.35.3No Obligor is a "party in interest", as defined in section 3(14) of ERISA, other than as a service provider or an affiliate of a service provider to any employee benefit plan that has invested in a separate account as described in Clause 19.35.1(B), from which funds have been derived to make the Loans, or, if so, the execution of the Finance Documents and the making of the Loans do not constitute non-exempt prohibited transactions under ERISA.
19.35.4No Obligor is subject to state statutes regulating investments and fiduciary obligations with respect to governmental plans, or, if subject to such statutes, is not in violation thereof in the execution of the Finance Documents and the making of the Loans.
19.35.5The assets of each Obligor do not constitute "plan assets" of one or more plans within the meaning of 29 C.F.R. Section 2510.3-101 or any similar state statute.
19.36DAC6
No transaction contemplated by the Transaction Documents nor any transaction to be carried out in connection with any transaction contemplated by the Transaction Documents meets hallmark D set out in Annex IV of the Council Directive of 25 May 2018 (2018/822/EU) amending Directive 2011/16/EU ("DAC6").
19.37Repetition
19.37.1Each of the representations set out in this Clause 19 are deemed to be made by each Obligor by reference to the facts and circumstances then existing on the date of the Utilisation Request and the Utilisation Date.
19.37.2The Repeating Representations are deemed to be made by each Obligor by reference to the facts and circumstances then existing on each Interest Payment Date, the date of each subsequent Utilisation Request and each subsequent Utilisation Date, and the date of Disposal of a Property, the date of Disposal of the shares in a Borrower or the date on which an Incoming Property is acquired (except that those contained in Clauses 19.13.1 to 19.13.3 (Financial statements), will cease to be so made once subsequent financial statements have been delivered under this Agreement).
20.Information Undertakings
The undertakings in this Clause 20 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

20.1Financial statements
The Obligors' Agent shall supply to the Agent in sufficient copies for all the Lenders as soon as they are available, but in any event within 180 days after the end of each of its financial years, the unaudited financial statements for that financial year for each Borrower.
20.2Compliance Certificate
20.2.1The Obligors' Agent shall supply to the Agent, with each set of financial statements delivered pursuant to Clauses 20.1 (Financial statements), a Compliance Certificate setting out (in reasonable detail) computations as to compliance with Clause 21 (Financial Covenants) as at the date as at which those financial statements were drawn up.
20.2.2The Obligors' Agent shall supply to the Agent, with each quarterly report delivered pursuant to Clause 20.4 (Monitoring of Property), a Compliance Certificate setting out (in reasonable detail) computations as to compliance with:
(A)Clause 21.1 (Historical Interest Cover) as at the Quarter Date falling immediately prior to the date by which that report is required to be delivered;
(B)Clause 21.2 (Projected Interest Cover) as at the Interest Payment Date falling immediately after the date by which that report is required to be delivered; and
(C)Clause 21.3 (Loan to Value) as at the date of that Compliance Certificate.
20.2.3If, at any time, the Agent disagrees in any material respect with the Obligors' Agent's calculations or any financial information contained, or referred to, as relevant in any Compliance Certificate, any Utilisation Request or in any other certificate delivered to the Agent, the Agent shall confer with the Obligors' Agent with a view to agreeing those calculations. After first consulting with the Obligors' Agent and after all parties (acting in good faith) being unable to reach an agreement:
(A)the Agent may (but shall not be obliged to), engage auditors or other professional advisers for the purposes of reviewing and verifying any calculations or financial information provided, or referred to, as relevant by the Obligors' Agent in any such Compliance Certificate, Utilisation Request or other certificate having reviewed such information or calculations in accordance with its usual internal procedures; and
(B)any calculation by the Agent of any amounts referred to in any Compliance Certificate, any Utilisation Request or in any other certificate delivered to the Agent shall (in the absence of manifest error) prevail over any calculation of an Obligor.
The Obligors will provide such information as the Agent (acting reasonably) may request for the purpose of this Clause 20.2.3. The reasonably incurred fees and costs of such auditors or other professional advisers incurred pursuant to this Clause 20.2.3 shall be at the cost of the Obligors. Nothing herein shall waive or amend or grant any grace from the Obligors' Agent's obligations to deliver Compliance Certificates (and the calculations required to be contained therein) in accordance with this Clause 20.2 (Compliance Certificate).
20.2.4Each Compliance Certificate shall be signed by an Authorised Signatory of the Obligors' Agent.
20.3Requirements as to financial statements

20.3.1Each set of financial statements delivered by the Obligors' Agent pursuant to Clause 20.1 (Financial statements) shall be certified by an Authorised Signatory as fairly representing the financial condition of each Borrower as at the date as at which those financial statements were drawn up.
20.3.2The Obligors shall procure that each set of financial statements delivered pursuant to Clause 20.1 (Financial statements) is prepared using GAAP.
20.3.3The Obligors shall procure that each set of financial statements delivered pursuant to Clause 20.1 (Financial statements) is prepared using GAAP and accounting practices consistent (so far as applicable) with those applied in the preparation of the Original Financial Statements for that Borrower unless, in relation to any set of financial statements, it notifies the Agent that there has been a relevant change in GAAP or such accounting practices and its auditors deliver to the Agent:
(A)a description of any change necessary for those financial statements to reflect GAAP and accounting practices upon which that Borrower's Original Financial Statements were prepared; and
(B)sufficient information, in form and substance as may be reasonably required by the Agent, to enable the Lenders to make an accurate comparison between the financial position indicated in those financial statements and that Borrower's Original Financial Statements.
Any reference in this Agreement to those financial statements shall be construed as a reference to those financial statements as adjusted to reflect the basis upon which the Original Financial Statements were prepared.
20.3.4If the financial statements delivered pursuant to Clause 20.1 (Financial statements) do not enable the Agent to make the calculations as to compliance with Clause 21.1 (Historical Interest Cover), Clause 21.2 (Projected Interest Cover) or Clause 21.3 (Loan to Value), the Obligors shall, promptly upon request by the Agent, provide such additional financial information as the Agent may require in order to enable it to make the relevant calculations.
20.4Monitoring of Property
20.4.1Unless otherwise agreed in writing by the Agent, on or before the date falling ten days before each Interest Payment Date (provided where such date is not a Business Day, it shall instead be the Business Day preceding that date), the Borrowers must supply to the Agent (for the Finance Parties) a report in the form set out in Schedule 13 (Property Monitoring Report) and otherwise in form and substance satisfactory to the Agent, in respect of the quarterly period ending on the Quarter Date falling immediately prior to that Interest Payment Date.
20.4.2Each Borrower must notify the Agent of:
(A)any likely occupational tenant of any part of a Property; and
(B)any likely buyer of any part of a Property (including terms of reference).
20.5Information: miscellaneous
The Borrowers shall supply to the Agent (in sufficient copies for all the Lenders, if the Agent so requests):
20.5.1at the same time as they are dispatched, copies of all documents dispatched by it to its shareholders (or any class of them) or its creditors generally (or any class of them);

20.5.2copies of all material correspondence with insurance brokers handling the insurance of any Property in respect of any claim or potential claim in excess of £50,000;
20.5.3promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings or investigations which are current, threatened or pending against any member of the Group, and which, if adversely determined, are reasonably likely to have a Material Adverse Effect;
20.5.4promptly, such further information regarding the financial condition, business and operations of any Obligor as any Finance Party (through the Agent) may reasonably request; and
20.5.5the details of any Environmental Claim or other communication received by it in respect of any actual or alleged breach of or liability under Environmental Law, or any event or circumstance which is reasonably likely to result in any such claim or notice which, in each case, if adversely determined would reasonably be expected to result in aggregate liabilities of or expenditure by a Borrower in respect of that Environmental Claim in excess of £1,000,000 (or its equivalent in any other currency) in aggregate;
20.5.6details of any material repairs required to the Property and progress reports of any refurbishments being carried out on the Property;
20.5.7any other information that is required by a Lender's standard reporting package as notified in writing by the Agent to the Obligors' Agent from time to time;
20.5.8without prejudice to Clause 19.23 (Ownership), promptly, details of any change in the legal and/or beneficial ownership or the directors of each Borrower, each Shareholder and each Subordinated Creditor; and
20.5.9such further information regarding:
(A)the financial condition, business, assets or operations of any Obligor; or
(B)verification of the information supplied in any Compliance Certificate, as any Finance Party (through the Agent) may reasonably request to the extent such information is reasonably available provided the same may be reasonably obtained by the Obligors without third party cost or expense.
20.6Notification of default
20.6.1An Obligor shall notify the Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence (unless that Obligor is aware that a notification has already been provided by another Obligor).
20.6.2Promptly upon a request by the Agent, each Borrower shall supply to the Agent a certificate signed by an Authorised Signatory on its behalf certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).
20.7"Know your customer" checks
20.7.1If:
(A)the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement;
(B)any change in the status of an Obligor, or the composition of the shareholders of an Obligor, after the date of this Agreement; or

(C)a proposed assignment or transfer by a Lender of any of its rights and/or obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer, obliges the Agent or any Lender (or, in the case of paragraph (C) above, any prospective new Lender) to comply with "know your customer" or similar identification procedures in circumstances where the necessary information is not already available to it, each Obligor shall promptly upon the request of the Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or any Lender (for itself or, in the case of the event described in paragraph (C) above, on behalf of any prospective new Lender) in order for the Agent, such Lender or, in the case of the event described in paragraph (C) above, any prospective new Lender to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations or which it is required to carry out in accordance with its internal policies and procedures in relation to the transactions contemplated in the Finance Documents.
20.7.2Each Lender shall promptly upon the request of the Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself) in order for the Agent to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations or which it is required to carry out in accordance with its internal policies and procedures in relation to the transactions contemplated in the Finance Documents.
21.Financial Covenants
21.1Historical Interest Cover
The Obligors must ensure that Historical Interest Cover is, on each Quarter Date, at least 275%.
21.2Projected Interest Cover
The Obligors must ensure that Projected Interest Cover for each of the three Month period and 12 Month period commencing on each Interest Payment Date is, at all times, at least 275%.
21.3Loan to Value
The Obligors must ensure that the Loan to Value does not:
21.3.1at any time on or prior to the second anniversary of the date of this Agreement exceed 60%; and
21.3.2at any time after the second anniversary of the date of this Agreement exceed 55%.
21.4Cure rights
21.4.1If on any date the requirement in Clause 21.1 (Historical Interest Cover), Clause 21.2 (Projected Interest Cover) is breached, an Obligor may, within ten Business Day of the earlier of:
(A)a Compliance Certificate being delivered in accordance with Clause 20.2 (Compliance Certificate);
(B)a Valuation being delivered to the Agent which shows the breach and an Obligor being informed of the same; or

(C)the breach being notified to an Obligor by the Agent,
notify the Agent that they intend to cure the relevant breach in accordance with Clause 21.4.4 within ten Business Days of the date of that notification.
21.4.2If on any date the requirement in Clause 21.3 (Loan to Value) is breached, an Obligor may, within three Business Days after the expiry of the consultation period referred to in Clause 24.2.1 (Financial Covenants), notify the Agent that they intend to cure the relevant breach in accordance with Clause 21.4.4 within ten Business Days of the date of that notification.
21.4.3A Cure Notification:
(A)must be in writing;
(B)may only be made if the Obligors are entitled to cure the relevant breach in accordance with this Agreement; and
(C)provide details of (i) the sources of any funds being used to make any relevant prepayment and/or deposit in the Cash Trap and Cure Account, (ii) the proposed property which is to be made subject to the Transaction Security; (iii) the proposed Acceptable Letter of Credit; (iv) the evidence to be provided referred to in Clause 21.4.4(C)(2) below in connection with a proposed GNL Guarantee, in each case in accordance with Clause 21.4.4 below.
21.4.4Within seven Business Days of the date of a Cure Notification, the Obligors shall:
(A)deposit into the Cash Trap and Cure Account (provided that at the time such deposit is made the relevant Obligor making such deposit confirms in writing to the Agent that such deposit is being made pursuant to this Clause 21.4.4) such amounts;
(B)grant Security over such properties as have been expressly approved for the purpose of this Clause 21.4.4(B) by the Agent in writing (acting in its absolute discretion) whose Market Value is;
(C)if no GNL Guarantee is in full force and effect, procure that the Ultimate Owner delivers to the Agent:
(1)a duly executed and unconditional GNL Guarantee; and
(2)such evidence as the Agent may require (including corporate authorisations and legal opinions) to confirm the GNL Guarantee is valid, binding and enforceable against the Ultimate Owner, provided that the amount that can be claimed in respect of the Guaranteed Obligations (as defined in that GNL Guarantee) is;
(D)procure that an Acceptable Letter of Credit is unconditionally delivered to the Security Agent which has a face value; and/or
(E)prepay the Loans in accordance with Clause 7.5 (Voluntary prepayment of Loans) (excluding the notice and minimum amount requirements) by such amounts;
in aggregate greater than or equal to the aggregate of the Relevant Cure Amount and the Prepayment Amount, and each of the deposits, prepayments, deliveries or grants of Security referred to in Clauses 21.4.4(A), (B), (C), (D) or (E) above respectively shall be the exercise of a Cure Right.
21.4.5Subject to Clause 21.5 (Limitation on Cure Rights), no Event of Default under Clause 21.1 (Historical Interest Cover), Clause 21.2 (Projected Interest Cover) and/or Clause 21.3 (Loan to Value) will occur until:

(A)the ten Business Day period referred to in Clause 21.4.1 above has expired and no Cure Notification has been served in accordance with Clause 21.4.1 or 21.4.2 (as applicable) and 21.4.3; or
(B)where a Cure Notification has been served in accordance with Clause 21.4.1 or 21.4.2 (as applicable) and 21.4.3, the seven Business Day period referred to in Clause 21.4.4 has expired without the Borrowers complying with Clause 21.4.4.
21.5Limitation on Cure Rights
The Cure Rights may:
21.5.1in respect of the cure of a breach of the requirements in Clause 21.1 (Historical Interest Cover) or Clause 21.2 (Projected Interest Cover), may:
(A)only be exercised a maximum of three times in aggregate during the life of the Facilities;
(B)not be exercised more than twice in any 12 Month period;
21.5.2not be exercised in respect of a breach of Clause 21.1 (Historical Interest Cover) if the Historical Interest Cover is less than 225%;
21.5.3not be exercised in respect of a breach of Clause 21.2 (Projected Interest Cover) if Projected Interest Cover is less than 225%; and
21.5.4not be exercised at any time on and from the date commencing 12 Months prior to the Termination Date.
21.6Testing of financial covenants
The financial covenants referred to in this Clause 21 shall be tested by reference to the information contained in each of the financial statements, each report delivered pursuant to Clause 20.4 (Monitoring of Property), each Compliance Certificate delivered pursuant to Clause 20.2 (Compliance Certificate) and each Valuation delivered pursuant to Clause 16.3 (Valuations).
22.General Undertakings
The undertakings in this Clause 22 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.
22.1Authorisations
Each Obligor shall promptly:
22.1.1obtain, comply with and do all that is necessary to maintain in full force and effect; and
22.1.2supply certified copies to the Agent of,
any Authorisation required under any law or regulation of a Relevant Jurisdiction to enable it to:
(A)enter into and perform its obligations under the Transaction Documents to which it is a party and to ensure the legality, validity, enforceability or admissibility in evidence of any Transaction Document to which it is a party; or
(B)own its assets and carry on its business as it is being conducted.

22.2Compliance with laws
Each Obligor shall comply in all respects with all laws and regulations to which it or its assets may be subject, if failure so to comply has or is reasonably likely to have a Material Adverse Effect.
22.3Negative pledge
In this Clause 22.3, "Quasi-Security" means an arrangement or transaction described in Clause 22.3.2 below.
22.3.1No Obligor shall create or permit to subsist any Security over any of its assets.
22.3.2No Obligor shall:
(A)sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by an Obligor;
(B)sell, transfer or otherwise dispose of any of its receivables on recourse terms;
(C)enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or
(D)enter into any other preferential arrangement having a similar effect, in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.
22.3.3Clauses 22.3.1 and 22.3.2 above do not apply to any Security or (as the case may be) Quasi-Security, listed below:
(A)the Transaction Security;
(B)any lien arising by operation of law and in the ordinary course of trading; or
(C)any Security that is irrevocably discharged or released prior to the Utilisation Date.
22.4Disposals
22.4.1No Obligor shall enter into a single transaction or a series of transactions (whether related or not and whether voluntary or involuntary) to dispose of all or any part of any asset.
22.4.2Clauses 22.4.1 above does not apply to any disposal:
(A)permitted under Clause 23.2 (Occupational Leases);
(B)of a Property or the shares in a Borrower, in each case in accordance with Clause 22.4.3 below; or
(C)of a Property or the shares in a Borrower, in each case as part of a Substitution carried out in accordance with Clause 22.5 (Substitution);
(D)of cash by way of a payment out of an Account in accordance with this Agreement; or
(E)made in the ordinary course of trading of any asset subject to the floating charge created under a Security Agreement.
22.4.3An Obligor may dispose of its Property or a Shareholder may dispose of its shares in a Borrower if:

(A)no Default is continuing or would result from that disposal;
(B)the transaction is on arms' length terms with an unrelated third party and the gross disposal proceeds to be received by the relevant Obligor in respect of that Property or shares of the Borrower:
(1)in the case of a disposal of a Property, are:
(a)no lower than the Market Value of that Property as detailed in the latest Valuation; or
(b)if lower, represent the highest offer received following a competitive sales process conducted for the relevant Borrower by a reputable sales agent in accordance with and for the time period consistent with market practice for the sale of UK real estate on a non-forced basis; or
(2)in the case of a disposal of the shares in a Borrower, are:
(a)no lower than the aggregate Market Value of each Property owned by that Borrower as detailed in the latest Valuation; or
(b)if lower, represent the highest offer received following a competitive sales process conducted for the relevant Obligor by a reputable sales agent in accordance with and for the time period consistent with market practice for the sale of UK real estate on a non-forced basis;
(C)the net disposal proceeds in respect of that Property or shares of the Borrower are not less than:
(1)in the case of a disposal of a Property, the applicable Release Amount; or
(2)in the case of a disposal of the shares in a Borrower, the aggregate of the applicable Release Amounts for each Property owned by the Borrower;
(D)at least 15 days (but no more than 30 days) before such disposal, the Obligors' Agent delivers to the Agent a revocable written request containing full details of such disposal together with a Compliance Certificate dated as at the date of the proposed disposal (and which assumes for the purposes of the calculations therein that the relevant Property or shares have been disposed of and attaches such supporting information and calculations in respect of the tests referred to in Clause 21 (Financial covenants) below as the Agent shall require);
(E)the Obligors have agreed to reimburse the Finance Parties for all reasonable third party fees, costs and expenses they may incur in connection with such disposal; and
(F)the aggregate net disposal proceeds payable or paid to the Obligors in respect of all previous disposals made pursuant to this Clause 22.4.3 together with the net disposal proceeds to be paid to the Obligors pursuant to the proposed disposal, is less than £50,000,000.
22.4.4The Obligors must ensure that the net disposal proceeds are immediately applied:
(A)in accordance with Clause 7.3 (Mandatory prepayment); or
(B)paid into the Disposals Account for application in accordance with Clause 17.5 (Disposals Account).

22.4.5A Property disposed of, or a Property owned by a Borrower the shares of which are disposed of, in each case in accordance with Clause 22.4.3 above will cease to be a Property.
22.5Substitution
22.5.1No disposal of an Outgoing Property or addition of an Incoming Property (in each case, as part of a Substitution) may be made without the prior written consent of all Lenders. Any request for consent for a Substitution (a "Substitution Request") must be in writing and must be delivered to the Agent at least 40 Business Days (or such shorter period as the Agent may agree in writing) prior to the date of the proposed addition of an Incoming Property (as part of the relevant Substitution).
22.5.2A Substitution Request must specify:
(A)the name of the Outgoing Property together with full details of the proposed disposal; and
(B)if an Obligor has identified an Incoming Property at the time of the Substitution Request:
(1)full details of the Incoming Property together with all information required by the Agent to evaluate the asset and perform all necessary due diligence (including, but not limited to, details of the Market Value of the Incoming Property, details of leases, occupants and licensees (including credit quality of the same), the use of property and its location, appearance, quality, age and cashflow); and
(2)if the Incoming Property is to be (or has within the previous 12 months been) acquired from a third party, the vendors of the Incoming Property and details of how and when the Incoming Property was or will be acquired.
22.5.3If an Obligor has not identified an Incoming Property at the time of the Substitution Request, the Obligors will, on identifying an Incoming Property (and in any event at least 60 (or such shorter period as the Agent may agree in writing) Business Days before the proposed addition of the Incoming Property), deliver to the Agent a fully completed Substitution Request including the details of the Incoming Property set out in Clause 22.5.2(B) above.
22.5.4No Substitution (and no disposal of an Outgoing Property (or the shares in the relevant Borrower) as part of a Substitution) may be made without the prior written consent of all Lenders. The Lenders will consider giving their consent to a Substitution if the following conditions have been fulfilled (but for the avoidance of doubt a Lender may still withhold such if such conditions have been fulfilled):
(A)no Default is continuing or would be likely to arise as a result of the Substitution (or the application of net disposal proceeds to the Disposals Account);
(B)the disposal of the Outgoing Property (or the shares in the relevant Borrower) and the acquisition of the Incoming Property (or the shares in the relevant Additional Obligor) are (in each case) on arm's length terms for full Market Value and are not capable of being declared void, invalid, illegal or of otherwise being set aside, unwound or successfully challenged under any insolvency or other laws;
(C)the Incoming Property will, on the date of the proposed Substitution, be wholly owned by an existing Borrower or an Additional Borrower which has acceded to this Agreement in accordance with Clause 26.2 (Additional Obligors);
(D)the Obligors' Agent has delivered to the Agent a Compliance Certificate dated as at the date of the proposed Substitution (which assumes for the purposes of the calculations therein that the Substitution has occurred) confirming that immediately after the Substitution the requirements of Clause 21 (Financial covenants) will be satisfied;
(E)the Agent is satisfied that the Incoming Property has the following characteristics:
(1)it is used an investment office or for retail or logistics purposes;
(2)it is subject to an Occupational Lease in form and substance satisfactory to the Lenders, including that it has an earliest termination date falling no earlier than 5 years from the date it is proposed to become an Incoming Property to tenants which are:
(a)investment grade;
(b)unrated investment grade-equivalent tenants; or
(c)if tenant does not satisfy sub-Clauses(a) or (b) above, the credit characteristics of the tenant are better than the tenant of the Outgoing Property;
(3)is located in the United Kingdom and, once the Incoming Property has become a Property, the majority of the Properties will be located in England in suitable locations for their type
(4)it is in good and substantial repair and specified for long term occupation with minimal risk of obsolescence by the expiration of any relevant Occupational Leases; and
(5)will be held by the relevant Borrower as freehold or subject to a Headlease in form and substance satisfactory to the Lenders.
(F)any other condition which a Lender may require as a condition of its consent to the proposed Substitution has been satisfied, including:
(1)the Agent has received (in form and substance satisfactory to it) such documents, evidence, authorisations, reports, searches, undertakings, guarantees, security and opinions as the Agent may specify including those of the type set out in Part A of Schedule 2 (Conditions precedent) including an Initial Valuation of the Incoming Property;
(2)any conditions relevant to the documentation of and completion arrangements for the acquisition of the Incoming Property including how the application of the Disposal Proceeds from the disposal of the Outgoing Property will be held and/or applied towards the costs of the acquisition of the Incoming Property.
(3)any amendments to any Finance Documents which may be required by the Agent have been made;
(4)the Agent has received satisfactory tax, property, legal, financial and technical due diligence in respect of the Incoming Property and such financial and other information relating to the Incoming Property as the Lenders may require;
(5)in respect of any Substitution to be financed or refinanced (in whole or part) from amounts standing to the credit of the Disposals Account, a funds flow statement setting out the sources and uses of funds (including the relevant net disposal proceeds) in relation to acquisition of the Incoming Property or shares in the Additional Borrower together with the details of any amount of net disposal proceeds to be released to the relevant Borrower following the acquisition pursuant to Clause 22.5.5 below; and
(6)the Agent has received an updated Property Schedule (including the Incoming Property).
22.5.5If the Lenders consent to a Substitution and the addition of the relevant Incoming Property (as part of that Substitution) is to be financed or refinanced (in whole or part) from amounts standing to the credit of the Disposals Account, any Disposal Proceeds required to effect that Substitution that remain standing to the credit of the Disposals Account (in respect of the disposal of the relevant Outgoing Property) shall be withdrawn from the Disposals Account by the Security Agent and applied towards the acquisition of the Incoming Property in accordance with the completion arrangements (as approved by the Agent) for such acquisition in accordance with the funds flow statement approved by the Agent pursuant to Clause 22.5.4(F)(5) above.
22.5.6Any net disposal proceeds that remain standing to the credit of the Disposals Account (in respect of the disposal of the relevant Outgoing Property which are in excess of the relevant Release Amount) after the completion of the acquisition of the Incoming Property and provided the Agent is satisfied that:
(A)any conditions in respect of such Substitution have been satisfied;
(B)no Default is continuing or would result from a transfer contemplated by Clauses 22.5.6(F) or (G) below (as applicable);
(C)the Repeating Representations are correct in all material respects and will be correct in all material respects immediately after a transfer contemplated by Clauses 22.5.6(F) or (G) below;
(D)the Incoming Property is wholly owned by an existing Borrower or an Additional Borrower which has acceded to this Agreement in accordance with Clause 26.2 (Additional Obligors) and the Incoming Property has become a Property for the purposes of this Agreement; and
(E)the Incoming Property is subject to such Transaction Security as the Agent may require, shall:
(F)if no Cash Trap Event is continuing, be transferred by the Security Agent to a General Account; or
(G)otherwise, be transferred by the Security Agent to the Cash Trap and Cure Account.
22.6Financial Indebtedness
22.6.1No Obligor may incur or permit to be outstanding any Financial Indebtedness.
22.6.2Clause 22.6.1 above does not apply to:
(A)any Financial Indebtedness incurred under the Finance Documents;
(B)any Financial Indebtedness repaid prior to the Utilisation; or
(C)any Subordinated Debt if the relevant Subordinated Creditor's rights in respect of, and title to, such Subordinated Debt are subject to Transaction

Security pursuant to an existing Security Document in respect of which the Agent has received a legal opinion as a condition precedent under this Agreement or otherwise in form and substance satisfactory to the Agent.
22.7Lending and guarantees
22.7.1No Obligor may be the creditor in respect of any loan or any form of credit or financial accommodation to any person other than another Obligor by way of Subordinated Debt.
22.7.2No Obligor may give or allow to be outstanding any guarantee or indemnity to or for the benefit of any person in respect of any obligation of any other person (whether actual or contingent) or enter into any document under which that Obligor assumes any liability (whether actual or contingent) of any other person other than any guarantee or indemnity given under the Finance Documents.
22.8Merger
22.8.1No Obligor shall enter into any amalgamation, demerger, merger or corporate reconstruction.
22.8.2Clause 22.8.1 above does not apply to any disposal permitted pursuant to Clause 22.4 (Disposals).
22.9Change of business
22.9.1No Obligor may carry on any business other than:
(A)in the case of the Shareholders, the ownership of the Borrowers; and
(B)in the case of each Borrower, other than the ownership and management of its interests in the Property or Properties or any Management Company in which it has an interest.
22.9.2The Shareholders must not have any Subsidiary other than a Borrower.
22.9.3No Borrower may have any Subsidiary other than a Management Company.
22.9.4Each Obligor shall only conduct its business separately from other entities or businesses except as otherwise expressly contemplated by this Agreement.
22.10Acquisitions
No Obligor may make any acquisition or investment other than as permitted under this Agreement or agreed in writing with the Agent.
22.11Other agreements
No Obligor may enter into any agreement other than:
22.11.1the Transaction Documents;
22.11.2a Permitted Contract; and
22.11.3any other agreement expressly allowed under any other term of this Agreement.
22.12Transaction Documents
Each Obligor shall:
22.12.1duly observe and perform all of its obligations under each of the Transaction Documents to which it is (or will be) a party in all material respects and, with respect to each Borrower, shall manage its Property at all times in accordance with the Finance Documents;
22.12.2exercise such rights as it may from time to time have under or pursuant to any of the Transaction Documents to which it is a party to procure the due performance by each other party thereto of such party's respective obligations under each such Transaction Document to the extent that it is commercially reasonable or prudent to do so;
22.12.3take all reasonable steps available to it to preserve and enforce its rights and pursue any claims and remedies under each of the Transaction Documents to which it is a party;
22.12.4not amend or consent to an amendment of a Transaction Document without the prior written consent of the Agent unless the amendment is purely administrative or technical in nature and would not prejudice the interests of the Finance Parties;
22.12.5not rescind, cancel, terminate, frustrate, repudiate or otherwise end any Transaction Document;
22.12.6not do or knowingly permit anything to be done which may make any Transaction Document void or voidable;
22.12.7notify the Agent (promptly upon becoming aware of the same) of any breach by any party of its obligations or a default or the exercise of any right of rescission or termination under any Transaction Document on the part of itself or any other party, together with that Obligor's proposals for remedying any breach or default on its part. Subject to the Agent’s approval of such proposals, the Borrower shall immediately implement them at its own expense to the satisfaction of the Agent; and
22.12.8notify the Agent promptly of any claim made or to be made under a Transaction Document and provide the Agent with reasonable details of that claim and its progress and notify the Agent as soon as practicable upon that claim being resolved
22.13Shares, dividends and share redemption
22.13.1No Obligor shall:
(A)issue any further shares unless such shares are subject to Transaction Security or Transaction Security is granted or perfected in respect of such shares; or
(B)amend any rights attaching to its issued shares.
22.13.2Except as permitted under Clause 22.13.3 below, no Obligor shall:
(A)declare, make or pay any dividend, charge, fee or other distribution (or interest on any unpaid dividend, charge, fee or other distribution) (whether in cash or in kind) on or in respect of its share capital (or any class of its share capital);
(B)repay or distribute any dividend or share premium reserve (including for the avoidance of doubt, any distribution of capital contributions (apports en capitaux propres non rémunéré par des titres) allocated to the account 115 of the Luxembourg Standard Chart of Accounts;
(C)pay any management, advisory or other fee to or to the order of any of the shareholders of any Obligor;
(D)redeem, repurchase, defease, retire or repay any of its share capital or resolve to do so; or

(E)make any repayments or prepayments of Subordinated Debt or any payments of interest or fees on or by reference to Subordinated Debt.
22.13.3Clause 22.13.2 above does not apply to a Permitted Payment.
22.13.4No Borrower shall exercise any rights attaching to any shares or any other interest it has in a Management Company in a way that is prejudicial to the interests of the Finance Parties under the Finance Documents..
22.14VAT group
No Obligor may be a member of a VAT Group other than a group made up solely of Obligors.
22.15Taxes
22.15.1Each Obligor must pay all Taxes due and payable by it prior to the accrual of any fine or penalty for late payment, . unless (and only to the extent that):
(A)payment of those Taxes is being contested in good faith;
(B)adequate reserves are being maintained for those Taxes and the costs required to contest them; and
(C)failure to pay those Taxes is not reasonably likely to have a Material Adverse Effect
22.15.2Each Obligor must ensure that its residence for Tax purposes is solely in its Original Jurisdiction and must ensure that it does not have a permanent establishment for Tax purposes through which it carries on a trading activity in any jurisdiction other than its Original Jurisdiction.
22.15.3Except for ARC NRSLDUK001, LLC, ARC BKSCOUK001, LLC, and ARC BBWYKUK001, LLC, each Obligor shall:
(A)ensure that it is at all times registered for United Kingdom VAT and that it or the representative member of its VAT Group uses all reasonable endeavours promptly to obtain such recoveries of VAT from HM Revenue & Customs (whether by way of set-off or repayment) that are available to it and shall pay all recoveries of VAT from HM Revenue & Customs into the Rent Account; and
(B)exercise any option or right of election available at law that the supplies made in respect of the Properties shall be taxable for VAT purposes at the standard or any other applicable rate (other than zero), including under Part 1 of Schedule 10 to the Value Added Tax Act 1994 and not (where applicable) carry out or permit to be carried out any action which will or may cause any option or right of election that the supplies made in respect of any lease or tenancy of the same shall be taxable for VAT purposes at the standard or any other applicable rate which has already been exercised, to be disapplied.
22.15.4Each of ARC NRSLDUK001, LLC, ARC BKSCOUK001, LLC, and ARC BBWYKUK001, LLC, shall not unless otherwise agreed in writing with the Agent:
(A)become registered for United Kingdom VAT; and
(B)exercise any option or right of election available at law that the supplies made in respect of the Properties shall be taxable for VAT purposes at the standard or any other applicable rate (other than zero), including under Part 1 of Schedule 10 to the Value Added Tax Act 1994 and shall (where applicable) carry out or permit to be carried out any action which will or may cause any option or right of election that the supplies made in respect of any lease or tenancy of the same shall be taxable for VAT purposes at the standard or any other applicable rate which has already been exercised, to be disapplied.
22.15.5Each Obligor shall:
(A)ensure that no tax losses belonging to it or tax reliefs available to it are surrendered, waived or otherwise disposed of without the Agent's prior written consent other than to another Obligor; and
(B)other than as a result of a transaction expressly permitted under this Agreement, ensure that no latent capital gains tax, stamp duty land tax or land and buildings transaction tax liability of any Obligor is triggered or realised, whether by reason of capital gains tax degrouping, stamp duty land tax or land and buildings transaction tax claw back or for any other reason.
22.15.6Each Obligor shall obtain and maintain approval from all relevant tax authorities for Rental Income to be received without deduction or withholding on account of tax.
22.15.7Each Obligor must file all Tax returns, filings and notifications required to be made by the due date of such return, filing or notification (taking into account any permitted extensions).
22.15.8No Obligor shall become a US Tax Obligor.
22.16Jeopardy of assets
No Obligor shall, without the prior written consent of the Agent do, cause, permit or suffer to be done anything which may depreciate, jeopardise or otherwise prejudice the value or marketability of any asset over which Transaction Security is, or is expressed to be, created.
22.17Centre of Main Interests
22.17.1No Obligor shall permit its centre of main interests, both for the purposes of the EC Regulation and The Cross-Border Insolvency Regulations 2006, to be in any jurisdiction other than England or Wales or its Original Jurisdiction.
22.17.2No Obligor shall permit to exist an establishment, both for the purpose of the EC Regulation and The Cross-Border Insolvency Regulations 2006, in any jurisdiction other than England or Wales or its Original Jurisdiction.
22.18Balance Sheet Management
22.18.1Each Obligor agrees that all or part of the Loans or Commitment, or any Lender's interest therein or under any Finance Document may be syndicated, securitised and/or repackaged (whether alone or in conjunction with any other loan or loans).
22.18.2Subject to Clauses 22.18.3 and 22.18.4 below, each Obligor shall, in connection with any Balance Sheet Management Transaction (whether alone or in conjunction with other facilities) co-operate and assist any Lender and provide any information as a Lender may reasonably request in connection with any steps that Lender may wish to take to achieve a Balance Sheet Management Transaction. Such assistance to include;
(A)making amendments to the Finance Documents and execute such intercreditor arrangements as a Finance Party, Transferee or Rating Agency may request in connection with a Balance Sheet Management Transaction and deliver to the Agent such documents as the Agent may reasonably require to ensure that such amendments or arrangements are legal, valid and enforceable obligations of the Obligors, including board minutes, constitutional documents and directors’ certificates, provided such amendments do not require any change in tenor or aggregate amount of any Loan or any other amount payable thereunder, impose any adverse change to any obligation under the Finance Documents or materially prejudice the position of the Obligors under the Finance Documents;
(B)providing access (at reasonable times and on reasonable notice) to the Properties for the purpose of site visits by potential Lenders, Transferees, Rating Agencies or investors;
(C)participate in, or assist in the preparation of, presentations to potential Lenders, Transferees or Rating Agencies on a reasonable number of occasions once per calendar quarter;
(D)obtaining appropriate authorisations from the relevant Borrower's auditors, consultants, valuers and other professional advisers to release for the benefit of the Lenders, Transferees or Rating Agencies, any information addressed to a Borrower and/or the Agent in connection with this Agreement or any Property to the extent that it is commercially reasonable to do so;
(E)refraining making any statement, announcement or publication or doing any act or thing which would obstruct or have a material negative impact on any Balance Sheet Management Transaction in any way unless required to do so pursuant to law or regulation;
(F)assisting the Agent and Arranger in the preparation and review of any material information which the Agent and/or the Arranger may reasonably require for the purposes of any Balance Sheet Management Transaction, including reviewing any information memorandum and/or offering circular; and
(G)using commercially reasonable endeavours to take such steps as a Lender, Transferee or Rating Agency may require to ensure full compliance with the listing rules of any applicable stock exchange or any other regulatory body that may become applicable as a result of any Balance Sheet Management Transaction.
22.18.3No Obligor shall be required to do anything pursuant to Clause 22.18.2 above that would result in:
(A)its obligations under the Finance Documents being more onerous to perform or comply with;
(B)the increase in any amount payable by an Obligor on any date or in aggregate (whether by an increase in the Margin, fees or otherwise); or
(C)a breach of any applicable laws and regulations.
22.18.4To the extent an Obligor will incur any third party fees in complying with any request by a Lender to comply with this Clause 22.18, it shall not be obliged to comply with any such request until that Lender has agreed to reimburse that Obligor for any such agreed third party fees to be reasonably incurred.
22.19Anti-corruption law
22.19.1No Obligor shall directly or indirectly use the proceeds of a Facility for any purpose which would breach the Bribery Act 2010, the United States Foreign Corrupt Practices Act of 1977 or other similar legislation in other jurisdictions.

22.19.2Each Obligor shall (and the Borrowers shall ensure that each other member of the Group will):
(A)conduct its businesses in compliance with applicable anti-corruption laws; and
(B)maintain policies and procedures designed to promote and achieve compliance with such laws.
22.20Compliance with Sanctions
Each Obligor shall and shall ensure that each other member of the Group shall:
22.20.1comply in all respects with all applicable Sanctions;
22.20.2not, and not permit or authorise any other person to, directly or indirectly, use, lend, make payments of, or otherwise make available, all or any part of the proceeds of a Facility:
(A)in connection with any trade, business or other activities with or for the benefit of any Sanctioned Person;
(B)in any other manner that could result in any breach of any applicable Sanctions or any member of the Group being subject to any penalties or restrictive measures being imposed pursuant to Sanctions, or being designated as a Sanctioned Person;
22.20.3not use any revenue or benefit derived from any activity or dealing with a Sanctioned Person to discharge any obligation due to a Finance Party;
22.20.4to the extent permitted by law, promptly upon becoming aware of them, provide to the Agent details of any claim, action, suit, proceedings or investigation against it with respect to Sanctions by any Sanctions Authority; and
22.20.5maintain in effect policies and procedures reasonably designed to ensure compliance by it with applicable Sanctions.
22.21Limitations on Activities and Special Purpose Entity
22.21.1Each Obligor which is formed in Delaware shall comply in all respects with the terms of Article XI (Special Purpose Entity Provisions) of the limited liability company agreement relating to it dated as at the Utilisation Date (each such agreement, an "LLC Agreement") as if each such Article XI were set out in this Agreement in full, with necessary changes.
22.21.2Each Obligor which is formed in Delaware shall:
(A)not amend and shall not give any consent or waiver to any person in relation to, the terms of its LLC Agreement;
(B)procure that any person appointed as an "Independent Manager" (as defined in its LLC Agreement) at all times fulfils the requirements of that definition.
22.22Consents
Each Obligor must ensure that all statutory requirements, as are necessary:
22.22.1to enable it to perform its obligations under the Transaction Documents to which it is a party; and
22.22.2(in connection with the management, use and occupation of the Properties, are duly obtained and maintained in full force and effect or, as the case may be, complied with.

22.23Intellectual Property
Each Obligor shall:
22.23.1promptly provide to the Agent details of any Intellectual Property that is required to conduct all or any part of its business;
22.23.2preserve and maintain the subsistence and validity of the Intellectual Property necessary or material for its business;
22.23.3use all reasonable endeavours to prevent any infringement in any material respect of any Intellectual Property;
22.23.4promptly notify the Agent of any infringements of any Intellectual Property and take all steps as may be necessary to prevent such infringement and/or to recover damages in respect thereof;
22.23.5to the extent that it is commercially prudent to do so, make registrations and pay all registration fees and taxes necessary to maintain any Intellectual Property in full force and effect and record its interest in any Intellectual Property;
22.23.6not use or permit any Intellectual Property to be used in a way or take any step or omit to take any step in respect of that Intellectual Property which may materially and adversely affect the existence or value of the Intellectual Property or imperil its right to use such property; and
22.23.7not discontinue the use of any Intellectual Property.
22.24Business Plan
Each Obligor shall:
22.24.1use reasonable endeavours to:
(A)undertake its business in accordance with the Business Plan;
(B)manage the Properties at all times in accordance with the Business Plan in all material respects (having regard to how properties of a similar quality, in a similar geographic area, are managed);
22.24.2not, without the prior written consent of the Agent, make any amendment or variation to the Business Plan; and
22.24.3at least once in each calendar year, and in any event 30 days prior to the end of its financial year to which its audited accounts (if available) or otherwise, accounts relate, deliver to the Agent any proposed material updates to the Business Plan since the form last approved by the Agent or confirm to the Agent there are none.
22.25ERISA
22.25.1Each Obligor shall use reasonable endeavours deliver to the Agent such certifications and/or other evidence reasonably requested by the Agent to verify the representations and warranties in Clause 19.35 (ERISA).
22.25.2No sale, assignment or transfer of any direct or indirect right, title or interest in any Obligor or a Property (including creation of a junior lien, encumbrance or leasehold interest), shall be permitted which would negate any representation or warranty in Clause 19.35 (ERISA) or cause the Finance Documents or any exercise of a Secured Party's rights under the Finance Document to:
(A)constitute a non-exempt prohibited transaction under ERISA; or
(B)violate ERISA or any state statute regulating governmental plans.

22.25.3At least 20 Business Days before any sale, assignment or transfer referred to in Clause 22.25.2, each Obligor shall obtain from the proposed transferee or lienholder:
(A)a certification to each Secured Party that the representations and warranties in Clause 19.35 (ERISA) will be true after consummation of that sale, assignment or transfer; and
(B)an undertaking to comply with this Clause 22.25 (ERISA).
22.26GNL Guarantee
By no later than 10 Business Days after the occurrence of a Cash Trap Event, the Obligors shall procure that the Ultimate Owner delivers to the Agent:
22.26.1a duly executed and unconditional GNL Guarantee; and
22.26.2such evidence as the Agent may require (including corporate authorisations and legal opinions) to confirm the GNL Guarantee is valid, binding and enforceable against the Ultimate Owner.
22.27Condition subsequent – Closing Accounts
22.27.1On and from the date of this Agreement, the Obligors shall ensure that no deposits are made into the Closing Accounts.
22.27.2By no later than 10 October 2019, the Obligors shall deliver to the Agent evidence (in form and substance satisfactory to the Agent) that:
(A)all amounts in the Closing Accounts have been transferred to the Rent Account; and
(B) the Closing Accounts have been irrevocably closed.
22.28Condition subsequent – NRLS approvals and acknowledgments of options to tax
By no later than the date falling 3 Months after the date of this Agreement, the Obligors shall deliver to the Agent evidence (in form and substance satisfactory to the Agent) that:
22.28.1clearance has been obtained from HM Revenue & Customs under the Taxation of Income from Land (Non-Residents) Regulations 1995 in order that all Rental Income may be paid to each of ARC MCCARUK001, LLC, ARC WKSOTUK001, LLC, ARC NRSLDUK001, LLC, ARC WKMCRUK001, LLC, ARC PFBFDUK001, LLC, ARC CCLTRUK001, LLC, ARC TKMANUK001, LLC, ARC BKSCOUK001, LLC, ARC CABIRUK001, LLC and ARC BBWYKUK001, LLC, in each case without any deduction or withholding for or on account of Tax; and
22.28.2ARC DFSMCUK001, LLC has duly elected to opt to tax the properties owned by ARC DFSMCUK001, LLC and that HM Revenue & Customs has acknowledged receipt of that option to tax.
22.29Condition subsequent – Freehold title at Salterbeck
22.29.1The Obligors will deliver to the Agent within one Month of the date of this Agreement a draft certificate of title (by way of an updated version of the City of London Law Society format (version 7) wrapper provided hereunder in relation to the leasehold Property known as Land on the east side of Moorclose Road, Salterbeck Trading Estate, Salterbeck, Workington registered with leasehold title number CU168465) prepared by the Obligors' solicitors in relation to the relevant Borrower's freehold interest in reversion to such leasehold Property registered with freehold title numbers CU118794 and CU120686 (the "Moorclose Road

Freehold") (the "Freehold Wrapper") for approval by the Agent (such approval not to be unreasonably withheld).
22.29.2It is agreed that the Obligors will not be required to carry out or update any searches in connection with the provision of the Freehold Wrapper save as set out below.
22.29.3If requested by the Agent no later than the date falling one Month after the date the Freehold Wrapper is approved pursuant to Clause 22.29.1 above (the "Request End Date"), the Obligors shall, within ten working days of such request:
(A)deliver to the Agent a legal mortgage from the relevant Borrower in in respect of the Moorclose Road Freehold in such form as is reasonably required by the Agent;
(B)carry out a Land Registry search in relation to the Moorclose Road Freehold in favour of the Security Agent and provide the results to the Agent;
(C)deliver to the Security Agent a solicitors undertaking to register the legal mortgage at the Land Registry in such form as is reasonably required by the Agent.
22.29.4If the results of the Land Registry search to be provided pursuant to Clause 22.29.3(B) above are not clear the Obligors will provide to the Security Agent at the same time as providing the search results such further information as the Obligors are reasonably able to provide at that time in relation to any matter disclosed by the results and such further information as may be reasonably requested by the Security Agent and that the Obligors are reasonably able to procure.
22.30Condition subsequent – UCC filing
The Obligors shall use reasonable endeavours to deliver to the Agent evidence (in form and substance satisfactory to the Agent) evidence that any Uniform Commercial Code filing in favour of JPMorgan Chase Bank, N.A. in respect of Global Net Lease Operating Partnership, LP as at the date of this Agreement has been removed.
22.31Condition subsequent – title indemnity insurance in respect of forfeiture
22.31.1For the purposes of this Clause 22.31 the following capitalised terms shall have the following meanings:
"Carcroft Property" means land on the south side of Bentley Moor Lane, Hangthwaite Road, Carcroft, DN6 7BD registered with leasehold title HS54976.
"Hull Property" means 37 Reed Street, Hull HU2 8JJ registered with leasehold title number SYK186377
"Insured Risk" means the risk of forfeiture of the headleases of the Carcroft Property and separately the Hull Property by the relevant freeholder of such property exercising a right to determine the relevant Headlease because there is no mortgagee protection provisions in such Headlease.
"Title Indemnity Insurance" means title indemnity insurance to be placed in respect of the Hull Property and the Carcroft Property in respect of the Insured Risk for the benefit of the Agent and its successors in title for a period of 15 years up to the following policy limits:
(a)     in respect of the Carcroft Property, £1,245,000; and

(b)    in respect of the Hull Property, £1,215,000.
22.31.2Provided the Majority Lenders (acting reasonably) are satisfied that Title Indemnity Insurance is available in the insurance market in the United Kingdom with reputable insurers on commercially reasonable terms, then by no later than the date falling ten Business Days after the date of this Agreement the Obligors shall deliver evidence to the Agent (in form and substance satisfactory to the Agent (acting reasonably) that Title Indemnity Insurance has been fully and finally placed on risk.
23.Property Undertakings
23.1Title
23.1.1Each Obligor must exercise and enforce its rights and comply in all material respects with any law, regulation, condition, covenant, title condition, stipulation or obligation (restrictive or otherwise) to which it may be subject (whether as landlord, tenant or otherwise) or affecting or relating to its Property, in each case now or in the future.
23.1.2No Obligor may agree to any amendment, variation, supplement, waiver, renunciation, surrender or release of any covenant, title condition, stipulation or obligation (restrictive or otherwise) at any time affecting its Property without the prior written consent of the Majority Lenders.
23.1.3Each Obligor must promptly take all such steps as may be necessary or desirable to enable the Security created by the Security Documents to be registered, where appropriate, at the applicable Land Registry.
23.1.4No Obligor may enter into any easement or other encumbrance against any Property without the prior written consent of the Majority Lenders except where it is obliged to do so pursuant to a Lease Document.
23.1.5No Obligor may permit any person to be registered as proprietor of, or to become entitled to any proprietary right or interest in, any Property except where it is obliged to do so pursuant to a Lease Document.
23.1.6No Obligor shall convert, or permit the conversion of, any freehold estate of any Property to a freehold estate in commonhold land under Part 1 of the Commonhold and Leasehold Reform Act 2002.
23.1.7No breach of this Clause 23.1 shall arise solely as a result of any failure on the part of the relevant Borrower to procure that the Security Agent enters into:
(A)a deed of covenant in favour of Northern Trust Company Limited (or its successors in title) in relation to the disposition effected by the grant of the legal mortgage over the Moorclose Road Freehold; or
(B)a deed of covenant in favour of National Rail Infrastructure Limited (or its successors in title) in relation to the disposition effected by the legal mortgage over the freehold Property known as Crown Crest, Desford Lane, Kirby Muxloe, Leicester (LE9 2BJ).
23.2Occupational Leases
23.2.1No Obligor may without the consent of the Agent (acting on the instructions of the Majority Lenders):
(A)enter into any Agreement for Lease;
(B)other than under an Agreement for Lease, grant or agree to grant any new Occupational Lease;

(C)agree to any amendment, variation, supplement, extension, waiver, surrender, renunciation or release in respect of any Lease Document (including agreeing to any company voluntary arrangement which would have the same effect);
(D)exercise any right to break, determine or extend any Lease Document other than an extension which an Obligor is obliged to enter into in accordance with the terms of the relevant Lease Document;
(E)commence any forfeiture or irritancy proceedings in respect of any Lease Document;
(F)grant any licence or right to use or occupy any part of a Property other than a licence or right which is terminable on more than 30 days' notice and without compensation;
(G)consent to any sublease, assignation or assignment of any tenant's interest under any Lease Document;
(H)agree to any change of use under any Lease Document; or
(I)serve any notice on any former tenant under any Lease Document (or on any guarantor of that former tenant) which would entitle it to a new lease or tenancy.
23.2.2An Obligor may, without the consent of the Agent, carry out any leasing activity otherwise restricted by Clause 23.2.1 above where the relevant Obligor is obliged to consent that that leasing activity as a matter of English law or Scottish landlord and tenant law (as the case may be) or under the terms of the applicable Lease Document.
23.2.3Each Obligor must:
(A)diligently collect or procure to be collected all Rental Income;
(B)exercise its rights under each Lease Document except where doing otherwise would be in the interests of good estate management; and
(C)comply with its obligations under each Lease Document; and
(D)use its reasonable endeavours to ensure that each tenant complies with its obligations under each Lease Document, in a proper and timely manner.
23.2.4Any Lease Prepayment Proceeds must be paid into the Deposit Account for application in accordance with Clause 17.4.3 (Deposit Account).
23.2.5Each Obligor must supply to the Agent a copy of each Lease Document, a copy of each amendment, supplement or extension to a Lease Document and a copy of each document recording any rent review in respect of a Lease Document promptly upon entering into the same.
23.2.6Each Obligor must use their reasonable endeavours to find tenants for any vacant lettable space in the Properties with a view to granting a Lease Document with respect to that space.
23.2.7Except in relation to any Property located in Scotland or where required to do so by law upon the renewal of an Occupational Lease, no Obligor may grant or agree to grant any Lease Document without including in the alienation covenant a provision for the proposed assignor on any assignment to guarantee the obligations of the proposed assignee until that assignee is released as tenant under the terms of the Landlord and Tenant (Covenants) Act 1995.
23.3Headleases

23.3.1Each Obligor must:
(A)exercise its rights and comply with its obligations under each Headlease without the prior written consent of the Agent;
(B)use its reasonable endeavours to ensure that each landlord complies with its obligations under each Headlease; and
(C)if so required by the Security Agent, apply for relief against forfeiture or, if applicable, irritancy of any Headlease, in a proper and timely manner.
23.3.2No Obligor may:
(A)agree to any amendment, supplement, waiver, surrender or release of any Headlease;
(B)exercise any right to break, determine or extend any Headlease;
(C)agree to any rent review in respect of any Headlease; or
(D)do or allow to be done any act as a result of which any Headlease may become liable to forfeiture or irritancy or otherwise be terminated.
23.3.3The Obligors shall, as soon as practicable upon becoming aware of the same, give written notice to the Agent of any breach of, or dispute in respect of, any term of a Headlease and/or any threatened or actual forfeiture or irritancy proceedings of a Headlease accompanied by any document relating thereto received by any Borrower and shall take such actions as the Agent may reasonably require to contest, challenge, dispute or to apply for relief against the same.
23.4Maintenance
Each Obligor must ensure that all buildings, plant, machinery, fixtures and fittings on its Property are in, and maintained in:
23.4.1good and substantial repair and condition and, as appropriate, in good working order in accordance with good estate management; and
23.4.2such repair, condition and order as to enable them to be let in accordance with all applicable laws and regulations; for this purpose, a law or regulation will be regarded as applicable if it is either:
(A)in force; or
(B)it is expected to come into force and a prudent property owner in the same business as the relevant Obligor would ensure that its buildings, plant, machinery, fixtures and fittings were in such condition, repair and order in anticipation of that law or regulation coming into force, save that, no breach will arise under this Clause 23.4 where a Property is subject to an Occupational Lease under which the tenant is responsible for such maintenance or improvements and the relevant Obligor is taking such steps as a prudent property owner would take to enforce against that tenant its relevant obligations under that Occupational Lease.
23.5Development

23.5.1No Obligor may:
(A)make any application for planning permission or implement any planning permission obtained or allow any existing planning permission to lapse or enter or agree to enter into any agreement or undertaking under section 106 of the Town and Country Planning Act 1990 or section 33 of the Local Government (Miscellaneous Provisions) Act 1982 or sections 38 or 278 of the Highways Act 1980 or section 75 or Section 75D of the Town and Country Planning (Scotland) Act 1997 or section 48 or section 53 of the Roads (Scotland) Act 1984 or Section 69 of the Local Government (Scotland) Act 1973 or any other similar act or acts without the prior written consent of the Agent;
(B)carry out, or allow to be carried out, any demolition, construction, material structural alterations or additions which are not expressly disclosed in the most recent Business Plan, development (as defined in the Planning Laws) or other similar operations in respect of any part of the Properties without the prior written consent of the Agent;
(C)make any material change in use of the Properties without the prior written consent of the Agent except where it is obliged to do so pursuant to a Lease Document; or
(D)sever, unfix or remove any of the fixtures (except for the purpose and in the course of effecting necessary repairs thereto or of replacing the same with new or improved models or substitutes or for the purpose of carrying out works otherwise permitted by Clause 23.5.1(B) above) thereon belonging to or in use by any Obligor.
23.5.2Clause 23.5.1 above shall not apply to:
(A)the maintenance of the buildings, plant, machinery, fixtures and fittings in accordance with the Transaction Documents;
(B)any alterations or improvements which a tenant is entitled to undertake in accordance with the terms of the relevant Lease Document and in respect of which an Obligor in its capacity as landlord is required to give its consent pursuant to the terms of that Lease Document; or
(C)the carrying out of non-structural improvements or alterations which affect only the interior of any building on a Property.
23.5.3Each Obligor must comply in all respects with all Planning Laws, permissions, agreements and conditions to which any Property may be subject and any conditions attached to any planning permissions (and any agreement or undertaking under section 106 of the Town and Country Planning Act 1990 or section 33 of the Local Government (Miscellaneous Provisions) Act 1982 or sections 38 or 278 of the Highways Act 1980 or any other similar Act or Acts and any agreement or undertaking under Section 75 or Section 75D of the Town and Country Planning (Scotland) Act 1997, under Section 48 and Section 53 of the Roads (Scotland) Act 1984 or Section 69 of the Local Government (Scotland) Act 1973 or other similar Act or Acts relating to or affecting any such Property.
23.5.4Each Obligor shall obtain and at all times maintain an EPC showing an asset rating of not less than F for each Property or, if higher, the then prevailing standard required for the letting of office premises in accordance with applicable laws and regulations from time to time.
23.5.5No Obligor shall, without the Agent's prior written consent, consent to, or enter into any negotiations with any competent authority with regard to, the compulsory acquisition of its Property. If so requested by the Agent, each Obligor shall permit the Agent or its representatives to conduct such negotiations or give such consent on that Obligor's behalf.
23.5.6Each Obligor shall notify the Agent immediately on becoming aware that any part of any Property is compulsorily purchased or the applicable governmental agency or authority makes an order for the compulsory purchase of the same. On receipt of any such notice, the Agent may instruct the Valuer to prepare and deliver to the Agent a revised Valuation of the Properties (the cost of any such Valuation being borne by the Borrowers) ignoring that part being compulsorily purchased for the purposes of Clause 21.3 (Loan to Value).
23.5.7Each Obligor shall assume liability to pay in full any levy chargeable under the Planning Act 2008 in respect of any development (as defined in the Planning Laws) of any Property and shall serve any notices required under any enactment for that purpose and shall not, without the prior written consent of the Agent, withdraw or revoke any such notice (whether served before, on or after the date of this Agreement) or otherwise transfer any such liability.
23.6Notices
23.6.1Each Obligor must, within 14 days after the receipt by that Obligor of any material application, requirement, order or notice served or given by any public or local or any other authority or any head landlord with respect to any Property (or any part of it):
(A)deliver a copy to the Security Agent; and
(B)inform the Security Agent of the steps taken or proposed to be taken to comply with the relevant requirement, order or notice.
23.6.2Each Borrower shall comply with any such notice or order unless it would be in the interests of good estate management to do otherwise.
23.6.3Each Borrower shall, if reasonably requested by the Agent but at the Borrower's own cost, make or join with the Finance Parties in making such objections or representations against or in respect of any such notice or order as the Agent (acting reasonably) shall deem expedient.
23.7Investigation of title
Each Obligor must grant the Security Agent or its lawyers on request all facilities within the power of that Obligor to enable the Security Agent or its lawyers to:
23.7.1carry out investigations of title to any Property; and
23.7.2make such enquiries in relation to any part of any Property as a prudent mortgagee might carry out.
23.8Power to remedy
23.8.1If an Obligor fails to perform any obligations under the Finance Documents affecting its Property and an Event of Default is continuing, subject to the terms of any Headlease or Occupational Lease, that Obligor must allow the Security Agent or its agents, advisers, nominees and contractors to:
(A)enter any part of its Property;
(B)comply with or object to any notice served on the Obligor in respect of its Property; and
(C)take any action that the Security Agent may reasonably consider necessary or desirable to prevent or remedy any breach of any such term or to comply with or object to any such notice,

provided that the Agent has first given not less than 5 Business Days prior written notice to an Obligor specifying the failure and it remains outstanding after the expiration of that notice period.
23.8.2The Borrowers must immediately on request by the Security Agent pay the costs and expenses of the Security Agent or its agents and contractors properly incurred in connection with any action taken by it under this Clause.
23.8.3No Finance Party shall be obliged to account as mortgagee in possession as a result of any action taken under this Clause.
23.9Managing Agents
23.9.1No Obligor may:
(A)appoint any Managing Agent;
(B)amend, supplement, extend or waive the terms of appointment of any Managing Agent; or
(C)terminate the appointment of any Managing Agent,
without the prior consent the Agent (such consent not to be unreasonably withheld or delayed), and on terms approved by the Agent (acting reasonably) which shall include a requirement that the Managing Agent has professional indemnity insurance equivalent to at least £10,000,000 per claim).
23.9.2Each Obligor must ensure that each Managing Agent of any Property:
(A)enters into a Managing Agent Duty of Care Agreement with the Security Agent in form and substance satisfactory to the Agent;
(B)acknowledges to the Security Agent that it has notice of the Security created by the Finance Documents; and
(C)agrees to pay all Net Rental Income received by it into the Rent Account without any withholding, set-off or counterclaim.
23.9.3If a Managing Agent is in default of its obligations under the relevant Managing Agent Agreement and, as a result, an Obligor is entitled to terminate that Managing Agent Agreement, then, if the Agent so requires, that Obligor must promptly use all reasonable endeavours to:
(A)terminate the relevant Managing Agent Agreement; and
(B)appoint a new Managing Agent in accordance with this Clause 23.9.
23.10Asset managers
23.10.1If Global Net Lease Advisors, LLC ceases to be the asset manager of Global Net Lease Operating Partnership, LP, the Obligors shall appoint an Asset Manager in accordance with this Clause 23.10 by no later than the date on which Global Net Lease Advisors, LLC ceases to be the asset manager of Global Net Lease Operating Partnership, LP.
23.10.2Subject to Clause 23.10.3 below, no Obligor may:
(A)appoint any asset manager;
(B)amend, supplement, extend or waive the terms of appointment of any Asset Manager; or
(C)terminate the appointment of any Asset Manager,
without the prior consent of, and on terms approved by, the Agent (acting reasonably).

23.10.3The Obligors shall appoint an asset manager pursuant to an Asset Management Agreement if requested to do so by the Agent at any time whilst an Event of Default is continuing.
23.10.4Each Obligor must ensure that each Asset Manager:
(A)enters into an Asset Manager Duty of Care Agreement with the Security Agent in form and substance satisfactory to the Agent, which includes provisions entitling the Security Agent to terminate the Asset Manager's appointment if an Event of Default is continuing; and
(B)acknowledges to the Security Agent that it has notice of the Security created by the Finance Documents.
23.10.5If an Asset Manager is in default of its obligations under its Asset Management Agreement and, as a result, an Obligor is entitled to terminate that management agreement, then, if the Agent so requires, that Obligor must promptly use all reasonable endeavours to:
(A)terminate the Asset Management Agreement; and
(B)appoint a new Asset Manager in accordance with this Clause 23.10.
23.11Insurances
23.11.1Each Obligor must ensure that at all times from the Utilisation Date Insurances are maintained in full force and effect, which:
(A)insure each Obligor in respect of its interests in each Property and the plant and machinery on each Property (including fixtures and improvements) for their full replacement value (being the total cost of entirely rebuilding, reinstating or replacing the relevant asset if it is completely destroyed, together with all related fees and demolition costs);
(B)provide cover against loss or damage by fire, storm, flood, earthquake, lightning, explosion, impact, aircraft and other aerial devices and articles dropped from them, riot, civil commotion and malicious damage, bursting or overflowing of water tanks, apparatus or pipes;
(C)provide cover for site clearance, shoring or propping up, professional fees and value added tax together with adequate allowance for inflation;
(D)provide cover against acts of terrorism, including any third party liability arising from such acts;
(E)provide cover for loss of rent (in respect of a period of not less than three years or, if longer, the minimum period required under the Lease Documents) including provision for any increases in rent during the period of insurance;
(F)include property owners' public liability and third party liability insurance with a minimum general limit of £20,000,000 per occurrence;
(G)insure such other risks as a prudent company in the same business as the Obligors would insure; and
(H)in each case are in an amount, and in form, and with an insurance company or underwriters, which satisfy the relevant Rating Criteria and are acceptable at all times to the Agent.
23.11.2Each Obligor must procure that the Security Agent (as security trustee for the Secured Parties) is named as composite insured in respect of its own separate insurable interest and as first loss payee in respect of claims exceeding £50,000 under each of the Insurances (other than public liability and third party liability insurances) but without:

(A)any liability on the part of the Security Agent or any other Finance Party for any premium in relation to those Insurances; or
(B)any obligation on the part of the Security Agent or any other Finance Party to make any disclosure to any insurer or any insurance broker in relation to those Insurances unless and until the Security Agent becomes a mortgagee in possession of any Property, in which circumstance an obligation shall apply on the part of the Security Agent or any other Finance Party to make disclosure to any insurer or any insurance broker in relation to the Insurance or Insurances in respect of that Property pursuant to the terms of that Insurance or those Insurances.
23.11.3Each Obligor must procure that the Insurances comply with the following requirements:
(A)each of the Insurances must contain:
(1)a non-invalidation and non-vitiation clause under which the Insurances will not be avoided or vitiated as against any insured party as a result of any circumstances beyond the control of that insured party or any misrepresentation, non-disclosure, or breach of any policy term or condition, on the part of any other insured party or any agent of any other insured party;
(2)a waiver of the rights of subrogation of the insurer as against each Obligor, each Secured Party and the tenants of each Property; and
(3)(other than in respect of public liability and third party liability insurance) a loss payee clause in respect of claims exceeding £50,000 and otherwise on such terms as the Security Agent may reasonably require in respect of insurance claim payments otherwise payable to any Borrower;
(B)each insurer must give at least 30 days' notice to the Security Agent if it proposes to:
(1)repudiate, rescind or cancel any Insurance;
(2)treat any Insurance as avoided in whole or in part;
(3)treat any Insurance as expired due to non-payment of premium; or
(4)otherwise decline any claim under any Insurance by or on behalf of any insured party, and, in respect of Clause 23.11.3(B)(3) above, must in the notice give the Security Agent the opportunity to rectify any such non-payment of premium within the notice period;
(C)the relevant Obligor must be free to assign or otherwise grant Security over all amounts payable to it under each of its Insurances and all its rights in connection with those amounts in favour of the Security Agent; and
(D)be with an insurance company or underwriters which satisfies the relevant Rating Criteria and is otherwise acceptable to the Agent.
23.11.4Each Obligor must ensure that the Agent receives copies of the Insurances, receipts for the payment of premiums for insurance and any information in connection with the insurances and claims under them which the Agent may reasonably require.

23.11.5The Borrowers must promptly notify the Agent of:
(A)the proposed terms of any future renewal of any of the Insurances;
(B)any amendment, supplement, extension, termination, avoidance or cancellation of any of the Insurances made or, to its knowledge, threatened or pending;
(C)any claim, and any actual or threatened refusal of any claim, under any of the Insurances if the aggregate amount of such claim is or is likely to be greater than £50,000; and
(D)any event or circumstance which has led or may lead to a breach by any Obligor of any term of this Clause.
23.11.6At the time of each renewal of any insurance policies or arrangements of any Borrower, the Borrowers shall, at their own cost, obtain and deliver to the Agent a report (or confirmation that any previous report remains correct and valid in relation to the new insurance arrangements) on the insurance policies and arrangements of the Borrowers in form and substance reasonably satisfactory to the Agent. Any such report shall be provided by INTECH Risk Management GmbH or such other person reasonably satisfactory to the Agent and shall be addressed to the Finance Parties.
23.11.7Each Obligor must:
(A)comply with the terms of the Insurances;
(B)not do or permit anything to be done which may make void or voidable any of the Insurances; and
(C)comply with all reasonable risk improvement requirements of its insurers.
23.11.8Each Obligor must ensure that:
(A)each premium for the Insurances is paid promptly and in any event prior to the commencement of the period of insurance for which that premium is payable; and
(B)all other things necessary are done so as to keep each of the Insurances in force.
23.11.9If an Obligor fails to comply with any term of this Clause 23.11, the Agent may, at the expense of the Obligors effect any insurance and generally do such things and take such other action as the Agent may reasonably consider necessary or desirable to prevent or remedy any breach of this Clause 23.11.
23.11.10Except as provided below, the proceeds of any Insurances must, if the Agent so requires, be paid into the Deposit Account for application in accordance with Clause  17.4 (Deposit Account):
(A)to the extent required by the basis of settlement under any Insurances or under any Lease Document, each Obligor must apply moneys received under any Insurances in respect of a Property towards replacing, restoring or reinstating that Property;
(B)the proceeds of any loss of rent insurance will be treated as Rental Income and applied in such manner as the Agent (acting reasonably) requires to have effect as if it were Rental Income received over the period of the loss of rent; and
(C)moneys received under liability policies held by an Obligor which are required by that Obligor to satisfy established liabilities of the Obligor to third parties must be used to satisfy these liabilities.

23.11.11If the relevant insurance company or underwriter ceases to satisfy the relevant Rating Criteria, the Borrowers shall find a replacement insurance company or underwriter which satisfies the relevant Rating Criteria and replacement insurance which satisfies the other requirements of Clauses 23.11.1 to 23.11.3 above and is otherwise acceptable to the Agent by the date which is the earlier of the expiry date of the relevant Insurance and the date falling 20 days after the relevant downgrading.
23.12Environmental matters
23.12.1Each Obligor must:
(A)comply and ensure that any relevant third party complies with all Environmental Law;
(B)obtain, maintain and ensure compliance with all requisite Environmental Permits applicable to it or to a Property; and
(C)implement procedures to monitor compliance with and to prevent liability under any Environmental Law applicable to it or a Property, where failure to do so has or is reasonably likely to have a Material Adverse Effect or result in any liability for a Finance Party.
23.12.2Each Obligor must, promptly upon becoming aware, notify the Agent of:
(A)any Environmental Claim started, or to its knowledge, threatened;
(B)any circumstances reasonably likely to result in an Environmental Claim; or
(C)any suspension, revocation or notification of any Environmental Permit.
23.12.3Each Obligor must indemnify each Finance Party against any loss or liability which:
(A)that Finance Party incurs as a result of any actual or alleged breach of any Environmental Law by any person; and
(B)would not have arisen if a Finance Document had not been entered into, unless it is caused by that Finance Party's gross negligence or wilful misconduct.
23.13Inspections
Each Borrower shall permit any person appointed by the Agent, at reasonable times, upon reasonable notice and subject to the terms of any relevant occupational leases, to enter upon and inspect the state of its Property, without the Agent becoming liable to account as mortgagee in possession.
23.14Commonhold
No Obligor shall convert any freehold estate of any Property to a freehold estate in commonhold land under Part 1 of the Commonhold and Leasehold Reform Act 2002.
23.15Rents, charges and Taxes
Each Obligor shall punctually pay or cause to be paid and indemnify the Agent and the Security Agent within seven Business Days of demand against all existing and future rents, Taxes, fees, renewal fees, charges, rates, assessments, impositions and outgoings whatsoever (including any of a wholly novel nature) which are payable in respect of any Property.

24.Events of Default
Each of the events or circumstances set out in this Clause 24 is an Event of Default (save for Clause 24.19 (Acceleration)).
24.1Non-payment
A Transaction Obligor does not pay on the due date any amount payable pursuant to a Finance Document at the place and in the currency in which it is expressed to be payable unless:
24.1.1its failure to pay is caused solely by:
(A)administrative or technical error; or
(B)a Disruption Event; and
24.1.2payment is made within three Business Days of the earlier of:
(A)any Transaction Obligor becoming aware of the failure to pay; and
(B)the Agent providing written notification of the failure to pay to the Obligors' Agent.
24.2Financial covenants
Subject to Clause 21.4 (Cure rights), any requirement of Clause 21 (Financial Covenants) is not satisfied provided that no Event of Default will occur as a result of a Valuation being delivered to the Agent which shows a breach of the requirement under Clause 21.3 (Loan to Value) if:
24.2.1the Agent (acting on the instructions of all Lenders) has consulted with the Obligors' Agent and the Valuer for a period of not less than 10 Business Days after receipt of that Valuation; and
24.2.2the Agent (acting on the instructions of all Lenders) is satisfied (in its absolute discretion) that the determination of Market Value in that Valuation is made on the basis of information, projections or calculations which are materially incorrect (other than information, projections or calculations which have been provided or made in breach of Clause 19.16 (Valuation).
24.3Other obligations
24.3.1An Obligor does not comply with any term of:
(A)Clause 20.6 (Notification of default);
(B)Clause 22 (General Undertakings) (other than Clause 22.1 (Authorisations), Clause 22.7.1 (Lending and guarantees), Clause 22.11 (Other agreements), Clause 22.12 (Transaction Documents), Clause 22.14 (VAT group), Clause 22.15 (Taxes), Clause 22.16 (Jeopardy of assets) and Clause 22.23 (Intellectual Property); or
(C)Clause 23.2 (Occupational Leases), Clause 23.3 (Headleases) and Clause 23.11 (Insurances).
24.3.2A Transaction Obligor does not comply with any provision of the Finance Documents (other than those referred to in Clause 24.1 (Non-payment), Clause 24.2 (Financial covenants) and Clause 24.3.1 above).
24.3.3No Event of Default under Clause 24.3.2 above will occur if the failure to comply is capable of remedy and is remedied within 10 Business Days of the earlier of (i)

the Agent giving notice to the Obligors' Agent and (ii) any Transaction Obligor becoming aware of the failure to comply.
24.4Misrepresentation
24.4.1Any representation or statement made or deemed to be made by a Transaction Obligor in the Finance Documents or any other document delivered by or on behalf of any Transaction Obligor under or in connection with any Finance Document is or proves to have been incorrect or misleading in any material respect when made or deemed to be made.
24.4.2No Event of Default under Clause 24.4.1 above will occur if failure to comply is capable of remedy and is remedied within 10 Business Days of the earlier of Agent giving notice to the Obligors' Agent or any Transaction Obligor becoming aware of such failure to comply.
24.4.3Clause 24.4.2 above does not apply to any representation or statement made pursuant to Clause 19.35 (ERISA) which proves to have been incorrect or misleading in any material respect when made or deemed to be made.
24.5Cross default
24.5.1Any Financial Indebtedness of any Transaction Obligor, the Ultimate Owner or Global Net Lease Operating Partnership, LP is not paid when due nor within any originally applicable grace period.
24.5.2Any Financial Indebtedness of any Transaction Obligor, the Ultimate Owner or Global Net Lease Operating Partnership, LP is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).
24.5.3Any commitment for any Financial Indebtedness of any Transaction Obligor, the Ultimate Owner or Global Net Lease Operating Partnership, LP is cancelled or suspended by a creditor of any Obligor as a result of an event of default (however described).
24.5.4Any creditor of any Transaction Obligor, the Ultimate Owner or Global Net Lease Operating Partnership, LP becomes entitled to declare any Financial Indebtedness of any Obligor due and payable prior to its specified maturity as a result of an event of default (however described).
24.5.5No Event of Default shall occur under this Clause 24.5 in relation to Financial Indebtedness or any commitment for Financial Indebtedness of the Ultimate Owner or Global Net Lease Operating Partnership, LP if the aggregate amount of such Financial Indebtedness and commitment for Financial Indebtedness of the Ultimate Owner and Global Net Lease Operating Partnership, LP falling within Clauses 24.5.1 to 24.5.4 (inclusive) is less than US$100,000,000 (or its equivalent in any other currency).
24.6Insolvency
24.6.1A Transaction Obligor, the Ultimate Owner or Global Net Lease Operating Partnership, LP:
(A)is unable or admits inability to pay its debts as they fall due;
(B)is deemed to, or is declared to, be unable to pay its debts under applicable law;
(C)(in respect of a Transaction Obligor) it suspends or threatens to suspend making payments on any of its debts and (in respect of the Ultimate Owner and Global Net Lease Operating Partnership, LP) it suspends or threatens to suspend making payments of its debts generally; or

(D)by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors (excluding any Finance Party in its capacity as such) with a view to rescheduling any of its indebtedness.
24.6.2The value of the assets of any Transaction Obligor, the Ultimate Owner or Global Net Lease Operating Partnership, LP is less than its liabilities (taking into account contingent and prospective liabilities).
24.6.3A moratorium is declared in respect of any indebtedness of any Transaction Obligor, the Ultimate Owner or Global Net Lease Operating Partnership, LP. If a moratorium occurs, the ending of the moratorium will not remedy any Event of Default caused by that moratorium.
24.7Insolvency proceedings
24.7.1Any corporate action, legal proceedings or other procedure or step is taken in relation to:
(A)the suspension of payments (or, in the case of the Ultimate Owner or Global Net Lease Operating Partnership, LP, suspension of payments generally), a moratorium of any indebtedness, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of any Transaction Obligor, the Ultimate Owner or Global Net Lease Operating Partnership, LP;
(B)a composition, compromise, assignment or arrangement with any creditor of any Transaction Obligor or the creditors in general of the Ultimate Owner or Global Net Lease Operating Partnership, LP;
(C)the appointment of a liquidator, receiver, administrative receiver, administrator, compulsory manager or other similar officer in respect of any Transaction Obligor, the Ultimate Owner or Global Net Lease Operating Partnership, LP or any of their respective assets; or
(D)enforcement of any Security over any assets of any Transaction Obligor, the Ultimate Owner or Global Net Lease Operating Partnership, LP,
or any analogous procedure or step is taken in any jurisdiction.
24.7.2Clause 24.7.1 above shall not apply to any winding-up petition which is frivolous or vexatious and is discharged, stayed or dismissed within 14 days of commencement or, if earlier, prior to advertisement of the petition.
24.7.3Clause 24.7.1(C) above shall not apply in relation to the appointment of any officer in respect of assets of the Ultimate Owner or Global Net Lease Operating Partnership, LP if the aggregate value of such assets is less than US$100,000,000.
24.7.4Clause 24.7.1(D) above shall not apply in relation to the enforcement of Security over assets of the Ultimate Owner or Global Net Lease Operating Partnership, LP if the aggregate value of such assets is less than US$100,000,000.
24.8Creditors' process
24.8.1Any expropriation, attachment, sequestration, distress, diligence or execution or any analogous process in any jurisdiction affects any asset or assets of any Transaction Obligor, the Ultimate Owner or Global Net Lease Operating Partnership, LP and is not discharged within 14 days.
24.8.2No Event of Default under Clause 24.8.1 above shall occur if the relevant process is in respect of asset or assets of the Ultimate Owner or Global Net Lease

Operating Partnership, LP if the aggregate value of those assets is less than US$100,000,000.
24.9Cessation of business
An Obligor suspends or ceases to carry on (or threatens to suspend or cease to carry on) all or a material part of its business except as a result of any disposal allowed under this Agreement.
24.10Unlawfulness and invalidity
24.10.1It is or becomes unlawful for a Transaction Obligor to perform any of its obligations under any Finance Document or any Transaction Security created or expressed to be created or evidenced by the Security Documents ceases to be effective or any subordination created under a Subordination Agreement is or becomes unlawful.
24.10.2Any obligation or obligations of any Transaction Obligor or any other party to a Finance Document (other than a Finance Party) under any Finance Document are not (subject to the Legal Reservations) or cease to be legal, valid, binding or enforceable and the cessation individually or cumulatively materially and adversely affects the interests of the Finance Parties under the Finance Documents.
24.10.3Any Transaction Document ceases to be in full force and effect or any Transaction Security or any subordination created under a Subordination Agreement ceases to be legal, valid, binding, enforceable or effective or is alleged by a party to it (other than a Finance Party) to be ineffective.
24.11Expropriation
The authority or ability of any Obligor to conduct its business is materially limited or wholly or substantially curtailed by any seizure, expropriation, nationalisation, intervention, restriction or other action by or on behalf of any governmental, regulatory or other authority or other person in relation to any Obligor or any of its assets such that it has or will have a Material Adverse Effect.
24.12Repudiation and rescission of agreements
A Transaction Obligor or any other party to a Finance Document (other than a Finance Party) rescinds or purports to rescind or repudiates or purports to repudiate a Finance Document or any of the Transaction Security or evidences an intention to rescind or repudiate a Finance Document or any Transaction Security.
24.13Compulsory purchase
24.13.1Any part of or any interest of any Transaction Obligor in any Property is compulsorily purchased, the applicable local authority makes an order for the compulsory purchase of all or any part of any Property or the whole or any part of any Property is disposed of pursuant to the exercise by an acquiring authority of statutory powers; and
24.13.2in the opinion of the Majority Lenders (acting reasonably), taking into account the amount and timing of any compensation payable, such compulsory purchase or disposal has or will have a Material Adverse Effect.
24.14Major damage
24.14.1Any part of any Property is destroyed or damaged; and

24.14.2in the opinion of the Majority Lenders (acting reasonably), taking into account the amount and timing of receipt of the proceeds of insurance effected in accordance with the terms of this Agreement, the destruction or damage has or will have a Material Adverse Effect.
24.15Headlease
Forfeiture or irritancy proceedings with respect to a Headlease are commenced or a Headlease is forfeited or irritated.
24.16Proceedings pending or threatened
Litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency which are reasonably likely to be adversely determined and which, if adversely determined, would constitute a Material Adverse Effect have been started or formally threatened which affects or involves an Obligor have not demonstrated to the reasonable satisfaction of the Agent that the relevant Obligor, as applicable, has the funds necessary to meet the claim assuming it is adversely determined
24.17Auditor's Qualification
If at any time an Obligor's accounts are audited, the auditors of that Obligor qualify the audited annual financial statements of that Obligor in a manner which is, in the reasonable opinion of the Majority Lenders, materially adverse in the context of the Finance Documents.
24.18Material adverse change
Any event or circumstance occurs which, in the opinion of the Majority Lenders (acting reasonably), has or is reasonably likely to have a Material Adverse Effect
24.19Acceleration
On and at any time after the occurrence of an Event of Default which is continuing the Agent may, and shall if so directed by the Majority Lenders:
24.19.1by notice to the Obligors' Agent with a copy to the Hedge Counterparty:
(A)cancel the Total Commitments whereupon they shall immediately be cancelled;
(B)declare that all or part of the Loans, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, whereupon they shall become immediately due and payable; and/or
(C)declare that all or part of the Loans be payable on demand, whereupon they shall immediately become payable on demand by the Agent on the instructions of the Majority Lenders; and/or
24.19.2exercise or direct the Security Agent to exercise any or all of its rights, remedies, powers or discretions under the Finance Documents.
24.20US Obligors
If an Event of Default under Clause 24.6 (Insolvency) or Clause 24.7 (Insolvency proceedings) shall occur in respect of any Obligor in any US jurisdiction or any US court of competent jurisdiction, then without notice to such Obligor or any other act by the Agent or any other person, the Loans to such Obligor, interest thereon and all other amounts owed by such Obligor under the Finance Documents shall become immediately due and payable without presentment, demand, protest or notice of any kind, all of which are expressly waived provided that the operation of the foregoing may be waived by the Majority Lenders. Any automatic acceleration under this Clause 24.20 shall not result in any contingent obligations owed by any other Obligors under any guarantee under Clause 18 (Guarantee and indemnity) becoming an actual obligation until the Agent makes the relevant notice to the Obligors' Agent as directed by the Majority Lenders pursuant to Clause 24.19 (Acceleration).
25.Changes to the Lenders and Hedge Counterparties
25.1Assignments and transfers by the Lenders
Subject to this Clause 25, a Lender (the "Existing Lender") may:
25.1.1assign any of its rights; or
25.1.2transfer by novation any of its rights and obligations, to any other person other than an individual (the "New Lender").
25.2Conditions of assignment or transfer
25.2.1An assignment will only be effective on:
(A)receipt by the Agent (whether in the Assignment Agreement or otherwise) of written confirmation from the New Lender (in form and substance satisfactory to the Agent) that the New Lender will assume the same obligations to the other Finance Parties as it would have been under if it was an Original Lender; and
(B)performance by the Agent of all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to such assignment to a New Lender, the completion of which the Agent shall promptly notify to the Existing Lender and the New Lender.
25.2.2A transfer will only be effective if the procedure set out in Clause 25.5 (Procedure for transfer) is complied with.
25.2.3If:
(A)a Lender assigns or transfers any of its rights or obligations under the Finance Documents or changes its Facility Office; and
(B)as a result of circumstances existing at the date the assignment, transfer or change occurs, an Obligor would be obliged to make a payment to the New Lender or Lender acting through its new Facility Office under Clause 12 (Tax Gross-Up and Indemnities) or Clause 13 (Increased Costs),
then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under those Clauses to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred. This Clause 25.2.3 shall not apply:
(1)in respect of an assignment or transfer made in the ordinary course of the primary syndication of a Facility; or
(2)in relation to Clause 12.2 (Tax gross-up), to a Treaty Lender that has included a confirmation of its scheme reference number and its jurisdiction of tax residence in accordance with Clause 12.2.7(B)(2) (Tax gross-up) if the Obligor making the payment has not made a Borrower DTTP Filing in respect of that Treaty Lender.
25.2.4Each New Lender, by executing the relevant Transfer Certificate or Assignment Agreement, confirms, for the avoidance of doubt, that the Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the transfer or assignment becomes effective in accordance with this Agreement and that it is bound by that decision to the same extent as the Existing Lender would have been had it remained a Lender.
25.2.5In case of assignment, transfer or novation by the Existing Lender to a New Lender of all or any part of its rights and obligations under any of the Finance Documents, the Existing Lender and the New Lender shall agree that, for the purposes of Article 1278 of the Luxembourg Civil Code (to the extent applicable), the Security created under the Finance Documents, securing the rights assigned, transferred or novated thereby, will be preserved for the benefit of the New Lender.
25.3Assignment or transfer fee
The New Lender shall, on the date upon which an assignment or transfer takes effect, pay to the Agent (for its own account) a fee of £1,500.
25.4Limitation of responsibility of Existing Lenders
25.4.1Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:
(A)the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents or any other documents;
(B)the financial condition of any Obligor;
(C)the performance and observance by any Obligor of its obligations under the Finance Documents or any other documents; or
(D)the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document, and any representations or warranties implied by law are excluded.
25.4.2Each New Lender confirms to the Existing Lender and the other Finance Parties that it:
(A)has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender in connection with any Finance Document; and
(B)will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.
25.4.3Nothing in any Finance Document obliges an Existing Lender to:
(A)accept a re-transfer or re-assignment from a New Lender of any of the rights and obligations assigned or transferred under this Clause 25; or
(B)support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any Obligor of its obligations under the Finance Documents or otherwise.

25.5Procedure for transfer
25.5.1Subject to the conditions set out in Clause 25.2 (Conditions of assignment and transfer) a transfer is effected in accordance with Clause 25.5.3 below when the Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender. The Agent shall, subject to Clause 25.5.2 below, as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate.
25.5.2The Agent shall only be obliged to execute a Transfer Certificate delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to the transfer to such New Lender.
25.5.3Subject to Clause 25.10 (Pro rata interest settlement), on the Transfer Date:
(A)to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by novation its rights and obligations under the Finance Documents each Obligor and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and their respective rights against one another under the Finance Documents shall be cancelled (being the "Discharged Rights and Obligations");
(B)each Obligor and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that Obligor and the New Lender have assumed and/or acquired the same in place of that Obligor and the Existing Lender;
(C)the Agent, the Arranger, the New Lender and other Lenders shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had the New Lender been an Original Lender with the rights and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Agent, the Arranger and the Existing Lender shall each be released from further obligations to each other under the Finance Documents; and
(D)the New Lender shall become a Party as a "Lender".
25.6Procedure for assignment
25.6.1Subject to the conditions set out in Clause 25.2 (Conditions of assignment and transfer) an assignment may be effected in accordance with Clause 25.6.3 below when the Agent executes an otherwise duly completed Assignment Agreement delivered to it by the Existing Lender and the New Lender. The Agent shall, subject to Clause 25.6.2 below, as soon as reasonably practicable after receipt by it of a duly completed Assignment Agreement appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Assignment Agreement.
25.6.2The Agent shall only be obliged to execute an Assignment Agreement delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to the assignment to such New Lender.
25.6.3Subject to Clause 25.10 (Pro rata interest settlement), on the Transfer Date:

(A)the Existing Lender will assign absolutely to the New Lender the rights under the Finance Documents expressed to be the subject of the assignment in the Assignment Agreement;
(B)the Existing Lender will be released by each Obligor and the other Finance Parties from the obligations owed by it (the "Relevant Obligations") and expressed to be the subject of the release in the Assignment Agreement; and
(C)the New Lender shall become a Party as a "Lender" and will be bound by obligations equivalent to the Relevant Obligations.
25.6.4Lenders may utilise procedures other than those set out in this Clause 25.6 to assign their rights under the Finance Documents (but not without the consent of the relevant Obligor or unless in accordance with Clause 25.5 (Procedure for transfer), to obtain a release by that Obligor from the obligations owed to that Obligor by the Lenders nor the assumption of equivalent obligations by a New Lender) provided that they comply with the conditions set out in Clause 25.2 (Conditions of assignment and transfer).
25.7Copy of Transfer Certificate or Assignment Agreement to Borrower
The Agent shall, as soon as reasonably practicable after it has executed a Transfer Certificate or an Assignment Agreement, send to the Borrowers a copy of that Transfer Certificate or Assignment Agreement.
25.8Additional Hedge Counterparties
25.8.1The Obligors' Agent or a Lender may request that a Lender or an Affiliate of a Lender or another bank or financial institution becomes an Additional Hedge Counterparty, with the prior approval of the Agent and (in the case of a request by a Lender) the Borrower, by delivering to the Agent a duly executed Hedge Counterparty Accession Letter.
25.8.2The relevant Lender or Affiliate or other bank or financial institution will become an Additional Hedge Counterparty:
(A)if such Additional Hedge Counterparty satisfies the applicable Rating Criteria; and
(B)when the Agent enters into the relevant Hedge Counterparty Accession Letter.
25.9Security over Lenders' rights
In addition to the other rights provided to Lenders under this Clause 25, each Lender may without consulting with or obtaining consent from any Obligor, at any time charge, assign or otherwise create Security in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender including:
25.9.1any charge, assignment or other Security to secure obligations to any bank, financial institution, governmental authority or department, or to a federal reserve or central bank; and
25.9.2any charge, assignment or other Security granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as security for those obligations or securities, except that no such charge, assignment or Security shall:
(A)release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge,

assignment or Security for the Lender as a party to any of the Finance Documents; or
(B)require any payments to be made by an Obligor other than or in excess of, or grant to any person any more extensive rights than, those required to be made or granted to the relevant Lender under the Finance Documents.
25.10Pro rata interest settlement
25.10.1If the Agent has notified the Lenders that it is able to distribute interest payments on a "pro rata basis" to Existing Lenders and New Lenders then (in respect of any transfer pursuant to Clause 25.5 (Procedure for transfer) or any assignment pursuant to Clause 25.6 (Procedure for assignment) the Transfer Date of which, in each case, is after the date of such notification and is not on the last day of an Interest Period):
(A)any interest or fees in respect of the relevant participation which are expressed to accrue by reference to the lapse of time shall continue to accrue in favour of the Existing Lender up to but excluding the Transfer Date ("Accrued Amounts") and shall become due and payable to the Existing Lender (without further interest accruing on them) on the last day of the current Interest Period (or, if the Interest Period is longer than six Months, on the next of the dates which falls at six Monthly intervals after the first day of that Interest Period); and
(B)the rights assigned or transferred by the Existing Lender will not include the right to the Accrued Amounts, so that, for the avoidance of doubt:
(1)when the Accrued Amounts become payable, those Accrued Amounts will be payable to the Existing Lender; and
(2)the amount payable to the New Lender on that date will be the amount which would, but for the application of this Clause 25.10, have been payable to it on that date, but after deduction of the Accrued Amounts.
25.10.2In this Clause 25 references to "Interest Period" shall be construed to include a reference to any other period for accrual of fees.
25.10.3An Existing Lender which retains the right to the Accrued Amounts pursuant to this Clause 25.10 (Pro rata interest settlement) but which does not have a Commitment shall be deemed not to be a Lender for the purposes of ascertaining whether the agreement of any specified group of Lenders has been obtained to approve any request for a consent, waiver, amendment or other vote of Lenders under the Finance Documents.
25.11Prohibition on Debt Purchase Transactions
25.11.1No Obligor shall (and each Obligor shall procure that no Restricted Affiliate shall), enter into any Debt Purchase Transaction or beneficially own or control all or any part of the share capital of a company that is a Lender or a party to a Debt Purchase Transaction.
25.11.2Without prejudice to Clause 25.11.1 above and without limiting the Finance Parties' rights in respect of any breach of Clause 25.11.1 above, if any Obligor (or any Restricted Affiliate) enters into a Debt Purchase Transaction, for so long as any Obligor or any Restricted Affiliate (i) beneficially owns a Commitment or (ii) has entered into a sub-participation agreement relating to a Commitment or other agreement or arrangement having a substantially similar economic effect and such agreement has not been terminated:

(A)in ascertaining the Lenders or whether any given percentage (including for the avoidance of doubt, unanimity) of the Total Commitments has been obtained to approve any request for consent, amendment or other vote under the Finance Documents such Commitment shall be deemed to be zero;
(B)for the purpose of Clause 37 (Amendments and waivers), the Obligors or any such person with whom it has entered into such sub-participations, other agreement or arrangement shall be deemed not to be a Lender; and
(C)such Borrower and Restricted Affiliate that is a Lender agrees that:
(1)in relation to any meeting or conference call to which all the Lenders are invited to attend or participate, it shall not attend or participate in the same if so requested by the Agent or, unless the Agent otherwise agrees, be entitled to receive the agenda or any minutes of the same; and
(2)in its capacity as Lender, unless the Agent otherwise agrees, it shall not be entitled to receive any report or other document prepared at the behest of, or on the instructions of, the Agent or one or more of the Lenders.
25.11.3Any Restricted Affiliate which is or becomes a Lender and which enters into a Debt Purchase Transaction as a purchaser or a participant shall, by 5.00pm on the Business Day following the day on which it entered into that Debt Purchase Transaction, notify the Agent of the extent of the Commitment(s) or amount outstanding to which that Debt Purchase Transaction relates. The Agent shall, as soon as reasonably practicable, disclose such information to the Lenders.
26.Changes to the Transaction Obligors
26.1Assignments and transfer by the Obligors
No Obligor may assign any of its rights or transfer any of its rights or obligations under the Finance Documents.
26.2Additional Obligors
26.2.1Subject to compliance with the provisions of Clauses 20.7 ("Know your customer" checks), the Obligors' Agent may request that any wholly owned Subsidiary of a Shareholder become an Additional Obligor in accordance with Clause 22.5 (Substitution). That Subsidiary shall become an Additional Obligor if:
(A)the Obligors' Agent delivers to the Agent a duly completed and executed Accession Letter; and
(B)the Agent has received all of the documents and other evidence listed in Part B of Schedule 2 (Conditions Precedent – Additional Obligors) in relation to that Additional Obligor, each in form and substance satisfactory to the Agent.
26.2.2The Agent shall notify the Obligors' Agent and the Lenders promptly upon being satisfied that it has received (in form and substance satisfactory to it) all the documents and other evidence listed in Part B of Schedule 2 (Conditions Precedent – Additional Obligors).
26.3Resignation of a Borrower

26.3.1The Obligors' Agent may request that a Borrower ceases to be a Borrower by delivering to the Agent a Resignation Letter.
26.3.2The Agent shall accept a Resignation Letter and notify the Obligors' Agent and the Lenders of its acceptance if:
(A)no Default is continuing or would result from the acceptance of the Resignation Letter (and the Obligors' Agent has confirmed this is the case);
(B)the Agent is satisfied that no Loan will be outstanding to that Borrower at the time of its resignation; and
(C)either:
(1)such Borrower has ceased to have an interest in any Property and all the Lenders have consented to the Borrower's request; or
(2)the relevant Shareholder is disposing of its shares in the Borrower in accordance with Clause 22.4 (Disposals).
26.3.3On acceptance by the Agent of a Resignation Letter the relevant Borrower shall cease to be a Borrower and shall have no further rights or obligations under the Finance Documents.
26.4Release of Security
26.4.1If a Borrower has ceased to be a Borrower in a manner allowed by this Agreement and has no further rights or obligations under the Finance Documents, any Security created by that Borrower over its assets under the Security Documents will be released.
26.4.2If a disposal of any asset subject to Security created by a Security Document is made in the following circumstances:
(A)the disposal is permitted by the terms of this Agreement;
(B)the Majority Lenders agree to the disposal;
(C)the disposal is being made at the request of the Security Agent in circumstances where any security created by the Security Documents has become enforceable; or
(D)the disposal is being effected by enforcement of a Security Document, the Security Agent may release the asset(s) being disposed of (and, in the case of a disposal of shares in a Borrower which results in it ceasing to be a member of the Group:
(1)all the assets of that Borrower from any Security over those assets created by a Security Document; and
(2)all liabilities and obligations (present and future, actual or contingent and whether owed jointly or severally or in any other capacity whatsoever) of that Borrower under or in connection with any Finance Document.
However, the proceeds of any disposal (or an amount corresponding to them) must be applied in accordance with the requirements of the Finance Documents (if any).
26.4.3If the Security Agent is satisfied that a release is allowed under this Clause 26.4, (at the request and expense of the Borrowers) each Finance Party must enter into any document and do all such other things which are reasonably required to achieve that release. Each other Finance Party irrevocably authorises the Security Agent to enter into any such document. Any release will not affect the obligations of any other Obligor under the Finance Documents.

26.5Additional Subordinated Creditors
26.5.1The Obligors' Agent may request that any person becomes a Subordinated Creditor, with the prior approval of the Agent, by delivering to the Agent:
(A)a duly executed Subordination Agreement;
(B)such Security as the Agent may require to ensure that the relevant Subordinated Creditor's rights in respect of, and title to, its Subordinated Debt are subject to Transaction Security; and
(C)such constitutional documents, corporate authorisations and other documents and matters as the Agent may reasonably require, in form and substance satisfactory to the Agent, to verify that the person's obligations are legally binding, valid and enforceable and to satisfy any applicable legal and regulatory requirements.
26.5.2A person referred to in Clause 26.5.1 above will become a Subordinated Creditor on the date the Agent enters into the Subordination Agreement and the Subordinated Creditor's Security Agreement delivered under Clause 26.5.1 above.
27.Role of the Agent, the Security Agent, the Arranger and the reference banks
27.1The Agent and the Security Agent
27.1.1Each of the Arranger, the Hedge Counterparty and the Lenders appoints the Agent to act as its agent under and in connection with the Finance Documents.
27.1.2The Security Agent declares that it holds the Security Property on trust for the Secured Parties on the terms contained in this Agreement.
27.1.3Each of the Finance Parties authorises the Agent and the Security Agent to perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions (which includes for the purposes of the entirety of this Clause 27 the making of calculations and determinations) specifically given to the Agent and the Security Agent (as applicable) under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.
27.2Enforcement through Security Agent only
The Secured Parties shall not have any independent power to enforce, or have recourse to, any of the Transaction Security or to exercise any right, power, authority or discretion arising under the Security Documents except through the Security Agent.
27.3Instructions
27.3.1Each of the Agent and the Security Agent shall:
(A)unless a contrary indication appears in a Finance Document, exercise or refrain from exercising any right, power, authority or discretion vested in it as Agent or Security Agent (as applicable) in accordance with any instructions given to it by:
(1)all Lenders if the relevant Finance Document stipulates the matter is an all Lender decision; and
(2)in all other cases, the Majority Lenders; and
(B)not be liable for any act (or omission) if it acts (or refrains from acting) in accordance with paragraph (A) above (or, if this Agreement stipulates the matter is a decision for any other Finance Party or group of Finance Parties, from that Finance Party or group of Finance Parties).
27.3.2Each of the Agent and the Security Agent shall be entitled to request instructions, or clarification of any instruction, from the Majority Lenders (or, if the relevant Finance Document stipulates the matter is a decision for any other Finance Party or group of Finance Parties, from that Finance Party or group of Finance Parties) as to whether, and in what manner, it should exercise or refrain from exercising any right, power, authority or discretion and the Agent or Security Agent (as applicable) may refrain from acting unless and until it receives any such instructions or clarification that it has requested.
27.3.3Save in the case of decisions stipulated to be a matter for any other Finance Party or group of Finance Parties under the relevant Finance Document and unless a contrary indication appears in a Finance Document, any instructions given to the Agent or Security Agent (as applicable) by the Majority Lenders shall override any conflicting instructions given by any other Parties and will be binding on all Finance Parties.
27.3.4Clause 27.3.1 above shall not apply:
(A)where a contrary indication appears in a Finance Document;
(B)where a Finance Document requires the Agent or the Security Agent to act in a specified manner or to take a specified action;
(C)in respect of any provision which protects the Agent's or Security Agent's own position in its personal capacity as opposed to its role of Agent or Security Agent for the relevant Finance Parties or Secured Parties (as applicable) including Clause 27.6 (No fiduciary duties) to Clause 27.11 (Exclusion of liability), Clause 27.15 (Confidentiality) to Clause 27.24 (Custodians and nominees) and Clause 27.27 (Acceptance of title) to Clause 27.30 (Disapplication of Trustee Acts);
(D)in respect of the exercise of the Security Agent's discretion to exercise a right, power or authority under any of:
(1)Clause 28.1 (Order of application);
(2)Clause 28.2 (Prospective liabilities); and
(3)Clause 28.5 (Permitted Deductions).
27.3.5If giving effect to instructions given by the Majority Lenders would (in the Agent's or (as applicable) the Security Agent's opinion) have an effect equivalent to an amendment or waiver referred to in Clause 37 (Amendments and Waivers), the Agent or (as applicable) Security Agent shall not act in accordance with those instructions unless consent to it so acting is obtained from each Party (other than the Agent or Security Agent) whose consent would have been required in respect of that amendment or waiver.
27.3.6In exercising any discretion to exercise a right, power or authority under the Finance Documents where either:
(A)it has not received any instructions as to the exercise of that discretion; or
(B)the exercise of that discretion is subject to Clause 27.3.4(D) above, the Agent or Security Agent shall do so having regard to the interests of (in the case of the Agent) all the Finance Parties and (in the case of the Security Agent) all the Secured Parties.
27.3.7The Agent or the Security Agent (as applicable) may refrain from acting in accordance with any instructions of any Finance Party or group of Finance

Parties until it has received any indemnification and/or security that it may in its discretion require (which may be greater in extent than that contained in the Finance Documents and which may include payment in advance) for any cost, loss or liability (together with any applicable VAT) which it may incur in complying with those instructions.
27.3.8Without prejudice to the remainder of this Clause 27.3, in the absence of instructions, each of the Agent and the Security Agent may act (or refrain from acting) as it considers to be in the best interest of (in the case of the Agent) the Finance Parties and (in the case of the Security Agent) the Secured Parties.
27.3.9Neither the Agent nor the Security Agent is authorised to act on behalf of a Finance Party (without first obtaining that Finance Party's consent) in any legal or arbitration proceedings relating to any Finance Document. This Clause 27.3.9 shall not apply to any legal or arbitration proceeding relating to the perfection, preservation or protection of rights under the Security Documents or enforcement of the Transaction Security or Security Documents.
27.4Duties of the Agent and Security Agent
27.4.1The duties of the Agent and the Security Agent under the Finance Documents are solely mechanical and administrative in nature.
27.4.2Subject to Clause 27.4.3 below, each of the Agent and the Security Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Agent or Security Agent (as applicable) for that Party by any other Party.
27.4.3Without prejudice to Clause 25.7 (Copy of Transfer Certificate or Assignment Agreement to Borrower), Clause 27.4.2 above shall not apply to any Transfer Certificate or any Assignment Agreement.
27.4.4Except where a Finance Document specifically provides otherwise, neither the Agent nor the Security Agent is obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.
27.4.5If the Agent or the Security Agent receives notice from a Party referring to any Finance Document, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the other Finance Parties.
27.4.6If the Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than the Agent, the Arranger or the Security Agent) under this Agreement, it shall promptly notify the other Finance Parties.
27.4.7The Agent shall provide to the Obligors' Agent, within 10 Business Days of a request by the Obligors' Agent (but no more frequently than once per calendar month), a list (which may be in electronic form) setting out the names of the Lenders as at that Business Day, their respective Commitments, the address and fax number (and the department or officer, if any, for whose attention any communication is to be made) of each Lender for any communication to be made or document to be delivered under or in connection with the Finance Documents, the electronic mail address and/or any other information required to enable the sending and receipt of information by electronic mail or other electronic means to and by each Lender to whom any communication under or in connection with the Finance Documents may be made by that means and the account details of each Lender for any payment to be distributed by the Agent to that Lender under the Finance Documents. Each of the Agent and the Security Agent shall have only those duties, obligations and responsibilities expressly specified in the Finance Documents to which it is expressed to be a party (and no others shall be implied).

27.5Role of the Arranger
Except as specifically provided in the Finance Documents, the Arranger has no obligations of any kind to any other Party under or in connection with any Finance Document.
27.6No fiduciary duties
27.6.1Nothing in any Finance Document constitutes:
(A)the Agent or the Arranger as a trustee or fiduciary of any other person; or
(B)the Security Agent as an agent, trustee or fiduciary of any Transaction Obligor.
27.6.2None of the Agent, the Security Agent or the Arranger shall be bound to account to any other Finance Party or (in the case of the Security Agent) any Secured Party for any sum or the profit element of any sum received by it for its own account.
27.7Business with the Group
The Agent, the Security Agent and the Arranger may accept deposits from, lend money to and generally engage in any kind of banking or other business with any Transaction Obligor or Affiliate of a Transaction Obligor.
27.8Rights and discretions
27.8.1Each of the Agent and the Security Agent may:
(A)rely on any representation, communication, notice or document believed by it to be genuine, correct and appropriately authorised;
(B)assume that:
(1)any instructions received by it from the Majority Lenders, any Finance Parties or any group of Finance Parties are duly given in accordance with the terms of the Finance Documents; and
(2)unless it has received notice of revocation, that those instructions have not been revoked; and
(C)rely on a certificate from any person:
(1)as to any matter of fact or circumstance which might reasonably be expected to be within the knowledge of that person; or
(2)to the effect that such person approves of any particular dealing, transaction, step, action or thing, as sufficient evidence that that is the case and, in the case of paragraph (1) above, may assume the truth and accuracy of that certificate.
27.8.2Each of the Agent and the Security Agent may assume (unless it has received notice to the contrary in its capacity as agent or security trustee for the Finance Parties or Secured Parties) that:
(A)no Default has occurred (unless, in the case of the Agent, it has actual knowledge of a Default arising under Clause 24.1 (Non-payment));
(B)any right, power, authority or discretion vested in any Party or any group of Finance Parties has not been exercised; and
(C)any notice or request made by the Borrowers (other than a Utilisation Request) is made on behalf of and with the consent and knowledge of all the Obligors.

27.8.3Each of the Agent and the Security Agent may engage and pay for the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts.
27.8.4Without prejudice to the generality of Clause 27.8.3 above or Clause 27.8.5 below, each of the Agent and the Security Agent may at any time engage and pay for the services of any lawyers to act as independent counsel to the Agent or Security Agent (as applicable), (and so separate from any lawyers instructed by the Lenders) if the Agent or Security Agent (as applicable), in its reasonable opinion deems this to be desirable.
27.8.5Each of the Agent and the Security Agent may rely on the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts (whether obtained by the Agent or by the Security Agent or by any other Party) and shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of its so relying.
27.8.6Each of the Agent and the Security Agent may act in relation to the Finance Documents and the Security Property through its officers, employees and agents and shall not:
(A)be liable for any error of judgment made by any such person; or
(B)be bound to supervise, or be in any way responsible for any loss incurred by reason of misconduct, omission or default on the part, of any such person, unless such error or such loss was directly caused by the Agent's or the Security Agent's (as applicable) gross negligence or wilful misconduct.
27.8.7Unless a Finance Document expressly provides otherwise each of the Agent and the Security Agent may disclose to any other Party any information it reasonably believes it has received as agent or security trustee under the Finance Documents.
27.8.8Notwithstanding any other provision of any Finance Document to the contrary, none of the Agent, the Security Agent or the Arranger is obliged to do or omit to do anything if it would, or might in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.
27.8.9The Agent may not disclose to any Finance Party any details of the rate notified to the Agent by any Lender or the identity of any such Lender for the purpose of Clause 10.3 (Market disruption).
27.8.10Notwithstanding any provision of any Finance Document to the contrary, neither the Agent nor the Security Agent is obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it.
27.9Responsibility for documentation
None of the Agent, the Security Agent or the Arranger, is responsible or liable for:
27.9.1the adequacy, accuracy or completeness of any information (whether oral or written) supplied by the Agent, the Security Agent, the Arranger, a Transaction Obligor or any other person in or in connection with any Finance Document or the Property Reports or the transactions contemplated in the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;
27.9.2the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or the Security Property or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Security Property; or
27.9.3any determination as to whether any information provided or to be provided to any Finance Party or Secured Party is non-public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise.
27.10No duty to monitor
Neither the Agent nor the Security Agent shall be bound to enquire:
27.10.1whether or not any Default has occurred;
27.10.2as to the performance, default or any breach by any Party of its obligations under any Finance Document; or
27.10.3whether any other event specified in any Finance Document has occurred.
27.11Exclusion of liability
27.11.1Without limiting Clause 27.11.2 below (and without prejudice to any other provision of any Finance Document excluding or limiting the liability of the Agent, the Security Agent or any Receiver or Delegate), none of the Agent, the Security Agent nor any Receiver or Delegate will be liable (including for negligence or any other category of liability whatsoever) for:
(A)any damages, costs or losses to any person, any diminution in value, or any liability whatsoever arising as a result of taking or not taking any action under or in connection with any Finance Document or the Security Property, unless directly caused by its gross negligence or wilful misconduct;
(B)exercising, or not exercising, any right, power, authority or discretion given to it by, or in connection with, any Finance Document, the Security Property or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Finance Document or the Security Property;
(C)any shortfall which arises on the enforcement or realisation of the Security Property; or
(D)without prejudice to the generality of paragraphs (A) to (C) above, any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of:
(1)any act, event or circumstance not reasonably within its control; or
(2)the general risks of investment in, or the holding of assets in, any jurisdiction, including (in each case) such damages, costs, losses, diminution in value or liability arising as a result of: nationalisation, expropriation or other governmental actions; any regulation, currency restriction, devaluation or fluctuation; market conditions affecting the execution or settlement of transactions or the value of assets (including any Disruption Event); breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; or strikes or industrial action.
27.11.2No Party (other than the Agent, the Security Agent, that Receiver or that Delegate (as applicable)) may take any proceedings against any officer, employee or agent of the Agent, the Security Agent, a Receiver or a Delegate, in respect of any claim it might have against the Agent, the Security Agent, a Receiver or a Delegate or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document or any Security Property and any officer, employee or agent of the Agent, the Security Agent, a Receiver or a Delegate may rely on this Clause 27.11.
27.11.3Neither the Agent nor the Security Agent will be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Agent or the Security Agent (as applicable) if the Agent or Security Agent (as applicable) has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Agent or the Security Agent (as applicable) for that purpose.
27.11.4Nothing in this Agreement shall oblige the Agent, the Security Agent or the Arranger to carry out:
(A)any "know your customer" or other checks in relation to any person; or
(B)any check on the extent to which any transaction contemplated by this Agreement might be unlawful for any Finance Party, on behalf of any Finance Party and each Finance Party confirms to the Agent, the Security Agent and the Arranger that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Agent, the Security Agent or the Arranger.
27.11.5Without prejudice to any provision of any Finance Document excluding or limiting the liability of the Agent, the Security Agent, any Receiver or Delegate, any liability of the Agent, the Security Agent, any Receiver or Delegate arising under or in connection with any Finance Document or the Security Property shall be limited to the amount of actual loss which has been finally judicially determined to have been suffered (as determined by reference to the date of default of the Agent, the Security Agent, Receiver or Delegate or, if later, the date on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to the Agent, the Security Agent, any Receiver or Delegate at any time which increase the amount of that loss. In no event shall the Agent, the Security Agent, any Receiver or Delegate be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive, indirect or consequential damages, whether or not the Agent, the Security Agent, the Receiver or Delegate has been advised of the possibility of such loss or damages.
27.12Lenders' indemnity to the Agent and Security Agent
27.12.1Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Agent, the Security Agent and every Receiver and every Delegate, within three Business Days of demand, against any cost, loss or liability (including for negligence or any other category of liability whatsoever) incurred by any of them (otherwise than by reason of the Agent's, the Security Agent's or the Receiver's or the Delegate's gross negligence or wilful misconduct) (or, in the case of any cost, loss or liability pursuant to Clause 31.10 (Disruption to Payment Systems etc.), notwithstanding the Agent's negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) in acting as Agent, Security Agent, Receiver or Delegate under the Finance Documents (unless the relevant Agent, Security Agent, Receiver, Delegate or attorney of any of the Obligors has been reimbursed by an Obligor pursuant to a Finance Document).
27.12.2Subject to Clause 27.12.3 below, the Borrowers shall immediately on demand reimburse any Lender for any payment that Lender makes to the Agent or the Security Agent pursuant to Clause 27.12.1 above.
27.12.3Clause 27.12.2 above shall not apply to the extent that the indemnity payment in respect of which the Lender claims reimbursement relates to a liability of the Agent or the Security Agent to an Obligor.
27.13Resignation of the Agent and the Security Agent
27.13.1Each of the Agent and the Security Agent may resign and appoint one of its Affiliates acting through an office in the United Kingdom as successor by giving notice to the other Finance Parties and the Borrowers.
27.13.2Alternatively the Agent or the Security Agent may resign by giving 30 days' notice to the other Finance Parties and the Borrowers, in which case the Majority Lenders (after consultation with the other Finance Parties and with the consent of the Obligors' Agent provided that such consent shall not be required whilst a Default is continuing) may appoint a successor Agent or Security Agent (as applicable).
27.13.3If the Majority Lenders have not appointed a successor Agent or Security Agent in accordance with Clause 27.13.2 above within 20 days after notice of resignation was given, the retiring Agent or Security Agent (as applicable) (after consultation with the other Finance Parties and with the consent of the Obligors' Agent provided that such consent shall not be required whilst a Default is continuing) may appoint a successor Agent or Security Agent (as applicable) (acting through an office in the United Kingdom).
27.13.4If the Agent wishes to resign because (acting reasonably) it has concluded that it is no longer appropriate for it to remain as agent and the Agent is entitled to appoint a successor Agent under Clause 27.13.3 above, the Agent may (if it concludes (acting reasonably) that it is necessary to do so in order to persuade the proposed successor Agent to become a party to this Agreement as Agent) agree with the proposed successor Agent amendments to this Clause 27 and any other term of this Agreement dealing with the rights or obligations of the Agent consistent with then current market practice for the appointment and protection of corporate trustees together with any reasonable amendments to the agency fee payable under this Agreement which are consistent with the successor Agent's normal fee rates and those amendments will bind the Parties.
27.13.5The retiring Agent or Security Agent (as applicable) shall make available to the successor Agent or Security Agent (as applicable) such documents and records and provide such assistance as the successor Agent or Security Agent may reasonably request for the purposes of performing its functions as Agent or Security Agent (as applicable) under the Finance Documents. The Borrowers shall, within three Business Days of demand, reimburse the retiring Agent or Security Agent (as applicable) for the amount of all costs and expenses (including legal fees) properly incurred by it in making available such documents and records and providing such assistance.

27.13.6The resignation notice of the Agent or Security Agent (as applicable) shall only take effect upon:
(A)the appointment of a successor; and
(B)(in the case of the Security Agent) the transfer of the Security Property to that successor.
27.13.7Upon the appointment of a successor, the retiring Agent or Security Agent (as applicable) shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under Clause 27.28.2 (Winding up of trust) and Clause 27.13.5 above) but shall remain entitled to the benefit of Clause 14.3 (Indemnity to the Agent), Clause 14.4 (Indemnity to the Security Agent) and this Clause 27 (and any fees for the account of the retiring Agent or Security Agent (as applicable) shall cease to accrue from (and shall be payable on) that date). Any successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.
27.13.8Provided that the Obligors' Agent has given its prior written consent (such consent not required whilst a Default is continuing), the Majority Lenders may, by giving 30 days' notice to the Agent or Security Agent (as applicable), require it to resign in accordance with Clause 27.13.2 above. In this event, the Agent or Security Agent (as applicable) shall resign in accordance with Clause 27.13.2 above but the cost referred to in Clause 27.13.5 above shall be for the account of the Borrowers.
27.13.9The Agent shall resign in accordance with Clause 27.13.2 above (and, to the extent applicable, shall use reasonable endeavours to appoint a successor Agent pursuant to Clause 27.13.3 above) if on or after the date which is three months before the earliest FATCA Application Date relating to any payment to the Agent under the Finance Documents, either:
(A)the Agent fails to respond to a request under Clause 12.8 (FATCA Information) and a Lender reasonably believes that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;
(B)the information supplied by the Agent pursuant to Clause 12.8 (FATCA Information) indicates that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; or
(C)the Agent notifies the Borrowers and the Lenders that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;
and (in each case) a Lender reasonably believes that a Party will be required to make a FATCA Deduction that would not be required if the Agent were a FATCA Exempt Party, and that Lender, by notice to the Agent, requires it to resign.
27.14Replacement of Unresponsive Agent
27.14.1The Agent shall respond to a request for an amendment, consent or waiver from an Obligor referred to in Clause 23.2 (Occupational Leases), Clause 23.3 (Headleases), 23.5 (Development), Clause 23.9 (Managing Agents) or Clause 23.10 (Asset Managers) within 7 Business Days of receipt of such request given to it in accordance with this Agreement. A failure to comply with this Clause 27.14.1 shall not be deemed to be an approval by the Agent of the relevant request.

27.14.2If the Agent has failed to respond to a request for an amendment, consent or waiver from an Obligor referred to in Clause 23.2 (Occupational Leases), Clause 23.3 (Headleases), 23.5 (Development), Clause 23.9 (Managing Agents) or Clause 23.10 (Asset Managers) within 30 days of that request being given to it in accordance with this Agreement (an "Unresponsive Agent"), the Obligors may within 30 days of the Agent becoming an Unresponsive Agent request that the Agent be replaced in accordance with Clause 27.13 (Resignation of the Agent and the Security Agent).
27.14.3The Unresponsive Agent shall (at its own cost) make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents.
27.14.4Any replacement of the Agent pursuant to this Clause 27.14 shall be completed only in accordance with the provisions of Clause 27.13 (Resignation of the Agent and the Security Agent) and an Unresponsive Agent shall continue to act as Agent until such time as it is replaced in accordance with that Clause.
27.15Confidentiality
27.15.1In acting as agent or trustee for the Finance Parties, the Agent or Security Agent (as applicable) shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.
27.15.2If information is received by another division or department of the Agent or Security Agent, it may be treated as confidential to that division or department and the Agent or Security Agent (as applicable) shall not be deemed to have notice of it.
27.15.3Notwithstanding and other provision of any Finance Document to the contrary, none of the Agent, the Security Agent or the Arranger is obliged to disclose to any other person (i) any confidential information or (ii) any other information if the disclosure would, or might in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty.
27.16Relationship with the other Finance Parties
27.16.1Subject to Clause 25.10 (Pro rata interest settlement), the Agent may treat the person shown in its records as Lender or Hedge Counterparty at the opening of business (in the place of the Agent's principal office as notified to the Finance Parties from time to time) as the Lender acting through its Facility Office or, as the case may be, Hedge Counterparty:
(A)entitled to or liable for any payment due under any Finance Document on that day; and
(B)entitled to receive and act upon any notice, request, document or communication or make any decision or determination under any Finance Document made or delivered on that day, unless it has received not less than five Business Days' prior notice from that Lender or Hedge Counterparty to the contrary in accordance with the terms of this Agreement.
27.16.2Any Lender or Hedge Counterparty may by notice to the Agent appoint a person to receive on its behalf all notices, communications, information and documents to be made or despatched to that Lender or Hedge Counterparty under the Finance Documents. Such notice shall contain the address, fax number and (where communication by electronic mail or other electronic means is permitted under Clause 33.5 (Electronic communication)) electronic mail address and/or any other information required to enable the transmission of information by that means (and, in each case, the department or officer, if any, for whose attention communication is to be made) and be treated as a notification of a substitute address, fax number, electronic mail address (or such other information), department and officer by that Lender for the purposes of Clause 33.2 (Addresses) and Clause 33.5.1(B) (Electronic communication) and the Agent shall be entitled to treat such person as the person entitled to receive all such notices, communications, information and documents as though that person were Lender or Hedge Counterparty.
27.16.3Each Finance Party shall supply the Security Agent with any information that the Security Agent may reasonably specify as being necessary or desirable to enable the Security Agent to perform its functions as Security Agent.
27.17Credit appraisal by the Lenders and Hedge Counterparties
Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Lender and each Hedge Counterparty confirms to the Agent, the Security Agent and the Arranger that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including:
27.17.1the financial condition, status and nature of each member of the Group;
27.17.2the legality, validity, effectiveness, adequacy or enforceability of any Finance Document, the Security Property and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Security Property;
27.17.3whether that Finance Party has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the Security Property, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Security Property;
27.17.4the adequacy, accuracy or completeness of the Property Reports and any other information provided by the Agent, the Security Agent, any Party or by any other person under or in connection with any Finance Document, the transactions contemplated by any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and
27.17.5the right or title of any person in or to, or the value or sufficiency of any part of, the Security Assets, the priority of any of the Transaction Security or the existence of any Security affecting the Security Assets.
27.18Reference Banks
The Agent shall (if so instructed by the Majority Lenders and in consultation with the Obligors' Agent) replace a Reference Bank with another bank or financial institution.
27.19Agent's and Security Agent's management time
27.19.1Any amount payable to the Agent or Security Agent under Clause 14.3 (Indemnity to the Agent), Clause 14.4 (Indemnity to the Security Agent), Clause 16 (Costs and Expenses) and Clause 27.12 (Lenders' indemnity to the Agent and Security Agent) shall include the cost of utilising the management time or other resources of the Agent or Security Agent (as applicable) and will be calculated on the basis of such reasonable daily or hourly rates as the Agent or Security Agent may notify to the Borrowers and the other Finance Parties, and is in addition to any fee paid or payable to the Agent or Security Agent under Clause 11 (Fees).
27.19.2Without prejudice to Clause 27.19.1 above, in the event of:
(A)a Default;
(B)the Security Agent being requested by a Transaction Obligor or the Majority Lenders to undertake duties which the Security Agent and the Borrowers agree to be of an exceptional nature or outside the scope of the normal duties of the Security Agent under the Finance Documents; or
(C)the Security Agent and the Borrowers agreeing that it is otherwise appropriate in the circumstances, the Borrowers shall pay to the Security Agent any additional remuneration that may be agreed between them or determined pursuant to Clause 27.19.3 below.
27.19.3If the Security Agent and the Borrowers fail to agree upon the nature of the duties, or upon the additional remuneration referred to in Clause 27.19.2 above or whether additional remuneration is appropriate in the circumstances, any dispute shall be determined by an investment bank (acting as an expert and not as an arbitrator) selected by the Security Agent and approved by the Borrowers or, failing approval, nominated (on the application of the Security Agent) by the President for the time being of the Law Society of England and Wales (the costs of the nomination and of the investment bank being payable by the Borrowers) and the determination of any investment bank shall be final and binding upon the Parties.
27.20Deduction from amounts payable by the Agent
If any Party owes an amount to the Agent under the Finance Documents the Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted.
27.21Reliance and engagement letters
Each Finance Party and Secured Party confirms that each of the Arranger, the Agent and the Security Agent has authority to accept on its behalf (and ratifies the acceptance on its behalf of any letters or reports already accepted by the Arranger, the Agent or the Security Agent) the terms of any reliance letter or engagement letters relating to the Property Reports or any reports or letters provided by accountants, auditors or providers of due diligence reports in connection with the Finance Documents or the transactions contemplated in the Finance Documents and to bind it in respect of those Property Reports, reports or letters and to sign such letters on its behalf and further confirms that it accepts the terms and qualifications set out in such letters.
27.22No responsibility to perfect Transaction Security
The Security Agent shall not be liable for any failure to:
27.22.1require the deposit with it of any deed or document certifying, representing or constituting the title of any Transaction Obligor to any of the Security Assets;
27.22.2obtain any licence, consent or other authority for the execution, delivery, legality, validity, enforceability or admissibility in evidence of any Finance Document or the Transaction Security;

27.22.3register, file or record or otherwise protect any of the Transaction Security (or the priority of any of the Transaction Security) under any law or regulation or to give notice to any person of the execution of any Finance Document or of the Transaction Security;
27.22.4take, or to require any Transaction Obligor to take, any step to perfect its title to any of the Security Assets or to render the Transaction Security effective or to secure the creation of any ancillary Security under any law or regulation; or
27.22.5require any further assurance in relation to any Security Document.
27.23Insurance by Security Agent and the Agent
27.23.1The Security Agent, the Agent and the Service shall not be obliged:
(A)to insure any of the Security Assets;
(B)to require any other person to maintain any insurance; or
(C)to verify any obligation to arrange or maintain insurance contained in any Finance Document, and the Agent and the Security Agent shall not be liable for any damages, costs or losses to any person as a result of the lack of, or inadequacy of, any such insurance.
27.23.2Where the Agent or the Security Agent is named on any insurance policy as an insured party, none of them shall be liable for any damages, costs or losses to any person as a result of failure by any of them to notify the insurers of any material fact relating to the risk assumed by such insurers or any other information of any kind, unless the Majority Lenders request that person to do so in writing and the Agent or the Security Agent (as the case may be) fails to do so within fourteen days after receipt of that request.
27.24Custodians and nominees
The Security Agent may appoint and pay any person to act as a custodian or nominee on any terms in relation to any asset of the trust as the Security Agent may determine, including for the purpose of depositing with a custodian this Agreement or any document relating to the trust created under this Agreement and the Security Agent shall not be responsible for any loss, liability, expense, demand, cost, claim or proceedings incurred by reason of the misconduct, omission or default on the part of any person appointed by it under this Agreement or be bound to supervise the proceedings or acts of any person.
27.25Delegation by the Security Agent
27.25.1Each of the Security Agent, any Receiver or any Delegate may, at any time, delegate by power of attorney or otherwise to any person for any period, all or any right, power, authority or discretion vested in it in its capacity as such.
27.25.2That delegation may be made upon any terms and conditions (including the power to sub-delegate) and subject to any restrictions that the Security Agent, that Receiver or that Delegate (as the case may be) may, in its discretion, think fit in the interests of the Secured Parties.
27.25.3No Security Agent, Receiver or Delegate shall be bound to supervise, or be in any way responsible for any damages, costs or losses incurred by reason of any misconduct, omission or default on the part of, any such delegate or sub-delegate.
27.25.4The Security Agent shall not be bound to supervise, or be in any way responsible for any damages, costs or losses incurred by reason of any misconduct, omission or default on the part of, any person appointed to act pursuant to Clause 27.25.1 above.
27.26Additional Security Agents
27.26.1The Security Agent may at any time appoint (and subsequently remove) any person to act as a separate trustee or as a co-trustee jointly with it:
(A)if it considers that appointment to be in the interests of the Secured Parties;
(B)for the purposes of conforming to any legal requirement, restriction or condition which the Security Agent deems to be relevant; or
(C)for obtaining or enforcing any judgment in any jurisdiction, and the Security Agent shall give prior notice to the Borrowers and the Finance Parties of that appointment.
27.26.2Any person so appointed shall have the rights, powers, authorities and discretions (not exceeding those given to the Security Agent under or in connection with the Finance Documents) and the duties, obligations and responsibilities that are given or imposed by the instrument of appointment.
27.26.3The remuneration that the Security Agent may pay to that person, and any costs and expenses (together with any applicable VAT) incurred by that person in performing its functions pursuant to that appointment shall, for the purposes of this Agreement, be treated as costs and expenses incurred by the Security Agent.
27.27Acceptance of title
The Security Agent shall be entitled to accept without enquiry, and shall not be obliged to investigate, any right and title that any Transaction Obligor may have to any of the Security Assets and shall not be liable for, or bound to require any Transaction Obligor to remedy, any defect in its right or title.
27.28Winding up of trust
If the Security Agent, with the approval of the Agent, determines that:
27.28.1all of the Secured Liabilities and all other obligations secured by the Security Documents have been fully and finally discharged; and
27.28.2no Secured Party is under any commitment, obligation or liability (actual or contingent) to make advances or provide other financial accommodation to any Obligor pursuant to the Finance Documents, then:
(A)the trusts set out in this Agreement shall be wound up and the Security Agent shall release, without recourse or warranty, all of the Transaction Security and the rights of the Security Agent under each of the Security Documents; and
(B)any Security Agent which has resigned pursuant to Clause 27.13 (Resignation of the Agent and the Security Agent) shall release, without recourse or warranty, all of its rights under each Security Document.
27.29Powers supplemental to Trustee Acts
The rights, powers, authorities and discretions given to the Security Agent under or in connection with the Finance Documents shall be supplemental to the Trustee Act 1925 and the Trustee Act 2000 and in addition to any which may be vested in the Security Agent by law or regulation or otherwise.
27.30Disapplication of Trustee Acts
Section 1 of the Trustee Act 2000 shall not apply to the duties of the Security Agent in relation to the trusts constituted by this Agreement. Where there are any inconsistencies between the Trustee Act 1925 or the Trustee Act 2000 and the provisions of this Agreement, the provisions of this Agreement shall, to the extent permitted by law and regulation, prevail and, in the case of any inconsistency with the Trustee Act 2000, the provisions of this Agreement shall constitute a restriction or exclusion for the purposes of that Act.
27.31Role of Reference Banks
27.31.1No Reference Bank is under any obligation to provide a quotation or any other information to the Agent.
27.31.2No Reference Bank will be liable for any action taken by it under or in connection with any Finance Document, or for any Reference Bank Quotation, unless directly caused by its gross negligence or wilful misconduct.
27.31.3No Party (other than the relevant Reference Bank) may take any proceedings against any officer, employee or agent of any Reference Bank in respect of any claim it might have against that Reference Bank or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document, or to any Reference Bank Quotation, and any officer, employee or agent of each Reference Bank may rely on this Clause 27.31 subject to Clause 1.6 (Third party rights) and the provisions of the Third Parties Act.
27.32Third party Reference Banks
A Reference Bank which is not a Party may rely on Clause 27.31 (Role of Reference Banks), Clause 37.3 (Other exceptions) and Clause 39 (Confidentiality of Funding Rates and Reference Bank Quotations) subject to Clause 1.6 (Third party rights) and the provisions of the Third Parties Act.
28.Application of Proceeds
28.1Order of application
Subject to Clause 28.2 (Prospective liabilities), all amounts from time to time received or recovered by the Security Agent pursuant to the terms of any Finance Document or in connection with the realisation or enforcement of all or any part of the Transaction Security following the occurrence of an Event of Default which is continuing (for the purposes of this Clause 28, the "Recoveries") shall be held by the Security Agent on trust to apply them at any time as the Security Agent (in its discretion) sees fit, to the extent permitted by applicable law (and subject to the provisions of this Clause 28), in the following order:
28.1.1in discharging any sums owing to the Security Agent, any Receiver or any Delegate;
28.1.2in payment of all costs and expenses incurred by the Agent or any Secured Party in connection with any realisation or enforcement of the Transaction Security taken in accordance with the terms of this Agreement; and
28.1.3in payment to the Agent for application in accordance with Clause 31.5 (Partial payments).

28.2Prospective liabilities
Following acceleration following the occurrence of an Event of Default which is continuing, the Security Agent may, in its discretion, hold any amount of the Recoveries in an interest bearing suspense or impersonal account(s) in the name of the Security Agent with such financial institution (including itself) and for so long as the Security Agent shall think fit (the interest being credited to the relevant account) for later application under Clause 28.1 (Order of application) in respect of:
28.2.1any sum to the Security Agent, any Receiver or any Delegate; and
28.2.2any part of the Secured Liabilities,
that the Security Agent reasonably considers, in each case, might become due or owing at any time in the future.
28.3Investment of proceeds
Prior to the application of the proceeds of the Recoveries in accordance with Clause 28.1 (Order of application) the Security Agent may, in its discretion, hold all or part of those proceeds in an interest bearing suspense or impersonal account(s) in the name of the Security Agent with such financial institution (including itself) and for so long as the Security Agent shall think fit (the interest being credited to the relevant account) pending the application from time to time of those moneys in the Security Agent's discretion in accordance with the provisions of this Clause 28.3.
28.4Currency Conversion
28.4.1For the purpose of, or pending the discharge of, any of the Secured Liabilities the Security Agent may convert any moneys received or recovered by the Security Agent from one currency to another, at a market rate of exchange.
28.4.2The obligations of any Transaction Obligor to pay in the due currency shall only be satisfied to the extent of the amount of the due currency purchased after deducting the costs of conversion.
28.5Permitted Deductions
The Security Agent shall be entitled, in its discretion:
28.5.1to set aside by way of reserve amounts required to meet, and to make and pay, any deductions and withholdings (on account of taxes or otherwise) which it is or may be required by any applicable law to make from any distribution or payment made by it under this Agreement; and
28.5.2to pay all Taxes which may be assessed against it in respect of any of the Security Assets, or as a consequence of performing its duties, or by virtue of its capacity as Security Agent under any of the Finance Documents or otherwise (other than in connection with its remuneration for performing its duties under this Agreement).
28.6Good Discharge
28.6.1Any payment to be made in respect of the Secured Liabilities by the Security Agent may be made to the Agent on behalf of the Finance Parties and any payment made in that way shall be a good discharge, to the extent of that payment, by the Security Agent.

28.6.2The Security Agent is under no obligation to make the payments to the Agent under Clause 28.6.1 above in the same currency as that in which the obligations and liabilities owing to the relevant Finance Party are denominated.
29.Conduct of Business by The Finance Parties
No provision of this Agreement will:
29.1interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;
29.2oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or
29.3oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise), the sources and/or cost of funding its participation in a Loan, the sources and/or cost of funding its participation in a Loan or any computations in respect of Tax.
30.Sharing Among the Finance Parties
30.1Payments to Finance Parties
If a Finance Party (a "Recovering Finance Party") receives or recovers any amount from an Obligor other than in accordance with Clause 30.6 (Payment mechanics) (a "Recovered Amount") and applies that amount to a payment due under the Finance Documents then:
30.1.1the Recovering Finance Party shall, within three Business Days, notify details of the receipt or recovery to the Agent;
30.1.2the Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Agent and distributed in accordance with Clause 30.6 (Payment mechanics), without taking account of any Tax which would be imposed on the Agent in relation to the receipt, recovery or distribution; and
30.1.3the Recovering Finance Party shall, within three Business Days of demand by the Agent, pay to the Agent an amount (the "Sharing Payment") equal to such receipt or recovery less any amount which the Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause 31.5 (Partial payments).
30.2Redistribution of payments
The Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it between the Finance Parties (other than the Recovering Finance Party) (the "Sharing Finance Parties") in accordance with Clause 31.5 (Partial payments) towards the obligations of that Obligor to the Sharing Finance Parties.
30.3Recovering Finance Party's rights
On a distribution by the Agent under Clause 30.2 (Redistribution of payments) of a payment received by a Recovering Finance Party from an Obligor, as between the relevant Obligor and the Recovering Finance Party, an amount of the Recovered Amount equal to the Sharing Payment will be treated as not having been paid by that Obligor.
30.4Reversal of redistribution

If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:
30.4.1each Sharing Finance Party shall, upon request of the Agent, pay to the Agent for the account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay) (the "Redistributed Amount"); and
30.4.2as between the relevant Obligor and each relevant Sharing Finance Party, an amount equal to the relevant Redistributed Amount will be treated as not having been paid by that Obligor.
30.5Exceptions
30.5.1This Clause 30 shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause, have a valid and enforceable claim against the relevant Obligor.
30.5.2A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:
(A)it notified that other Finance Party of the legal or arbitration proceedings; and
(B)that other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.
30.6Hedge Counterparty
This Clause 30 shall not apply to any receipt or recovery under a Hedging Agreement by the Hedge Counterparty.
31.Payment Mechanics
31.1Payments to the Agent
31.1.1On each date on which an Obligor or a Lender is required to make a payment under a Finance Document, that Obligor or Lender shall make the same available to the Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.
31.1.2Payment shall be made to such account in the principal financial centre of the country of that currency and with such bank as the Agent, in each case, specifies.
31.2Distributions by the Agent
Each payment received by the Agent under the Finance Documents for another Party shall, subject to Clause 31.3 (Distributions to an Obligor) and Clause 31.4 (Clawback and pre-funding) be made available by the Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Agent by not less than five Business Days' notice with a bank specified by that Party in the principal financial centre of the country of that currency.

31.3Distributions to an Obligor
The Agent may (with the consent of the relevant Obligor or in accordance with Clause 32 (Set-Off)) apply any amount received by it for that Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.
31.4Clawback and pre-funding
31.4.1Where a sum is to be paid to the Agent under the Finance Documents for another Party, the Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.
31.4.2Unless Clause 31.4.3 below applies, if the Agent pays an amount to another Party and it proves to be the case that the Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Agent shall on demand refund the same to the Agent together with interest on that amount from the date of payment to the date of receipt by the Agent, calculated by the Agent to reflect its cost of funds.
31.4.3If the Agent is willing to make available amounts for the account of an Obligor before receiving funds from the Lenders then if and to the extent that the Agent does so but it proves to be the case that it does not then receive funds from a Lender in respect of a sum which it paid to an Obligor:
(A)the Agent shall notify the Borrowers of that Lender's identity and the Obligor to whom that sum was made available shall on demand refund it to the Agent; and
(B)the Lender by whom those funds should have been made available or, if that Lender fails to do so, the Obligor to whom that sum was made available, shall on demand pay to the Agent the amount (as certified by the Agent) which will indemnify the Agent against any funding cost incurred by it as a result of paying out that sum before receiving those funds from that Lender.
31.5Partial payments
31.5.1If the Agent or the Security Agent (as applicable) receives a payment that is insufficient to discharge all the amounts then due and payable by an Obligor under the Finance Documents, the Agent or the Security Agent (as applicable) shall apply that payment towards the obligations of that Obligor under the Finance Documents in the following order:
(A)first, in or towards payment pro rata of any unpaid amount owing to the Agent, the Security Agent, the Arranger, any Receiver or any Delegate under the Finance Documents;
(B)secondly, in or towards payment pro rata to the relevant Lender of any accrued interest on any Property Protection Loans due but unpaid under this Agreement;
(C)thirdly, in or towards payment pro rata to the relevant Lender of any principal of Property Protection Loans due but unpaid under this Agreement;

(D)fourthly, in or towards payment pro rata of:
(1)any accrued interest and fees due but unpaid to the Lenders under this Agreement; and
(2)any periodical payments (not being payments as a result of termination or closing out) due but unpaid to the Hedge Counterparty under the Hedging Agreements;
(E)fifthly, in or towards payment pro rata of:
(1)any principal or other amount due but unpaid to the Lenders under this Agreement; and
(2)any net payments as a result of termination or closing out due but unpaid to the Hedge Counterparty under the Hedging Agreements; and
(F)sixthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.
31.5.2The Agent shall, if so directed by the Majority Lenders and the Hedge Counterparty, vary , or instruct the Security Agent to vary (as applicable), the order set out in Clauses 31.5.1(B) to 31.5.1(F) above. Any such variation may include the re-ordering of obligations set out in any such paragraph.
31.5.3Clauses 31.5.1 and 31.5.2 above will override any appropriation made by an Obligor.
31.6No set-off by the Obligors
31.6.1All payments to be made by an Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.
31.6.2Clause 31.6.1 above shall not affect the operation of any payment or close out netting in respect of any amounts owing under any Hedging Agreement.
31.7Business Days
31.7.1Any payment under the Finance Documents which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).
31.7.2During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.
31.8Currency of account
31.8.1Subject to Clauses 31.8.2 and 31.8.3 below, sterling is the currency of account and payment for any sum due from an Obligor under any Finance Document.
31.8.2Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.
31.8.3Any amount expressed to be payable in a currency other than sterling shall be paid in that other currency.
31.9Change of currency
31.9.1Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

(A)any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Agent (after consultation with the Borrowers); and
(B)any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Agent (acting reasonably).
31.9.2If a change in any currency of a country occurs, this Agreement will, to the extent the Agent (acting reasonably and after consultation with the Borrowers) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Market and otherwise to reflect the change in currency.
31.10Disruption to Payment Systems etc.
If either the Agent determines (in its discretion) that a Disruption Event has occurred or the Agent is notified by the Borrowers that a Disruption Event has occurred:
31.10.1the Agent may, and shall if requested to do so by the Borrowers, consult with the Borrowers with a view to agreeing with the Borrowers such changes to the operation or administration of a Facility the Agent may deem necessary in the circumstances;
31.10.2the Agent shall not be obliged to consult with the Borrowers in relation to any changes mentioned in Clause 31.10.1 above if, in its opinion, it is not practicable to do so in the circumstances and, in any event, shall have no obligation to agree to such changes;
31.10.3the Agent may consult with the Finance Parties in relation to any changes mentioned in Clause 31.10.1 above but shall not be obliged to do so if, in its opinion, it is not practicable to do so in the circumstances;
31.10.4any such changes agreed upon by the Agent and the Borrowers shall (whether or not it is finally determined that a Disruption Event has occurred) be binding upon the Parties as an amendment to (or, as the case may be, waiver of) the terms of the Finance Documents notwithstanding the provisions of Clause 37 (Amendments and Waivers);
31.10.5the Agent shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever (including for negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) arising as a result of its taking, or failing to take, any actions pursuant to or in connection with this Clause 31.10; and
31.10.6the Agent shall notify the Finance Parties of all changes agreed pursuant to Clause 31.10.4 above.
32.Set-Off
A Finance Party may set off any matured obligation due from an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

33.Notices
33.1Communications in writing
Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax or letter.
33.2Addresses
The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:
33.2.1in the case of each Obligor,
Address:     c/o Global Net Lease
50 Liverpool Street
EC2M 7PY
Attention:    Jacqui Shimmin
With a copy to:
Address:    James Tanaka & Michael Anderson
3rd Floor
405 Park Avenue
New York
NY 10022
33.2.2in the case of the Agent, the Security Agent, the Hedge Counterparty and each Lender, that identified with its name below, or any substitute address or fax number or department or officer as the Party may notify to the Agent (or the Agent may notify to the other Parties, if a change is made by the Agent) by not less than five Business Days' notice.
33.3Delivery
33.3.1Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:
(A)if by way of fax, when received in legible form; or
(B)if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address;
and, if a particular department or officer is specified as part of its address details provided under Clause 33.2 (Addresses), if addressed to that department or officer.
33.3.2Any communication or document to be made or delivered to the Agent or the Security Agent will be effective only when actually received by the Agent or the Security Agent and then only if it is expressly marked for the attention of the department or officer identified with the Agent's or the Security Agent's signature below (or any substitute department or officer as the Agent or Security Agent shall specify for this purpose).
33.3.3All notices from or to an Obligor shall be sent through the Agent.

33.3.4Any communication or document made or delivered to any Obligor in accordance with this Clause will be deemed to have been made or delivered to each of the Obligors.
33.3.5Any communication or document which becomes effective, in accordance with Clauses 33.3.1 to 33.3.4 above, after 5.00pm in the place of receipt shall be deemed only to become effective on the following day.
33.4Notification of address and fax number
Promptly upon changing its address or fax number, the Agent shall notify the other Parties.
33.5Electronic communication
33.5.1Any communication to be made between any two Parties under or in connection with the Finance Documents may be made by electronic mail or other electronic means (including by way of posting to a secure website) if those two Parties:
(A)notify each other in writing of their electronic mail address and/or any other information required to enable the transmission of information by that means; and
(B)notify each other of any change to their address or any other such information supplied by them by not less than five Business Days' notice.
33.5.2Any such electronic communication as specified in Clause 33.5.1 above to be made between an Obligor and a Finance Party may only be made in that way to the extent that those two Parties agree that, unless and until notified to the contrary, this is to be an accepted form of communication.
33.5.3Any such electronic communication as specified in Clause 33.5.1 above made between any two Parties will be effective only when actually received (or made available) in readable form and in the case of any electronic communication made by a Party to the Agent or the Security Agent only if it is addressed in such a manner as the Agent or Security Agent shall specify for this purpose.
33.5.4Any electronic communication which becomes effective, in accordance with Clause 33.5.3 above, after 5.00pm in the place in which the Party to whom the relevant communication is sent or made available has its address for the purpose of this Agreement shall be deemed only to become effective on the following day.
33.5.5Any reference in a Finance Document to a communication being sent or received shall be construed to include that communication being made available in accordance with this Clause 33.5.
33.6English language
33.6.1Any notice given under or in connection with any Finance Document must be in English.
33.6.2All other documents provided under or in connection with any Finance Document must be:
(A)in English; or
(B)if not in English, and if so required by the Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.
33.7Voice recording

Each Party acknowledges and agrees that telephone calls may be recorded for regulatory or monitoring purposes.
34.Calculations and Certificates
34.1Accounts
In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.
34.2Certificates and Determinations
Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.
34.3Day count convention
Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 365 days or, in any case where the practice in the Relevant Market differs, in accordance with that market practice.
35.PARTIAL INVALIDITY
If, at any time, any provision of a Finance Document is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.
36.Remedies and Waivers
No failure to exercise, nor any delay in exercising, on the part of any Finance Party, any right or remedy under a Finance Document shall operate as a waiver of any such right or remedy or constitute an election to affirm any of the Finance Documents. No election to affirm any Finance Document on the part of any Finance Party shall be effective unless it is in writing. No single or partial exercise of any right or remedy shall prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in each Finance Document are cumulative and not exclusive of any rights or remedies provided by law.
37.Amendments and Waivers
37.1Required consents
37.1.1Subject to Clause 37.2 (All Lender matters) and Clause 37.3 (Other exceptions), any term of the Finance Documents may be amended or waived only with the consent of the Majority Lenders and the Obligors' Agent and any such amendment or waiver will be binding on all Parties.
37.1.2The Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause 37.
37.1.3Without prejudice to the generality of Clauses 27.8.3, 27.8.4 and 27.8.5 (Rights and discretions), the Agent may engage, pay for and rely on the services of lawyers in determining the consent level required for and effecting any amendment, waiver or consent under this Agreement.
37.1.4Each Obligor agrees to any such amendment or waiver permitted by this Clause 37 which is agreed to by the Obligors' Agent. This includes any amendment or waiver which would, but for this Clause 37.1.4, require the consent of all of the Obligors.
37.1.5Clause 25.10.3 (Pro rata interest settlement) shall apply to this Clause 38.
37.2All Lender matters
Subject to Clause 37.4 (Replacement of Screen Rate), an amendment, waiver or (in the case of a Security Document) a consent of, or in relation to, any term of a Finance Document that has the effect of changing or which relates to:
37.2.1the definition of "Majority Lenders" in Clause 1.1 (Definitions);
37.2.2an extension to the date of payment of any amount under the Finance Documents;
37.2.3a reduction in the Margin or a reduction in the amount of any payment of principal, interest, fees or commission payable;
37.2.4a change in currency of payment of any amount under the Finance Documents;
37.2.5an increase in any Commitment or the Total Commitments, an extension of the Availability Period or any requirement that a cancellation of Commitments reduces the Commitments rateably under the Facilities;
37.2.6a change to any Obligor other than in accordance with Clause 26 (Changes to the Transaction Obligors);
37.2.7any provision which expressly requires the consent of all the Lenders;
37.2.8Clause 2.3 (Finance Parties' rights and obligations), Clause 5.1 (Delivery of the Utilisation Request), Clause 7.1 (Illegality), Clause 7.2 (Change of control), Clause 7.3 (Mandatory prepayment), Clause 7.4 (Application of mandatory prepayments), Clause 25 (Changes to the Lenders and Hedge Counterparties), Clause 26 (Changes to the Transaction Obligors), Clause 30 (Sharing Among the Finance Parties), this Clause 37, Clause 41 (Governing Law) or Clause 42.1 (Jurisdiction);
37.2.9(other than as expressly permitted by the provisions of any Finance Document) the nature or scope of:
(A)the guarantee and indemnity granted under Clause 18 (Guarantee and Indemnity);
(B)the Security Assets; or
(C)the manner in which the proceeds of enforcement of the Transaction Security are distributed
(except in the case of paragraphs (B) and (C) above, insofar as it relates to a sale or disposal of an asset which is the subject of the Transaction Security where such sale or disposal is expressly permitted under this Agreement or any other Finance Document); or
37.2.10the release of any guarantee and indemnity granted under Clause 18 (Guarantee and Indemnity) or of any Transaction Security unless permitted under this Agreement or any other Finance Document or relating to a sale or disposal of an asset which is the subject of the Transaction Security where such sale or disposal is expressly permitted under this Agreement or any other Finance Document, shall not be made, or given, without the prior consent of all the Lenders.

37.3Other exceptions
37.3.1An amendment or waiver which relates to the rights or obligations of the Agent, the Security Agent, the Arranger or a Reference Bank (each in their capacity as such) may not be effected without the consent of the Agent, the Security Agent, the Arranger or that Reference Bank, as the case may be.
37.3.2An amendment or waiver which relates to the rights or obligations of the Hedge Counterparty (in its capacity as such) may not be effected without the consent of the Hedge Counterparty.
37.3.3Notwithstanding any other provision of any Finance Document, the terms of the Facility will not be amended such that different terms or conditions apply to different participations or interests in the Facility and all participations in the Facility will at all times have the same terms and conditions. Any amendment, waiver or other consent which is granted by one or more Lenders constituting the Majority Lenders, all Lenders or other relevant group of Lenders in respect of or in connection with the Facility will be deemed to apply to the whole of the Facility (notwithstanding the terms of such amendment, waiver or other consent) so that if the terms of part only of the Facility are amended or waived or otherwise affected by a decision of one or more Lenders constituting the Majority Lenders, all Lenders or other relevant group of Lenders, a corresponding amendment, waiver or decision will be deemed to apply to the entirety of the Facility. In case of a split, re-designation or replacement of part of the Facility (or a mechanic having a similar result), this provision will also apply to such split, re-designated or replacement Facility/ies as if references to the Facility and the parts of the Facility were references to such split, re-designated or replacement Facility/ies. Any amendment, waiver or other consent which relates to, or has the effect of changing, this paragraph may not be made without the consent of the Original Lender.
37.4Replacement of Screen Rate
37.4.1Subject to Clause 37.3 (Other exceptions), if a Screen Rate Replacement Event has occurred, any amendment or waiver which relates to:
(A)providing for the use of a Replacement Benchmark in place of (or in addition to) the Screen Rate; and
(B)any or all of the following:
(1)aligning any provision of any Finance Document to the use of that Replacement Benchmark;
(2)enabling that Replacement Benchmark to be used for the calculation of interest under this Agreement (including, without limitation, any consequential changes required to enable that Replacement Benchmark to be used for the purposes of this Agreement);
(3)implementing market conventions applicable to that Replacement Benchmark;
(4)providing for appropriate fallback (and market disruption) provisions for that Replacement Benchmark; or
(5)adjusting the pricing to reduce or eliminate, to the extent reasonably practicable, any transfer of economic value from one Party to another as a result of the application of that Replacement Benchmark (and if any adjustment or method for calculating any adjustment has been formally designated, nominated or recommended by the Relevant Nominating Body, the adjustment shall be determined on the basis of that designation, nomination or recommendation), may be made with the consent of the Agent (acting on the instructions of the Majority Lenders) and the Obligors' Agent.
For the purposes of this Clause 37.4.1:
"Relevant Nominating Body" means any applicable central bank, regulator or other supervisory authority or a group of them, or any working group or committee sponsored or chaired by, or constituted at the request of, any of them or the Financial Stability Board.
"Replacement Benchmark" means a benchmark rate which is:
(A)formally designated nominated or recommended as the replacement for the Screen Rate by:
(1)the administrator of that Screen Rate (provided that the market or economic reality that such benchmark rate measures is the same as that measured by that Screen Rate); or
(2)any Relevant Nominating Body,
and if replacements have, at the relevant time, been formally designated, nominated or recommended under both paragraphs, the "Replacement Benchmark" will be the replacement under sub-Clause (2) above;
(B)in the opinion of the Majority Lenders and the Obligors' Agent, generally accepted in the international or any relevant domestic syndicated loan markets as the appropriate successor to the Screen Rate; or
(C)in the opinion of the Majority Lenders and the Obligors' Agent, an appropriate successor to the Screen Rate.
"Screen Rate Replacement Event" means:
(A)the methodology, formula or other means of determining that Screen Rate has materially changed;
(B)
(1)
(a)the administrator of the Screen Rate or its supervisor publicly announces that such administrator is insolvent; or
(b)information is published in any order, decree, notice, petition or filing, however described, of or filed with a court, tribunal, exchange, regulatory authority or similar administrative, regulatory or judicial body which reasonably confirms that the administrator of the Screen Rate is insolvent, provided that, in each case, at that time, there is no successor administrator to continue to provide the Screen Rate;
(2)the administrator of the Screen Rate publicly announces that it has ceased or will cease, to provide the Screen Rate permanently or indefinitely and, at that time, there is no successor administrator to continue to provide the Screen Rate;

(3)the supervisor of the administrator of the Screen Rate publicly announces that the Screen Rate has been or will be permanently or indefinitely discontinued; or
(4)the administrator of the Screen Rate or its supervisor announces that the Screen Rate may no longer be used; or
(C)the administrator of the Screen Rate determines that the Screen Rate should be calculated in accordance with its reduced submissions or other contingency or fallback policies or arrangements and either:
(1)the circumstances or events leading to such determination are not (in the opinion of the Majority Lenders and the Obligors' Agent) temporary; or
(2)that Screen Rate is calculated in accordance with any such policy or arrangement for a period no less than 20 Business Days; or
(D)in the opinion of the Majority Lenders and the Obligors' Agent, that Screen Rate is otherwise no longer appropriate for the purposes of calculating interest under this Agreement.
37.4.2If any Lender fails to respond to a request for an amendment or waiver described in Clause 37.4.1 above within 15 Business Days (unless the Obligors' Agent and the Agent agree to a longer time period in relation to any request) of that request being made:
(A)its Commitment shall not be included for the purpose of calculating the Total Commitments when ascertaining whether any relevant percentage of Total Commitments has been obtained to approve that request; and
(B)its status as a Lender shall be disregarded for the purpose of ascertaining whether the agreement of any specified group of Lenders has been obtained to approve that request.
38.Confidential Information
38.1Confidentiality and information sharing
38.1.1Each Finance Party agrees to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by Clause 38.1.2 below, Clause 38.2 (Disclosure of Confidential Information) and Clause 38.3 (Disclosure to numbering service providers), and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information.
38.1.2Each Obligor agrees that any Finance Party that is a Subsidiary of Lloyds Banking Group plc may at any time share information and opinions about or relating to any Obligor, the Group, the Finance Documents and a Facility, including, but not limited to, information and opinions about:
(A)the financial condition of any Obligor and the Group (including, but not limited to, internal credit assessments produced by any Finance Party);
(B)the business plans of any Obligor and the Group; and
(C)any other borrowing by any Obligor or the Group,
with any other Finance Party that is a Subsidiary of Lloyds Banking Group plc, provided that such information and opinions are protected with security measures and a degree of care that the recipient would apply to its own information and opinions of that type.
38.2Disclosure of Confidential Information

Any Finance Party may disclose:
38.2.1to any of its Affiliates and Related Funds and any of its or their officers, directors, employees, professional advisers, auditors, partners (including limited partners) and Representatives and any person who invests in or otherwise finances (or may potentially invest in or otherwise finance or is otherwise subject of a call for capital), directly or indirectly, a Finance Party or any of the foregoing, such Confidential Information as that Finance Party shall consider appropriate if any person to whom the Confidential Information is to be given pursuant to this Clause 38.2.1 is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information;
38.2.2to any person:
(A)to (or through) whom it assigns or transfers (or may potentially assign or transfer) all or any of its rights and/or obligations under one or more Finance Documents or which succeeds (or which may potentially succeed) it as Agent or Security Agent and, in each case, to any of that person's Affiliates, Related Funds, Representatives and any of its or their officers, directors, employees, professional advisers, auditors and partners;
(B)with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, any sub-participation in relation to, or any other transaction under which payments are to be made or may be made by reference to, one or more Finance Documents and/or one or more Obligors and to any of that person's Affiliates, Related Funds, Representatives and any of its or their officers, directors, employees, professional advisers, auditors and partners;
(C)appointed by any Finance Party or by a person to whom Clauses 38.2.2(A) or 38.2.2(B) above applies to receive communications, notices, information or documents delivered pursuant to the Finance Documents on its behalf (including any person appointed under Clause 27.16.1 (Relationship with the other Finance Parties);
(D)who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to in Clauses 38.2.2(A) or 38.2.2(B) above and their professional and financial advisors;
(E)to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation;
(F)to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes;
(G)to whom information is disclosed in accordance with Clause 38.3 (Disclosure to numbering service providers);
(H)to whom or for whose benefit that Finance Party charges, assigns or otherwise creates Security (or may do so) pursuant to Clause 25.9 (Security over Lenders' rights) and any agent or professional and financial adviser to that person;

(I)who is an investor or potential investor in, or any other person (and in each case their respective financial and professional advisors) for the purposes of, any Balance Sheet Management Transaction of that Finance Party's rights or obligations under the Finance Document or any Rating Agency in relation to the same (and such information may be included in any offering circular or other information or materials prepared for the primary purposes of disclosure to any such person or for the purpose of a Balance Sheet Management Transaction);
(J)who is an agent or trustee of that Finance Party or in respect of a Balance Sheet Management Transactions and any agent of or professional and financial advisor to, that person;
(K)who is a Party, any Obligor or any related entity of an Obligor;
(L)with the consent of an Obligor;
(M)who has provided insurance relating to any Obligor or Property and any insurance broker that has provided services in relation to such insurance, in each case, such Confidential Information as that Finance Party shall consider appropriate if:
(1)in relation to Clauses 38.2.2(A) to 38.2.2(C) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking except that there shall be no requirement for a Confidentiality Undertaking if the recipient is a professional adviser and is subject to professional obligations to maintain the confidentiality of the Confidential Information or if the information is required to be included in a public document in order to achieve a Balance Sheet Management Transaction;
(2)in relation to Clause 38.2.2(D) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking or is otherwise bound by requirements of confidentiality in relation to the Confidential Information they receive and is informed that some or all of such Confidential Information may be price-sensitive information, except that there shall be no requirement for a Confidentiality Undertaking if the information is required to be included in a public document in order to achieve a Balance Sheet Management Transaction;
(3)in relation to Clauses 38.2.2(E) to 38.2.2(H) above, the person to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of that Finance Party, it is not practicable so to do in the circumstances;
38.2.3to any person appointed by that Finance Party or by a person to whom Clause 38.2.2(A) or 38.2.2(B) above applies to provide administration or settlement services in respect of one or more of the Finance Documents including, in relation to the trading of participations in respect of the Finance Documents, such Confidential Information as may be required to be disclosed to enable such service provider to provide any of the services referred to in this Clause 38.2.3 if the service provider to whom the Confidential Information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement

Service Providers or such other form of confidentiality undertaking agreed between the Borrowers and the relevant Finance Party;
38.2.4to any regulator with jurisdiction over that Finance Party or any Affiliate or Related Fund of that Finance Party such Confidential Information if and to the extent that it is requested by such regulator;
38.2.5to any person if the Confidential Information comes into the public domain (other than as a breach of this Clause 38 (Confidential information); and
38.2.6to any Rating Agency (including its professional advisers) such Confidential Information as may be required to be disclosed to enable such rating agency to carry out its normal rating activities in relation to the Finance Documents, any Balance Management Transaction and/or the Obligors if the Rating Agency to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information.
38.3Disclosure to numbering service providers
38.3.1Any Finance Party may disclose to any national or international numbering service provider appointed by that Finance Party to provide identification numbering services in respect of this Agreement, a Facility and/or any Obligor the following information:
(A)names of the Obligors;
(B)country of domicile of the Obligors;
(C)place of incorporation of the Obligors;
(D)date of this Agreement;
(E)Clause 41 (Governing Law);
(F)the names of the Agent and the Arranger;
(G)date of each amendment of this Agreement;
(H)amount of Total Commitments;
(I)currency of a Facility;
(J)type of Facility;
(K)ranking of a Facility;
(L)the Termination Date;
(M)changes to any of the information previously supplied pursuant to paragraphs (A) to (L) above; and
(N)such other information agreed between such Finance Party and the Borrowers, to enable such numbering service provider to provide its usual syndicated loan numbering identification services.
38.3.2The Parties acknowledge and agree that each identification number assigned to this Agreement, the Facility and/or an Obligor by a numbering service provider and the information associated with each such number may be disclosed to users of its services in accordance with the standard terms and conditions of that numbering service provider.
38.3.3Each Obligor represents that none of the information set out in Clause 38.3.1(A) to (N) above is, nor will at any time be, unpublished price-sensitive information.
38.3.4The Agent shall notify the Borrowers and the other Finance Parties of:

(A)the name of any numbering service provider appointed by the Agent in respect of this Agreement, a Facility and/or an Obligor; and
(B)the number or, as the case may be, numbers assigned to this Agreement, a Facility and/or an Obligor by such numbering service provider.
38.4Entire agreement
This Clause 38 constitutes the entire agreement between the Parties in relation to the obligations of the Finance Parties under the Finance Documents regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information.
38.5Inside information
Each of the Finance Parties acknowledges that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and each of the Finance Parties undertakes not to use any Confidential Information for any unlawful purpose.
38.6Notification of disclosure
Each of the Finance Parties agrees (to the extent permitted by law and regulation) to inform the Borrowers:
38.6.1of the circumstances of any disclosure of Confidential Information made pursuant to Clause 38.2 (Disclosure of Confidential Information) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and
38.6.2upon becoming aware that Confidential Information has been disclosed in breach of this Clause 38.
38.7Continuing obligations
The obligations in this Clause 38 are continuing and, in particular, shall survive and remain binding on each Finance Party for a period of 12 months from the earlier of:
38.7.1the date on which all amounts payable by the Obligors under or in connection with the Finance Documents have been paid in full and all Commitments have been cancelled or otherwise cease to be available; and
38.7.2the date on which such Finance Party otherwise ceases to be a Finance Party.
39.Confidentiality of Funding Rates and Reference Bank Quotations
39.1Confidentiality and disclosure
39.1.1The Agent and each Obligor agree to keep each Funding Rate (and, in the case of the Agent, each Reference Bank Quotation) confidential and not to disclose it to anyone, save to the extent permitted by Clauses 39.1.2, 39.1.3 and 39.1.4 below.
39.1.2The Agent may disclose:
(A)any Funding Rate (but not, for the avoidance of doubt, any Reference Bank Quotation) to the Borrowers pursuant to Clause 8.5 (Notification of rates of interest); and

(B)any Funding Rate or any Reference Bank Quotation to any person appointed by it to provide administration services in respect of one or more of the Finance Documents to the extent necessary to enable such service provider to provide those services if the service provider to whom that information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Agent and the relevant Lender or Reference Bank, as the case may be.
39.1.3The Agent may disclose any Funding Rate or any Reference Bank Quotation, and each Obligor may disclose any Funding Rate, to:
(A)any of its Affiliates and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives if any person to whom that Funding Rate or Reference Bank Quotation is to be given pursuant to this paragraph (A) is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of that Funding Rate or Reference Bank Quotation or is otherwise bound by requirements of confidentiality in relation to it;
(B)any person to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation if the person to whom that Funding Rate or Reference Bank Quotation is to be given is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of the Agent or the relevant Obligor, as the case may be, it is not practicable to do so in the circumstances;
(C)any person to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes if the person to whom that Funding Rate or Reference Bank Quotation is to be given is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of the Agent or the relevant Obligor, as the case may be, it is not practicable to do so in the circumstances; and
(D)any person with the consent of the relevant Lender or Reference Bank, as the case may be.
39.1.4The Agent's obligations in this Clause 39 relating to Reference Bank Quotations are without prejudice to its obligations to make notifications under Clause 8.5 (Notification of rates of interest) provided that (other than pursuant to Clause 39.1.2(A) above) the Agent shall not include the details of any individual Reference Bank Quotation as part of any such notification.
39.2Related obligations
39.2.1The Agent and each Obligor acknowledge that each Funding Rate (and, in the case of the Agent, each Reference Bank Quotation) is or may be price-sensitive information and that its use may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and the Agent and each Obligor undertake not to use any Funding Rate or, in the case of the Agent, any Reference Bank Quotation for any unlawful purpose.

39.2.2The Agent and each Obligor agree (to the extent permitted by law and regulation) to inform the relevant Lender or Reference Bank, as the case may be:
(A)of the circumstances of any disclosure made pursuant to Clause 39.1.3(B) (Confidentiality and disclosure) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and
(B)upon becoming aware that any information has been disclosed in breach of this Clause 39.
39.3No Event of Default
No Event of Default will occur under Clause 24.3 (Other obligations) by reason only of an Obligor's failure to comply with this Clause 39.
39.4Contractual recognition of bail-in
Notwithstanding any other term of any Finance Document or any other agreement, arrangement or understanding between the Parties, each Party acknowledges and accepts that any liability of any Party to any other Party under or in connection with the Finance Documents may be subject to Bail-In Action by the relevant Resolution Authority and acknowledges and accepts to be bound by the effect of:
39.4.1any Bail-In Action in relation to any such liability, including (without limitation):
(A)a reduction, in full or in part, in the principal amount, or outstanding amount due (including any accrued but unpaid interest) in respect of any such liability;
(B)a conversion of all, or part of, any such liability into shares or other instruments of ownership that may be issued to, or conferred on, it; and
(C)a cancellation of any such liability; and
39.4.2a variation of any term of any Finance Document to the extent necessary to give effect to any Bail-In Action in relation to any such liability.
40.Counterparts
Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.
41.Governing Law
This Agreement and any dispute or claim arising out of or in connection with it or its subject matter, existence, negotiation, validity, termination or enforceability (including any non-contractual disputes or claims) shall be governed by and construed in accordance with English law.
42.Enforcement
42.1Jurisdiction
42.1.1Save where a Finance Document expressly provides to the contrary and subject to Clause 42.1.3 below, the courts of England have exclusive jurisdiction to settle any dispute or claim arising out of or in connection with any Finance Document or its subject matter, existence, negotiation, validity, termination or enforceability, including any non-contractual dispute or claim (a "Dispute").

42.1.2Save where a Finance Document expressly provides to the contrary and subject to Clause 42.1.3 below, the Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Obligor will:
(A)argue to the contrary; or
(B)initiate or pursue any proceedings relating to a Dispute in any jurisdiction other than England.
42.1.3Notwithstanding Clauses 42.1.1 and 42.1.2 above, no Finance Party shall be prevented from initiating or pursuing proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Finance Parties may initiate or pursue:
(A)proceedings in any other court; and
(B)concurrent proceedings in any number of jurisdictions,
irrespective of whether proceedings have already been initiated by any Party in England. Each Obligor irrevocably waives any right that it may have to claim that the action has been brought in an inconvenient forum.
42.2Service of process
42.2.1Without prejudice to any other mode of service allowed under any relevant law, each Obligor (other than an Obligor incorporated in England and Wales):
(A)irrevocably appoints T&H Secretarial Services Limited (a company registered in England and Wales with company number 03526638) as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document; and
(B)agrees that failure by a process agent to notify the relevant Obligor of the process will not invalidate the proceedings concerned.
42.2.2If any person appointed as an agent for service of process is unable for any reason to act as agent for service of process, the Obligors' Agent (on behalf of all the Obligors) must immediately (and in any event within five days of such event taking place) appoint another agent on terms acceptable to the Agent. Failing this, the Agent may appoint another agent for this purpose.
43.Bankruptcy Code
43.2.1Notwithstanding anything to the contrary in this Agreement or any other Finance Document none of the Agent, the Security Agent or any Lender shall be deemed to have waived any right which any of the Agent, Security Agent or the Lenders may have under Section 506(a), 506(b), 1111(b) of any other provisions of the Bankruptcy Code to file a claim for the full amount of the Secured Liabilities or to require that all Security Assets shall continue to secure all of the Secured Liabilities owing to any of the Agent, the Security Agent or the Lenders in accordance with the Finance Documents.
43.2.2For the purposes of Clause, Bankruptcy Code shall mean 11 U.S.C. §101 et seq. as the same may be amended from time to time.
THIS AGREEMENT has been entered into on the date stated at the beginning of this Agreement.

Schedule 2
CONDITIONS PRECEDENT
Part A

CONDITIONS PRECEDENT TO THE LOAN
[All conditions precedent in this Part A of Schedule 2 were satisfied at or prior to the Utilisation of the Loan]
1.OBLIGORS
1.1A copy of the constitutional documents of each Transaction Obligor (and if any such documents are not written in the English language they must be accompanied by a certified translation).
1.2A copy of a resolution of the managing member, general partner, board of directors or manager (as applicable) of each Transaction Obligor:
1.2.1approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it execute, deliver and perform the Finance Documents to which it is a party;
1.2.2authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf; and
1.2.3authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, any Utilisation Request) to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party.
1.3A specimen of the signature of each person authorised by the resolution referred to in paragraph 1.2 above.
1.4A certificate of each Transaction Obligor (signed by a managing member, general partner or director (as applicable)) confirming that borrowing or guaranteeing or securing, as appropriate, the Total Commitments would not cause any borrowing, guarantee, security or similar limit binding on it to be exceeded.
1.5A certificate of an authorised signatory of the relevant Transaction Obligor certifying that each copy document relating to it specified in this Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.
1.6A solvency certificate signed by an Authorised Signatory of each Transaction Obligor.
1.7A true, complete and up-to-date copy of an excerpt (extrait) issued by the Luxembourg Register of Commerce and Companies pertaining to each Transaction Obligor incorporated and established in Luxembourg dated as at a date no earlier than one (1) Business Day prior to the Utilisation Date.
1.8A true, complete and up-to-date copy of a non-registration certificate (certificat de non-inscription d'une décision judiciaire) pertaining to each Transaction Obligor incorporated and established in Luxembourg, each issued by the Luxembourg Register of Commerce and Companies dated as at a date no earlier than one (1) Business Day prior to the Utilisation Date.
1.9The Structure Chart.
2.FINANCIAL INFORMATION
2.1The Original Financial Statements.
2.2Evidence that any Subordinated Debt or equity identified in the Funds Flow Statement has been invested in the Obligors.

2.3Copies of the bank mandates for the Accounts (other than the Lux Accounts and the General Account for each Obligor other than ARC ALSFDUK001, LLC) and evidence that such Accounts have been opened.
2.4A Compliance Certificate
2.5The Funds Flow Statement.
2.6Evidence that the Rental Income per annum is at least £39,412,834.
2.7The form of quarterly report referred to in Clause 20.4.1 (Monitoring of Property).
2.8The Business Plan.
3.VALUATION AND SURVEY
3.1A copy of the Initial Valuation in respect of the Initial Properties showing:
3.1.1the Market Value of the Properties to be not less than £444,655,000;
3.1.2the vacant possession value of the Properties to be not less than £202,180,000;
3.1.3Estimated Rental Values of the Properties to be not less than £39,412,834 per annum;
3.1.4an insurance valuation for the Properties; and
3.1.5no negative statements or comments.
3.2Confirmation that the Agent's internal valuer has carried out a satisfactory inspection of each Property.
3.3A building survey in respect of each Property from a Subsidiary of Nova Consulting Group, Inc. addressed to the Finance Parties.
3.4An environment report in respect of each Property from a Subsidiary of WSP Global Inc.
3.5Evidence the author of any report delivered to the Agent in respect of each Property pursuant to this Schedule 2 which is addressed to the Finance Parties has professional indemnity insurance in an amount acceptable to the Agent.
3.6A copy of the current energy performance certificate(s) in respect of each Property or evidence that an energy performance certificate is not required under applicable law or regulation.
4.INSURANCE
4.1An insurance valuation of each Property.
4.2A report on insurance from the Agent's insurance adviser on the composite insurance (including terrorist cover) of the Properties in accordance with the requirements of the Agent and this Agreement.
5.PROPERTIES
In this section an "acceptable undertaking" means a solicitor's undertaking from a firm of solicitors regulated by the Law Society of England and Wales in respect of any Property located in England or Wales or the Law Society of Scotland in respect of any Property located in Scotland and approved for this purpose by the Agent and in form and substance satisfactory to the Agent.
5.1All title documents relating to the interests of each Obligor in each Property or an acceptable undertaking to hold the same to the order of the Security Agent.
5.2Copies of all existing Lease Documents together with PDF copies sent to the Agent by email.

5.3If the relevant Property is located in England and Wales, a clear Land Charges Registry search against each relevant Obligor or the results of Land Registry searches in favour of the Security Agent on the appropriate forms against all of the registered titles comprising the interests of each Obligor in each Property and:
5.3.1giving not less than 20 Business Days' priority beyond the date of the relevant Security Agreement; and
5.3.2showing no adverse entries.
5.4If the relevant Property is located in Scotland, a clear search in the Property and Personal Registers for the relevant prescriptive periods or clear Land Register reports, as the case may be, together with clear searches in the Register of Inhibitions against the relevant Obligors showing:
5.4.1no adverse entries;
5.4.2an advance notice as defined in the Land Registration etc. (Scotland) Act 2012 for each Standard Security giving not less than 20 protected Business Days beyond the date of the relevant Standard Security; and
5.4.3no other advance notices as defined in the Land Registration etc. (Scotland) Act 2012.
5.5A copy of each advance notice referred to in paragraph 5.4 above.
5.6In respect of the Properties located in England and Wales:
5.6.1a certificate of title (in City of London Law Society format (version 7) wrapper to each Property incorporating a report on the Lease Documents prepared by the Borrowers' solicitors and addressed to the Finance Parties.
5.6.2an overview report prepared by Herbert Smith Freehills LLP on each certificate of title wrapper addressed to the Finance Parties.
5.7In respect of the Properties located in Scotland:
5.7.1a wrapper (in Scottish format produced by the Property Standardisation Group for Report On Title for Certificate of Title (based on the CLLS Certificate of Title format (Seventh Edition 2016 Update) for each Property incorporating a report on the Lease Documents prepared by the Borrowers' solicitors and addressed to the Finance Parties; and
5.7.2an overview report prepared by Brodies LLP on each certificate of title addressed to the Finance Parties.
5.8Evidence that all Security (other than under a Security Document) affecting each Obligor and the interests of each Obligor in each Property has been, or will be, discharged by the Utilisation Date together with any forms (including forms MR04 and Registers of Scotland Application Form with confirmation that the registration dues will be paid by direct debit) to deregister such Security.
5.9Evidence of the Borrowers' compliance with the obligations under Clause 22.15 (Taxes) and that notification of the options referred to in Clause 22.15.3(B) have been received by HM Revenue & Customs.
5.10The following Land Registry Forms duly completed by the Borrowers:
5.10.1AP1 (Application);
5.10.2RX1 (Restriction); and
5.10.3CH2 (Further Advances).

together with an undertaking from the Borrowers' solicitors to register all legal mortgages created over each Property situated in England pursuant to the Security Documents at the Land Registry and to deliver certified copies of the forms submitted to the Land Registry.
5.11Evidence that all consents, permissions and approvals required in respect of the charging of the Properties under the Security Documents have been duly obtained and are in full force and effect.
5.12In respect of each Property located in Scotland, the tenant intimation letters to each tenant under the Occupational Leases of such Property or an acceptable undertaking to the Arranger's legal advisers in Scotland that the same will be issued.
6.SECURITY AND OTHER FINANCE DOCUMENTS
6.1This Agreement.
6.2The Fee Letters.
6.3The Utilisation Request.
6.4A Security Agreement executed by each Obligor and the Security Agent.
6.5A Standard Security (together with all relevant intimation letters) executed by each Obligor that owns a Property in Scotland and the Security Agent.
6.6An Assignation of Rent (together with all relevant intimation letters) executed by each Obligor that owns a Property in Scotland and the Security Agent.
6.7Each Floating Charge.
6.8A Shareholder's Security Agreement executed by each Shareholder and the Security Agent.
6.9A Holdco Security Agreement executed by each Holdco and the Security Agent.
6.10A Subordinated Creditor's Security Agreement executed by each Subordinated Creditor and the Security Agent.
6.11A Subordination Agreement executed by each Subordinated Creditor, each Obligor and the Security Agent.
6.12An Account Charge executed by each of HC Glasgow S.à r.l. and ARC Global II (UK) Holdings S.à r.l..
6.13Each Hedging Agreement executed by the Hedge Counterparty and each Borrower, and each Borrower's and the Hedge Counterparty's MIFID documents signed by each Borrower.
6.14A copy of an extract of the register of members of each Obligor and each Shareholder duly certified by an Authorised Signatory of that Obligor or Shareholder as at the date of each Shareholder's Security Agreement.
6.15    A notice to each bank operating an Account (other than a Lux Account), each Hedge Counterparty and each insurer), substantially in the relevant form set out in the Security Agreement; and
6.15.2an acknowledgment from each bank operating an Account (other than a Lux Account), each insurer and each Hedge Counterparty substantially in the relevant form set out in the Security Agreement.
6.16A notice to each tenant in respect of each Lease Document and each landlord (and in respect of the Property known as "Buildings A, B and C, Central Park, Northampton Road, Manchester, M40 5BP" (with title number GM955420) to the superior landlord in addition to the landlord) in respect of each Headlease, in each case substantially in the relevant form set out in the Security Agreement together with an undertaking from the Borrowers' solicitors to serve such notices.

6.17A Uniform Commercial Code financing statement in relation to the Shareholder’s Security Agreement granted by the Second Shareholder and the Holdco Security Agreement granted by Second Holdco, in each case has been filed with the Secretary of State of Delaware.
6.18    A notice to each bank operating a Lux Account substantially in the relevant form set out in the Account Charge; and
6.18.2confirmation from each bank operating a Lux Account that it will acknowledge the notice to be sent to it, substantially in the relevant form set out in the Account Charge.
6.19The original or certified copy (as the Agent shall require) of any Transaction Document not listed above.
7.MANAGING AGENT
7.1A copy of the Managing Agent Agreement.
7.2The Managing Agent Duty of Care Agreement.
7.3Evidence that the Managing Agent has professional indemnity insurance in an amount acceptable to the Agent.
8.TAX
8.1A copy of the VAT registration certificate for each Obligor other than ARC NRSLDUK001, LLC ARC BKSCOUK001, LLC and ARC BBWYKUK001, LLC.
8.2Evidence that each Borrower other than ARC DFSMCUK001, LLC, ARC NRSLDUK001, LLC, ARC BKSCOUK001, LLC, and ARC BBWYKUK001, LLC, has duly elected to waive exemption in relation to each Property and that HM Revenue & Customs has received that election.
8.3Evidence that each Borrower (other than ARC MCCARUK001, LLC, ARC WKSOTUK001, LLC, ARC NRSLDUK001, LLC, ARC WKMCRUK001, LLC, ARC PFBFDUK001, LLC, ARC CCLTRUK001, LLC, ARC TKMANUK001, LLC, ARC BKSCOUK001, LLC, ARC CABIRUK001, LLC and ARC BBWYKUK001, LLC) has obtained an approval of HM Revenue & Customs for Non-Residents to the payment of rent by tenants without deduction of withholding tax.
9.LEGAL OPINIONS
9.1A legal opinion of Herbert Smith Freehills LLP, legal advisers to the Arranger and the Agent in England, substantially in the form distributed to the Original Lenders prior to signing this Agreement.
9.2A legal opinion of Brodies LLP, legal advisers to the Arranger and the Agent in Scotland, substantially in the form distributed to the Original Lenders prior to signing this Agreement.
9.3A corporate and finance legal opinion of Duane Morris LLP, legal advisers to the Obligors in Delaware, substantially in the form distributed to the Original Lenders prior to signing this Agreement.
9.4A non-consolidation legal opinion of Duane Morris LLP, legal advisers to the Obligors in Delaware, substantially in the form distributed to the Original Lenders prior to signing this Agreement.
9.5An authority to file legal opinion of Duane Morris LLP, legal advisers to the Obligors in Delaware, substantially in the form distributed to the Original Lenders prior to signing this Agreement.
9.6A state bankruptcy remote opinion of Duane Morris LLP, legal advisers to the Obligors in Delaware, substantially in the form distributed to the Original Lenders prior to signing this Agreement.

9.7An enforceability, security creation and perfection opinion of Potter Anderson, legal advisers to the Arranger and the Agent in Delaware, substantially in the form distributed to the Original Lenders prior to signing this Agreement.
9.8A cross border legal opinion of Potter Anderson, legal advisers to the Arranger and the Agent in Delaware, substantially in the form distributed to the Original Lenders prior to signing this Agreement.
9.9A legal opinion of Stibbe, legal advisers to the Arranger and the Agent in Luxembourg, substantially in the form distributed to the Original Lenders prior to signing this Agreement.
10.OTHER DOCUMENTS AND EVIDENCE
10.1Satisfactory documentary evidence of the ultimate ownership and control of the Transaction Obligors sufficient to enable the Agent, the Arranger and each Lender to comply with their obligations and best practice under any applicable money laundering regulations and their "know your customer" requirements, and confirmation that the Agent is otherwise satisfied with the financial, corporate, management and ownership structure of the Transaction.
10.2Evidence that the bank at which each Account is held and the insurer of the Properties each satisfy the relevant Rating Criteria.
10.3Evidence that any process agent referred to in Clause 42.2 (Service of process), or any process agent referred to in any other Finance Document in relation to an Obligor or a Transaction Obligor, has accepted its appointment.
10.4Evidence that all outstanding arrangement fees, legal fees and any other outstanding fees (including the fees of the Valuer) have been paid or will be paid from the proceeds of the Utilisation.
10.5Evidence that any other fees, and the costs and expenses then due from the Borrowers pursuant to Clause 11 (Fees) and Clause 16 (Costs and Expenses) have been paid or will be paid by the Utilisation Date.
10.6A copy of any other Authorisation or other document, opinion or assurance which the Agent considers to be necessary or desirable (if it has notified the Borrowers accordingly) in connection with the entry into and performance of the transactions contemplated by any Finance Document or for the validity and enforceability of any Finance Document.

Part B

CONDITIONS PRECEDENT – ADDITIONAL OBLIGORS

1.An Accession Letter, duly executed by the Additional Obligor and the Obligors' Agent.
2.A Security Agreement, Standard Security and/or Assignation of Rent (as applicable), duly executed by the Additional Obligor.
3.If the Additional Obligor is to be a debtor in respect of any Subordinated Debt:
3.1a Subordination Agreement, duly executed by the Additional Obligor, each other Obligor and each Subordinated Creditor (original); and
3.2a Subordinated Debt Security Agreement, duly executed by each Subordinated Creditor (original).
4.A copy of the constitutional documents of the Additional Obligor.
5.A copy of a resolution of the board of directors of the Additional Obligor:
5.1approving the terms of, and the transactions contemplated by, the Accession Letter and the Finance Documents and resolving that it execute the Accession Letter;
5.2authorising a specified person or persons to execute the Accession Letter on its behalf; and
5.3authorising a specified person or persons, on its behalf, to sign and/or despatch all other documents and notices to be signed and/or despatched by it under or in connection with the Finance Documents.
6.A specimen of the signature of each person authorised by the resolution referred to in paragraph 5 above.
7.A copy of a resolution signed by all the holders of the issued shares of the Additional Obligor, approving the terms of, and the transactions contemplated by, the Finance Documents to which the Additional Obligor is a party.
8.A certificate of the Additional Obligor (signed by an Authorised Signatory) confirming that borrowing or guaranteeing or securing (as appropriate) the Total Commitments would not cause any borrowing, guaranteeing or similar limit binding on it to be exceeded.
9.A certificate of an Authorised Signatory of the Additional Obligor certifying that each copy document listed in this Part B of Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of the Accession Letter.
10.A copy of any other Authorisation or other document, opinion or assurance which the Agent considers to be necessary or desirable in connection with the entry into and performance of the transactions contemplated by the Accession Letter or for the validity and enforceability of any Finance Document.
11.A legal opinion of Herbert Smith Freehills LLP, legal advisers to the Arranger and the Agent in England.
12.Satisfactory documentary evidence of the ultimate ownership and control of the Additional Obligor sufficient to enable the Agent, the Arranger and each Lender to comply with their obligations and best practice under any applicable money laundering regulations and their "know your customer" requirements, and confirmation that the Agent is otherwise satisfied with the financial, corporate, management and ownership structure of the Additional Obligor.
13.If the Additional Obligor is incorporated in a jurisdiction other than England and Wales, a legal opinion of the legal advisers to the Arranger and the Agent in the jurisdiction in which the Additional Obligor is incorporated.

Schedule 1

Schedule 2

AMORTISATION SCHEDULE

Interest Payment Date	Amount
25 July 2021	£3,750,000
25 October 2021	£3,750,000
25 January 2022	£3,750,000
25 April 2022	£3,750,000
25 July 2022	£3,750,000
25 October 2022	£3,750,000
25 January 2023	£3,750,000
25 April 2023	£3,750,000
25 July 2023	£3,750,000

Schedule 14

GNL GUARANTEE
AGREED FORM

………………………….. 20[ ]

GLOBAL NET LEASE, INC.
as Guarantor

-and-

LLOYDS BANK PLC
as the Security Agent

DEED OF GUARANTEE

Herbert Smith Freehills LLP

Clause    Headings                    Page

THIS DEED OF GUARANTEE dated [             ] and made between:
(1)GLOBAL NET LEASE, INC., a Maryland corporation (the "Guarantor"); and
(2)LLOYDS BANK PLC as security trustee for each of the other Secured Parties (the "Security Agent").
WITNESSES as follows:
1.DEFINITIONS, CONSTRUCTION AND THIRD PARTY RIGHTS
1.1Definitions
Terms defined in the Facility Agreement shall, unless otherwise defined in this Guarantee or unless a contrary intention appears, bear the same meanings when used in this Guarantee and the following terms shall have the following meaning:
266"Capped Amount" means £20,000,000.
"Cash Equivalents" means as of any date:
(a)securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than one year from such date;
(b)time deposits and certificates of deposits having maturities of not more than one (1) year from such date and issued by any domestic commercial bank having:
(i)senior long term unsecured debt rated at least A or the equivalent thereof by S&P or A2 or the equivalent thereof by Moody’s; and
(ii)capital and surplus in excess of $100,000,000.00;
(c)commercial paper rated at least A-1 or the equivalent thereof by S&P or P-1 or the equivalent thereof by Moody’s and in either case maturing within one hundred twenty (120) days from such date, and (d) shares of any money market mutual fund rated at least AAA or the equivalent thereof by S&P or at least Aaa or the equivalent thereof by Moody’s.
267"Compliance Certificate" has the meaning given to it in the RCF.
268"Facility Agreement" means the up to £230,000,000 investment facility agreement between, amongst others, ARC Global II (UK) Holdings S.á r.l, ARC HPDFS Holdco, LLC, the entities specified in Part A of Schedule 1 thereto (as borrowers), the entities specified in Part B of Schedule 1 thereto (as original guarantors), Lloyds Bank plc (as arranger, agent and security agent), Lloyds Bank plc and The Prudential Insurance Company of America (as original lenders) dated [●] 2018.
269"Guaranteed Obligations" means all moneys, obligations and liabilities owing or payable or expressed to be owing or payable or which may become payable by any Transaction Obligor under or in connection with the Facility Agreement or any Finance Document, whether express or implied, present, future or contingent, joint or several, incurred as principal or surety, originally owing to a Secured Party or purchased (whether by assignment or otherwise) or acquired in any other way by it, denominated in sterling or any other currency, or incurred on any current or other banking account or in any other manner whatsoever.
270"Guarantee" means this Deed of Guarantee.
271"Indebtedness" has the meaning given to it in the RCF.
272"Lien" has the meaning given to it in the RCF.
273"RCF" means the credit agreement dated 24 July 2017 by and among Global Net Lease Operating Partnership, L.P., KeyBank National Association for itself and as Agent, and the other lenders from time to time party thereto as amended, supplemented, extended or restated from time to time.

274"RCF Borrower" means Global Net Lease Operating Partnership, a Delaware limited partnership.
275"Unrestricted Cash and Cash Equivalents" as of any date of determination, the sum of (a) the aggregate amount of Unrestricted cash and (b) the aggregate amount of Unrestricted Cash Equivalents (valued at fair market value). As used in this definition, “Unrestricted” means the specified asset is readily available for the satisfaction of any and all obligations of such person. For the avoidance of doubt, Unrestricted Cash and Cash Equivalents shall not include any tenant security deposits or other restricted deposits.
1.2Construction and Third Party Rights
1.2.1Clause 1.2 (Construction), Clause 1.5 (Currency symbols and definitions) and Clause 1.6 (Third party rights) of the Facility Agreement are incorporated in this Guarantee as though they were set out in full herein provided that any reference to "this Agreement" were taken to be a reference to this Guarantee and each reference to "the Guarantor", "the Obligors", "a Borrower" or "an Obligor" were taken to be a reference to the Guarantor.
1.2.2Accounting terms not otherwise defined herein have the meanings assigned to them by GAAP applied on a consistent basis by the accounting entity to which they refer.
1.3Effect as a Deed
This Guarantee is intended to take effect as a deed notwithstanding that the Security Agent may have executed it under hand only.
1.4Security Trust Provisions
The Security Agent holds the benefit of this Guarantee on trust for the Secured Parties in accordance with clause 27 (The Agent and the Security Agent) of the Facility Agreement.
2.GUARANTEE AND INDEMNITY
2.1Guarantee
The Guarantor irrevocably and unconditionally:
2.1.1guarantees to each Secured Party punctual performance by each Transaction Obligor of all that Transaction Obligor's obligations under the Finance Documents; and
2.1.2undertakes with each Secured Party that whenever a Transaction Obligor does not pay any amount when due or expressed to be due under or in connection with any Finance Document (an "Outstanding Amount"), it shall within seven Business Days of receipt of a demand from the Security Agent deposit an amount equal to the Outstanding Amount in an Account specified by the Security Agent.
2.2Indemnity
The Guarantor irrevocably and unconditionally agrees with each Secured Party that if any obligation guaranteed by it under this Guarantee is or becomes unenforceable, invalid or illegal it will , as an independent and primary obligation and as principal debtor indemnify that Secured Party within seven Business Days of receipt of a demand from the Security Agent against any cost, loss or liability it incurs as a result of a Transaction Obligor not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it under any Finance Document on the date when it would have been due. The amount payable by the Guarantor under this indemnity will not exceed the amount it would have had to pay under this Guarantee if the amount claimed had been recoverable on the basis of a guarantee.

2.3GNL Ineligibility
The Guarantor irrevocably and unconditionally agrees with each Secured Party that if a GNL Ineligibility Event occurs the Guarantor shall within seven Business Days of the earlier of (i) the Guarantor becoming aware of that GNL Ineligibility Event and (ii) a demand from the Security Agent:
2.3.1procure a payment into the Cash Trap and Cure Account (which shall be funded to the relevant Obligor or Obligors by way of Subordinated Debt); or
2.3.2procure the issuance to the Security Agent of an Acceptable Letter of Credit,
in such amount as is necessary to ensure that following such payment or issuance the Obligors are in compliance with clause 21 (Financial Covenants) of the Facility Agreement (on the assumption that the amount that could be claimed under this Guarantee in respect of the Guaranteed Obligations is zero).
2.4Capped Amount
The total amount recoverable under this Guarantee from the Guarantor shall not exceed the Capped Amount together with a further sum for all interest, commission, fees and other charges and all legal and other costs, charges and expenses which shall have accrued due to the Secured Parties in accordance with the terms of this Guarantee or as a result of the enforcement of this Guarantee.
3.RESTRICTIONS ON INDEBTEDNESS.
GNL will not (and will procure that none of its Subsidiaries will) create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Indebtedness other than as permitted under clause 8.1 (Restriction on Indebtedness) of the RCF.
4.RESTRICTIONS ON LIENS, ETC
The Guarantor will not (and will procure that none of its Subsidiaries will) create or incur or suffer to be created or incurred or to exist any Lien upon any of their respective property or assets of any character whether now owned or hereafter acquired, or upon the income or profits therefrom, provided that notwithstanding anything to the contrary contained herein, the Guarantor and its Subsidiaries may create or incur or suffer to be created or incurred or to exist any Lien permitted by clause 8.2 (Restriction on Liens etc.) of the RCF.
5.FINANCIAL COVENANTS.
5.1The Guarantor will (and will procure that all its Subsidiaries will) comply with its obligations under clause 9 (Financial Covenants) of the RCF.
5.2The Guarantor will ensure that it has at all times Unrestricted Cash and Cash Equivalents or unconditional, committed and enforceable financing facilities on which it can draw in an amount sufficient to meet its actual and contingent liabilities under this Guarantee.
6.FINANCIAL STATEMENTS, CERTIFICATES AND INFORMATION
6.1The Guarantor will procure that:
6.1.1the RCF Borrower complies with its obligations under clauses 7.3 (Records and Accounts) and paragraphs (a) to (e) conclusive of clause 7.4 (Financial statements, certificates and information) (inclusive) of the RCF;
6.1.2it will, at the same time the RCF Borrower delivers any Compliance Certificate in accordance with the RCF, deliver that Compliance Certificate to the Security Agent (but addressed to the Agent and Security Agent); and
6.1.3it will, at the same time the RCF Borrower delivers any other information in accordance with the provisions of the RCF referred to in paragraph 6.1.1 above, deliver a copy of that information to the Security Agent.

6.2The Guarantor will notify the Security Agent of:
6.2.1any amendment or waiver of the RCF relating to any provision of the RCF referred to in Clauses 3 (Restriction on Indebtedness), 4 (Restriction on Liens), 5 (Financial Covenants) or 6 (Financial statements, certificates and information), any defined term of the RCF used for the purpose of any such provision and any other material amendment of the RCF;
6.2.2the occurrence of any Event of Default (as that term is defined in the RCF); and
6.2.3any refinancing of the RCF,
and provide the Security Agent with copies of any relevant documentation and such other information as the Security Agent may reasonably require.
7.CONTINUING GUARANTEE
This Guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Obligor or the Guarantor, regardless of any intermediate payment or discharge in whole or in part or other matter whatsoever.
8.REINSTATEMENT
If any discharge, release or arrangement (whether in respect of the obligations of any Transaction Obligor or the Guarantor or any security for those obligations or otherwise) is made by a Secured Party in whole or in part on the basis of any payment, security or other disposition which is avoided or must be restored in insolvency, liquidation, administration or otherwise, without limitation, then the liability of the Guarantor under this Guarantee will continue or be reinstated as if the discharge, release or arrangement had not occurred.
9.WAIVER OF DEFENCES
9.1The obligations of the Guarantor under this Guarantee will not be affected by (and the intention of the Guarantor is that its obligations shall continue in full force and effect notwithstanding) an act, omission, matter or thing which, but for this Clause 9, would reduce, release or prejudice any of its obligations under this Guarantee (without limitation and whether or not known to it or any Secured Party) including:
9.1.1any time, waiver or consent granted to, or composition with, any Transaction Obligor or other person;
9.1.2the release of any Transaction Obligor or any other person under the terms of any composition or arrangement with any creditor of any Transaction Obligor or any other person;
9.1.3the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;
9.1.4any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of a Transaction Obligor or any other person;
9.1.5any amendment, novation, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of any Finance Document or any other document or security including, without limitation, any change in the purpose of, any extension of or any increase in any facility or the addition of a new facility under any Finance Document or other document or security;
9.1.6any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security;
9.1.7any insolvency or similar proceedings; or

9.1.8any act or omission which would not have discharged or affected the liability of the Guarantor had it been a principal debtor instead of a guarantor or by anything done or omitted which but for this provision might operate to exonerate that Guarantor.
9.2Guarantor Intent
Without prejudice to the generality of Clause 9.1 (Waiver of defences), the Guarantor expressly confirms that it intends that this Guarantee shall extend from time to time to any (however fundamental) variation, increase, extension or addition of or to any of the Finance Documents and/or any facility or amount made available under any of the Finance Documents for the purposes of or in connection with any of the following: acquisitions of any nature; increasing working capital; enabling distributions to be made; carrying out restructurings; refinancing existing facilities; refinancing any other indebtedness; making facilities available to new borrowers; any other variation or extension of the purposes for which any facility or amount might be made available from time to time; and any fees, costs and/or expenses associated with any of the foregoing.
10.IMMEDIATE RECOURSE
The Guarantor waives any right it may have of first requiring any Secured Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from that Guarantor under this Guarantee. This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.
11.APPROPRIATIONS
Until all amounts which may be or become payable by the Transaction Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Secured Party (or any trustee or agent on its behalf) may:
11.1refrain from applying or enforcing any other moneys, security or rights held or received by that Secured Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Guarantor shall be entitled to the benefit of the same; and
11.2hold in an interest-bearing suspense account any moneys received from any Transaction Obligor or on account of any Guarantor's liability under this Guarantee.
12.DEFERRAL OF GUARANTOR'S RIGHTS
12.1Until all amounts which may be or become payable by the Transaction Obligors under or in connection with the Finance Documents have been irrevocably paid in full and unless the Security Agent otherwise directs, no Guarantor will exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents by reason of any amount payable or liability arising under this Guarantee:
12.1.1to be indemnified by a Transaction Obligor;
12.1.2to claim any contribution from any other guarantor of any Transaction Obligor's obligations under the Finance Documents;
12.1.3to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Secured Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Secured Party;
12.1.4to bring legal or other proceedings for an order requiring any Transaction Obligor to make any payment, or perform any obligation, in respect of which that Guarantor has given a guarantee, undertaking or indemnity under Clause 2 (Guarantee and Indemnity);
12.1.5to exercise or claim any right of set off or counterclaim against any Transaction Obligor or any other person liable or claim or prove in competition with the Secured

Parties in the bankruptcy or liquidation of any Transaction Obligor or any other person liable or have the benefit of, or share in, any payment from or composition with, any Transaction Obligor or any other person liable or any other Security now or hereafter held by the Secured Parties for any Guaranteed Obligations or for the obligations or liabilities of any other person liable but so that, if so directed by the Security Agent, it will prove for the whole or any part of its claim in the liquidation or bankruptcy of any Transaction Obligor on terms that the benefit of such proof and of all of the money received by it in respect thereof shall be held on trust for the Secured Parties and applied in or towards discharge of the Guaranteed Obligations in such manner as the Security Agent shall deem appropriate; and/or
12.1.6to demand or accept repayment in whole or in part of any indebtedness now or hereafter due to that Guarantor from any Transaction Obligor or from any other person liable or accept any Security in respect of the same or dispose of the same.
12.2If the Guarantor fails to claim or prove in the liquidation or bankruptcy of any Transaction Obligor promptly upon being directed to do so by the Security Agent as contemplated by Clause 12.1.4
12.2.1the Security Agent may, and is irrevocably authorised on behalf of that Guarantor to, file any claims or proofs in such liquidation or bankruptcy on its behalf; and
12.2.2the trustee in bankruptcy, liquidator, assignee or other person distributing the assets of any Transaction Obligor or their proceeds is directed to pay distributions on the obligations or liabilities of such Transaction Obligor direct to the Security Agent on behalf of the Secured Parties until the Guaranteed Obligations have been irrevocably paid in full.
13.ADDITIONAL SECURITY
This Guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Secured Party.
14.FURTHER ASSURANCE
The Guarantor agrees that it shall promptly, upon the request of the Security Agent, execute and deliver at its own expense any document (executed as a deed or under hand as the Security Agent may direct) and do any act or thing in order to confirm or establish the validity and enforceability of the guarantee and indemnity intended to be created by it under this Guarantee.
15.RETENTION OF THIS GUARANTEE
The Security Agent shall be entitled to retain the original of this Guarantee after as well as before the payment or discharge of all of the Guaranteed Obligations for such period as the Security Agent may determine.
16.REPRESENTATIONS AND WARRANTIES
16.1The Guarantor warrants that it has not taken or received, and undertakes that until all the Guaranteed Obligations or other amounts due under this Guarantee have been paid or discharged in full, it will not take or receive, the benefit of any security or encumbrance of any kind from any Obligor or any other person in respect of its obligations under this Guarantee.
16.2The Guarantor represents and warrants in favour of the Security Agent and each Secured Party that:
16.2.1it is duly formed and validly existing under the laws of its jurisdiction of formation;
16.2.2it has the power to enter into, perform and deliver, and has taken all necessary action to authorise the entry into, performance and delivery of, this Guarantee;
16.2.3this Guarantee constitutes, subject to the Legal Reservations, its legal, binding, valid and enforceable obligations;

16.2.4the entry into and performance by it of, and the transactions contemplated by, this Guarantee do not and will not conflict with:
(A)any law or regulation or judicial or official order applicable to it; or
(B)its constitutional documents; or
(C)any agreement or instrument which is binding upon it or any of its assets or result in the creation of (or a requirement for the creation of) any security or encumbrance of any kind over its assets;
16.2.5its payment obligations under this Guarantee rank at least pari passu with all its other present and future unsecured payment obligations, except for obligations mandatorily preferred by law;
16.2.6no stamp or registration duty or similar Tax or charge is payable in its jurisdiction of incorporation in respect of this Guarantee and it is not necessary that this Guarantee be filed, recorded or enrolled with any court or other authority in any jurisdiction;
16.2.7the execution by it of this Guarantee constitutes, and the exercise by it of its rights and performance of its obligations under this Guarantee will constitute, private and commercial acts performed for private and commercial purposes and it will not be entitled to claim immunity from suit, execution, attachment or other legal process in any proceedings taken in its jurisdiction of incorporation in relation to this Guarantee;
16.2.8it is not necessary under the laws of its jurisdiction of incorporation:
(A)in order to enable any Secured Party to enforce its rights under this Guarantee; or
(B)by reason of the execution of this Guarantee or the performance by it of its obligations under this Guarantee, that any Secured Party should be licensed, qualified or otherwise entitled to carry on business in its jurisdiction of incorporation and no Secured Party is or will be deemed to be resident, domiciled or carrying on business in its jurisdiction of incorporation by reason only of execution, performance and/or enforcement of this Guarantee;
16.2.9without prejudice to the generality of Clause 16.2.3, its:
(A)irrevocable submission under this Guarantee to the jurisdiction of the courts of England;
(B)agreement that this Guarantee is governed by English law; and
(C)agreement not to claim any immunity to which it or its assets may be entitled, are legal, valid and binding under the laws of its jurisdiction of incorporation and any judgment obtained in England will be recognised and be enforceable by the courts of its jurisdiction of incorporation; and
16.2.10the most recent set of statements required to be delivered pursuant to Clause 6 above have been prepared in accordance with GAAP, except as otherwise expressly noted therein, and fairly present the consolidated financial condition of the Guarantor and its Subsidiaries, taken as a whole, as of the last quarter for which they were prepared and the consolidated results of the operations of the Guarantor and its Subsidiaries, taken as a whole, for such periods. As of the date hereof or, if later, the date the most recent set of statements required to be delivered pursuant to Clause 6 above, there are no liabilities, contingent or otherwise, of the Guarantor or any of its Subsidiaries involving material amounts not disclosed in the financial statements referred to in Clause 6 above and the related notes thereto.

16.3The representations and warranties set out in this Clause 16 are made on the date of this Guarantee and each date the Repeating Representations are deemed to be repeated in accordance with the Facility Agreement.
17.AMOUNTS PAYABLE
17.1Interest
The Guarantor hereby agrees to pay to the Security Agent, in respect of any amount demanded from it in accordance with this Guarantee (to the extent that interest on such amount is not otherwise being paid pursuant to any agreement between that Guarantor and the relevant Secured Party), interest from first demand by the Security Agent of any Transaction Obligor:
17.1.1at the rate of interest payable or deemed to be payable by such Transaction Obligor in respect of the amount demanded as calculated and compounded in accordance with any agreement between the relevant Secured Party and such Transaction Obligor with respect to such amount; or
17.1.2failing such agreement, at the rate per annum which is two per cent. (2%) per annum above the interest cost to the relevant Secured Party (as conclusively determined by that Secured Party) of funding the amount demanded, such interest being calculated daily on the basis of a 365 day year and compounded at monthly rests.
17.2Such interest shall accrue due on a daily basis from the demand by the Security Agent until actual payment by the relevant Guarantor (both before and after any further demand or judgment or the liquidation of the relevant Guarantor or any Transaction Obligor).
17.3No Deduction
All payments to be made by the Guarantor under this Guarantee shall be made without any set-off, counterclaim or equity and (subject to the following sentence) free from, clear of and without deduction for any taxes, duties, levies, imposts or charges whatsoever, present or future. If the Guarantor is compelled by the law of any applicable jurisdiction (or by an order of any regulatory authority in such jurisdiction) to withhold or deduct any sums in respect of taxes, duties, levies, imposts or charges from any amount payable to the Security Agent (or any other Secured Party) under this Guarantee or, if any such withholding or deduction is made in respect of any recovery under this Guarantee, that Guarantor shall pay such additional amount so as to ensure that the net amount received by the Security Agent (or such other Secured Party) shall equal the full amount due to it under the provisions of this Guarantee (had no such withholding or deduction been made).
17.4Currency of Payment
The obligation of the Guarantor under this Guarantee to make payments in any currency shall not be discharged or satisfied by any tender, or recovery pursuant to any judgment or otherwise, expressed in or converted into any other currency, except to the extent that tender or recovery results in the effective receipt by the Security Agent (or any other Secured Party) of the full amount of the currency expressed to be payable under this Guarantee.
17.5Currency Indemnity
17.5.1If any sum due from the Guarantor under this Guarantee (a "Sum"), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the "First Currency") in which that Sum is payable into another currency (the "Second Currency") for the purpose of:
(A)making or filing a claim or proof against that Guarantor;
(B)obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings; or
(C)applying the Sum in satisfaction of any of the Guaranteed Obligations,

that Guarantor shall, as an independent obligation, within three Business Days of demand, indemnify the relevant Secured Party against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that Secured Party at the time of its receipt of that Sum.
17.5.2The Guarantor waives any right it may have in any jurisdiction to pay any amount under this Guarantee in a currency unit other than that in which it is payable.
17.6The Guarantors shall on demand reimburse the Security Agent for all costs and expenses (including legal fees) incurred by it (or any other Secured Party) (on a full indemnity basis) together with any applicable VAT in connection with the negotiation, preparation, printing and execution of this Guarantee, the completion of the transactions contemplated by this Guarantee and the exercise, preservation and/or enforcement or attempted enforcement of any rights under or in connection with this Guarantee.
17.7The Guarantors covenant to pay to each Secured Party immediately on demand a sum equal to any liability which that Secured Party incurs in respect of stamp duty, registration fees and other taxes which is or becomes payable in connection with the entry into, performance or enforcement of this Guarantee (including any interest, penalties, liabilities, costs and expenses resulting from any failure to pay or delay in paying any such duty, fee or tax).
17.8If contrary to this Guarantee the Guarantor takes or receives the benefit of any security or receives or recovers any money or other property, such security, money or other property shall be held on trust for the Security Agent and the Secured Parties and shall be delivered to the Security Agent on demand and if such asset or property is no longer capable of delivery the Guarantor shall pay to the Security Agent an amount equal to the value of such asset or property.
18.TERMINATION BY THE GUARANTOR
18.1Subject to Clause 18.2 below and Clause 22.3 (Delivery), the Guarantor may at any time give the Security Agent notice in writing to determine this Guarantee in so far as it relates to the Guaranteed Obligations with effect from a date (the "Termination Date") specified in such notice, being a date falling not less than 10 Business Days after such notice shall actually have been received by the Security Agent. Notwithstanding any such notice, the liability of the Guarantor under this Guarantee shall continue in full force and effect in relation to:
18.1.1all Guaranteed Obligations which shall have become due at the Termination Date; and
18.1.2all Guaranteed Obligations which may become due, owing or incurred by the Obligors to the Security Agent or any Finance Party pursuant to any transaction, dealing, commitment or other engagement entered into or effected either:
(A)prior to the Termination Date; or
(B)on or after the Termination Date pursuant to any commitment, express or implied, assumed or undertaken by the Security Agent or any Finance Party to any Obligor prior to the Termination Date.
18.2The Guarantor shall have no right to terminate this Guarantee pursuant to Clause 18.1 above unless:
18.2.1an Event of Default is continuing (as defined in the RCF); and
18.2.2prior to giving notice in accordance with Clause 18.1 above, the Guarantor has procured that either:
(A)additional cash collateral is provided to secure the Guaranteed Obligations in a blocked account in London over which the Finance Parties are granted Transaction Security; or
(B)an Acceptable Letter of Credit is issued in favour of the Security Agent,

(C)in each case in an amount not less than the Capped Amount less any amount claimed by the Security Agent under this Guarantee which has been paid.
19.SET-OFF
The Security Agent and each other Secured Party may (but is not obliged to) set off any matured obligation in respect of Guaranteed Obligations which is due from the Guarantor against any matured obligation owed by the Security Agent or such other Secured Party to that Guarantor (regardless of the place of payment, booking, branch or currency of either obligation) and apply any credit balance to which that Guarantor is entitled on any account with the Security Agent or such other Secured Party in such order as it shall deem appropriate. The Security Agent or such other Secured Party may, at the cost of the Guarantor, convert either obligation at a market rate of exchange in its usual course of business for the purpose of such set-off.
20.MISCELLANEOUS
20.1If this Guarantee ceases to be continuing for any reason whatsoever the Security Agent and each Secured Party may nevertheless continue any account of the Obligors or open one or more new accounts and the liability of the Guarantor under this Guarantee shall not in any manner be reduced or affected by any subsequent transactions or receipts or payments into or out of any such account.
20.2The Guarantor agrees to be bound by this Guarantee notwithstanding that any other person intended to execute or to be bound by this Guarantee may not do so or may not be effectually bound and notwithstanding that this Guarantee may be determined or be or become invalid or unenforceable against any other person, whether or not the deficiency is known to the Security Agent or any Secured Party.
20.3No failure to exercise, nor delay in exercising, on the part of the Security Agent or any other Secured Party any right or remedy under this Guarantee shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise, or the exercise of any other right or remedy. No waiver by the Security Agent or any Secured Party shall be effective unless it is in writing. The rights and remedies of the Security Agent and each Secured Party are cumulative and not exclusive of any rights or remedies provided by law.
20.4This Guarantee is binding on the successors in title and assigns of the Guarantor.
20.5This Guarantee shall not be determined or affected by the death of the Guarantor or any one or more of the persons constituting the Guarantor.
20.6If, at any time, any provision of this Guarantee is or becomes illegal, invalid or unenforceable in any respect under the law of any relevant jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Guarantee, nor the legality, validity or enforceability of that provision under the law of any other jurisdiction, shall be affected or impaired in any way.
20.7No Guarantor may assign any of its rights or transfer any of its rights or obligations under this Guarantee. The Security Agent may assign and transfer all or any part of its rights and obligations under this Guarantee to a replacement Security Agent appointed pursuant to the Facility Agreement. Such replacement Security Agent will, from the date of such assignment or transfer, be the agent of and trustee for each other Secured Party under this Guarantee instead of the previous Security Agent.
20.8A Secured Party may disclose to:
20.8.1any of its professional advisers;
20.8.2any person to (or through) whom the Secured Party assigns or transfers (or may potentially assign or transfer) all or any of its rights and obligations under this Guarantee;
20.8.3a receiver, prospective receiver or administrator of the Guarantor;

20.8.4any person (together with professional advisers) who may have an interest in the benefits arising under this Guarantee and/or the Facility Agreement;
20.8.5any person to whom, and to the extent that, information is required to be disclosed by any applicable law or regulation;
20.8.6any person which is a rating agency;
20.8.7any person which is a governmental, banking, taxation or other regulatory authority or a stock exchange, listing authority or similar body; or
20.8.8any person in connection with any securitisation,
any information about the Guarantor this Guarantee as that Secured Party shall consider appropriate if, in relation to Clause 19.8.2 above, the person to whom the information is to be given has entered into a confidentiality undertaking.
21.CALCULATIONS AND CERTIFICATES
21.1In any litigation or arbitration proceedings arising out of or in connection with this Guarantee, the entries made in the accounts maintained by the Security Agent in connection with this Guarantee are prima facie evidence of the matters to which they relate.
21.2Any certification or determination by the Security Agent of a rate or amount under this Guarantee is, in the absence of manifest error, conclusive evidence of the matters to which it relates.
21.3Any interest accruing under this Guarantee will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 365 days.
22.NOTICES
22.1Communications in writing
Any communication to be made under or in connection with this Guarantee shall be made in writing and, unless otherwise stated, may be given in person, by post or fax.
22.2Addresses
The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each party to this Guarantee for any communication or document to be made or delivered under or in connection with this Guarantee is that identified with its name below, or any substitute address, fax number or department or officer as the Security Agent or the Guarantor may notify to the other party by not less than five Business Days' notice.
22.3Delivery
22.3.1Any communication or document made or delivered by one person to another under or in connection with this Guarantee will only be effective:
(A)if by way of fax, when received in legible form; or
(B)if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address, and, if a particular department or officer is specified as part of its address details provided under Clause 22.2 (Addresses), if addressed to that department or officer.
22.3.2Any communication or document to be made or delivered to the Security Agent will be effective only when actually received by the Security Agent and then only if it is expressly marked for the attention of the department or officer identified with the Security Agent's signature below (or any substitute department or officer as the Security Agent shall specify for this purpose).

22.4Electronic communication
22.4.1Any communication to be made between any two parties under or in connection with this Guarantee may be made by electronic mail or other electronic means (including by way of posting to a secure website) if those two parties:
(A)notify each other in writing of their electronic mail address and/or any other information required to enable the transmission of information by that means; and
(B)notify each other of any change to their address or any other such information supplied by them by not less than five Business Days' notice.
22.4.2Any such electronic communication as specified in Clause 22.4.1 above to be made between the Guarantor and the Security Agent may only be made in that way to the extent that those two parties agree that, unless and until notified to the contrary, this is to be an accepted form of communication.
22.4.3Any such electronic communication as specified in Clause 22.4.1 above made between any two parties will be effective only when actually received (or made available) in readable form and in the case of any electronic communication made by a party the Security Agent only if it is addressed in such a manner as the Security Agent shall specify for this purpose.
22.4.4Any electronic communication which becomes effective, in accordance with Clause 22.4.1 above, after 5.00pm in the place in which the party to whom the relevant communication is sent or made available has its address for the purpose of this Agreement shall be deemed only to become effective on the following day.
22.4.5Any reference in this Guarantee to a communication being sent or received shall be construed to include that communication being made available in accordance with this Clause 22.4.
22.5English language
22.5.1Any notice given under or in connection with this Guarantee must be in English.
22.5.2All other documents provided under or in connection with this Guarantee must be:
(A)in English; or
(B)if not in English, and if so required by the Security Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.
23.COUNTERPARTS
This Guarantee may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Guarantee.
24.LAW
This Guarantee and any dispute or claim arising out of or in connection with it or its subject matter, existence, negotiation, validity, termination or enforceability (including any non-contractual disputes or claims) shall be governed by and construed in accordance with English law.
25.ENFORCEMENT
25.1Jurisdiction of English courts
25.1.1The courts of England have exclusive jurisdiction to settle any dispute or claim arising out of or in connection with this Guarantee or its subject matter, existence, negotiation, validity, termination or enforceability (including any non-contractual dispute or claim) (a "Dispute").

25.1.2Subject to Clause 25.1.3 below, the parties to this Guarantee agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly the Guarantor will not:
(A)argue to the contrary; or
(B)initiate or pursue any proceedings relating to a Dispute in any jurisdiction other than England.
25.1.3This Clause 25.1 is for the benefit of each of the Secured Parties only. As a result, a Secured Party shall not be prevented from initiating or pursuing proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, a Secured Party may initiate or pursue:
(A)proceedings in any other court; and
(B)concurrent proceedings in any number of jurisdictions,
irrespective of whether proceedings have already been initiated by any party in England. The Guarantor irrevocably waives any right that it may have to claim that the action has been brought in an inconvenient forum.
25.2Service of Process
Without prejudice to any other mode of service allowed under any relevant law, the Guarantor:
25.2.1irrevocably appoints T&H Secretarial Services Limited (a company registered in England and Wales with company number 03526638) as its agent for service of process in relation to any proceedings before the English courts in connection with any Dispute; and
25.2.2agrees that failure by a process agent to notify the Guarantor of the process will not invalidate the proceedings concerned.
IN WITNESS whereof this Guarantee has been executed and delivered as a deed on the date first above written.

THE GUARANTOR
GLOBAL NET LEASE, INC.1

[    ]
[ ]

Notice details for the Guarantor for Clause 22

Address:     c/o Global Net Lease
50 Liverpool Street
EC2M 7PY
Attention:    Jacqui Shimmin
With a copy to:
Address:    James Tanaka & Michael Anderson
3rd Floor
405 Park Avenue
New York
NY 10022

THE SECURITY AGENT
SIGNED by                )
[ ]                    )
for and on behalf of [ ]             )

Notice details for the Security Agent for Clause 22
Address:

Address: [        ]

1 Guarantor execution blocks to be confirmed at the time.

Schedule 15

REFERENCE RATE
"Banking Day" means a day (other than a Saturday or Sunday) on which banks are open for general business in London and Scotland.
"Central Bank Rate" means the Bank of England's Bank Rate as published by the Bank of England from time to time.
"Central Bank Rate Adjustment" means, in relation to the Central Bank Rate prevailing at close of business on any Banking Day, the 20 per cent trimmed arithmetic mean (calculated by the Agent, or by any other Finance Party which agrees to do so in place of the Agent) of the Central Bank Rate Spreads for the five most immediately preceding Banking Days for which the Screen Rate was available.
"Central Bank Rate Spread" means, in relation to any Banking Day, the difference (expressed as a percentage rate per annum) calculated by the Agent (or by any other Finance Party which agrees to do so in place of the Agent) of:
(a)the Screen Rate for that Banking Day; and
(b)the Central Bank Rate prevailing at close of business on that Banking Day.
"Compounded Rate" means the percentage rate per annum calculated by the Agent (or by any other Finance Party which agrees to determine that rate in place of the Agent) by reference to the Daily Rate on the Banking Days in the relevant Observation Period in the manner set out below (without rounding, to the extent reasonably practicable for the Finance Party performing the calculation, taking into account the capabilities of any software used for that purpose):

where:
    =    the number of Banking Days in the Interest Period.
    =    the number of calendar days in the Interest Period.
    =    the number of calendar days for which applies (being the number of calendar days from and including such day up to but excluding the following Banking Day).
    =    365 (being the market convention for sterling).
    =     is a series of whole numbers from one to , each representing the relevant Banking Day in chronological order from, and including, the first Banking Day in the relevant Interest Period.
=         the Daily Rate for the Banking Day which is the Lag Time prior to the relevant Banking Day “”.
"Daily Rate" means:
(a)the Screen Rate for that Banking Day; or
(b)if the Screen Rate for that Banking Day is not available, the percentage rate per annum which is the sum of:

(i)the Central Bank Rate prevailing at close of business on the relevant Banking Day; and
(ii)the applicable Central Bank Rate Adjustment.
"Lag Time" means five (5) Banking Days.
"Observation Period" means, in relation to any Interest Period, the period from and including the date falling the Lag Time prior to the first Banking Day in the Interest Period and ending on and including the date falling the Lag Time prior to the last Banking Day in the Interest Period.
"Reference Rate" means, in relation to the Loan, the Compounded Rate in respect of the Interest Period of the Loan.
"Relevant Market" means the sterling wholesale market.
"Screen Rate" means the sterling overnight index average (SONIA) rate administered and published by the Bank of England (or any other person which takes over administration of that rate) displayed (before any correction, recalculation or republication by the administrator) on page SONIA of the Thomson Reuters screen (or any other replacement Thomson Reuters page which displays that rate).

SIGNATURES

[Deliberately left blank]

SIGNATORIES TO THE SUPPLEMENTAL AGREEMENT

THE BORROWERS
ARC MCCARUK001, LLC

By:        /s/ Michael Anderson
        (Authorised signatory)
Address:     c/o Global Net Lease
50 Liverpool Street
EC2M 7PY
Attention:        Jacqui Shimmin
With a copy to:
Address:    James Tanaka & Michael Anderson
3rd Floor
405 Park Avenue
New York
NY 10022
Email:         jshimmin@globalnetlease.com
        JTanaka@ar-global.com

ARC WKBPLUK001, LLC

By:        /s/ Michael Anderson
        (Authorised signatory)
Address:     c/o Global Net Lease
50 Liverpool Street
EC2M 7PY
Attention:        Jacqui Shimmin
With a copy to:
Address:    James Tanaka & Michael Anderson
3rd Floor
405 Park Avenue
New York
NY 10022
Email:         jshimmin@globalnetlease.com
        JTanaka@ar-global.com

ARC EEMTRUK001, LLC

By:        /s/ Michael Anderson
        (Authorised signatory)
Address:     c/o Global Net Lease
50 Liverpool Street
EC2M 7PY
Attention:        Jacqui Shimmin
With a copy to:
Address:    James Tanaka & Michael Anderson
3rd Floor
405 Park Avenue
New York
NY 10022
Email:         jshimmin@globalnetlease.com
        JTanaka@ar-global.com

ARC TWSWDUK001, LLC

By:        /s/ Michael Anderson
Address:     c/o Global Net Lease
50 Liverpool Street
EC2M 7PY
Attention:        Jacqui Shimmin
With a copy to:
Address:    James Tanaka & Michael Anderson
3rd Floor
405 Park Avenue
New York
NY 10022
Email:         jshimmin@globalnetlease.com
        JTanaka@ar-global.com

ARC WKSOTUK001, LLC

By:        /s/ Michael Anderson
        (Authorised signatory)
Address:     c/o Global Net Lease
50 Liverpool Street
EC2M 7PY
Attention:        Jacqui Shimmin
With a copy to:
Address:    James Tanaka & Michael Anderson
3rd Floor
405 Park Avenue
New York
NY 10022
Email:         jshimmin@globalnetlease.com
        JTanaka@ar-global.com

ARC NRSLDUK001, LLC

By:        /s/ Michael Anderson
        (Authorised signatory)
Address:     c/o Global Net Lease
50 Liverpool Street
EC2M 7PY
Attention:        Jacqui Shimmin
With a copy to:
Address:    James Tanaka & Michael Anderson
3rd Floor
405 Park Avenue
New York
NY 10022
Email:         jshimmin@globalnetlease.com
        JTanaka@ar-global.com

ARC WKMCRUK001, LLC

By:        /s/ Michael Anderson
Address:     c/o Global Net Lease
50 Liverpool Street
EC2M 7PY
Attention:        Jacqui Shimmin
With a copy to:
Address:    James Tanaka & Michael Anderson
3rd Floor
405 Park Avenue
New York
NY 10022
Email:         jshimmin@globalnetlease.com
        JTanaka@ar-global.com

ARC PFBFDUK001, LLC

By:        /s/ Michael Anderson
        (Authorised signatory)
Address:     c/o Global Net Lease
50 Liverpool Street
EC2M 7PY
Attention:        Jacqui Shimmin
With a copy to:
Address:    James Tanaka & Michael Anderson
3rd Floor
405 Park Avenue
New York
NY 10022
Email:         jshimmin@globalnetlease.com
        JTanaka@ar-global.com

ARC CCLTRUK001, LLC

By:        /s/ Michael Anderson
        (Authorised signatory)
Address:     c/o Global Net Lease
50 Liverpool Street
EC2M 7PY
Attention:        Jacqui Shimmin
With a copy to:
Address:    James Tanaka & Michael Anderson
3rd Floor
405 Park Avenue
New York
NY 10022
Email:         jshimmin@globalnetlease.com
        JTanaka@ar-global.com

ARC ALSFDUK001, LLC

By:        /s/ Michael Anderson
        (Authorised signatory)
Address:     c/o Global Net Lease
50 Liverpool Street
EC2M 7PY
Attention:        Jacqui Shimmin
With a copy to:
Address:    James Tanaka & Michael Anderson
3rd Floor
405 Park Avenue
New York
NY 10022
Email:         jshimmin@globalnetlease.com
        JTanaka@ar-global.com

ARC HPNEWUK001, LLC

By:        /s/ Michael Anderson
        (Authorised signatory)
Address:     c/o Global Net Lease
50 Liverpool Street
EC2M 7PY
Attention:        Jacqui Shimmin
With a copy to:
Address:    James Tanaka & Michael Anderson
3rd Floor
405 Park Avenue
New York
NY 10022
Email:         jshimmin@globalnetlease.com
        JTanaka@ar-global.com

ARC DFSMCUK001, LLC

By:        /s/ Michael Anderson
        (Authorised signatory)
Address:     c/o Global Net Lease
50 Liverpool Street
EC2M 7PY
Attention:        Jacqui Shimmin
With a copy to:
Address:    James Tanaka & Michael Anderson
3rd Floor
405 Park Avenue
New York
NY 10022
Email:         jshimmin@globalnetlease.com
        JTanaka@ar-global.com

ARC TKMANUK001, LLC

By:        /s/ Michael Anderson
        (Authorised signatory)
Address:     c/o Global Net Lease
50 Liverpool Street
EC2M 7PY
Attention:        Jacqui Shimmin
With a copy to:
Address:    James Tanaka & Michael Anderson
3rd Floor
405 Park Avenue
New York
NY 10022
Email:         jshimmin@globalnetlease.com
        JTanaka@ar-global.com

ARC AMWORUK001, LLC

By:        /s/ Michael Anderson
        (Authorised signatory)
Address:     c/o Global Net Lease
50 Liverpool Street
EC2M 7PY
Attention:        Jacqui Shimmin
With a copy to:
Address:    James Tanaka & Michael Anderson
3rd Floor
405 Park Avenue
New York
NY 10022
Email:         jshimmin@globalnetlease.com
        JTanaka@ar-global.com

ARC FUMANUK001, LLC

By:        /s/ Michael Anderson
        (Authorised signatory)
Address:     c/o Global Net Lease
50 Liverpool Street
EC2M 7PY
Attention:        Jacqui Shimmin
With a copy to:
Address:    James Tanaka & Michael Anderson
3rd Floor
405 Park Avenue
New York
NY 10022
Email:         jshimmin@globalnetlease.com
        JTanaka@ar-global.com

ARC MEROXUK001, LLC

By:        /s/ Michael Anderson
        (Authorised signatory)
Address:     c/o Global Net Lease
50 Liverpool Street
EC2M 7PY
Attention:        Jacqui Shimmin
With a copy to:
Address:    James Tanaka & Michael Anderson
3rd Floor
405 Park Avenue
New York
NY 10022
Email:         jshimmin@globalnetlease.com
        JTanaka@ar-global.com

ARC BKSCOUK001, LLC

By:    /s/ Michael Anderson
        (Authorised signatory)
Address:     c/o Global Net Lease
50 Liverpool Street
EC2M 7PY
Attention:        Jacqui Shimmin
With a copy to:
Address:    James Tanaka & Michael Anderson
3rd Floor
405 Park Avenue
New York
NY 10022
Email:         jshimmin@globalnetlease.com
        JTanaka@ar-global.com

ARC CABIRUK001, LLC

By:        /s/ Michael Anderson
        (Authorised signatory)
Address:     c/o Global Net Lease
50 Liverpool Street
EC2M 7PY
Attention:        Jacqui Shimmin
With a copy to:
Address:    James Tanaka & Michael Anderson
3rd Floor
405 Park Avenue
New York
NY 10022
Email:         jshimmin@globalnetlease.com
        JTanaka@ar-global.com

ARC IAREDUK001, LLC

By:        /s/ Michael Anderson
        (Authorised signatory)
Address:     c/o Global Net Lease
50 Liverpool Street
EC2M 7PY
Attention:        Jacqui Shimmin
With a copy to:
Address:    James Tanaka & Michael Anderson
3rd Floor
405 Park Avenue
New York
NY 10022
Email:         jshimmin@globalnetlease.com
        JTanaka@ar-global.com

ARC BBWYKUK001, LLC

By:        /s/ Michael Anderson
        (Authorised signatory)
Address:     c/o Global Net Lease
50 Liverpool Street
EC2M 7PY
Attention:        Jacqui Shimmin
With a copy to:
Address:    James Tanaka & Michael Anderson
3rd Floor
405 Park Avenue
New York
NY 10022
Email:         jshimmin@globalnetlease.com
        JTanaka@ar-global.com

ARC SLKRFCP001, LLC

By:        /s/ Michael Anderson
        (Authorised signatory)
Address:     c/o Global Net Lease
50 Liverpool Street
EC2M 7PY
Attention:        Jacqui Shimmin
With a copy to:
Address:    James Tanaka & Michael Anderson
3rd Floor
405 Park Avenue
New York
NY 10022
Email:         jshimmin@globalnetlease.com
        JTanaka@ar-global.com

ARC Global II Foster Wheeler S.à r.l.

By:        /s/ James Nelson /s/ Razvan Ifrim     _
        (Authorised signatory)
Address:     c/o Global Net Lease
50 Liverpool Street
EC2M 7PY
Attention:        Jacqui Shimmin
With a copy to:
Address:    James Tanaka & Michael Anderson
3rd Floor
405 Park Avenue
New York
NY 10022
Email:         jshimmin@globalnetlease.com
        JTanaka@ar-global.com

HC Glasgow S.à r.l.
By:            /s/ James Nelson /s/ Razvan Ifrim

Address:     c/o Global Net Lease
50 Liverpool Street
EC2M 7PY
Attention:        Jacqui Shimmin
With a copy to:
Address:    James Tanaka & Michael Anderson
3rd Floor
405 Park Avenue
New York
NY 10022
Email:         jshimmin@globalnetlease.com

ARC Global II NCR S.à r.l.

By:        /s/ James Nelson /s/ Razvan Ifrim
        (Authorised signatory)
Address:     c/o Global Net Lease
50 Liverpool Street
EC2M 7PY
Attention:        Jacqui Shimmin
With a copy to:
Address:    James Tanaka & Michael Anderson
3rd Floor
405 Park Avenue
New York
NY 10022
Email:         jshimmin@globalnetlease.com
        JTanaka@ar-global.com

THE GUARANTORS

ARC MCCARUK001, LLC

By:    /s/ Michael Anderson
        (Authorised signatory)
Address:     c/o Global Net Lease
50 Liverpool Street
EC2M 7PY
Attention:        Jacqui Shimmin
With a copy to:
Address:    James Tanaka & Michael Anderson
3rd Floor
405 Park Avenue
New York
NY 10022
Email:         jshimmin@globalnetlease.com
        JTanaka@ar-global.com

ARC WKBPLUK001, LLC

By:    /s/ Michael Anderson
        (Authorised signatory)
Address:     c/o Global Net Lease
50 Liverpool Street
EC2M 7PY
Attention:        Jacqui Shimmin
With a copy to:
Address:    James Tanaka & Michael Anderson
3rd Floor
405 Park Avenue
New York
NY 10022
Email:         jshimmin@globalnetlease.com
        JTanaka@ar-global.com

ARC EEMTRUK001, LLC

By:    /s/ Michael Anderson    _
        (Authorised signatory)
Address:     c/o Global Net Lease
50 Liverpool Street
EC2M 7PY
Attention:        Jacqui Shimmin
With a copy to:
Address:    James Tanaka & Michael Anderson
3rd Floor
405 Park Avenue
New York
NY 10022
Email:         jshimmin@globalnetlease.com
        JTanaka@ar-global.com

ARC TWSWDUK001, LLC

By:    /s/ Michael Anderson
        (Authorised signatory)
Address:     c/o Global Net Lease
50 Liverpool Street
EC2M 7PY
Attention:        Jacqui Shimmin
With a copy to:
Address:    James Tanaka & Michael Anderson
3rd Floor
405 Park Avenue
New York
NY 10022
Email:         jshimmin@globalnetlease.com
        JTanaka@ar-global.com

ARC WKSOTUK001, LLC

By:    /s/ Michael Anderson
        (Authorised signatory)
Address:     c/o Global Net Lease
50 Liverpool Street
EC2M 7PY
Attention:        Jacqui Shimmin
With a copy to:
Address:    James Tanaka & Michael Anderson
3rd Floor
405 Park Avenue
New York
NY 10022
Email:         jshimmin@globalnetlease.com
        JTanaka@ar-global.com

ARC NRSLDUK001, LLC

By:        /s/ Michael Anderson
        (Authorised signatory)
Address:     c/o Global Net Lease
50 Liverpool Street
EC2M 7PY
Attention:        Jacqui Shimmin
With a copy to:
Address:    James Tanaka & Michael Anderson
3rd Floor
405 Park Avenue
New York
NY 10022
Email:         jshimmin@globalnetlease.com
        JTanaka@ar-global.com

ARC WKMCRUK001, LLC

By:        /s/ Michael Anderson
        (Authorised signatory)
Address:     c/o Global Net Lease
50 Liverpool Street
EC2M 7PY
Attention:        Jacqui Shimmin
With a copy to:
Address:    James Tanaka & Michael Anderson
3rd Floor
405 Park Avenue
New York
NY 10022
Email:         jshimmin@globalnetlease.com
        JTanaka@ar-global.com

ARC PFBFDUK001, LLC

By:    /s/ Michael Anderson
        (Authorised signatory)
Address:     c/o Global Net Lease
50 Liverpool Street
EC2M 7PY
Attention:        Jacqui Shimmin
With a copy to:
Address:    James Tanaka & Michael Anderson
3rd Floor
405 Park Avenue
New York
NY 10022
Email:         jshimmin@globalnetlease.com
        JTanaka@ar-global.com

ARC CCLTRUK001, LLC

By:    /s/ Michael Anderson
        (Authorised signatory)
Address:     c/o Global Net Lease
50 Liverpool Street
EC2M 7PY
Attention:        Jacqui Shimmin
With a copy to:
Address:    James Tanaka & Michael Anderson
3rd Floor
405 Park Avenue
New York
NY 10022
Email:         jshimmin@globalnetlease.com
        JTanaka@ar-global.com

ARC ALSFDUK001, LLC

By:        /s/ Michael Anderson
        (Authorised signatory)
Address:     c/o Global Net Lease
50 Liverpool Street
EC2M 7PY
Attention:        Jacqui Shimmin
With a copy to:
Address:    James Tanaka & Michael Anderson
3rd Floor
405 Park Avenue
New York
NY 10022
Email:         jshimmin@globalnetlease.com
        JTanaka@ar-global.com

ARC HPNEWUK001, LLC

By:    /s/ Michael Anderson
        (Authorised signatory)
Address:     c/o Global Net Lease
50 Liverpool Street
EC2M 7PY
Attention:        Jacqui Shimmin
With a copy to:
Address:    James Tanaka & Michael Anderson
3rd Floor
405 Park Avenue
New York
NY 10022
Email:         jshimmin@globalnetlease.com
        JTanaka@ar-global.com

ARC DFSMCUK001, LLC

By:    /s/ Michael Anderson
        (Authorised signatory)
Address:     c/o Global Net Lease
50 Liverpool Street
EC2M 7PY
Attention:        Jacqui Shimmin
With a copy to:
Address:    James Tanaka & Michael Anderson
3rd Floor
405 Park Avenue
New York
NY 10022
Email:         jshimmin@globalnetlease.com
        JTanaka@ar-global.com

ARC TKMANUK001, LLC

By:    /s/ Michael Anderson
        (Authorised signatory)
Address:     c/o Global Net Lease
50 Liverpool Street
EC2M 7PY
Attention:        Jacqui Shimmin
With a copy to:
Address:    James Tanaka & Michael Anderson
3rd Floor
405 Park Avenue
New York
NY 10022
Email:         jshimmin@globalnetlease.com
        JTanaka@ar-global.com

ARC AMWORUK001, LLC

By:        /s/ Michael Anderson_
        (Authorised signatory)
Address:     c/o Global Net Lease
50 Liverpool Street
EC2M 7PY
Attention:        Jacqui Shimmin
With a copy to:
Address:    James Tanaka & Michael Anderson
3rd Floor
405 Park Avenue
New York
NY 10022
Email:         jshimmin@globalnetlease.com
        JTanaka@ar-global.com

ARC FUMANUK001, LLC

By:        /s/ Michael Anderson
        (Authorised signatory)
Address:     c/o Global Net Lease
50 Liverpool Street
EC2M 7PY
Attention:        Jacqui Shimmin
With a copy to:
Address:    James Tanaka & Michael Anderson
3rd Floor
405 Park Avenue
New York
NY 10022
Email:         jshimmin@globalnetlease.com
        JTanaka@ar-global.com

ARC MEROXUK001, LLC

By:        /s/ Michael Anderson
        (Authorised signatory)
Address:     c/o Global Net Lease
50 Liverpool Street
EC2M 7PY
Attention:        Jacqui Shimmin
With a copy to:
Address:    James Tanaka & Michael Anderson
3rd Floor
405 Park Avenue
New York
NY 10022
Email:         jshimmin@globalnetlease.com
        JTanaka@ar-global.com

ARC BKSCOUK001, LLC

By:        /s/ Michael Anderson
        (Authorised signatory)
Address:     c/o Global Net Lease
50 Liverpool Street
EC2M 7PY
Attention:        Jacqui Shimmin
With a copy to:
Address:    James Tanaka & Michael Anderson
3rd Floor
405 Park Avenue
New York
NY 10022
Email:         jshimmin@globalnetlease.com
        JTanaka@ar-global.com

ARC CABIRUK001, LLC

By:    /s/ Michael Anderson
        (Authorised signatory)
Address:     c/o Global Net Lease
50 Liverpool Street
EC2M 7PY
Attention:        Jacqui Shimmin
With a copy to:
Address:    James Tanaka & Michael Anderson
3rd Floor
405 Park Avenue
New York
NY 10022
Email:         jshimmin@globalnetlease.com
        JTanaka@ar-global.com

ARC IAREDUK001, LLC

By:        /s/ Michael Anderson
        (Authorised signatory)
Address:     c/o Global Net Lease
50 Liverpool Street
EC2M 7PY
Attention:        Jacqui Shimmin
With a copy to:
Address:    James Tanaka & Michael Anderson
3rd Floor
405 Park Avenue
New York
NY 10022
Email:         jshimmin@globalnetlease.com
        JTanaka@ar-global.com

ARC BBWYKUK001, LLC

By:        /s/ Michael Anderson
        (Authorised signatory)
Address:     c/o Global Net Lease
50 Liverpool Street
EC2M 7PY
Attention:        Jacqui Shimmin
With a copy to:
Address:    James Tanaka & Michael Anderson
3rd Floor
405 Park Avenue
New York
NY 10022
Email:         jshimmin@globalnetlease.com
        JTanaka@ar-global.com

ARC SLKRFCP001, LLC

By:    /s/ Michael Anderson
        (Authorised signatory)
Address:     c/o Global Net Lease
50 Liverpool Street
EC2M 7PY
Attention:        Jacqui Shimmin
With a copy to:
Address:    James Tanaka & Michael Anderson
3rd Floor
405 Park Avenue
New York
NY 10022
Email:         jshimmin@globalnetlease.com
        JTanaka@ar-global.com

ARC HPDFS Holdco, LLC

By:    /s/ Michael Anderson
        (Authorised signatory)
Address:     c/o Global Net Lease
50 Liverpool Street
EC2M 7PY
Attention:        Jacqui Shimmin
With a copy to:
Address:    James Tanaka & Michael Anderson
3rd Floor
405 Park Avenue
New York
NY 10022
Email:         jshimmin@globalnetlease.com
        JTanaka@ar-global.com

ARC Global II Foster Wheeler S.à r.l.

By:        /s/ James Nelson /s/ Razvan Ifrim
        (Authorised signatory)
Address:     c/o Global Net Lease
50 Liverpool Street
EC2M 7PY
Attention:        Jacqui Shimmin
With a copy to:
Address:    James Tanaka & Michael Anderson
3rd Floor
405 Park Avenue
New York
NY 10022
Email:         jshimmin@globalnetlease.com
        JTanaka@ar-global.com

HC Glasgow S.à r.l.

By:        /s/ James Nelson /s/ Razvan Ifrim
        (Authorised signatory)
Address:     c/o Global Net Lease
50 Liverpool Street
EC2M 7PY
Attention:        Jacqui Shimmin
With a copy to:
Address:    James Tanaka & Michael Anderson
3rd Floor
405 Park Avenue
New York
NY 10022
Email:         jshimmin@globalnetlease.com
        JTanaka@ar-global.com

ARC Global II NCR S.à r.l.

By:        /s/ James Nelson /s/ Razvan Ifrim
        (Authorised signatory)
Address:     c/o Global Net Lease
50 Liverpool Street
EC2M 7PY
Attention:        Jacqui Shimmin
With a copy to:
Address:    James Tanaka & Michael Anderson
3rd Floor
405 Park Avenue
New York
NY 10022
Email:         jshimmin@globalnetlease.com
        JTanaka@ar-global.com

ARC Global II (UK) Holdings S.à r.l.

By:        /s/ James Nelson /s/ Razvan Ifrim
        (Authorised signatory)
Address:     c/o Global Net Lease
50 Liverpool Street
EC2M 7PY
Attention:        Jacqui Shimmin
With a copy to:
Address:    James Tanaka & Michael Anderson
3rd Floor
405 Park Avenue
New York
NY 10022
Email:         jshimmin@globalnetlease.com
        JTanaka@ar-global.com

FIRST HOLDCO

ARC Global II (Midco) S.à r.l.

By:        /s/ James Nelson /s/ Razvan Ifrim
        (Authorised signatory)
Address:     c/o Global Net Lease
50 Liverpool Street
EC2M 7PY
Attention:        Jacqui Shimmin
With a copy to:
Address:    James Tanaka & Michael Anderson
3rd Floor
405 Park Avenue
New York
NY 10022
Email:         jshimmin@globalnetlease.com
        JTanaka@ar-global.com

SECOND HOLDCO

ARC Global Holdco, LLC

By:        /s/ Michael Anderson
        (Authorised signatory)
Address:     c/o Global Net Lease
50 Liverpool Street
EC2M 7PY
Attention:        Jacqui Shimmin
With a copy to:
Address:    James Tanaka & Michael Anderson
3rd Floor
405 Park Avenue
New York
NY 10022
Email:         jshimmin@globalnetlease.com
        JTanaka@ar-global.com

FIRST SHAREHOLDER

ARC Global II (UK) Holdings S.à r.l.

By:        /s/ James Nelson /s/ Razvan Ifrim
        (Authorised signatory)
Address:     c/o Global Net Lease
50 Liverpool Street
EC2M 7PY
Attention:        Jacqui Shimmin
With a copy to:
Address:    James Tanaka & Michael Anderson
3rd Floor
405 Park Avenue
New York
NY 10022
Email:         jshimmin@globalnetlease.com
        JTanaka@ar-global.com

SECOND SHAREHOLDER

ARC HPDFS Holdco, LLC

By:        /s/ Michael Anderson
        (Authorised signatory)
Address:     c/o Global Net Lease
50 Liverpool Street
EC2M 7PY
Attention:        Jacqui Shimmin
With a copy to:
Address:    James Tanaka & Michael Anderson
3rd Floor
405 Park Avenue
New York
NY 10022
Email:         jshimmin@globalnetlease.com
        JTanaka@ar-global.com

THE ULTIMATE OWNER

Global Net Lease, Inc.

By:        /s/ Michael Anderson
        (Authorised signatory)
Address:     c/o Global Net Lease
50 Liverpool Street
EC2M 7PY
Attention:    Jacqui Shimmin
With a copy to:
Address:    James Tanaka & Michael Anderson
3rd Floor
405 Park Avenue
New York
NY 10022

THE ARRANGER
LLOYDS BANK PLC
By: /s/ Chris O'Neill

Address:     Lloyds Bank
1st Floor
10 Gresham Street
London EC2V 2HN
Attention:     Ben Herson, Commercial Real Estate
Email:         Ben.Herson@lloydsbanking.com

THE AGENT
LLOYDS BANK PLC
By: /s/ Jennifer Espiner

Address:    Lloyds Bank
4th Floor
Citymark
150 Fountainbridge
Edinburgh EH3 9PE
Attention:    John Togher, Associate Director, Agency - Specialist Lending Services
Email:         John.Togher@lloydsbanking.com

THE SECURITY AGENT
LLOYDS BANK PLC
By: /s/ Jennifer Espiner

Address:    Lloyds Bank
4th Floor
Citymark
150 Fountainbridge
Edinburgh EH3 9PE
Attention:    John Togher, Associate Director, Agency - Specialist Lending Services
Email:         John.Togher@lloydsbanking.com

THE ORIGINAL HEDGE COUNTERPARTY
LLOYDS BANK CORPORATE MARKETS PLC
By: /s/ Chris O'Neill

Address:     Lloyds Bank
1st Floor
10 Gresham Street
London EC2V 2HN
Attention:     Ben Herson, Commercial Real Estate
Email:         Ben.Herson@lloydsbanking.com

THE ORIGINAL LENDERS

LLOYDS BANK PLC
By: /s/ Chris O'Neill

Address:     Lloyds Bank
1st Floor
10 Gresham Street
London EC2V 2HN
Attention:     Ben Herson, Commercial Real Estate
Email:         Ben.Herson@lloydsbanking.com

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA
By: /s/ Jean St. John

Address:    Prudential Asset Resources, Inc., 2100 Ross Avenue, Suite 2500, Dallas TX 75201, USA
Attention:    Asset Management Department/Legal Department
E-mail:    servicing@pgim.com